As filed with the Securities and Exchange Commission on March 18 , 2025

File No. 024-12289

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-A

(Post-Qualification Amendment No. 18 )

REGULATION A OFFERING CIRCULAR

UNDER THE SECURITIES ACT OF 1933

MASTERWORKS VAULT 3, LLC

(Exact name of issuer as specified in its charter)

Delaware

(State of other jurisdiction of incorporation or organization)

1 World Trade Center, 57th Floor

New York, New York 10007

Phone: (203) 518-5172

(Address, including zip code, and telephone number,

including area code of issuer’s principal executive office)

Joshua B. Goldstein

General Counsel and Secretary

Masterworks Vault 3, LLC

1 World Trade Center, 57th Floor

New York, New York 10007

Phone: (203) 518-5172

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

7380	93-1920406
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

EXPLANATORY NOTE

This is a post qualification amendment to an offering statement on Form 1-A originally filed by Masterworks Vault 3, LLC (the “Company”) on June 27, 2023 and originally qualified by the U.S. Securities and Exchange Commission on July 28, 2023. The purpose of this post-qualification amendment is to add to the offering circular contained within the offering statement the offering of additional series of the Company and update certain other information in the offering circular.

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this preliminary offering circular is subject to completion or amendment. To the extent not already qualified under Regulation A, these securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Securities and Exchange Commission is qualified. This preliminary offering circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a final offering circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the final offering circular or the offering statement in which such final offering circular was filed may be obtained.

MASTERWORKS VAULT 3, LLC

Preliminary Offering Circular

March 18, 2025

Subject to Completion

Offering of Series Class A ordinary shares

Representing Series Class A Limited Liability Company Interests

Masterworks Vault 3, LLC, which we refer to as “we,” “us,” “our,” “Masterworks Vault 3” or the “Company,” is a newly organized Delaware protected series limited liability company that has been formed to facilitate investment in individual works of art (“Artworks”) that will be beneficially owned by individual series of the Company. Each individual series will indirectly hold title to the specific Artwork that it acquires through a segregated portfolio of a Cayman Islands segregated portfolio company, Masterworks Cayman, SPC. We are offering Class A shares representing Class A limited liability company interests of each of the series of the Company in the “Series Offering Table” beginning on page iv of this Offering Circular. There is no minimum number of Class A shares or dollar amount that needs to be sold of a series as a condition of any closing of the offering of a series. If any of the Class A shares offered by a series remain unsold as of the final closing of the offering of such series, such unsold Class A shares of such series shall be issued to Masterworks, in full satisfaction of its advance and the Expense Allocation as described in this Offering Circular. Subscriptions, once received, are irrevocable by investors.

We believe that the Class A shares of a series represent an effective means for investors to gain economic exposure to the Artwork held by that series and an investment in multiple series can provide exposure to the broader Post-War and Contemporary collecting categories of the art market. The Class A shares of a series represent an investment solely in a particular series and, thus, indirectly in the Artwork owned by that series. Artwork will be held for an indefinite period and may be sold at any time following the final closing of the offering of such series. For details on the capital structure that will exist following a series offering, see the section entitled “Summary – Organizational and Capital Structure” of this Offering Circular.

Our series offerings are conducted as a continuous offering pursuant to Rule 251(d)(3) of Regulation A, meaning that while the offering of a particular series is continuous, active sales of series Class A shares may happen sporadically over the term of the offering.

There will be a separate closing, or closings, with respect to each series offering. An initial closing and each subsequent closing of a series offering will take place on the date subscriptions for the maximum number of series Class A shares have been accepted or an earlier date or dates determined by us in our sole discretion. The offering period for any series will not exceed 24 months from the qualification date of the offering statement that includes such series. We reserve the right to terminate a series offering for any reason at any time prior to the initial closing of such series offering. No securities are being offered by existing security-holders.

Each series offering is being conducted pursuant to Regulation A of Section 3(6) of the Securities Act of 1933, as amended (the “Securities Act”), for Tier 2 offerings.

Our affiliate Masterworks, LLC owns an online investment platform located at https://www.masterworks.com/ (the “Masterworks Platform”) that allows investors to acquire ownership of an interest in special purpose companies such as the Company that invest in distinct Artworks or a collection of Artworks. Once an investor establishes a user profile on the Masterworks Platform, they can browse and screen potential artwork investments, view details of an investment and sign contractual documents online.

There is currently no public trading market for the Class A shares of any series, there is currently no secondary trading of Class A shares of any series on an alternative trading system, and an active market for the Class A shares may not develop or be sustained. We do not intend to list the Class A shares of any series for trading on a national securities exchange, but shares of other Masterworks issuers are currently listed for trading on an alternative trading system operated by North Capital Private Securities Corporation, an SEC-registered broker-dealer (“NCPS”), referred to as the “ATS,” and we intend to facilitate secondary sales of Class A shares of each series on the ATS commencing on or after the three-month anniversary of the date the series offering is fully subscribed, which may provide a liquidity option for U.S. investors and investors in certain non U.S. jurisdictions. No assurance can be given that the ATS will provide an effective means of selling your Class A shares of a series or that the price at which any Class A shares of a series are sold through the ATS is reflective of the fair value of the Class A shares of that series or the Artwork of that series.

No sales of Class A shares of any series will be made prior to the qualification of the Offering Statement by the SEC or the qualification by the SEC of any post-qualification amendment to the Offering Statement which contains a description of such series. All Class A shares will be offered in all jurisdictions at the same price that is set forth in this offering circular.

Series	Number of Class A Shares	Price to Public	Underwriter Discounts and Commissions(1)	Proceeds, Before Expenses, to Issuer(2)
Series 484
Per Class A share	1	$20.00	$0.00	$20.00
Total Minimum	N/A	N/A	N/A	N/A
Total Maximum	59,150	$1,183,000	$0.00	$1,183,000

(1)	The Company has not engaged underwriters in connection with any series offering. The Company intends to distribute the series offerings through the Masterworks Platform. See the section entitled “Plan of Distribution” of this offering circular for additional information.

(2)	This amount does not include estimated offering expenses, all of which will be paid by Masterworks rather than from the net proceeds of the series offerings.

The Class A shares of each series are to be offered primarily through the Masterworks Platform. Neither Masterworks, LLC nor any other affiliated entity involved in the offer and sale of the Class A shares of a series is currently a member firm of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and no person associated with us will be deemed to be a broker solely by reason of his or her participation in the sale of the Class A shares of a series.

To invest in any series offering you must represent to us that the aggregate purchase price you pay for your investment is not more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov. We retain complete discretion to determine that subscribers are “qualified purchasers” (as defined in Regulation A under the Securities Act) in reliance on the information and representations provided to us regarding their financial situation.

An investment in the Class A shares of a series is subject to certain risks and should be made only by persons or entities able to bear the risk of and to withstand the total loss of their investment. Prospective investors should carefully consider and review the information under the heading “Risk Factors” beginning on page 13.

The SEC does not pass upon the merits of or give its approval to any securities offered or the terms of any offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”); however, the SEC has not made an independent determination that the securities offered are exempt from registration.

Periodically, we will provide an amendment or supplement to the offering circular that may add, update or change information contained in this offering circular. Any statement that we make in this offering circular will be modified or superseded by any inconsistent statement made by us in a subsequent amendment or supplement to the offering circular. The offering statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this offering circular. You should read this offering circular and the related exhibits filed with the SEC and any amendment or supplement to the offering circular, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC. See the section entitled “Where You Can Find More Information” below for more details.

Our principal office is located at 1 World Trade Center, 57th Floor, New York, New York 10007 and our phone number is (203) 518-5172. Our corporate website address is located at www.masterworks.com. Information contained on, or accessible through, the website is not a part of, and is not incorporated by reference into, this offering circular.

This offering circular is following the offering circular format described in Part II (a)(1)(i) of Form 1-A.

The date of this offering circular is ______, 2025.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this offering circular prepared by us or to which we have referred you. We do not take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This offering circular is an offer to sell only the Class A shares of each series offered hereby but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this offering circular is current only as of its date, regardless of the time of delivery of this offering circular or any sale of Class A shares of a series.

For investors outside the United States: We have not done anything that would permit each series offering or possession or distribution of this offering circular in any jurisdiction where action for that purpose is required, other than the United States. You are required to inform yourselves about and to observe any restrictions relating to each series offering and the distribution of this offering circular.

i

THIRD PARTY DATA

Certain data included in this offering circular is derived from information provided by third-parties that we believe to be reliable. The discussions contained in this offering circular relating to the Artwork, the artist, the art market and the art industry are taken from third-party sources that the Company believes to be reliable and reasonable, and that the factual information is fair and accurate. Certain data is also based on our good faith estimates which are derived from management’s knowledge of the industry and independent sources. Industry publications, surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but there can be no assurance as to the accuracy or completeness of included information. We have not independently verified such third-party information, nor have we ascertained the underlying economic assumptions relied upon therein. The statistical data relating to the art market is difficult to obtain, may be incomplete, out-of-date, or inconsistent and you should not place undue reliance on any statistical or general information related to the art market included in this offering circular. The art market data used in this offering circular involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such data. While we are not aware of any material misstatements regarding any market, industry or similar data presented herein, such data was derived from third party sources and reliance on such data involves risks and uncertainties.

TRADEMARKS AND COPYRIGHTS

We own or have applied for rights to trademarks or trade names that we use in connection with the operation of our business, including our corporate names, logos and website names. In addition, we own or have the rights to copyrights, trade secrets and other proprietary rights that protect our business. We do not own the copyright to the Artwork, as such term is defined below, acquired by a series. This offering circular may also contain trademarks, service marks and trade names of other companies, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this offering circular is not intended to, and should not be read to, imply a relationship with or endorsement or sponsorship of us. Solely for convenience, some of the copyrights, trade names and trademarks referred to in this offering circular are listed without their ©, ® and ™ symbols, but we will assert, to the fullest extent under applicable law, our rights to our copyrights, trade names and trademarks. All other trademarks are the property of their respective owners.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This offering circular contains certain forward-looking statements that are subject to various risks and uncertainties. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “plan,” “intend,” “expect,” “outlook,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” or other similar words or expressions. Forward-looking statements are based on certain assumptions, discuss future expectations, describe future plans and strategies, or state other forward-looking information. Our ability to predict future events, actions, plans or strategies is inherently uncertain. Although we believe that the expectations reflected in our forward-looking statements are based on reasonable assumptions, actual outcomes could differ materially from those set forth or anticipated in our forward-looking statements. Factors that could cause our forward-looking statements to differ from actual outcomes include, but are not limited to, those described under the heading “Risk Factors.” Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our views as of the date of this offering circular. Furthermore, except as required by law, we are under no duty to, and do not intend to, update any of our forward-looking statements after the date of this offering circular, whether as a result of new information, future events or otherwise.

ii

STATE LAW EXEMPTION AND PURCHASE RESTRICTIONS

The Class A shares of each series are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). As Tier 2 offerings pursuant to Regulation A under the Securities Act, the series offerings are exempt from state law “Blue Sky” review, subject to meeting certain state filing requirements and complying with certain anti-fraud provisions, to the extent that the Class A shares of each series offered hereby are offered and sold only to “qualified purchasers”. “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in any of the interests of the Company (in connection with any series offered under Regulation A) does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). Accordingly, we reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

To determine whether a potential investor is an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the investor must be a natural person who:

1.	has a net worth, or joint net worth with the person’s spouse or spousal equivalent, that exceeds $1,000,000 at the time of the purchase, excluding the value of the primary residence of such person; or

2.	had earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse or spousal equivalent exceeding $300,000 for those years and has a reasonable expectation of reaching the same income level in the current year; or

3.	is holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the SEC has designated as qualifying an individual for accredited investor status; or

4.	is a “family client,” as defined by the Investment Advisers Act of 1940, of a family office meeting the requirements in Rule 501(a) of Regulation D and whose prospective investment in the issuer is directed by such family office pursuant to Rule 501(a) of Regulation D.

For purposes of determining whether a potential investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles.

USE OF CERTAIN TERMS AND DEFINITIONS

In this offering circular, certain capitalized terms are used in the context of a particular series or offering and the same capitalized terms may be used in another context to refer generically to all series or offerings conducted by the Company. Accordingly, it is important to consider the context in which such capitalized terms are used. Unless the context indicates otherwise, the following terms have the following meaning:

●	“Artwork” or “Artworks” refers to any painting, sculpture or other artistic object owned by a series or generically to all such artistic objects owned by the Company.

●	“Board of Managers” refers to the board of managers of the Company.

●	“Class A share” or “Class A shares” refers to a Class A ordinary share or Class A ordinary shares collectively, representing membership interests of one or all series in the Company.

●	“Class B share” or “Class B shares” refers to a Class B ordinary share or Class B ordinary shares collectively, representing profits interests in one or all series of the Company.

●	“Class C share” refers to a Class C ordinary share, representing a special class of membership interests of one or all series in the Company, which have no economic rights or obligations and have no voting rights, but solely represents so-called “kick-out” rights, which means that the holder of a Class C share has the right to reconstitute, remove and or replace the Board of Managers of the Company pursuant to the Company’s operating agreement.

●	“Company” refers to Masterworks Vault 3, LLC, a Delaware series limited liability company.

●	“Masterworks” refers to Masterworks, LLC, and or its wholly owned subsidiaries, but does not include Masterworks Vault 3, LLC or Masterworks Advisers, LLC (“Masterworks Advisers”).

●	“Masterworks Cayman” refers to a Cayman Islands segregated portfolio company that will hold title to the Artwork acquired by each series in a segregated portfolio.

●	“Masterworks Platform” refers to the first online art investment platform located at https://www.masterworks.com/. The Masterworks Platform gives eligible investors the ability to:

○	Browse art investment offerings of each series in the Company;
○	Transact entirely online, including review and execution of legal documentation, funds transfer and ownership recordation;
○	Execute trades in shares issued by Masterworks issuers via the ATS; and
○	Manage and track investments easily through an online portfolio management tool.

●	“offering” or “offerings” refers to the offering of Class A shares of one or more series of the Company.

●	“series” refers to the series of the Company, individually and collectively.

●	“Shares” refers generically to the Class A shares and Class B shares of a series or all series collectively, of the Company.

●	“SPC Ordinary share” or “SPC Ordinary shares” refers to an ordinary share or ordinary shares collectively, representing ordinary equity interests in each segregated portfolio of Masterworks Cayman, which are issued by each segregated portfolio to each series upon acquisition of the Artwork.

●	“SPC Preferred share” or “SPC Preferred shares” refers to a preferred share or preferred shares collectively, representing preferred equity interests in each segregated portfolio of Masterworks Cayman, which are issued by each segregated portfolio to Masterworks in respect of management and administration services.

●	“SPC shares” refers generically to SPC Ordinary shares and SPC Preferred shares, collectively.

●	“we,” “our,” “ours,” or “us,” refer to Masterworks Vault 3, LLC, a Delaware series limited liability company, all series of the Company and the segregated portfolios of Masterworks Cayman that will hold title to the Artwork of each series, individually or collectively, as the context requires.

Dollar amounts throughout this offering circular have been rounded to the nearest whole dollar and information such as auction sale prices, that were originally denominated in a currency other than the U.S. dollar have been converted into U.S. dollars at the prevailing exchange rate on the applicable date of such sale transaction per publicly available data.

iii

SERIES OFFERING TABLE

The table below shows key information related to the offering of each series that is either “Not Yet Open” or “Open”. When an offering has the status “Not Yet Open” the offering circular that describes the offering has not yet been qualified by the SEC. When an offering has the status “Open”, the offering circular that describes the offering has been qualified by the SEC and Class A shares in respect of such offering are available for investment. For information about prior offerings that are either closed or are fully subscribed, please also refer to “Description of the Business – Masterworks Experience Securitizing Artwork”. The offering price per Class A share of each series will be $20.00.

Series Name	Artist	Artwork	Offering Size	Class A shares	Opening Date		Status
Series 325	George Condo	xExcxsxtxaxtxixcx xFxixgxuxrxexsx	$3,441,000	172,050	7/28/23		Open
Series 327	Carmen Herrera	Uxnxtxixtxlxexd	$750,000	37,500	7/28/23		Closed
Series 330	Stanley Whitney	xWxixlxdx xBxlxuxex	$777,000	38,850	7/28/23		Closed
Series 332	Dana Schutz	xGxoxdx x4x	$1,471,000	73,550	7/28/23		Closed
Series 334	Park Seo-Bo	xExcxrxixtxuxrxex xNxox.x x2x-x8x0x-x8x1x	$1,010,000	50,500	8/17/23		Open
Series 337	Yayoi Kusama	xPxuxmxpxkxixn	$1,138,000	56,900	7/28/23		Closed
Series 349	Yayoi Kusama	xIxnxfxixnxixtxyx-xDxoxtxsx x(xHxTxIx)x	$3,867,000	193,350	8/17/23		Closed
Series 352	Sam Gilliam	Uxnxtxixtxlxexd	$1,227,000	61,350	5/10/2024		Open
Series 355	Helen Frankenthaler	Dxexgxaxs axt 4x5	$1,951,000	97,550	6/4/2024		Open
Series 358	George Condo	xFxoxcxuxsxixnxgx xoxnx xSxpxaxcxex	$1,279,000	63,950	6/4/2024		Open
Series 369	Cecily Brown	Wxhxaxtx xYxoxux xNxexexd	$1,499,000	74,950	7/23/2024		Open
Series 371	Park Seo-Bo	xÉxcxrxixtxuxrxex xNxox.x x2x-x7x5x	$999,000	49,950	8/17/23		Open
Series 384	Martin Wong	xTxhxex xMxoxsxtx xBxexaxuxtxixfxuxlx xPxaxixnxtxixnxgx xixnx xtxhxex xWxoxrxlxdx	$794,000	39,700	9/21/23		Closed
Series 388	Hernan Bas	xWxixtxhx xSxtxuxpxixdx	$999,000	49,950	9/29/23		Open
Series 390	Laura Owens	xUxnxtxixtxlxexdx	$1,027,000	51,350	9/29/23		Closed
Series 398	Bridget Riley	xCxlxoxsxex xBxyx	$2,886,000	144,300	9/29/23		Closed
Series 400	Gerhard Richter	xxAxbxsxtxrxaxkxtxexsx xBxixlxdx x [x8x1x9x-x2x]x	$2,681,000	134,050	2/5/2024		Closed
Series 413	Adrian Ghenie	xSxexlxfx-xPxoxrxtxrxaxixtx xaxsx xCxhxaxrxlxexsx xDxaxrxwxixnx	$445,000	22,250	2/5/2024		Closed
Series 414	Mark Bradford	xVxaxlxuxex x8x7x	$1,540,000	77,000	2/5/2024		Open
Series 431	Lynne Mapp Drexler	xFxlxoxwxexrxexdx xPxrxoxfxuxsxixoxnx	$299,000	14,950	3/18/24		Closed
Series 432	Yayoi Kusama	xIxnxfxixnxixtxyx-xNxextxsx x(xExNxNxOx)x	$1,681,000	84,050	3/18/24		Closed
Series 436	Yayoi Kusama	Jxaxpxaxnxexsxe Rxaxdxixsxhxexs	$399,000	19,950	3/27/24		Closed
Series 447	Yayoi Kusama	Lxexmxoxn Sxqxuxaxsxh	$261,000	13,050	9/13/24		Open
Series 462	Lynne Mapp Drexler	xSxuxnxsxextx xSxexax	$450,000	22,500	1/8/25		Open
Series 464	Banksy	xTxhxixsx xIxsx xNxoxtx xAx xPxhxoxtxox xOxpxpxoxrxtxuxnxixtxyx	$2,276,000	113,800	1/24/25		Open
Series 466	Simone Leigh	xUxnxtxixtxlxexdx	$555,000	27,750	1/8/25		Open
Series 471	Banksy	xSxuxbxjxexcxtx xTxox xAxvxaxixlxaxbxixlxixtxyx	$1,343,000	67,150	2/25/2025		Open
Series 474	Yayoi Kusama	xPxuxmxpxkxixn	$444,000	22,200	3/12/25		Open
Series 484	Cecily Brown	Txhxixnxgxsx Cxoxuxlxdx Bxex Dxixfxfxexrxexnxtx,x Bxuxtx Txhxexyx'xrxex Nxoxtx	$1,183,000	59,150	[*/*/25]	(1)	Not Yet Open

(1)	We expect that the approximate date of commencement of proposed sale to the public is promptly following qualification by the SEC of the Offering Statement which contains a description of this series, including information relating to the artist and artwork held by the series.

iv

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Offering Circular is part of the Offering Statement on Form 1-A (File No. 024-12289) that was filed with the Securities and Exchange Commission. We hereby incorporate by reference into this Offering Circular all of the information contained in the following filings by Masterworks Vault 3, LLC with the Securities and Exchange Commission, to the extent not otherwise modified or replaced by a subsequent filing:

1.	The sections bulleted below of Post-Qualification Amendment No. 1.

	●	Masterworks Vault 3, LLC and its Series Financial Statements for the Period June 14, 2023 (inception) through June 30, 2023

2.	The sections bulleted below of Post-Qualification Amendment No. 4.

	●	Summary

	●	Use of Proceeds to Issuer

	●	Description of Business

3.	The sections bulleted below of the Company’s Semiannual Report on Form 1-SA for the fiscal semiannual period ended June 30, 2023.

	●	Combined Consolidated Financial Statements for the fiscal semiannual period ended June 30, 2023

	●	Management’s Discussion and Analysis of Financial Condition and Results of Operations

4.	The sections bulleted below of Post-Qualification Amendment No. 7.

	●	Summary

	●	Use of Proceeds to Issuer

	●	Description of Business

5.	The sections bulleted below of Post-Qualification Amendment No. 8.

	●	Summary

	●	Use of Proceeds to Issuer

	●	Description of Business

6.	The sections bulleted below of Post-Qualification Amendment No. 9.

	●	Summary

	●	Use of Proceeds to Issuer

	●	Description of Business

7.	The sections bulleted below of the Company’s Annual Report on Form 1-K for the fiscal year ended December 31, 2023.

	●	Consolidated Financial Statements for the Fiscal Year ended December 31, 2023

	●	Management’s Discussion and Analysis of Financial Condition and Results of Operations

8.	The sections bulleted below of Post-Qualification Amendment No. 10.

	●	Summary

	●	Use of Proceeds to Issuer

	●	Description of Business

9.	The sections bulleted below of Post-Qualification Amendment No. 11.

	●	Summary

	●	Use of Proceeds to Issuer

	●	Description of Business

10.	The sections bulleted below of Post-Qualification Amendment No. 12.

	●	Summary

	●	Use of Proceeds to Issuer

	●	Description of Business

11.	The sections bulleted below of Post-Qualification Amendment No. 13.

	●	Summary

	●	Use of Proceeds to Issuer

	●	Description of Business

12.	The sections bulleted below of the Company’s Semiannual Report on Form 1-SA for the fiscal semiannual period ended June 30, 2024.

	●	Consolidated Financial Statements for the fiscal semiannual period ended June 30, 2024

	●	Management’s Discussion and Analysis of Financial Condition and Results of Operations

13.	The sections bulleted below of Post-Qualification Amendment No. 14.

	●	Summary

	●	Use of Proceeds to Issuer

	●	Description of Business

14.	The sections bulleted below of Post-Qualification Amendment No. 15.

	●	Summary

	●	Use of Proceeds to Issuer

	●	Description of Business

15.	The sections bulleted below of Post-Qualification Amendment No. 16.

	●	Summary

	●	Use of Proceeds to Issuer

	●	Description of Business

16.	The sections bulleted below of Post-Qualification Amendment No. 17.

	●	Summary

	●	Use of Proceeds to Issuer

	●	Description of Business

To the extent any financial statements are incorporated by reference, we will provide an electronic copy of such financial statements to any holder of securities, including any beneficial owner, upon written or oral request to support@masterworks.com or (203) 518-5172 at no cost. Additionally, such financial statements can be found at masterworks.com/about/disclosure.

1

SUMMARY

This summary highlights selected information contained elsewhere in this offering circular. This summary does not contain all of the information you should consider before investing in the Class A shares of a series. You should read this entire offering circular carefully, especially the risks of investing in the Class A shares of a series discussed under “Risk Factors,” before making an investment decision.

Overview

We were formed as a Delaware series limited liability company on June 14, 2023, to facilitate investment in one or multiple distinct Artworks. Masterworks will act as our agent to source Artworks and will manage all maintenance and entity-level administrative services relating to the Artwork of each series and the Company. We will not conduct any business activities except for activities relating to an investment in, maintenance, promotion and the eventual sale of the Artworks. Our strategy will be to hold Artworks for capital appreciation. We may display and promote the Artworks to enhance their value and broaden their exposure to the art-viewing public.

Masterworks seeks to acquire Artwork for each series of the Company at public auction or in a privately negotiated transaction from a gallery, private collector, private sales division of an auction house or through an art advisor acting as agent on behalf of a private collector. No closing of any series offering will occur prior to the acquisition by such series of the relevant Artwork.

We do not expect to generate any material amount of revenues or cash flow from the Artwork held by any series unless and until the Artwork of such series is sold and no profits will be realized by investors unless they are able to sell their Class A shares of the series or the Artwork of the series is sold. We will be totally reliant on Masterworks for administrative and asset management services and the payment of all ordinary and routine operating costs, including those relating to each series, our Company as a whole and the Artwork of each series.

Our Series LLC Structure

Each Artwork that we acquire will be owned by a separate series of the Company. Each series will indirectly hold title to the specific Artwork that it acquires through a segregated portfolio of Masterworks Cayman, SPC, or “Masterworks Cayman”, a Cayman Islands segregated portfolio company. We expect that each series will be regarded as a separate partnership for U.S. federal income tax purposes.

As a Delaware series limited liability company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series of the Company are segregated and enforceable only against the assets of such series under Delaware law. Similarly, as a Cayman Islands segregated portfolio company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing of a particular segregated portfolio of Masterworks Cayman are segregated and enforceable only against the assets of such segregated portfolio under Cayman Islands law. This means that a creditor of the Company or Masterworks Cayman would only be entitled to recover against assets attributed and credited to the specific series of the Company or segregated portfolio of Masterworks Cayman, as applicable, to which the obligation is attributed.

The Class A shares represent an investment solely in a particular series and, thus, indirectly in the Artwork beneficially owned by that series. The Class A shares do not represent a general investment in our Company or in Masterworks. We do not anticipate that any series of the Company or any segregated portfolio of Masterworks Cayman will beneficially own any material assets other than the single Artwork associated with such series or have any indebtedness or commercial obligations following the final closing of a series offering other than obligations arising pursuant to a management services agreement with Masterworks and potential contractual obligations associated with an eventual sale of the Artwork.

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The Art Market

The global art market is comprised of a network of auction houses, dealers, galleries, advisors, agents, individual collectors, museums, public institutions, and various experts and service providers engaged in the purchase and sale of unique and collectible works of art. Over the past decade, total estimated annual art sales have ranged from $50.1 billion to $68.2 billion.

In general, the global art market is influenced by the overall strength and stability of the global economy, geopolitical conditions, capital markets and world events, all of which may affect the willingness of potential buyers and sellers to purchase and sell art. While the global art market is large, its exact size is unknown and statistical data is inconsistent. Much of the uncertainty stems from differing estimates of the size of the private dealer and gallery market, which is based on survey data, but disparities also exist in reported auction sales.

The following are general observations based on a repeat-sales index of historical art market prices computed based on a value weighted-basis and focused on the Post-War & Contemporary Art category, as developed by Masterworks:

●	The Post-War & Contemporary Art category showed price appreciation at an estimated annualized rate of 11.5% from the year ended December 31, 1995 to December 31, 2023, versus 9.6% for the S&P 500 Index (includes dividends reinvested) for the same period.
●	Correlation factor of (0.06) between Post-War & Contemporary Art and the S&P 500 Index based on annual price performance from the year ended December 31, 1995 to December 31, 2023.
●	Resilience of art market transaction volume through periods of financial stress (e.g., 2001-2, 2008-9, 2020).
●	We believe these above characteristics present the investment case for art as a possible risk diversifier.

Artwork and Artist Metrics

Masterworks compiles historical data from public auctions to produce metrics that we believe can be helpful in measuring and analyzing historical trends in artist markets and the historical price appreciation of specific artworks. Metrics we present in our discussion of the Artwork for a particular series may include some or all of the following:

●	History of Selected Similar Sales - provides an estimate of the historical appreciation rate of the specific artwork by looking at a set of similar works by the artist that have sold at public auction.

●	“Sharpe Ratio” - indicates how well the artist’s market has performed historically in comparison to the rate of return on a risk-free investment, such as U.S. government treasury bonds or bills, by measuring the volatility of appreciation over time.

●	Record Price Appreciation - reflects the annualized growth rate of an artists’ new record hammer price achieved by the artist at auction which indicates the artist’s market momentum and growth rate.

●	Median Repeat Sale Pair Appreciation - reflects the median annualized price appreciation rate of all artworks by an artist that have sold at least twice at public auction, known as “repeat sales,” which indicates the progression of prices in a particular artist’s market over time.

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Series 325

The Artwork held by Series 325, entitled xExcxsxtxaxtxixcx xFxixgxuxrxexsx (2010), is a single work of art by George Condo. Acting as agent for the Company, Masterworks has agreed to acquire the Artwork, which measures at 60 inches by 45 inches, in a privately negotiated transaction from a private gallery for $3,100,000 on June 16, 2023.

Series 334

The Artwork held by Series 334 entitled xExcxrxixtxuxrxex xNxox.x x2x-x8x0x-x8x1x (1980-1981), is a single work of art by Park Seo-Bo. Acting as agent for the Company, Masterworks has agreed to acquire the Artwork, which measures at 71 inches by 89 inches, in a privately negotiated transaction from a private collector for $910,000 on August 1, 2023.

Series 352

The Artwork held by Series 352 entitled xUxnxtxixtxlxexdx (1970), is a single work of art by Sam Gilliam. Acting as agent for the Company, Masterworks has agreed to acquire the Artwork, which measures at 55 inches by 110 inches, in a privately negotiated transaction from a private advisor for $1,105,000 on April 12, 2024.

Series 355

The Artwork held by Series 355 entitled xDxexgxaxsx xaxtx x4x5x (1974), is a single work of art by Helen Frankenthaler. Acting as agent for the Company, Masterworks has agreed to acquire the Artwork, which measures at 66 inches by 96 inches, at Sotheby’s Contemporary Day Sale in New York for $1,758,100 (including shipping costs) on May 14, 2024.

Series 358

The Artwork held by Series 358 entitled xFxoxcxuxsxixnxgx xoxnx xSxpxaxcxex (2016), is a single work of art by George Condo. Acting as agent for the Company, Masterworks has agreed to acquire the Artwork, which measures at 77 inches by 75 inches, at Phillips Modern & Contemporary Art Evening Sale in New York for $1,152,500 (including shipping costs) on May 14, 2024.

Series 369

The Artwork held by Series 369 entitled What You Need (diptych) (2006), is a single work of art by Cecily Brown. Acting as agent for the Company, Masterworks has agreed to acquire the Artwork, which measures at 17 inches by 50 inches, in a privately negotiated transaction from a private dealer for $1,350,000 on July 9, 2024.

Series 371

The Artwork held by Series 371 entitled xÉxcxrxixtxuxrxex xNxox.x x2x-x7x5x (1975), is a single work of art by Park Seo-Bo. Acting as agent for the Company, Masterworks has agreed to acquire the Artwork, which measures at 51 inches by 76 inches, in a privately negotiated transaction from a private collector for $900,000 on July 26, 2023.

Series 388

The Artwork held by Series 388 entitled xWxixtxhx xSxtxuxpxixdx (2011), is a single work of art by Hernan Bas. Acting as agent for the Company, Masterworks has agreed to acquire the Artwork, which measures at 108 inches by 90 inches, in a privately negotiated transaction from a private gallery for $900,000 on September 22, 2023.

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Series 414

The Artwork held by Series 414 entitled xVxaxlxuxex x8x7x (2009), is a single work of art by Mark Bradford. Acting as agent for the Company, Masterworks has agreed to acquire the Artwork, which measures at 48 inches by 60 inches, at Christie’s 20th/21st Century: London Evening Sale in London on October 13, 2023 for £1,139,500 or $1,387,702 (including shipping costs) based on the effective exchange rate provided by Christie’s.

Series 447

The Artwork held by Series 447 entitled Lxexmxoxn Sxqxuxaxsxh (1992), is a single work of art by Yayoi Kusama. Acting as agent for the Company, Masterworks has agreed to acquire the Artwork, which measures at 9 inches by 6 inches, in a privately negotiated transaction from a private gallery for $235,000 on September 3, 2024.

Series 462

The Artwork held by Series 462 entitled xSxuxnxsxextx xSxexax (1969), is a single work of art by Lynne Mapp Drexler. Acting as agent for the Company, Masterworks has agreed to acquire the Artwork, which measures at 58 inches by 38 inches, in a privately negotiated transaction from a private gallery for $405,000 (including conservation costs) on December 26, 2024.

Series 464

The Artwork held by Series 464 entitled xTxhxixsx xIxsx xNxoxtx xAx xPxhxoxtxox xOxpxpxoxrxtxuxnxixtxyx (2007), is a single work of art by Banksy. Acting as agent for the Company, Masterworks has agreed to acquire the Artwork, which measures at 24 inches by 28 inches, in a privately negotiated transaction from a private gallery for $2,050,000 on January 17, 2025.

Series 466

The Artwork held by Series 466 entitled xUxnxtxixtxlxexdx (2021), is a single work of art by Simone Leigh. Acting as agent for the Company, Masterworks has agreed to acquire the Artwork, which measures at 25 inches by 12 inches by 14 inches, in a privately negotiated transaction from a private advisor for $500,000 on December 26, 2024.

Series 471

The Artwork held by Series 471 entitled xSxuxbxjxexcxtx xTxox xAxvxaxixlxaxbxixlxixtxyx (2011), is a single work of art by Banksy. Acting as agent for the Company, Masterworks has agreed to acquire the Artwork, which measures at 20 inches by 36 inches, at Sotheby’s “Origins” in Riyadh for $1,209,625 (including shipping costs) on February 8, 2025.

Series 474

The Artwork held by Series 474 entitled Pumpkin (1995), is a single work of art by Yayoi Kusama. Acting as agent for the Company, Masterworks has agreed to acquire the Artwork, which measures at 6 inches by 9 inches, in a privately negotiated transaction from the private sales group of an auction house for $400,000 on February 28, 2025.

Series 484

The Artwork held by Series 484 entitled xTxhxixnxgxsx xCxoxuxlxdx xBxex xDxixfxfxexrxexnxtx, x xBxuxtx xTxhxexyx'xrxex xNxoxtx (2007), is a single work of art by Cecily Brown. Acting as agent for the Company, Masterworks has agreed to acquire the Artwork, which measures at 13 inches by 34 inches, at Christie’s 20th/21st Century: London Evening Sale in London on March 5, 2025, for £814,300 or $1,065,455.90 (including shipping costs) based on the effective exchange rate provided by Convera.

Management Services

Management services are provided pursuant to a management services agreement among us and Masterworks, to be entered into prior to the initial closing of the initial series offerings, which incorporates a “unitary” fee structure. This means that unlike a typical investment entity in which, in addition to paying management fees, investors indirectly bear all operating costs and expenses which are charged to the investment entity, in our structure, the Administrator will pay all of our ordinary ongoing operating costs and expenses and manage all management services relating to our business, each series and the Artwork of each series in exchange for preferred equity interests in Masterworks Cayman issued at a rate of 1.5% of the total equity interests of each segregated portfolio of Masterworks Cayman outstanding, per annum, commencing on the earliest closing date on which the applicable series offering is fully subscribed and at least 95% of the subscription proceeds for such offering have been received by the Company and continuing until the sale of the Artwork of a series. These issuances by Masterworks Cayman will effectively dilute the ownership interest of Class A shareholders in the Artwork at a rate of 1.5% per annum. Moreover, the fact that Masterworks will receive preferred equity interests means that Masterworks management and administrative fees and costs will be paid in preference to distributions to holders of Class A shares. There is no overall limit to the amount of preferred equity interests in Masterworks Cayman that may be issued to pay these fees and costs. Each series of the Company or segregated portfolio of Masterworks Cayman, as applicable, will remain obligated to reimburse the Administrator for any extraordinary or non-routine costs, payments and expenses, if any, in cash from the proceeds of a sale of the Artwork of such series, and Masterworks may also charge additional transactional fees upon a private sale of Artwork in certain circumstances.

Acquisitions and Sales of Artwork

Artwork is sourced through Masterworks dedicated acquisitions team, composed of individuals with significant expertise in the art market, valuation and execution of art transactions. This team is supported by Masterworks research, analytics and an extensive art market database. Artwork we acquire for each series offering will be described in the section of this offering circular entitled “The Series Artwork.”

Our acquisition of title to Artwork and physical possession of Artwork for each series will occur contemporaneously with or before the initial closing of the applicable series offering. We intend to use a portion of the proceeds from the initial closing of the series offerings to acquire the Artworks, and if and to the extent such proceeds are less than the purchase price, Masterworks will advance any additional funds required to consummate the acquisitions. The remaining net proceeds of the series offerings, together with any unsold Class A shares of such series, if any, will be used to repay the Masterworks advance and pay Masterworks the Expense Allocation as described in the section “Management Compensation.” The Masterworks advance will accrue interest equal to the amount of any interest earned on subscription funds, if any, prior to a closing.

We, in our sole and absolute discretion, may decide to sell the Artwork of a series at any time and in any manner. We determine to sell Artwork based on a number of factors, including our perception of the fair value of the Artwork relative to its proposed selling price, our perspective on the current state and future direction of the applicable artist market and the art market more generally, the absolute net returns we can deliver to shareholders, the length of our holding period and other factors. Although we expect our holding period will typically be for three- to ten-years, we may elect to hold the Artwork of a series for a longer period or sell the Artwork of a series at any time due to certain circumstances. When an Artwork is sold, the net proceeds of the sale will be distributed to holders of Class A shares of the applicable series in accordance with the priorities set forth in the operating agreement and the series will be dissolved. There is no guarantee that any sale of the Artwork of a series will be successful, or if successful, that the net proceeds realized by Class A shareholders from such transactions will be reflective of the estimated fair market value of the shares at such time.

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Organizational and Capital Structure

The following diagram reflects Masterworks organizational structure and the material commercial relationships between us and Masterworks that will exist following a series offering:

*All entities are Delaware limited liability companies, except the Company, which is a Delaware series limited liability company and Masterworks Cayman, SPC, which is a Cayman Islands segregated portfolio company.

(1)	“Masterworks” refers to the Masterworks parent company which owns the Masterworks Platform. Scott W. Lynn, the founder and Chief Executive Officer of Masterworks, LLC, has effective control over Masterworks.

(2)

“Masterworks Foundry” forms Masterworks issuer entities, including the Company, and performs services relating to the formation of series and the securitization of Artwork for each series. Masterworks Foundry owns 100% of the membership interests, represented by Class B shares, of each series prior to giving effect to the series offerings. Masterworks Foundry may also advance us funds to acquire Artwork, though it has no obligation to do so.

(3)

“Masterworks Investor Services” conducts investor relations services and pays all fees and expenses of any registered investment adviser dedicated to advising with respect to Masterworks financial products. Masterworks Investor Services is not a registered investment advisor under the Investment Advisers Act of 1940, a registered broker-dealer under the Exchange Act, or licensed under any state securities laws. Masterworks Investor Services acts as an agent of Masterworks Administrative Services, LLC and all services performed by Masterworks Investor Services and costs associated therewith are covered by the management services agreement. Masterworks Investor Services receives no compensation or reimbursement from the Company or investors. Masterworks Advisers, LLC is registered with the SEC as an investment adviser and investment advisor representatives of Masterworks Advisers, LLC provide advisory services in connection with offerings sponsored by Masterworks, including the series offerings. See the section entitled “Advisory Services” of this offering circular for additional information.

(4)	“Masterworks Administrative Services” or the “Administrator” will operate the Masterworks Platform and will perform administrative and management services for us pursuant to the management services agreement.

(5)

“Masterworks Gallery” and its subsidiaries perform gallery services, including Artwork acquisitions, sales and museum loans. Masterworks Gallery and its subsidiaries act as agents for each series of the Company in connection with Artwork transactions and provide financial guarantees to counterparties.

(6)	The Company intends to facilitate investment in Artwork by creating separate series, each of which will issue Class A shares in a series offering to facilitate investment in a single Artwork.
(7)	Masterworks Cayman, SPC is a Cayman Islands segregated portfolio company (“Masterworks Cayman”). The Artwork beneficially owned by each series will be the only asset of a segregated portfolio of Masterworks Cayman. A segregated portfolio company registered under the Cayman Islands Companies Law is a single legal entity which may establish internal segregated portfolios. Each portfolio’s assets and liabilities are legally separated from the assets and liabilities of the Masterworks Cayman ordinary account and are also separate from assets and liabilities attributed to Masterworks Cayman’s other segregated portfolios. This means that a creditor of Masterworks Cayman will only be entitled to recover against assets attributed and credited to the specific segregated portfolio to which the contract is also attributed. The segregated portfolios of Masterworks Cayman holding title to the Artwork of each series do not intend to enter into any contracts or incur any liabilities, except for the management services agreement and as may be necessary in connection with a sale of Artworks.

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The following diagram reflects the capital structure that will exist following a series offering:

(1)	Each series will issue Class A shares representing ordinary membership interests in such series upon each closing of the series offering. Immediately following the consummation of the series offering, investors participating in such series offering will own 100% of the outstanding Class A shares issued by such series.

(2)

Upon formation of a series, Masterworks will be issued 1,000 Class B shares, which represent the right to receive 20% of the positive difference, if any, between the amount available for distribution to Class A shareholders in connection with a liquidation after a sale of the Artwork and $20.00. Class B shares can be converted into Class A shares based on the relative fair market values of the Class B shares and the Class A shares. Masterworks has also agreed to lock-up provisions in our operating agreement, that will prohibit it from selling any Class B shares prior to the one-year anniversary of the relevant offering, though it is permitted to pledge all of its shares to unaffiliated third-party lenders and such lenders shall not be subject to the lock-up if they obtain ownership of the profits interest in connection with a default by Masterworks on its indebtedness.

(3)	Class C shares have no economic or voting rights, other than so-called “kick-out” rights, meaning the holder has the right to remove, replace or reconstitute the Company’s Board of Managers. The Class C shares can only be issued to, transferred to, or, held by, a Masterworks affiliate and there can only be one holder of Class C shares of all series of the Company at any point in time.

(4)	When a segregated portfolio of Masterworks Cayman acquires title to an Artwork, the segregated portfolio will issue the applicable series the same number of SPC Ordinary shares in the segregated portfolio as the number of Class A shares offered to investors in the series offering, and such SPC Ordinary shares shall initially represent 100% of the outstanding equity interests in such segregated portfolio. In the event any additional Class A shares are issued following the closing of a series offering upon a conversion of Class B shares or exchange of SPC Preferred shares, additional SPC Ordinary shares will be issued to the applicable series, such that at all relevant times the number of outstanding SPC Ordinary shares held by a series shall equal the number of outstanding Class A shares for such series.

(5)

Masterworks will earn SPC Preferred shares of each applicable segregated portfolio pursuant to the management services agreement at a rate of 1.5% of the total SPC Shares (i.e. SPC Ordinary shares and SPC Preferred shares) offered, after giving effect to such issuance, per annum, commencing on the earliest closing date on which the applicable series offering is fully subscribed and at least 95% of the subscription proceeds for such offering have been received by the Company. There is no overall limit to the number of SPC Preferred shares that may be issued to pay these fees. SPC Preferred shares have no voting rights, but have a $20.00 per share liquidation preference over SPC Ordinary shares which are held by each series. This preference means that Masterworks management fees will be paid in priority to any payments made to Class A shareholders. Once earned, SPC Preferred shares can be exchanged for Class A shares of the applicable series. For any series established before September 20, 2023, SPC Preferred shares can only be issued to, transferred to, or, held by, a Masterworks affiliate.

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The following table further describes the economic rights of each share class of a series and segregated portfolio company following the completion of each series offering:

Share Class	Summary of Economic Rights

Series of the Company

Class A shares	The Class A shares of each series being offered in each series offering will represent in the aggregate 100% of our members’ capital accounts of each such series and an 80% interest in the profits we recognize upon any sale of the Artwork of such series, after deduction of all management fees and other expenses.

Class B shares	The Class B shares of each series initially held by Masterworks Foundry are profits interests that will represent 0% of our members’ capital accounts in such series and a 20% interest in the profits we recognize upon any sale of the Artwork of such series, after deduction of all management fees and other expenses.

Class C share	The Class C share of each series represents a special class of membership interests, which has no economic rights or obligations.

Cayman Segregated Portfolio

SPC Ordinary shares

100% of the SPC Ordinary shares are held by the applicable series and at all relevant times the number of outstanding SPC Ordinary shares held by a series shall equal the number of outstanding Class A shares for such series. The SPC Ordinary shares represent a 100% residual economic ownership interest in the applicable segregated portfolio that owns the Artwork, after deduction of amounts payable in respect of the SPC Preferred shares, if any.

SPC Preferred shares	The SPC Preferred shares have $20.00 per share liquidation preference over SPC Ordinary shares and are “non-participating”, meaning they do not entitle the holder to receive more than $20 per SPC Preferred share. The SPC Preferred shares entitle the holder to receive cash upon any sale of the Artwork held by the issuing segregated portfolio in an amount up to $20 per share before any payment is made in respect of the SPC Ordinary shares. The SPC Preferred shares are exchangeable into Class A shares of the series of which the segregated portfolio holds the Artwork at an exchange rate of 1 for 1. If there is a sale of Artwork resulting in a net loss (i.e. holders of Class A shares in a series on a fully-diluted basis would receive a liquidating distribution of less than $20 per Class A share), Masterworks, as the holder of the SPC Preferred shares, would effectively receive up to $20 per SPC Preferred share in preference to any distribution made to Class A shareholders. If the Artwork sale results in a net profit (i.e. holders of Class A shares in a series on a fully-diluted basis would receive a liquidating distribution of more than $20 per Class A share), Masterworks would convert its SPC Preferred shares into Class A shares prior to the liquidating distribution and would receive the same economics per Class A share as other Class A shareholders.

Summary of Risks

An investment in the Class A shares of any series includes a number of risks and uncertainties which are described in the “Risk Factors” section of this offering circular, including the following:

●	Risks Related to Our Business Model. We do not plan to generate any material amount of revenues. Our expectation is for a series to own the Artwork for an indefinite period of time and sell it at a profit, but no assurance can be given that we will be able to sell the Artwork of any series at a profit or as to the timing of any such sale. Our business is highly dependent on conditions prevailing in the art market and the market for specific artists and therefore our ability to execute a profitable sale will hinge, to a large extent, on factors that are beyond our control.

●	Risks Associated with an Investment in Art. Artwork may decline in value or may not appreciate sufficiently to exceed management fees and expenses. Artists often go through periods of rising and shrinking popularity, which can result in material changes in the value and marketability of their work. There are a variety of other risks to art investing, including, without limitation, the risk of claims that the artwork is not authentic, physical damage and market risks for any particular artist or work.

●	Risks Relating to Our Relationship with Masterworks. We are totally reliant on Masterworks to administer our Company and the Artwork held by each series. If Masterworks were to cease operations for any reason we would likely be required to sell the Artwork of each series and dissolve the Company. In addition, Masterworks may have economic interests that diverge from your interests. Representatives of an affiliate of Masterworks provide investment advisory services to persons interested in investing in the series offerings and therefore such representatives have inherent conflicts of interest. Also, since Masterworks has significant discretion to operate our business and sell Artwork, a majority of our Board of Managers are Masterworks officers and Masterworks has the right to remove and replace our Board of Managers, conflicts of interest may not be resolved in favor of our Class A investors.

●	Risks Related to Illiquidity. Artwork can be highly illiquid and there is no set time period within which Masterworks is obligated to sell the Artwork. Although we intend to facilitate secondary sales of Class A shares of each series on the ATS, the ATS will have significant limitations, including that it may be unavailable to investors from certain countries and trading volume may be insufficient to sell your shares at a reasonable price or at all. For these reasons, investors must be prepared to hold their investment for an extended period of time and an investment in Class A shares is not appropriate for investors who may need a liquidity event in a prescribed time frame.

Company Information

We are a manager-managed series limited liability company, managed by the Board of Managers. Our principal office is located at 1 World Trade Center, 57th Floor, New York, New York 10007 and our phone number is (203) 518-5172. Our corporate website address is the website address of Masterworks at www.masterworks.com. Information contained on, or accessible through, the website is not a part of, and is not incorporated by reference into, this offering circular.

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THE OFFERING

Securities being Offered:

We are offering the maximum number of Class A shares of each series referenced in the “Series Offering Table” at a price per Class A share of each series of $20.00.

Each series is intended to be a separate series of the Company for purposes of accounting for assets and liabilities and tax reporting. See “Description of Shares” for further details. The Class A shares of each series will be non-voting except with respect to certain matters set forth in our operating agreement. The purchase of Class A shares in a particular series is an investment only in that series and not an investment in the Company as a whole or Masterworks.

Offering Price per Class A Share of a series:	$20.00.

Number of Shares Outstanding Before the Offering	Prior to giving effect to each series offering, 100% of the membership interests of each series are held by Masterworks in the form of 1,000 Class B shares of such series.

Amended and Restated Operating Agreement	Our amended and restated operating agreement, referred to herein as the “operating agreement,” created three classes of membership interests for each series in the form of Class A shares of a series, Class B shares of a series, as well as a Class C share of a series. By participating in the series offerings, investors will become party to the operating agreement.

Number of Shares Outstanding After the Series Offerings

The number of Class A shares of each series is set forth in the “Series Offering Table” section in the forepart of this Offering Circular, excluding Class A shares of series that have been previously offered and such offerings are either closed or fully subscribed. No additional Class A shares will be outstanding immediately after the closing of the series offering, but Masterworks will earn preferred equity interests in each segregated portfolio of Masterworks Cayman at the rate of 1.5% per annum in respect of management and administrative services and costs and such preferred equity interests will be exchangeable by Masterworks for Class A shares of the applicable series at an exchange rate of 1 for 1.

1,000 Class B shares of each series (100% held by Masterworks) that will entitle Masterworks to a 20% profits interest upon a sale of the Artwork of each series and will be convertible into Class A shares of each respective series based on a formula that will result in the issuance of a number of Class A shares of each series to Masterworks equal to the quotient of (a) 20% of the aggregate increase in value of the issued and outstanding Class A and Class B shares of each series, divided by (b) the value of the Class A shares of each series at the time of conversion. For a detailed description of the Class B share conversion formula and an example of how it operates, see “Dilution” and “Description of Shares.”

One Class C share of each series that has no economic rights or obligations and has no voting rights, but has so-called “kick-out” rights, which represents the right to remove and or replace all or any members of the Board of Managers of the Company and reconstitute the Board without “cause” for any reason. The Class C shares can only be issued to, transferred to, or, held by, a Masterworks affiliate and there can only be one holder of Class C shares of all series of the Company at any point in time.

Minimum and Maximum Investment Amount

The maximum investment amount per investor in any series is $250,000 (12,500 Class A shares) and the minimum investment amount per investor in any series is $15,000 (750 Class A shares) for investors that have not previously invested in offerings via the Masterworks Platform and $500 (25 Class A shares) for investors that have previously invested in other offerings on the Masterworks Platform. We reserve the right to reject any subscription, waive or increase the maximum purchase restriction or waive or decrease the minimum purchase restriction in our sole and absolute discretion and we routinely grant such waivers, increases or reductions for categories of investors or on a case-by-case basis. Accordingly, investors should not assume that the stated minimum investment restriction will be applied uniformly to all investors. Subscriptions, once received, are irrevocable by the investors. Further, pursuant to the terms of the Company’s operating agreement, an investor, other than an affiliate of Masterworks, generally cannot own, or be deemed to beneficially own, as “beneficial ownership” is determined pursuant to Section 13(d) and 13(g) of the Securities Act, more than 24.99% of the total number of Class A shares of a series outstanding, provided that we may waive such limit on a case-by-case basis in our sole discretion.

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Subscribing Online	Investors can subscribe for Class A shares via the Masterworks Platform located at https://www.masterworks.com/, as well as browse and screen potential artwork investments, view details of an investment and sign contractual documents online. After the qualification by the SEC of the offering statement of which this Offering Circular is a part or a post-qualification amendment to such Offering Statement, the relevant series offerings will be conducted through the Masterworks Platform, whereby investors will receive, review, execute and deliver subscription agreements electronically. For additional information, see “Plan of Distribution – Procedures for Subscribing.”

Payment for Class A Shares of a series

After the qualification by the SEC of the Offering Statement of which this Offering Circular is a part, investors can make payment of the purchase price in the form of ACH debit transfer or wire transfer into a segregated sub-account of the applicable series of the Company with Goldman Sachs Bank USA, or a similar institution, until the applicable closing date. We may also permit payment to be made by credit cards. Investors contemplating using their credit card to invest are urged to carefully review “Risk Factors – Risks of investing using a credit card.” Credit card subscription shall not exceed the lesser of $30,000 or the amount permitted by applicable law, per subscriber, per series offering.

On each closing date, the funds in the series sub account will be released and used in accordance with the use of proceeds set forth below and the Class A shares will be issued to investors. If there is no closing of such series offering, the funds deposited in the segregated sub-account will be returned to subscribers in U.S. dollars, without interest.

Investment Amount Restrictions	To invest in any series offering, you must represent to us that the aggregate purchase price you pay for your investment is not more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, you are encouraged to review Rule 251(d)(2)(i)(c) of Regulation A. For general information on investing, you are encouraged to refer to www.investor.gov.

Worldwide	Class A shares of each series will be offered worldwide at the same U.S. dollar price that is set forth in this offering circular, provided that we may elect not to sell shares in particular jurisdictions for regulatory or other reasons. No sales of Class A shares of a series will be made anywhere in the world prior to the qualification of the offering circular by the SEC in the United States.

Voting Rights

The Class A shares of each series have no voting rights other than to vote together as a single class on certain matters that disproportionately and adversely affect such series in relation to any other series and to vote together with holders of all voting Class A shares outstanding of all series together as a single class to remove and replace the Administrator, to remove a member of the Board of Managers for “cause” and to approve certain acts as described in our operating agreement, including certain proposed amendments to the operating agreement or the management services  agreement.

The Class C share of each series, which will only be issued or transferred to a Masterworks affiliate, if any, will have the right to remove and or replace all or any members of the Board of Managers and reconstitute the Board without “cause” for any reason.

Any member that beneficially owns 5% or more of the Class A shares of a series (excluding shares beneficially owned by Masterworks) may irrevocably limit or eliminate its voting rights pursuant to our operating agreement. Class A shares held by Masterworks, if any, are non-voting.

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Risk Factors	Investing in the Class A shares of any series involves risks. See the section entitled “Risk Factors” for a discussion of factors you should carefully consider before deciding to invest in the Class A shares of any series.

Use of Proceeds	We expect to receive gross proceeds from each series offering as set forth in the “Use of Proceeds to Issuer” section of this Offering Circular. Masterworks will pay all expenses of the series offerings, including fees and expenses associated with qualification of the series offerings under Regulation A. Therefore, the gross proceeds from the series offerings will equal the net proceeds from the series offerings. We intend to use a portion of the proceeds from the initial closing of the series offerings to contribute to segregated portfolios of Masterworks Cayman to acquire the Artworks, and if and to the extent such proceeds are less than the purchase price, Masterworks will advance to the segregated portfolios of Masterworks Cayman that will acquire the Artworks any additional funds required to consummate the acquisitions. The remaining net proceeds of the series offerings, together with any unsold Class A shares of the series, if any, will be contributed to the segregated portfolios of Masterworks Cayman that will acquire the Artworks and will be used to repay the Masterworks advance and pay Masterworks the Expense Allocation as described in the section entitled “Management Compensation.”

Offering Period

The series offerings are being conducted as a continuous offering pursuant to Rule 251(d)(3) of Regulation A, meaning that while the offering of a particular series is continuous, active sales of series interests may take place sporadically over the term of the series offering.

There will be a separate closing, or closings, with respect to each series offering. An initial closing and each subsequent closing of a series offering will take place on the date subscriptions for the maximum number of series Class A shares have been accepted or an earlier date or dates determined by us in our sole discretion. The offering period for any series will not exceed 24 months from the qualification date of the offering statement that includes such series. We reserve the right to terminate a series offering for any reason at any time prior to the initial closing of such series offering.

Closings	The Company may close an entire series offering at one time or may have multiple closings. Throughout this Offering Circular, we have assumed multiple closings and refer to the “initial closing” as the first such closing and the “final closing” as the last such closing. The Artwork held by a series will be acquired by the Company on or prior to the initial closing of the respective series offering. Subscriptions will be accepted on a rolling basis. If any of the Class A shares offered for such series remain unsold as of the final closing, such Class A shares shall be issued to Masterworks in full satisfaction of its advance and the Expense Allocation as described under the caption “Management Compensation.”

Termination of the Offering	We reserve the right to terminate any series offering for any reason at any time prior to the initial closing.

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Transfer Restrictions	The Class A shares of a series may only be transferred by operation of law or with the consent of the Company:

●	To an immediate family member or an affiliate of the owner of the Class A shares of a series,
●	To a trust or other entity for estate or tax planning purposes,
●	As a charitable gift,
●	On a trading platform approved by Masterworks, such as the ATS, or
●	In a transaction otherwise approved by Masterworks.

Transfer Agent and Registrar	The transfer agent and registrar for the Class A shares of any series is Equity Stock Transfer, LLC. The transfer agent’s address is 237 West 37th Street, Suite 602, New York, New York 10018. The transfer agent’s telephone number is (212) 575-5757.

Distributions	None, unless and until there is a sale of the Artwork of a series, at which point we plan to pay a distribution to the shareholders of such series. There can be no assurance as to the timing of a distribution or that we will pay a distribution at all.

DETERMINATION OF OFFERING PRICE

The aggregate offering size of a series equals the sum of (a) the estimated purchase price that Masterworks anticipates paying for the Artwork plus (b) approximately 11% of such amount (approximately 10% of the maximum aggregate offering amount), as an upfront payment, or “Expense Allocation” payable to Masterworks. The initial offering price of $20.00 per Class A share of each series was arbitrarily determined by Masterworks.

We believe that based on the arms-length ultimate purchase price of each Artwork of a series, historical appreciation rates of similar artworks by the same artist of such Artwork and other factors, the per share offering price of each series will constitute a reasonable estimate at or below the fair value of the Class A shares of such series as of the date such series is added to the Offering Circular.

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SERIES DISTRIBUTION POLICY

As of March 18, 2025 , no series has made distributions on the Class A shares of such series since our formation and we do not anticipate making distributions in the foreseeable future on any Class A shares, unless and until the Artwork held by such series is sold, at which point we will pay any expenses for which we are responsible and make a distribution to the holders of the Class A shares of such series in accordance with our operating agreement. There can be no assurance as to the timing of a distribution or that we will pay a distribution at all. There are no contractual restrictions on the ability of a series to make distributions.

RISK FACTORS

The purchase of the Class A shares of a series offered hereby involves risk. Each prospective investor should consult his, her or its own counsel, accountant and other advisors as to legal, tax, business, financial and related aspects of an investment in the securities offered hereby. Prospective investors should carefully consider the following specific risk factors, in addition to the other information set forth in this offering circular, before purchasing the securities offered hereby.

Risks Related to our Business Model

Each series will invest in a unique artwork and whether or not a series will deliver capital appreciation to investors is largely dependent on the art market, which we cannot control.

We cannot make any assurance that our business model will be successful. Our operations will be dedicated to acquiring and maintaining Artworks held by our series and facilitating the ultimate sale of Artworks. The ability of any series to deliver capital appreciation will depend to a large extent on economic conditions, the art market in general and the market for works produced by the specific artist, which are factors that are beyond our control. The value of an Artwork may decline after a series purchases it.

An investment in a series offering constitutes only an investment in that series and not in our Company or directly in any Artwork.

An investor in a series offering will acquire an ownership interest in the series related to that offering and not, for the avoidance of doubt, in (i) our Company, (ii) any other series, (iii) Masterworks, or (iv) directly in an Artwork associated with the series or any Artwork owned by any other series. This results in limited voting rights of the investor, including rights solely related to a particular series, and are further limited by the operating agreement, described further herein. Investors will have voting rights only with respect to certain matters, primarily relating to amendments to the operating agreement that would adversely change the rights of the interest holders and removal of a member of the Board of Managers of the Company for “cause.” Masterworks thus retains significant control over the management of the Company, each series and the Artworks. Furthermore, because the interests in a series do not constitute an investment in the Company as a whole, holders of the interests in a series are not expected to receive any economic benefit from the assets of any other series. In addition, the economic interest of a holder of Class A shares in a series reflects an investment in an Artwork, but also an interest in our corporate and governance structure and our management arrangement with Masterworks. Accordingly, ownership of Class A shares is not identical to owning a direct undivided interest in an Artwork.

Each of our company’s series will hold an interest in a single Artwork, a non-diversified investment.

Each of our series will own a single Artwork and not invest in any other artwork or assets or conduct any other operations that could generate income. Such lack of diversification creates a concentration risk that may make an investment in the Class A shares of a single series riskier than an investment in the Class A shares of multiple series or a diversified pool of assets or a business with more varied operations. Aggregate returns realized by investors are expected to correlate to the change in value of the Artwork, which may not correlate to changes in the overall art market or any segment of the art market.

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We do not expect any series to generate any material amount of revenues and rely on the Administrator to fund our operations.

We do not expect any series to generate any material amount of revenues or cash flow unless and until an Artwork held by a series is sold. No profits can be realized by the series’ investors unless the Artwork is sold for more than the series acquires it and there are sufficient funds to effectuate a distribution to the shareholders of such series after paying the applicable costs, fees and expenses, or the investors are able to sell their Class A shares of the series. Accordingly, we will be completely reliant on Masterworks to fund our operations.

The Artwork of a series may be sold at a loss or at a price that results in a distribution that is below the purchase price of the Class A shares of such series, or no distribution at all.

Any sale of the Artwork of a series could be effected at an inopportune time, at a loss and or at a price that would result in a distribution of cash that is less than the price paid by investors to purchase the Class A shares of such series. We intend to hold the Artwork of each series for an extended period of time and may choose to sell the Artwork of a series opportunistically if market conditions are favorable, which we believe is necessary to achieve optimal returns. In the future, we may sell an Artwork at a loss if we believe that such a transaction would reduce future losses or if it would be necessary to satisfy our fiduciary obligations to our shareholders. Lastly, circumstances may arise that may compel us to sell the Artwork of a series at an inopportune time and potentially at a loss, such as if we face litigation, regulatory challenges or if Masterworks ceases to exist. There can be no assurance that the Class A shares of such series can ever be resold or that the Artwork of a series can ever be sold or that any sale would occur at a price that would result in a distribution of more than $20.00 per Class A share of a series.

The timing and potential price of a sale of the Artwork of a series are impossible to predict, so investors need to be prepared to own the Class A shares of such series for an uncertain or even indefinite period of time.

We intend to hold the Artwork of a series for an indefinite period, although the Artwork of such series will be perpetually available for sale following the series offering and we will evaluate any reasonable third party offers to acquire the Artwork of such series. In addition, the occurrence of certain events may compel us to sell the Artwork of a series. Accordingly, a risk of investing in the Class A shares of a series is the unpredictability of the timing of a sale of the Artwork of such series and the unpredictability of funds being available for cash distribution and investors should be prepared for both the possibility that they will not receive a cash distribution for many years, if ever, and the contrary possibility that they may receive a cash distribution at any time following the completion of the series offering. An investment in the Class A shares of a series is unsuitable for investors that are not prepared to hold their Class A shares of such series for an indefinite period of time, as there can be no assurance that the Class A shares of such series can ever be resold or that the Artwork of such series can be sold within any specific timeframe or at all.

Our business model involves certain costs, some of which are to be paid for through the issuance of equity which will have a dilutive effect on the holders of the Class A shares.

There are various services required to administer our business and maintain the Artwork of a series. Pursuant to a management services agreement among us, Masterworks Cayman and the Administrator to be entered into prior to the initial closing of the initial series offerings, the Administrator will manage all entity-level and asset management services relating to our business and the maintenance of the Artwork of each series. The Administrator will pay all ordinary and necessary costs and expenses associated with the administration of our business and maintenance of the Artwork of each series. Because we do not expect to maintain cash reserves or generate any cash flow, we will be completely reliant on the Administrator to fund our operations. In exchange for these services and incurring these costs and expenses, the Administrator will receive SPC Preferred shares of a segregated portfolio of Masterworks Cayman issued at a rate of 1.5% of the total SPC shares of such segregated portfolio of Masterworks Cayman outstanding which holds the Artwork of an applicable series, after giving effect to such issuance, per annum. These SPC Preferred shares have no voting rights, but have a $20.00 per share liquidation preference over SPC Ordinary shares which are held by each series, which means Masterworks’ management fees will be paid in priority to distributions to Class A shareholders. This preference means that Masterworks management fees will be paid in priority to any payments made to Class A shareholders. There is no overall limit to the number of SPC Preferred shares that may be issued to pay these fees. In the Administrator’s sole discretion, each Masterworks SPC Preferred share may be exchanged for one Class A share of the series of which the segregated portfolio holds the Artwork. Accordingly, Masterworks management fees will dilute your economic interest in the Artwork at a rate of 1.5% per annum.

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In the event we are able to sell the Artwork of a series, your potential investment returns will be lower than the actual appreciation in value of the Artwork of such series due to applicable management fees and expenses.

In the event the Artwork of a series is sold, your distribution of cash proceeds will be reduced by commissions, fees and expenses incurred as a result of administering, marketing and selling the Artwork of such series, as well as dilution resulting from management fees paid to Masterworks in the form of SPC Preferred shares. Transaction costs incurred as part of the sale of the Artwork of a series will differ depending on whether we choose or are able to sell the Artwork of a series privately or through a public auction. In a public auction, the principal transaction costs are a seller’s commission and buyer’s premium (a form of selling commission, based on a graduated scale set by each auction house), both of which reduce the net proceeds received by a seller from what a buyer ultimately pays. The final reported sales price includes the hammer price (i.e. the price at which the auctioneer declared the winning bid), and the buyer’s premium. The buyer may also separately incur additional fees or royalties. A seller typically receives the hammer price less the seller’s commission, if any. The economic terms negotiated between the seller and the auction house can vary widely depending on a number of factors, including the value and importance of the specific work, whether the work is sold as an individual piece or part of a larger collection, anticipated demand levels, and other factors. In addition, the proceeds receivable by a seller are less favorable if the work is subject to a pre-auction guarantee. If we sell the Artwork of a series in a private transaction, there may be costs or expenses incurred by the series in connection with such sale and Masterworks shall be entitled to recoup its costs of marketing and selling the Artwork by seeking reimbursement from the applicable series or by charging the buyer a sales commission in connection with such sale. While we believe we may be able to substantially reduce the transaction costs of selling the Artwork of a series, they will not be entirely eliminated.

In addition, in connection with a distribution following a sale of an Artwork, Masterworks will be entitled to its 20% profits interest in respect of its ownership of Class B shares of such series, plus payments in respect of its SPC Preferred shares in an amount equal to the greater of (i) $20.00 per share or (ii) the amount payable per Class A share for each SPC Preferred share earned by it pursuant to the management services agreement. Accordingly, your investment returns upon a sale of the Artwork of a series, if such a sale can occur and if such sale can generate sufficient funds for a distribution after accounting for applicable fees and expenses, may be significantly lower than the actual rate of appreciation of the Artwork of such series.

Risks Associated with an Investment in the Artwork

There is no assurance of appreciation of the Artwork of a series or sufficient cash distributions resulting from the ultimate sale of the Artwork of a series.

There is no assurance that the Artwork of a series will appreciate, maintain its present value, or be sold at a profit. The marketability and value of the Artwork of a series will depend upon many factors beyond our control. There can be no assurance that there will be a ready market for the Artwork of a series, since investment in artwork is generally illiquid, nor is there any assurance that sufficient cash will be generated from the sale of the Artwork of a series to compensate investors for their investment. Even if the Artwork of a series does appreciate in value, the rate of appreciation may be insufficient to cover our management costs and expenses.

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The value of the Artwork is subjective.

For non-cash generating assets, such as art, valuation is heavily reliant on an analysis of sales history of similar artwork. Experts often differ on which historical sales are comparable and the degree of comparability. The attempt to discern value from historical sales data is extremely challenging for a variety of reasons, including, without limitation:

●	Qualitative Factors. Differences in perceived quality or condition between the subject work and the so-called “comparable” sale. Perceived differences in the physical quality and condition of the respective works require subjective judgements as to the valuation impact attributable to such differences.

●	Lack of Reliable Data. Data may be stale or unavailable and sale prices may be incorrectly reported due to credits for guarantees entered into with buyers (though under current rules in certain jurisdictions, these are required to be deducted from the reported sale price), or other credits provided to potential buyers.

●	Timing Differences. Historical transactions must be viewed in light of market conditions at the time compared to current conditions. Overall market conditions are difficult to track in recent periods and extremely difficult to discern for historical periods. Harder still, is the ability to track the relative popularity of specific works, artists and genres over historical periods.

●	Market Depth. Sale prices only reflect the price a single buyer was willing to pay for a work, so it is very difficult to determine the depth of demand, as defined by the number of potential buyers that are ready, willing and able to purchase an artwork at or below a given price level.

Accordingly, due to the inherent challenges involved in estimating the realizable value of the Artwork, any appraisal or estimate of realizable value may prove, with the benefit of hindsight, to be different than the amount ultimately realized upon sale.

Since the valuation of high-end artwork relies in large part on an analysis of historical auction sales, it is more difficult to accurately determine fair value of artwork by artists that have fewer auction sales.

Certain artists such as Andy Warhol and Pablo Picasso have a relatively large global collector base and a well-established track record of auction sales over a lengthy period. These artists were also extremely prolific during their careers, so their artwork is frequently bought and sold at auction. This relatively large volume of data makes estimates of historical pricing trends and fair value ranges for artwork produced by these artists more reliable. By contrast, valuation of works by other artists who have a smaller collector base and or a shorter track record of auction sales is comparatively more difficult and such assessments are generally prone to wider margins of error. When assessing the historical auction performance of artwork by a particular artist, investors are urged to consider the volume of public auction data available. As a general matter, historical pricing trends and fair value estimates are more likely to be more meaningful and predictive for artists with higher volumes of prior auction sales than pricing trends and estimates for artists that have fewer historical auction sales. Accordingly, there is a higher risk that we may overpay for, or misprice, artwork by artists with fewer auction sales than those with higher volumes of prior auction sales.

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Our appraisal of the fair value of the Artwork of a series may not be reflective of the value of the Class A shares of such series or the realizable value of the Artwork.

We, together with Masterworks, will estimate the fair value of the Artwork of a series on a quarterly basis, including for purposes of preparing our annual and semi-annual financial statements in accordance with generally accepted accounting principles in the United States. For the reasons set forth elsewhere in this “Risk Factors” section, any such valuation is inherently subjective and may not represent the actual realizable value of the Artwork. In addition, because an investment in the Company represents not just the physical Artwork, but also our administrative, cost, tax and governance structure, coupled with the fact that the timing of a sale of the Artwork of a series is unknown, the value of the Class A shares of such series will be significantly different than the proportionate indirect ownership of the Artwork that they represent. In addition, our Board of Managers will consider a variety of factors in making any determination to sell the Artwork of a series and the appraised value of the Artwork of a series may not be indicative of the price at which our Board of Managers would determine to sell the Artwork of a series.

Our appraisal of the fair market value of an Artwork may differ from the appraisal that would be issued by an independent third-party and you are cautioned not to place undue reliance on any appraisal issued by Masterworks.

Masterworks performs appraisals of artwork in conformity with the 2024-2025 Uniform Standards of Professional Appraisal Practice (USPAP) developed by the Appraisal Standards Board of the Appraisal Foundation, although conflicts of interest may call into question standards related to appraiser independence. Appraisals are performed by employees of the Administrator and, therefore, Masterworks has conflicts of interest in performing appraisals. Accordingly, our appraisal of the fair market value of an Artwork may differ from the appraisal that would be issued by an independent third party and you are cautioned not to place undue reliance on any appraisal issued by Masterworks.

An investment in the Artwork of a series is subject to various risks, any of which could materially impair the value of the Artwork and the market value of the Class A shares of such series.

Investing in the Artwork of a series is subject to the following risks:

●	Authenticity. Claims with respect to the authenticity of a work may result from incorrect attribution, uncertain attribution, lack of certification proving the authenticity of the artwork, forgery of a work of art, or falsification of the artist’s signature. We generally obtain representations of authenticity from sellers, but these representations may not effectively eliminate the risk.

●	Provenance. Claims related to provenance, or history of ownership, are relatively common and allege that an artwork has an uncertain or false origin. Buyers may also negatively perceive some elements of the prior ownership history, or whether the work is considered to have sold too often in the past. With respect to the Artwork, buyers may negatively perceive our ownership in the Artwork when considering a purchase.

●	Condition. The physical condition of an artwork over time is dependent on technical aspects of artistic workmanship, including the materials used, the manner and skill of application, handling and storage and other factors.

●	Physical Risks. Artwork is subject to potential damage, destruction, devastation, vandalism or loss as a result of natural disasters (flood, fire, hurricane), crime, theft, illegal exportation abroad, etc.

●	Legal and Title Risks. Artwork ownership is prone to a variety of legal challenges, including challenges to title, nationalization, purchase of work of art from an unauthorized person, risk of cheating, money laundering, violation of legal regulations and restitution issues. Purchasing from major auction houses and reputable galleries can reduce, but not eliminate, these risks.

●	Market Risks. The art market is prone to change due to a variety of factors, including changes in transaction costs, substantial changes in fees, tax law changes, export licenses etc., changes in legal regulations, changes in attitudes toward art as an investment, changes in tastes, trends (fashion) and changes in supply, such as the liquidation of a major collection. These risks can be specific to certain geographies.

●	Economic Risks. Art values and demand are affected by economic confidence among ultra-high-net-worth individuals.

●	Informational Risk. The art market is unregulated, opaque and available information is often limited to transactions that occur in public auctions, which excludes private transactions that represent a majority of the overall market.

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Although, acting as agent for the Company, Masterworks seeks to acquire the Artwork of each series and will conduct due diligence in connection with its purchase of the Artwork, no amount of due diligence can completely insulate a buyer against these risks and if any of these risks materialize, the value of the Artwork of such series may decline, and the value of the Class A shares of such series would be adversely affected.

If the Artwork is eventually exhibited publicly, it could be damaged, and insurance may not cover all of the damages, or even if insurance does cover the damages, it may cause the Artwork to be unsaleable.

It is planned that the Artwork will be permanently stored and displayed in the United States, though it might be displayed internationally. We plan to obtain and maintain insurance coverage for the Artwork. However, the Artwork may be damaged while being displayed and our insurance may not be able to cover all of the damages resulting therefrom, and even if insurance does cover such damages, the damages may result in the Artwork being unsaleable. Accordingly, damage or destruction of the Artwork of a series will have a material adverse impact on the value of the Artwork and, consequently, the value of the Class A shares of such series.

We may not be able to find a buyer for the Artwork at a reasonable price.

Art is a highly illiquid asset and a significant percentage of objects go unsold when sent to auction. Even in the event that we attempt to sell the Artwork of a series, we cannot guarantee that there will be a buyer at any reasonable price.

Temporary popularity of some artworks or categories of art may result in short-term value increases that prove unsustainable as collector tastes shift.

Temporary consumer popularity or “fads” among collectors may lead to short-term or temporary price increases, followed by decreases in value. The demand for specific categories of art and artists is influenced by changing trends in the art market as to which collecting categories and artists are most sought after and by the collecting preferences of individual collectors. These conditions and trends are difficult to predict and may adversely impact our ability to sell the Artwork of a series for a profit. These risks of changes in popularity may be greater for a living or emerging artist, as compared to other categories which may have a proven valuation track record over a longer period of time. These trends could result in reduced profitability or a loss upon the sale of the Artwork of a series.

We could be exposed to losses in the event of title or authenticity claims.

The buying and selling of artwork can involve potential claims regarding title, provenance and or authenticity of the artwork. Authenticity risk related to works of art may result from incorrect attribution, uncertain attribution, lack of certificate proving the authenticity of the artwork, purchase of a non-authentic artwork, or forgery. In the event of a title or authenticity claim against us by a buyer of the Artwork of a series from us, we would seek recourse against the seller of the Artwork of such series pursuant to authenticity and title representations obtained at the time of purchase, but a claim could nevertheless expose us to losses. Further, although we maintain authenticity and title insurance coverage, such coverage may not be sufficient against potential claims. In addition, we do not maintain liquid assets to defend or settle any such legal claims and would be reliant on the Administrator to outlay the cost of such defense or settlement.

The Artwork of a series could be subject to damage, theft or deterioration in condition, which could have a material adverse effect on the value of the Artwork of a series.

We plan to store the Artwork of a series in a protected environment with security measures, but no amount of security can fully protect an artwork from damage or theft. The damage or theft of valuable property, despite these security measures, could have a material adverse impact on the value of the Artwork and, consequently, the value of the Class A shares of such series. The Company maintains insurance, but there is no guarantee that such coverage would be adequate to mitigate all of such losses.

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Changes in opinions by experts in the artwork regarding authenticity could damage or eliminate the value of the Artwork.

Authenticity is often completed by art world experts, and opinions often matter more than scientific data. If a well-respected art expert were to opine negatively on the authenticity of the Artwork of a series, it could reduce or eliminate the value of the Artwork of a series.

Insurance coverage for the Artwork of a series may not cover all possible contingencies, exposing us to losses resulting from the damage or loss of the Artwork.

We plan to maintain insurance coverage for the Artwork of a series against damage or loss of the Artwork, although it may expressly exclude damage caused by war, losses caused by chemical or biological contamination and certain other potential loss scenarios. Our insurance coverage does cover title and authenticity claims, subject to certain limitations and conditions, although such coverage may not be sufficient to cover losses. In addition, in the event of a successful claim that we do not have valid title and ownership to the Artwork or that the Artwork is not authentic, representations obtained from the seller to compensate us for such losses may prove to be inadequate. In addition, uncovered damage or destruction of the Artwork that is not fully covered by insurance could have a material adverse impact on the value of Class A shares of a series.

Risks Related to our Reliance on Masterworks

We are totally reliant on the Administrator to maintain and sell Artwork and manage our administrative services.

We do not plan to have employees or intend to maintain or generate any cash flow prior to the sale of the Artwork of a series. Accordingly, we are totally reliant on the performance of the Administrator under the management services agreement to effectuate the decisions of our Board of Managers. We plan to rely on the Administrator to perform or administer all necessary services to maintain the Artwork of each series, including obtaining insurance and ensuring appropriate storage. The Administrator is also responsible for all management services required to maintain our Company, including professional services, regulatory filings, SEC reporting, tax filings and other matters. If the Administrator were to default on its obligations under the management services agreement, it would be extremely difficult for us to replace the Administrator or internally manage these functions given our lack of cash flow and lack of employees. Accordingly, in the event of a material default by the Administrator under the management services agreement, we would likely be forced to sell the Artwork of each series. We cannot provide assurance that the timing and or terms of any such sale would be favorable. Further, Masterworks can withdraw for any reason from its position as our Administrator, subject to certain conditions.

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We are totally reliant on the Administrator to maintain sufficient capital resources to pay our fees, costs and expenses.

Although we believe the Administrator has sufficient capital resources and sources of liquidity to perform its obligations under the management services agreement for the foreseeable future, there can be no assurance that the Administrator will be able to maintain sufficient capital to satisfy its obligations in future periods. The Administrator’s capital resources and sources of liquidity will be relied upon by our auditors in determining our likely ability to continue as a going concern. Pursuant to and in accordance with the management services agreement, the Administrator is required to maintain cash reserves on hand for so long as the Class A shares of any series remain outstanding sufficient to pay at least one year of estimated expenses to satisfy its obligations under the management services agreement. However, there can be no assurance that the Administrator will be able to maintain such cash reserves. Masterworks has generated operating losses and negative cash flows from operations since 2022 and intends to fund its ongoing operations and continued growth through periodic sales of management fee shares it earns from investment vehicles such as the Company, together with other revenues generated by Masterworks, and may seek additional sources of third-party financing. There can be no assurance that Masterworks will be able to continue to sell its management fee shares nor that such sales by themselves would be sufficient to mitigate its negative operating cash flow position. If the Administrator’s liquid capital resources and sources of liquidity are insufficient to satisfy its operational requirements, including the management of our Company, for at least one year, our Company may receive qualified audit reports that would likely have a material adverse effect on the value of the Class A shares of a series.

The Board of Managers will have complete authority to administer our business consistent with the terms and conditions of our operating agreement, other than certain amendments to the operating agreement and the management services agreement.

The Board of Managers will have sole voting power over all matters, including: mergers, consolidations, acquisitions, winding up and dissolution; except, the Board of Managers shall not have the authority to do any of the following without first obtaining the prior approval or consent of the holders of a majority of the voting shares of any series affected, except as otherwise set forth therein:

●	Amend, waive or fail to comply with any material provision of the operating agreement that disproportionately and adversely affects the Class A shareholders of such series;
●	Acquire additional material assets other than the Artwork of each series, incur debt for borrowed money or engage in business activities that are unrelated to the ownership, maintenance, promotion and sale of the Artwork of a series; or
●	Issue additional shares other than pursuant to the agreements and instruments described herein.

Additionally, we, in our sole and absolute discretion, may decide to sell the Artwork of a series at any time and in any manner.

The series will own the Artwork for an indefinite period and may sell the Artwork at any time following the final closing of the series offering. There is no guarantee that any sale of the Artwork of a series will be successful, or if successful, that the net proceeds realized by shareholders from such transaction will be reflective of the estimated fair market value of the shares at such time.

This concentration of control in the Board of Managers may delay, deter or prevent acts that would be favored by holders of the Class A shares of a series. The interests of the Board of Managers or the Administrator may not always coincide with our interests or the interests of the holders of the Class A shares of a series. As a result, the market price of the Class A shares of a series could decline, or holders of the Class A shares of a series might not receive a premium over the then-current market price of the Class A shares of a series upon a change in control.

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Holders of the Class A shares of a series do not elect or vote on the Board of Managers and have limited ability to influence decisions regarding our business.

Our operating agreement provides that our assets, affairs and business will be managed under the direction of the Board of Managers. Holders of the Class A shares of a series do not elect or vote on the Board of Managers and, except for kick-out rights granted to Masterworks, members of the Board of Managers can only be removed by (i) a majority of the existing Board of Managers, or (ii) by the affirmative vote of holders of two-thirds (2/3) of the voting Class A shares outstanding of all series together as a single class and only for “cause”, as defined in the operating agreement. Accordingly, unlike the holders of common stock in a corporation, holders of Class A shares of a series have only limited voting rights on matters affecting our business, and therefore limited ability to influence decisions regarding our business.

As a non-listed company conducting an exempt offering pursuant to Regulation A, we are not subject to a number of corporate governance requirements, including the requirements for a board of directors or independent board committees.

We do not intend to list the Class A shares of any series on a national securities exchange. As a non-listed company conducting an exempt offering pursuant to Regulation A, we are not subject to a number of corporate governance requirements that an issuer listing on a national stock exchange would be. The Board of Managers is made up of Nigel Glenday, Joshua B. Goldstein, and Eli D. Broverman. One of the members of the Board of Managers, Eli D. Broverman, serves as the Independent Manager on the Board of Managers (the “Independent Manager”). The Independent Manager serves to protect the interests of the holders of the Class A shares of all series and is tasked with reviewing and approving all related party transactions of our Company with our affiliates and address all conflicts of interest that may arise between us and the holders of the Class A shares of any series and our affiliates. If the Independent Manager resigns from such position on the Board of Managers at any time, the remaining members of the Board of Managers shall appoint a replacement that meets the standards of an independent director pursuant to the standards set forth in NASDAQ Marketplace Rule 4200(a)(15). Accordingly, we do not have, nor are we required to have (i) a board of directors of which a majority consists of “independent” directors under the listing standards of a national stock exchange, (ii) an audit committee composed entirely of independent directors and a written audit committee charter meeting a national stock exchange’s requirements, (iii) a nominating/corporate governance committee composed entirely of independent directors and a written nominating/corporate governance committee charter meeting a national stock exchange’s requirements, (iv) a compensation committee composed entirely of independent directors and a written compensation committee charter meeting the requirements of a national stock exchange, and (v) independent audits of our internal controls. Accordingly, you may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of a company listed on a national stock exchange.

Risk of non-compliance with regulations, including a risk of Masterworks being deemed to be operating as an unregistered broker-dealer.

The Company has not engaged underwriters in connection with any series offering, but Masterworks will have an arrangement with Masterworks Advisers whereby investment adviser representatives of Masterworks Advisers will be dedicated to providing advisory services to persons who have expressed an interest in investing in Masterworks offerings, including each series offering. In light of Masterworks’ arrangement with Masterworks Advisers, if the SEC were to determine that Masterworks, which is not a registered broker-dealer under the Securities Exchange Act of 1934 or any state securities laws, has engaged in brokerage activities that require registration, including initial sale of the Class A shares of each series on the Masterworks Platform and permitting a registered broker-dealer to facilitate resales or other liquidity of the Class A shares, Masterworks may need to discontinue or suspend certain operations, which would likely be harmful to its business and reputation. In addition, if Masterworks is found to have operated as a ‘broker-dealer’ without being properly registered, there is a risk that Class A shares offered and sold while Masterworks was not registered may be subject to a right of rescission, which may result in the early termination of the offerings. An unregistered broker-dealer may also face sanctions, penalties and enforcement actions by regulatory authorities. Since the Company is reliant on Masterworks to administer its operations and the Artworks, any regulatory development that is damaging to Masterworks may have a material adverse effect on the Company and Class A shareholders.

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Further, if Masterworks Investor Services or another Masterworks affiliated entity were required to register as a broker and/or dealer, Masterworks would be subject to higher compliance costs and periodic examinations and, as a result, Masterworks would likely be required to change aspects of its business processes, fee structure and communications.

Series Offerings are Conducted Without an Underwriter.

The Company does not utilize a broker-dealer to underwrite its series offerings. The absence of an underwriter creates risk because, without the aid of an independent underwriter, you will not have the benefit of an independent due diligence review and investigation of the type normally performed by an independent underwriter in connection with the offering of securities. Accordingly, investors in series offerings must place greater reliance on Masterworks and the Masterworks Advisers than would be the case if an independent underwriter were engaged.

Our operating agreement designates the federal district courts of the United States of America as the exclusive forum for disputes between us and our shareholders involving claims under the Securities Act, which, if enforced by the courts, will restrict our shareholders’ ability to choose the judicial forum for Securities Act disputes.

Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all Securities Act actions. Accordingly, both state and federal courts have jurisdiction to entertain such claims. To prevent having to litigate claims in multiple jurisdictions and the threat of inconsistent or contrary rulings by different courts, among other considerations, our operating agreement provides that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. There is uncertainty as to whether a court would enforce such provision, and the enforceability of similar choice of forum provisions in other companies’ constitutive documents has been challenged in legal proceedings. While the Delaware courts have determined that such choice of forum provisions are facially valid, a shareholder may nevertheless seek to bring a claim in a venue other than those designated in the exclusive forum provisions. In such instance, we would expect to vigorously assert the validity and enforceability of the exclusive forum provisions of our operating agreement. This may require significant additional costs associated with resolving such action in other jurisdictions and there can be no assurance that the provisions will be enforced by a court in those other jurisdictions.

This choice of forum provision may limit a shareholder’s ability to bring a Securities Act claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, or other employees. If a court were to find the exclusive-forum provision in our operating agreement to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving the dispute in other jurisdictions, which could seriously harm our financial condition.

Risks Relating to Potential Conflicts of Interest

Masterworks financial arrangements may result in misalignment between its interests and the interests of Class A shareholders of a series.

Masterworks and its affiliates will have substantially complete discretion to determine when and if to sell the Artwork of a series. Since Masterworks earns its management fees in equity, it is aligned with investors to maximize the price per share over time. However, Masterworks may have cash requirements or other economic incentives or disincentives relating to when to sell the Artwork of a series that are misaligned with the interests of shareholders of such series. Accordingly, there is a risk that Masterworks and its affiliates will have conflicts of interest and no assurance can be given that any such conflicts will be resolved in a manner that is in the best interests of shareholders of a series.

Although Masterworks will own 1,000 Class B shares of each series representing a 20% profits interest in such series, and will beneficially own Class A shares of each series following the offering of such series, Masterworks may eventually sell its shares.

Masterworks currently owns and will own 1,000 Class B shares of each series representing a 20% profits interest in such series following the offering of such series and will own Class A shares of such series if and to the extent the offering of such series is undersubscribed, as well as SPC Preferred shares of a segregated portfolio of Masterworks Cayman issuable to Masterworks pursuant to the management services agreement which will be exchangeable for Class A shares of the series of which the segregated portfolio holds the Artwork at an exchange rate of 1 for 1. Masterworks has also agreed to lock-up provisions in our operating agreement, that will prohibit it from selling any Class B shares prior to the one-year anniversary of each series offering, though it is permitted to pledge all of its shares to unaffiliated third-party lenders and such lenders shall not be subject to the lock-up if they obtain ownership of the profits interest in connection with a default by Masterworks on its indebtedness. Masterworks will have no restrictions on the disposition of any of its Class B shares after the one-year anniversary of each series offering and no restrictions on the disposition of its Class A shares it would receive by exchanging the SPC Preferred shares of a segregated portfolio of Masterworks Cayman or otherwise acquired, other than restrictions imposed by the management services agreement and applicable securities laws. These shares held by our affiliates, shall be “restricted securities” as defined in Rule 144 of the Securities Act. In general, our affiliates must either sell their restricted shares in a transaction exempt from the registration requirements of the Securities Act, in which case the buyer would own restricted securities that could not trade freely with the Class A shares sold in a series offering for at least one year from the time of such sale, or they could sell their shares in accordance with Rule 144. We are unable to estimate the number of Class A shares of a series that will be sold under Rule 144 or pursuant to one or more future qualified offerings or the timing of such sales, since this will depend on the market price for the Class A shares of a series, the personal circumstances of the sellers and other factors. However, the availability for sale of substantial amounts of Class A shares of a series in the open market may adversely affect the market price of the Class A shares of such series offered by this offering circular. In addition, Masterworks has recently entered into a secured revolving credit facility pursuant to which it pledged substantially all of its assets, including any and all equity interests it owns in the Company and Masterworks Cayman, as collateral for borrowings thereunder. If Masterworks were to default under the revolving credit facility, such default could result in a forfeiture of its interests in the Company and or Masterworks Cayman.

Accordingly, the alignment that will exist upon the final closing of a series offering between Masterworks and our other shareholders of such series offering may not exist in the future. If Masterworks were to forfeit, sell or transfer a significant portion of its shares, the interests of Masterworks may differ significantly from those of investors in the series offering and subsequent holders of the Class A shares of such series. As a result, we cannot assure investors that Masterworks will execute a discretionary sale of the Artwork of a series at a time that is in the best interests of holders of the Class A shares of such series.

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Masterworks or another holder of a large block of shares of a particular series may seek to sell its shares on the ATS which could result in downward pressure on the share price.

In the event any person or entity, which may include an affiliate of Masterworks, acquires a significant percentage of the Class A shares of a series, such shareholder may elect to sell its interest in the Class A shares on the ATS or other trading platform which could result in downward pressure on the share price and depress the price you would realize upon sale.

Masterworks and Members of the Board of Managers and executive officers will have other business interests and obligations to other entities, including interests and obligations relating to the art industry.

Masterworks expects to engage in other business activities, including other activities relating to the art industry. Masterworks may buy and sell other works of art, enter into pre-auction guarantees, operate a gallery (for viewing purposes), establish other entities similar to us and other activities. In addition, neither the Administrator nor its executive officers nor the Board of Managers will be required to manage us as their sole and exclusive function and they will have other business interests and will engage in other activities in addition to those relating to us. We are dependent on the Administrator and its officers and employees to successfully operate us. Their other business interests and activities could divert time and attention from operating our business.

We are party to agreements that exculpate the Board of Managers, the Administrator and its affiliates, and certain other persons engaged on behalf of the Administrator from liabilities with respect to certain actions taken, even if such actions are negligent, which also reduces the remedies available to investors for certain acts by such persons.

Our operating agreement limits the liability of the Board of Managers, any of our members, any person who is an officer of ours and any person who serves at the request of the Board of Managers on behalf of us as an officer, director, members of the Board of Managers, Independent Manager, partner, member, stockholder or employee of such person. The management services agreement limits the liability of the Administrator, its affiliates, managers, officers and members. None of the foregoing persons shall be liable to us or the Administrator or any other member of us for any action taken or omitted to be taken by it or by other person with respect to us, including any negligent act or failure to act, except in the case of a liability resulting from any of the foregoing person’s own actual fraud, gross negligence, willful misconduct, bad faith, breach of fiduciary duties that have not been waived, reckless disregard of duty or any intentional and material breach of the operating agreement or conduct that is subject of a criminal proceeding (where such person has reasonable cause to believe that such conduct was unlawful). With the prior consent of the Board of Managers, any of the foregoing persons may consult with legal counsel and accountants with respect to our affairs (including interpretations of the operating agreement) and shall be fully protected and justified in any action or inaction which is taken or omitted in good faith, in reliance upon and in accordance with the opinion or advice of such counsel or accountants. In determining whether any of the foregoing persons acted with the requisite degree of care, such person shall be entitled to rely on written or oral reports, opinions, certificates and other statements of the members of the Board of Managers, officers, employees, consultants, attorneys, accountants and professional advisors of us selected with reasonable care; provided, that no such person may rely upon such statements if it believed that such statements were materially false. The foregoing limitations on liability reduce the remedies available to the holders of the Class A shares of any series for actions taken which may negatively affect us.

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Representatives of registered investment advisers introduced to you through the Masterworks website are dedicated to advising on Masterworks securities and have conflicts of interest.

Certain investment adviser representatives of Masterworks Advisers, LLC, or “Masterworks Advisers,” are exclusively dedicated to providing advisory services with respect to Masterworks financial products. Masterworks, directly or indirectly, pays the compensation of these individuals and Masterworks Advisers is a wholly owned subsidiary of Masterworks so the representatives have conflicts of interest and lack the independence of other investment professionals who may provide more generalized investment advice. While these individuals have regulatory duties to investors, including fiduciary duties, such individuals are exclusively dedicated to the provision of advisory services of Masterworks financial products. Accordingly, such individuals will not provide you with recommendations or advice on investing in other traditional or alternative asset classes.

Risks Relating to Ownership of the Class A shares of a series and the Offering of a series

The Class A shareholders of a series will have very limited voting rights and we will have the ability to sell the Artwork of a series without shareholder approval.

Our operating agreement provides that the assets, affairs and business of our Company will be managed under the direction of our Board of Managers. Our Board of Managers, in their sole and absolute discretion, will have the ability to sell the Artwork of a series at any time and in any manner. Our shareholders do not elect or vote on our Board of Managers. The Class A shares of each series have no voting rights other than to vote together a single class on certain matters that disproportionately and adversely affect such series in relation to any other series and to vote together with holders of all voting Class A shares outstanding of all series together as a single class to remove and replace the Administrator, to remove a member of the Board of Managers for “cause” and to approve certain acts as described in our operating agreement, including certain proposed amendments to the operating agreement or the management services agreement.

Each outstanding Class A share of a series entitles the holder to one vote on all matters submitted to a vote of shareholders of such series, provided, that Class A shares of a series beneficially owned by Masterworks, if any, and shares of a series held by certain shareholders of such series that irrevocably elect to limit or eliminate their voting rights, if any, shall not vote. Generally, matters to be voted on by our shareholders must be approved by a majority of the votes cast by all Class A shares of an affected series or of all the series of our Company as one group, as applicable, present in person or represented by proxy, although the vote to remove a member of the Board of Managers for “cause” or to remove and replace the Administrator requires a two-thirds vote of the voting shares of all of the series then existing as a single class. If any vote occurs, you will be bound by the majority or supermajority vote, as applicable, even if you did not vote with the majority or supermajority.

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Selling your Class A shares may be difficult, or even impossible.

We do not plan to list the Class A shares of any series for trading on a national securities exchange, but we intend to facilitate secondary sales of Class A shares of each series on an alternative trading system operated by NCPS, an SEC-registered broker-dealer, referred to as the “ATS,” commencing on or after the three-month anniversary of the date the series offering is fully subscribed. No assurance can be given that the ATS will provide an effective means of selling your Class A shares of a series or that the price at which any Class A shares of a series are sold through the ATS is reflective of the fair value of the Class A shares of that series or the Artwork of that series. We do not know the extent to which investor interest will lead to the development and maintenance of a liquid market. In light of a variety of factors, including, without limitation, the relatively small market capitalization of each series of the Company, we cannot guarantee the ATS will provide a reliable or effective means of price discovery. Any posted offer prices or historical transaction information reflected on the ATS should not be construed as being representative of the fair value of the Class A shares of such series or of the Artwork of such series. The ATS will not be available to, or provide only limited functionality to, certain non-U.S. citizens. For a list of countries that are enabled on the ATS, see the trading section of the Masterworks Platform. Investors should be prepared to hold their Class A shares of such series for an indefinite period of time, as there can be no assurance that the Class A shares of such series will ever be saleable through the ATS or an alternative platform.

You may not be able to sell your Class A shares of a series at or above the offering price or at all.

The initial public offering price for the Class A shares of a series is above their net tangible asset value due to the payment of the Expense Allocation to Masterworks. In addition, Masterworks will own 1,000 Class B shares of a series representing a 20% profits interest in such series. Prior to these series offerings, no public market exists for the Class A shares of such series. You may not be able to sell your Class A shares of a series at or above the initial offering price, or ever. Investors should be prepared to hold their Class A shares of such series for an indefinite period, as there can be no assurance that the Class A shares of such series can ever be tradable or sold.

We will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. Therefore, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not “emerging growth companies,” and our investors could receive less information than they might expect to receive from exchange traded public companies.

We will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for “emerging growth companies” under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semiannual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of the issuer’s fiscal year, and semiannual reports are due within 90 calendar days after the end of the first six months of the issuer’s fiscal year. Therefore, our investors could receive less information than they might expect to receive from exchange traded public companies.

Foreign Holders of the Class A shares of a series may face significant restrictions on the resale of the Class A shares of a series due to rules restricting participation by foreign citizens.

The ATS or certain features of the ATS will not be available to residents of certain foreign countries. For a list of countries that are enabled on the ATS, see the trading section of the Masterworks Platform. Accordingly, if you reside outside of the United States you should consider the resale market for the Class A shares of a series to be limited, as you may be unable to resell your Class A shares of such series on the ATS, or at all.

A Concentration of ownership of the Class A shares of a series may reduce liquidity or adversely affect the price of the Class A shares of such series on the ATS or any other trading venue on which the Class A shares of such series may be traded.

Our operating agreement contains a 24.99% beneficial ownership limit, but we can waive such limit in our discretion on a case-by-case basis. Certain Class A shareholders of a series may beneficially own a large percentage of the outstanding Class A shares of such series. A concentration of ownership in one or a small group of shareholders may diminish liquidity on the ATS, particularly if any such shareholder is deemed to be an “affiliate” of the Company as defined in Rule 405 of the Securities Act, which would include any affiliate of Masterworks and would make it more difficult for such shareholder to sell its shares pursuant to applicable Federal securities laws. Conversely, concentrated ownership could also create an “overhang” risk, which is a risk that such shareholder or shareholders seek to liquidate their positions in a short time frame, which could significantly increase the supply of Class A shares of a series available for sale without a corresponding increase in demand, thereby driving the trading price of the Class A shares of such series downward.

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Our capital structure may create situations in which the interests of Masterworks are not completely aligned with the interests of other shareholders.

The Class B shares of a series have the right to 20% of the profits upon a sale of the Artwork of such series and can be converted into Class A shares of such series pursuant to a formula in our operating agreement. The Class C share of a series can be issued or transferred to an affiliate of Masterworks and would provide such Masterworks affiliate with the exclusive right to remove, replace or reconstitute our Board of Managers without “cause” for any reason, which may adversely affect the interests of another series of the Company. The SPC Preferred Shares contain a $20 per share liquidation preference. Accordingly, there could be situations in which the interests of Masterworks are not completely aligned with the interests of our Class A shareholders. The ability of a Masterworks affiliate to replace our Board increases the chances that those situations might not be resolved in favor of the Class A shareholders. We and Masterworks intend to take reasonable steps to address potential situations in which Masterworks may have differing economic interests from those of other shareholders, such as in connection with an eventual sale of the Artwork of a series, including by forming a special committee comprised solely of Managers that are independent of management and Masterworks to approve any such sale, but there can be no assurance that these steps will adequately protect the interests of Class A shareholders of a series.

If we face litigation related to a series offering, we may elect to auction the Artwork of such series and the proceeds of any sale at such auction may be insufficient to provide an adequate remedy. Further, if investors successfully seek rescission, we would face severe financial demands that we may not be able to meet.

The Class A shares of a series have not been registered under the Securities Act and are being offered in reliance upon the exemption provided by Section 3(b) of the Securities Act, including Regulation A promulgated thereunder. We represent that this Offering Circular does not contain any untrue statements of material fact or omit to state any material fact necessary to make the statements made, in light of all the circumstances under which they are made, not misleading. However, if this representation is inaccurate with respect to a material fact, if a series offering fails to qualify for exemption from registration under the federal securities laws pursuant to Regulation A, or if we fail to register the Class A shares of the series or find an exemption under the securities laws of each state in which we offer the Class A shares of such series, each investor may have the right to rescind his, her or its purchase of the Class A shares of such series and to receive back from us his, her or its purchase price with interest. Such investors, however, may be unable to collect on any judgment, and the cost of obtaining such judgment may outweigh the benefits. If investors successfully seek rescission, we may elect to sell the Artwork of a series and there can be no assurance that the proceeds of any such sale would be an adequate remedy for our investors and we would face severe financial demands we may not be able to meet and it may adversely affect any non-rescinding investors.

If we face litigation, unless such litigation is proven to involve fraud or intentional misconduct on the part of the Administrator or our other affiliates, we may seek to sell the Artwork of a series and the Administrator will be entitled to recoup its expenses in connection with defending and or settling such litigation.

Our operating agreement indemnifies the Board of Managers and the management services agreement indemnifies the Administrator in all instances not involving fraud or intentional misconduct. In addition, while the Administrator is responsible for all ordinary and necessary expenses incurred in connection with maintaining the Artwork of a series and managing our Company, there is an exception for costs incurred in connection with litigation. Accordingly, if there is any litigation involving our Company which does not involve fraud or intentional misconduct, the costs relating to such litigation will be deducted from the funds to be disbursed to holders of Class A shares of such series upon our sale of the Artwork of such series.

Because we do not have an audit committee, holders of the Class A shares of a series will have to rely on our Board of Managers and the Independent Manager to perform these functions.

We do not have an audit committee. The Board of Managers, made up of Nigel Glenday, Joshua B. Goldstein and Eli D. Broverman will perform the duties normally performed by an audit committee for an entity such as ours. One of the members of the Board of Managers, Eli D. Broverman, serves as the Independent Manager on the Board of Managers. The Independent Manager serves to protect the interests of the holders of the Class A shares of each series and is tasked with reviewing and approving all related party transactions between us and our affiliates and address all conflicts of interest that may arise between us and the holders of the Class A shares of each series and our affiliates. If the Independent Manager resigns from such position on the Board of Managers at any time, the remaining members of the Board of Managers shall appoint a replacement that meets the standards of an independent director pursuant to the standards set forth on NASDAQ pursuant to NASDAQ Marketplace Rule 4200(a)(15).

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Purchasers in the series offerings and in the aftermarket will experience dilution in the book value of their investment over time.

The initial offering price per Class A share of each series will be approximately $1.98 above the pro forma net tangible book value per Class A share of such series immediately following the series offerings as a result of the Expense Allocation amount payable to Masterworks. The Administrator will earn a management fee in the form of SPC Preferred shares of a segregated portfolio of Masterworks Cayman, which will be exchangeable for Class A shares of the series of which the segregated portfolio holds the Artwork. If exchanged, these fees will, when issued, effectively further reduce the tangible book value per Class A share of the series over time. Additionally, if the value of the Class A shares of a series increases over time, the number of Class A shares of such series to be issued upon conversion of the Class B shares of such series will also increase over time resulting in additional dilution to holders of the Class A shares of such series.

Risks of investing using a credit card.

We may accept credit cards for subscriptions, provided that any such credit card subscription shall not exceed the lesser of $30,000 or the amount permitted by applicable law, per subscriber, per series offering. An investment in the Class A shares of any series is a long-term and highly illiquid investment. Payment by credit card may be appropriate for some investors as a temporary funding convenience, but should not be used as a long term means to finance an investment in the Class A shares of any series. Investors contemplating using their credit card to invest are urged to review the SEC’s Investor Alert dated February 14, 2018 entitled: Credit Cards and Investments – A Risky Combination, which is available at https://www.sec.gov/oiea/investor-alerts-and-bulletins/ia_riskycombination. Credit card investment will result in incurrence of third-party fees and charges (often ranging from 1.5% - 3.0%), interest obligations which will lower your expected investment returns, and could exceed your actual returns. In addition, if you cannot meet your minimum payment obligation, you may damage your credit profile which would make it more difficult and more expensive to borrow in the future.

Provisions of our Certificate of Formation and our Operating Agreement may delay or prevent a take-over which may not be in the best interests of holders of the Class A shares of a series.

Provisions of our Certificate of Formation and the operating agreement may be deemed to have anti-takeover effects, which include, among others, the Board of Managers having sole and exclusive control of the operations of us with the exclusion of the holders of the Class A shares of a series being able to vote upon certain limited circumstances, and may delay, defer or prevent a takeover attempt.

We do not intend to pay distributions in the foreseeable future and may only make a distribution to the holders of the Class A shares of a series if the Artwork of such series can be sold at a profit to the price we paid and after the costs and expenses associated with the sale there are sufficient funds to effect a distribution.

We do not maintain any cash balances and do not intend to pay any distributions in the foreseeable future and may only make a distribution to the holders of the Class A shares of a series if the Artwork of such series can be sold at a profit to the price paid by us and other costs and expenses associated with the sale there are sufficient funds to effect a distribution. Investors should be prepared to never receive a distribution in connection with their ownership of the Class A shares of such series.

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The tax treatment of an investment in the series of the Company is uncertain and subject to change.

We currently expect each series to be taxed as a partnership, which means we do not expect to pay entity-level Federal income taxes and we expect each Cayman segregated portfolio to be treated for tax as a passive foreign investment company (“PFIC”) and/or a controlled foreign corporation (“CFC”). Any income or loss arising from a sale of the Artwork of a series by Masterworks Cayman would be allocated to our shareholders and result in PFIC/Subpart F income for our shareholders. We expect each series to elect protectively to treat each PFIC as a qualified electing fund (“QEF”). In the event our Board of Managers determines that there is a material risk that our partnership status may not be respected by the IRS due to the potential existence of secondary market liquidity for the Class A shares of a series or for other reasons, our Board of Managers may restructure our operations to avoid or minimize entity-level Federal income taxes. Any such restructuring could, among other consequences, cause any gain resulting from a sale of the Artwork of a series being taxed at higher rates applicable to capital gains on collectibles. Shareholders are urged to consult their advisors with respect to the tax consequences of an investment in the Company in light of their particular circumstances. In addition, the Board of Managers has sole discretion to change the tax election such that the Company and each series would be taxed as a corporation for U.S. Federal income purposes, which would mean that the Company and each series would be required to pay entity level U.S. Federal income taxes on gains, if any, from the sale of the Artwork of a series. Any such change could adversely impact the net amount of funds you receive, after taxes, from a sale of the Artwork of a series.

Tax risk to investors seeking to invest using their individual retirement accounts, including traditional and self-directed IRAs and 401(k)s.

Section 408(m) of the Internal Revenue Code of the United States treats the acquisition of any collectible, including any work of art, as a distribution from the retirement account. Distributions are taxable to the holder of the account and may be subject to early withdrawal penalties of 10% of such amount if the investor is not at least 59-1/2 years of age. The Internal Revenue Service could take the position that an investment in the Class A shares of a series is tantamount to the acquisition of artwork and therefore should be treated as a taxable distribution. We urge those investors seeking to use their individual retirement accounts to invest in Class A shares of a series to consult with a competent professional tax professional prior to making an investment decision.

If certain Masterworks advertisements are considered offers, we may not meet traditional offering circulars delivery requirements.

The rules adopted by the SEC related to Regulation A offerings under the Securities Act of 1933, as amended (the “Act”) require that any written offer be accompanied with or preceded by an offering circular. Section 2(a)(3) of the Act defines the term “offer” expansively to include “every attempt or offer to dispose of, or solicitation of an offer to buy, a security or interest in a security, for value” and the Company understands that the SEC has consistently taken a very broad view of what may constitute an offer. Masterworks has previously produced advertisements on mediums such as television that may be deemed to be “offers” under the Act.

In the future, Masterworks may disseminate advertisements on mediums, such as television, radio, or direct mail, that may not satisfy traditional offering circular delivery requirements under the Act and may relate to advisory services or financial products sold pursuant to exemptions that do not require delivery of an offering circular. However, if any such advertisements are deemed to be “offers” of securities in this Regulation A offering, such communications could violate the securities laws and could result in fines, penalties and or other remedial actions. This could adversely affect our business and results of operations, and we may be forced to terminate series offerings or sell the Artwork of each affected series. In addition, Masterworks may need to discontinue or suspend certain types of advertisements, which would likely be harmful to its business and may have a material adverse effect on the Company and Class A shareholders.

By purchasing shares in the series offerings, you are bound by the provisions contained in our subscription agreement which provide for mandatory arbitration and a waiver of rights to a jury trial which limits your ability to bring class action lawsuits, seek remedies on a class basis or have a jury decide the factual merits of your claim.

By purchasing shares in the series offerings, investors agree to be bound by the arbitration provisions contained in our subscription agreement which provide that arbitration is the exclusive means for resolving disputes relating to or arising out of the subscription agreement, the shares, the Masterworks Platform, and/or the activities or relationships that involve, lead to, or result from any of the foregoing. In addition, by signing the subscription agreement, you waive your rights to a jury trial in any such dispute. Please note that neither the mandatory arbitration provision nor the waiver of your rights to a jury trial apply to claims made under the federal securities laws or any dispute you may have with Masterworks Advisers. Arbitration awards are generally final and binding. A party’s ability to have a court reverse or modify an arbitration award is very limited. Purchasers of shares in a secondary transaction would also be subject to the same arbitration provisions and jury waiver that are currently in our subscription agreement. Such arbitration provision limits the ability of investors to bring class action lawsuits or similarly seek remedies on a class basis for claims subject to the provision. If invoked, the arbitration is required to be conducted in New York, NY in accordance with New York law. The subscription agreement allows for either the Company or an investor to elect to enter into binding arbitration in the event of any covered claim in which the Company and the investor are adverse parties. While not mandatory, in the event that the Company were to invoke the arbitration clause, the rights of the adverse shareholder to seek redress in court would be severely limited. These restrictions on the ability to bring a class action lawsuit and the waiver of a jury trial may result in increased costs and/or reduced remedies, to individual investors who wish to pursue claims against the Company, except in the case of claims made under the federal securities laws.

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DILUTION

Prior to giving effect to each series offering, 100% of the membership interests of each series of the Company for which we are conducting a series offering are held by Masterworks.

Investors in the series offerings will suffer immediate dilution in the net tangible book value per share $1.98 as a result of the Expense Allocation to be paid to Masterworks as part of our cost of utilizing the Masterworks Platform and acquiring the Artwork of each series. We estimate that the net tangible book value per share upon the final closing of a series offering after giving effect to the intended use of proceeds from such offering will be $18.02.

The Class B shares of a series may also have a dilutive effect following the final closing of the offering of a series. The formula for the conversion of the Class B shares of a series into the Class A shares of a series is as follows:

Class A shares of a series issuable upon conversion	=	(A) Value Increase, multiplied by
(B) Conversion Percentage, multiplied by
(C) 20%, divided by
(D) Class A share Value of a series.

Definitions for conversion calculation:

“Value Increase”	means, the aggregate value of Class A shares of the applicable series outstanding at such time on a fully diluted basis (including any shares issuable upon exchange of SPC Preferred shares (“Exchange Shares”)), minus the product of (i) the number of Class A shares of such series outstanding at such time on a fully diluted basis (including Exchange Shares) and (ii) $20.00, if such difference is positive.

“Conversion Percentage”	means, (A) the number of Class B shares of a series being converted, divided by (B) the number of Class B shares of a series outstanding.

“Class A share Value”	means, as of the close of business on the day preceding the conversion date, the volume weighted average trading price (“VWAP”) of the Class A shares of a series on all trading platforms or trading systems on which the Class A shares of a series are being traded over the forty-five (45) trading days then ended, provided, that if the total aggregate trading volume over such 45-trading-day period is less than 5% of the public float, such period shall be extended to the ninety (90) trading days then ended, provided, further, if the total aggregate trading volume over such 90-trading-day period is less than 5% of the public float, the holder of the Class B shares of a series shall request that the Administrator obtain an appraisal of the Class A share Value of a series from one or more independent nationally-recognized third party appraisal companies and such appraisal shall constitute the Class A share Value of a series.*

* The hypothetical Class A share values of a series represent the assumed VWAP, or in the absence of a trading market, the appraised fair value of the Class A shares of a series, which, in either case, is assumed to be the amount that a Class A share of a series would receive upon sale of the Artwork of such series (i.e. the appraised value of the Artwork of such series divided by the fully diluted number of Class A shares of such series outstanding).

Examples of conversion calculation

The following table illustrates the number and percentage of Class A shares of a series (rounded to nearest whole share) that would be issued to Masterworks upon conversion of all of its Class B shares of a series based on hypothetical changes in the trading price or value of the Class A shares of a series, assuming that 83,250 Class A shares are sold in such series offering:

Hypothetical Class A share Value of a series	$20.00	$30.00	$40.00	$50.00	$60.00
No. of Class A shares of a series Masterworks would receive upon conversion of 100% of its Class B shares of a series	0	6,938	10,406	12,488	13,875
Percentage of total outstanding Class A shares of a series Masterworks would receive upon conversion of 100% of its Class B shares of a series	0%	7.69%	11.11%	13.04%	14.29%

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Pursuant to the foregoing formula, Class A shares of a series will only be issuable upon a conversion of Class B shares of a series if the value of the Class A shares of a series is higher than $20.00 per share. Upon the final closing of each series offering, the value of the Class A shares of a series will be $20.00 per share based on the offering price and therefore, no shares will be issuable upon a conversion of Class B shares of a series into Class A shares of a series at such time.

Nominal consideration was paid for the membership interests represented by Class B shares of a series. The aggregate cash cost to Masterworks for the Class B shares of a series will be $100.00 (representing the cash payment made in consideration of the issuance of membership interests represented by Class B shares of a series) or less than $0.01 per share. If in the future the value of the Class A shares of a series increases to where there is a gain in value, based on the above formula, there will be additional dilution.

For example, if the value of the Class A shares of a series is $30 per share, based on the foregoing conversion formula, the Class B shares of a series will be convertible into 6,938 Class A shares of a series if Masterworks decides to convert all of the Class B shares of a series they hold. The new investors ownership interest would be diluted as follows assuming that 83,250 Class A shares of a series are sold in such series offering:

	Dilution Based on Hypothetical Conversion
	Shares Purchased		Total Consideration		Average Price
	Number	Percent	Amount	Percent	per Share
Existing shareholders as of March 18, 2025	0	0.0%	$0	0.0%	$0.00
Assumed issuance of Class A shares for Class B shares	6,938	7.69%	$100	0.0%	$0.01
New investors (a series offering)	83,250	92.31%	$1,665,000	100.0%	$20.00
Total	90,188	100.0%	$1,665,100	100.0%	$20.01

In addition, as additional SPC Preferred shares are issued to the Administrator as payment for its entity-level and asset management services, the corresponding series will suffer dilution.

Further, the SPC Preferred shares will be exchangeable for Class A shares of the series of which the segregated portfolio holds the Artwork at an exchange rate of 1 for 1. Once SPC Preferred shares are exchanged for Class A shares of a series, there will be dilution to the holders of the Class A shares of such series.

PLAN OF DISTRIBUTION

The Company is selling the Class A shares through the Masterworks Platform and is not selling the Class A shares or soliciting investors through commissioned sales agents or underwriters. Representatives of an SEC registered investment adviser may provide advisory services to prospective investors. For additional information about these advisory services, please see “Advisory Services.” Subscriptions will be made only through the Masterworks Platform and payment will be made directly to a series of the Company. The subscription funds paid by investors as part of the subscription process will be held in a sub account of the Company with Goldman Sachs Bank USA, or a similar institution, and will not be commingled with the account of any other series or the Company, until, if and when there is a closing with respect to that series. Any interest earned on subscription funds will be allocated to Masterworks as a distribution or as interest earned in respect of  the Masterworks advance. All fees and expenses of the offerings will be paid by Masterworks and the Company shall have no responsibility for any such amounts payable. Accordingly, the gross proceeds from each series offering shall be the same as the net proceeds from such series offering. Each series offering will not exceed 24 months from the date of commencement in accordance with Rule 251(d)(3) of Regulation A.

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Online Subscriptions

Our affiliate Masterworks, LLC and its principals own and operate the Masterworks Platform located at https://www.masterworks.com/ that allows investors to acquire interests in special purpose companies that invest in artworks. Through the Masterworks Platform, investors can, once they establish a profile, browse and screen potential artwork investments, view details of an investment and sign contractual documents online.

After the qualification by the SEC of the offering statement of which this Offering Circular is a part, the series offerings will be conducted through the Masterworks Platform, whereby investors will receive, review, execute and deliver subscription agreements electronically as well as make payment of the purchase price in the form of ACH debit, credit card, or wire transfer into a segregated sub account of the Company with Goldman Sachs Bank USA, or a similar institution and will not be commingled with the account of any other series or the Company, until, if and when there is a closing with respect to that series. Credit card subscription shall not exceed the lesser of $30,000 or the amount permitted by applicable law, per series offering, per subscriber. Investors contemplating using their credit card to invest are urged to carefully review “Risk Factors – Risks of investing using a credit card.” Credit card investment will result in incurrence of third-party fees and charges, interest obligations which will lower your expected investment returns and could exceed your actual returns. In addition, if you cannot meet your minimum payment obligation, you may damage your credit profile which would make it more difficult and more expensive to borrow in the future. On any relevant closing date, the funds in the account will be released to the applicable series and the associated Class A shares of a series will be issued to the investors in the offering of a series. If there are no closings of the offering of a series, the funds deposited in the segregated sub account will be promptly returned to subscribers, without deduction and generally without interest.

Upon each closing of a series offering under the terms as set out in this offering circular, funds will be immediately transferred to us (where the funds will be available for use in the operations of the Company’s business in a manner consistent with the “Use of Proceeds” in this offering circular).

Transfer Agent and Registrar

The transfer agent and registrar for the Class A shares of each series is Equity Stock Transfer, LLC. The transfer agent’s address is 237 West 37th Street, Suite 602, New York, New York 10018. The transfer agent’s telephone number is 212-575-5757. We intend to avoid registration of the Class A shares of each series under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and may avail ourselves of the conditional limitation on shares “held of record” contained in Rule 12g5-1(a)(7) of the Exchange Act. In connection with any shareholder distributions upon a sale of an Artwork of a series, we may also engage Equity Stock Transfer, LLP as paying agent in accordance with the terms of our operating agreement.

Book-Entry Records of Class A shares

Ownership of the Class A shares of a series will be represented in “book-entry” only form directly in the name of the respective owner of the Class A shares of a series and shall be recorded by the Company and that no physical certificates shall be issued, nor received, by the Company or any other person. The Company or Masterworks shall send out email confirmations of positions and notifications of changes “from” us upon each and every event affecting any person’s ownership interest.

Investment Amount Limitations

The maximum investment amount per investor in any series is $250,000 (12,500 Class A shares) and the minimum investment amount per investor in any series is $15,000 (750 Class A shares) for investors that have not previously invested in offerings via the Masterworks Platform and $500 (25 Class A shares) for investors that have previously invested in other offerings on the Masterworks Platform. We reserve the right to reject any subscription, waive or increase the maximum purchase restriction or waive or decrease the minimum purchase restriction in our sole and absolute discretion and we routinely grant such waivers, increases or reductions for categories of investors or on a case-by-case basis. Accordingly, investors should not assume that the stated minimum investment restriction will be applied uniformly to all investors.

Subscriptions, once received, are irrevocable by the investors. Further, pursuant to the terms of the Company’s operating agreement, an investor, other than an affiliate of Masterworks, generally cannot own, or be deemed to beneficially own, as “beneficial ownership” is determined pursuant to Section 13(d) and 13(g) of the Securities Act, more than 24.99% of the total number of Class A shares of a series outstanding. We may waive such limit on a case-by-case basis in our sole discretion.

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Generally, no sale may be made to you in the offering of a series if the aggregate purchase price you pay for your investment in any of the interests of our company (in connection with any series offered under Regulation A) is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, you are encouraged to refer to www.investor.gov.

As a Tier 2, Regulation A offering, investors must comply with the 10% limitation to investment. The only investor in the offering of a series exempt from this limitation is an accredited investor, an “Accredited Investor,” as defined under Rule 501 of Regulation D. If you meet one of the following tests you should qualify as an Accredited Investor:

(i)	You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse or spousal equivalent in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(ii)	You are a natural person and your individual net worth, or joint net worth with your spouse or spousal equivalent, exceeds $1,000,000 at the time you purchase Class A shares (please see below on how to calculate your net worth);

(iii)	You are a director, executive officer or general partner of the issuer or a director, executive officer, or general partner of the general partner of the issuer;

(iv)	You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, or limited liability company, not formed for the specific purpose of acquiring the Class A shares, with total assets in excess of $5,000,000;

(v)	You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act, an investment advisor registered pursuant to the Investment Advisers Act of 1940 or registered pursuant to the laws of a state, an investment advisor relying on the exemption of registering with the SEC under the Investment Advisers Act of 1940, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940, or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958, or a Rural Business Investment Company as defined in the Consolidated Farm and Rural Development Act, or a private business development company as defined in the Investment Advisers Act of 1940;

(vi)	You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

(vii)	You are a trust with total assets in excess of $5,000,000, your purchase of Class A shares is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Class A shares; or

(viii)	You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

(ix)	You are an entity, of a type not listed in the above paragraphs (iv), (v), (vi), (vii), or (viii), not formed for the specific purpose of acquiring the Class A shares, owning investments in excess of $5,000,000;

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(x)	You are a natural person holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the SEC has designated as qualifying an individual for accredited investor status;

(xi)	You are a “family office,” as defined by the Investment Advisers Act of 1940, with assets under management in excess of $5,000,000, and is not formed for the specific purpose of acquiring the Class A shares, and your prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment;

(xii)	You are a “family client,” as defined under the Investment Advisers Act of 1940, of a family office meeting the requirements in the above paragraph (xi), and your prospective investment in the issuer is directed by such family office pursuant to the above paragraph (xi).

Offering Period and Expiration Date

The series offerings are being conducted as a continuous offering pursuant to Rule 251(d)(3) of Regulation A, meaning that while the offering of a particular series is continuous, active sales of series interests may take place sporadically over the term of the series offering. There will be a separate closing, or multiple closings, with respect to each series offering. An initial closing of a series offering will take place on the earliest to occur of (i) the date subscriptions for the maximum number of series Class A shares have been accepted, (ii) a date determined by us in our sole discretion and (iii) the date that is 24 months following the qualification date of the offering statement. Notwithstanding, we reserve the right to terminate a series offering for any reason at any time prior to the initial closing of such series offering. Additionally, any subsequent series closing following such initial closing will take place on the earliest to occur of (i) the date subscriptions for the maximum number of series Class A shares have been accepted, (ii) a date determined by us in our sole discretion and (iii) the date that is 24 months following the qualification date of the offering statement. If an initial closing has not occurred, a series offering will be terminated upon the earliest to occur of (i) the date that is 24 months following the qualification date of the offering statement and (ii) any date on which we elect to terminate the offering for a particular series in our sole discretion. No securities are being offered by existing security-holders.

Masterworks Platform

We plan to use the Masterworks Platform website at https://www.masterworks.com/ to provide notification of the anticipated series offerings. Prior to the qualification of a series offering by the SEC, we may post information about the anticipated series offering on the Masterworks Platform website, including prior auction sales of art created by the artist. This offering circular as well as amendments to this offering circular after it has been publicly filed and prior to qualification by the SEC will be furnished to prospective investors for their review via download 24 hours per day, 7 days per week on the website as well.

Procedures for Subscribing

After the qualification by the SEC of the offering statement of which this offering circular is a part, if you decide to subscribe for any Class A shares in any series offering, you should visit the Masterworks Platform website at https://www.masterworks.com/, and follow the links and procedures described on the website. The website will direct you to receive (upon your acknowledgement that you have had the opportunity to review this offering circular), review, execute and deliver the subscription agreement electronically. The Masterworks Platform provides a secure portal to enable you to subscribe as follows:

1.	You will be required to provide basic identifying information, including your name, email address, phone number, and to establish a password, after which you will be prompted to continue to the next screen. After that, Masterworks sends you an email requesting you to click a link that verifies your email address and confirms that you created your profile with Masterworks.

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2.	If applicable, based on your identifying information, you may be prompted to schedule a call with a Masterworks Advisers adviser representative, at which time you will also review and sign an Investment Advisory Agreement, a form of which is attached as Exhibit 99.1 to the offering statement of which this offering circular is an integral part.

3.	Once you complete a call with an Masterworks Advisers adviser representative, if applicable, and once a series offering has been qualified by the SEC, you can initiate the subscription process by clicking a “Invest Now” link adjacent to a reference to the particular offering.

4.	You will then be presented with a link to the Offering Circular (and any post qualification supplements or amendments, if applicable) and basic information about the series offering, including an image of the relevant artwork, the maximum aggregate offering amount and the minimum investment amount.

5.	You will be requested to input and confirm the dollar amount of your proposed subscription.

6.	You will then be prompted to select whether you are investing yourself or through an entity, trust or joint account.

7.

After a prompt to continue, you will be requested to select a payment method, including: (i) linking a bank account to facilitate payment through the Automated Clearing House, or ACH, (ii) federal funds wire transfer, (iii) credit card, (iv) transfer from an IRA account, or (v) your Masterworks wallet as follows:

(a) ACH. If you choose to link your bank account, you will be requested to select your bank among a directory of banks and you will be prompted to provide your bank user name and password and to select the particular account. You may also confirm your bank account by confirming micro deposits in lieu of using your user name and password.

(b) Wire Transfer. If you choose to pay by wire transfer, you will be provided with the issuer’s bank account number, routing number and bank address, along with a unique identifying code that will enable us to match the incoming wire transfer with your subscription.

(c) Credit Card. If you choose to pay by credit card, you will be prompted to provide your credit card information and will be presented with a screen that reflects the amount of your subscription, the amount of fees that would be charged by the credit card issuer for the transaction and the total amount payable.

8.	After payment is complete, you will be directed to review and execute a copy of the subscription agreement, which contains an active hyper-link to the operating agreement for the issuer and is self-populated with your name, address, telephone number, subscription amount and method of payment.

9.	Next, you will be requested to complete certain special reporting obligations questions. Then, you must verify your identity and you will be presented with an active hyperlink to a Customer ID Program Notice which describes the identification information you need to provide. You will be prompted to provide us with your address, date of birth and your social security or tax identification number. You will also be asked: (i) whether you are an accredited investor (with appropriate definitions provided) and if not, you will be asked to confirm that your investment will be less than 10% of your net worth or annual gross income, (ii) whether you or anyone in your household are associated with a FINRA member, securities exchange, self-regulatory organization or the SEC and (iii) whether you or anyone in your household or immediate family is a 10% shareholder, officer, or member of the board of directors of a publicly traded company.

10.	After your identity is cleared against certain governmental terrorist watch lists and lists designed to prevent or deter money-laundering, you will be presented with a confirmation of your accepted subscription. Investors selecting ACH or wire transfer will receive an email that payment has been initiated and a follow-up email indicating that the payment has been received by the issuer.

11.	You will receive an email confirmation indicating the amount of your subscription, along with a fully executed copy of the subscription agreement, which will be time and date stamped, for your records.

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12.	You will then be presented with a screen requesting certain tax exemption status information that will be used, along with other information previously provided, to populate a Form W-9 (Request for Taxpayer Identification Number and Certification) or W-8 (International), as applicable.

13.	Lastly, you will be directed to a “My Account” screen that summarizes the status of your subscription, order history, whether or not shares have been issued, profile information, tax documents and active hyperlinks to the subscription agreement and operating agreement.

Any potential investor will have ample time to review the Subscription Agreement, along with their counsel, prior to making any final investment decision. We will not accept any money until the SEC declares this offering circular qualified.

The subscription funds advanced by prospective investors as part of the subscription process will be held in a segregated sub account of the Company with Goldman Sachs Bank USA, or a similar institution and will not be commingled with the account of any other series or the Company, until, if and when there is a closing with respect to that series. The funds in the account will be released to us on each closing date. We intend to complete multiple closings of each series offering and, until a closing date of a series offering, the proceeds for the series offering will be kept in the segregated bank account. At the closing of each series offering, the proceeds will be distributed to us and the associated Class A shares of the applicable series will be issued to the investors in this series offering. If any series offering is terminated without a closing, or if a prospective investor’s subscription is not accepted or is cut back due to oversubscription or otherwise, such amounts placed into a segregated account will be returned promptly without interest. Any costs and expenses associated with a terminated series offering will be borne by Masterworks.

You will be required to represent and warrant in your subscription agreement that you are an accredited investor as defined under Rule 501 of Regulation D or that your investment in any of the interests of the Company (in connection with any series offered under Regulation A) does not exceed 10% of your net worth or annual income, whichever is greater, if you are a natural person, or 10% of your revenues or net assets, whichever is greater, calculated as of your most recent fiscal year if you are a non-natural person. By completing and executing your subscription agreement you will also acknowledge and represent that you have received a copy of this offering circular, you are purchasing the Class A shares of a series for your own account and that your rights and responsibilities regarding your Class A shares of a series will be governed by our operating agreement and Certificate of Formation, each filed as an exhibit to the offering statement of which this offering circular forms an integral part. Purchasers of the Class A shares of a series in the offering of a series and subsequent purchasers will be deemed to become party to the Masterworks Vault 3, LLC operating agreement, a form of which is filed as Exhibit 2.3 to the offering statement of which this offering circular forms an integral part.

●	Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to the sub account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

●	Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the Class A shares of the series subscribed at the applicable closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

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For the purposes of calculating your Net Worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Class A shares of a series.

In order to purchase Class A shares of a series and prior to the acceptance of any funds from an investor, an investor will be required to represent, to our satisfaction, that he or she is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in the offering of the series.

Non-U.S. investors may participate in the offering of a series by depositing their funds in the segregated account. Any such funds that are received shall be held on deposit until the applicable closing under the offering of the series or returned if there is no closing.

Selling Restrictions

Notice to prospective investors in Canada

The offering of the Class A shares of a series in Canada is being made on a private placement basis in reliance on exemptions from the prospectus requirements under the securities laws of each applicable Canadian province and territory where the Class A shares of a series may be offered and sold, and therein may only be made with investors that are purchasing as principal and that qualify as both an “accredited investor” as such term is defined in National Instrument 45-106 Prospectus and Registration Exemptions and as a “permitted client” as such term is defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligation. Any offer and sale of the Class A shares of a series in any province or territory of Canada may only be made through a dealer that is properly registered under the securities legislation of the applicable province or territory wherein the Class A shares of a series are offered and/or sold or, alternatively, by a dealer that qualifies under and is relying upon an exemption from the registration requirements therein.

Any resale of the Class A shares of a series by an investor resident in Canada must be made in accordance with applicable Canadian securities laws, which may require resales to be made in accordance with prospectus and registration requirements, statutory exemptions from the prospectus and registration requirements or under a discretionary exemption from the prospectus and registration requirements granted by the applicable Canadian securities regulatory authority. These resale restrictions may under certain circumstances apply to resales of the Class A shares of a series outside of Canada.

Upon receipt of this document, each Canadian investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque investisseur canadien confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement.

Notice to prospective investors in the European Economic Area

In relation to each Member State of the European Economic Area (each, a “Relevant Member State”), no offer of Class A shares of a series may be made to the public in that Relevant Member State other than:

●	To any legal entity which is a qualified investor as defined in the Prospectus Directive;

●	To fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives; or

●	In any other circumstances falling within Article 3(2) of the Prospectus Directive,

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provided that no such offer of Class A shares of a series shall require us or the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

Each person in a Relevant Member State who initially acquires any Class A shares of a series or to whom any offer is made will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive. In the case of any Class A shares of a series being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the Class A shares of a series acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any Class A shares of a series to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.

We, the representatives and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

This offering circular has been prepared on the basis that any offer of Class A shares of a series in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of Class A shares of a series. Accordingly, any person making or intending to make an offer in that Relevant Member State of Class A shares of a series which are the subject of the offering contemplated in this offering circular may only do so in circumstances in which no obligation arises for us to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. We have not authorized, nor do we authorize, the making of any offer of Class A shares of a series in circumstances in which an obligation arises for us to publish a prospectus for such offer.

For the purpose of the above provisions, the expression “an offer to the public” in relation to any Class A shares of a series in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Class A shares of a series to be offered so as to enable an investor to decide to purchase or subscribe the Class A shares of a series, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member States) and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Notice to prospective investors in the United Kingdom

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”).

Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

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Notice to Prospective Investors in Switzerland

The Class A shares of a series may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the Class A shares of a series or the offering of a series may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering of a series, our Company, the Class A shares of a series have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of Class A shares of a series will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of Class A shares of a series has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of Class A shares of a series.

Notice to Prospective Investors in the Dubai International Financial Centre

This offering circular relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority, or DFSA. This Offering circular is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this offering circular nor taken steps to verify the information set forth herein and has no responsibility for the offering circular. The Class A shares of a series to which this offering circular relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Class A shares of a series offered should conduct their own due diligence on the Class A shares of a series. If you do not understand the contents of this offering circular you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, or ASIC, in relation to the offering of a series. This offering circular does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001, or the Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the Class A shares of a series may only be made to persons, or the Exempt Investors, who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the Class A shares of a series without disclosure to investors under Chapter 6D of the Corporations Act.

The Class A shares of a series applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under a series offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring Class A shares of a series must observe such Australian on-sale restrictions.

This offering circular contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this offering circular is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

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Notice to prospective investors in China

This offering circular does not constitute a public offer of the Class A shares of a series, whether by sale or subscription, in the People’s Republic of China (the “PRC”). The Class A shares of a series are not being offered or sold directly or indirectly in the PRC to or for the benefit of, legal or natural persons of the PRC.

Further, no legal or natural persons of the PRC may directly or indirectly purchase any of the Class A shares of a series or any beneficial interest therein without obtaining all prior PRC’s governmental approvals that are required, whether statutorily or otherwise. Persons who come into possession of this document are required by the issuer and its representatives to observe these restrictions.

Notice to Prospective Investors in Hong Kong

The Class A shares of a series have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the Class A shares of a series has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Class A shares of a series which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

The Class A shares of a series have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

This offering circular has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this offering circular and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of Class A shares of a series may not be circulated or distributed, nor may the Class A shares of a series be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Class A shares of a series are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a) A corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire Class A share capital of a series of which is owned by one or more individuals, each of whom is an accredited investor; or

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(b) A trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Class A shares of a series pursuant to an offer made under Section 275 of the SFA except:

(i) To an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(ii) Where no consideration is or will be given for the transfer;

(iii) Where the transfer is by operation of law;

(iv) As specified in Section 276(7) of the SFA; or

(v) As specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Class A shares of a series) Regulations 2005 of Singapore.

ADVISORY SERVICES

Investment adviser representatives of Masterworks Advisers, LLC (“Masterworks Advisers”), a SEC registered investment adviser, will provide investment advisory services to persons who have indicated an interest in investing in the Class A shares of each series offered pursuant to this offering circular and other offerings sponsored by Masterworks. These advisory services will be provided by a dedicated team of investment adviser representatives who are employees of Masterworks and associated persons of Masterworks Advisers. Any investor that speaks to an adviser representative will be requested to enter into an Investment Advisory Agreement with Masterworks Advisers, a form of which is attached as Exhibit 99.1 to the offering statement of which this offering circular is an integral part. The adviser representatives receive fixed compensation from Masterworks and Masterworks Advisers, and may also receive discretionary non-transaction-based incentive compensation from Masterworks Advisers and Masterworks affiliates. All funds necessary for the services provided by Masterworks Advisers and the dedicated advisor representatives are paid by Masterworks and no separate fees will be charged to investors in the series offerings in respect of such services.

In addition, Masterworks Advisers may be deemed to be a statutory underwriter in connection with the distribution of the series offerings and or other offerings sponsored by Masterworks. The adviser representatives dedicated to providing investment advisory services to persons interested in investing in Masterworks securities offerings will not provide recommendations or advice on any alternative investments or other asset classes. In light of the exclusive nature of the arrangement between dedicated adviser representatives and Masterworks Advisers and Masterworks, coupled with the fact that Masterworks Advisers is a wholly owned subsidiary of Masterworks and all funds used to compensate the dedicated adviser representatives are paid by Masterworks, Masterworks Advisers and these adviser representatives have conflicts of interest and lack the independence of other investment professionals who may provide more generalized investment advice.

USE OF PROCEEDS TO ISSUER

Masterworks will pay all expenses of the series offerings, including fees and expenses associated with qualification of the series offerings under Regulation A. Therefore, the gross proceeds from the series offerings will equal the net proceeds from the series offerings. We intend to use a portion of the proceeds from the initial closing of the series offerings to contribute to segregated portfolios of Masterworks Cayman to acquire the Artworks of the series, and if and to the extent such proceeds are less than the purchase price, pursuant to a financing, license and sourcing agreement, the form of which is filed as Exhibit 6.4 to the offering statement of which this Offering Circular forms an integral part, Masterworks will advance to the segregated portfolios of Masterworks Cayman that will acquire the Artworks of a series any additional funds required to consummate the acquisitions. The remaining net proceeds of the series offerings, together with any unsold Class A shares of the series, if any, will be contributed to the segregated portfolios of Masterworks Cayman that will acquire the Artworks and will be used to repay the Masterworks advance and pay Masterworks the Expense Allocation. Accordingly, in any circumstance in which an initial closing of a series offering occurs, at the time of the final closing of such series offering, all Class A shares of such series will be issued and outstanding, the purchase price of the Artwork of such series and the Expense Allocation will be fully paid, each series will own its respective Artwork and the Company will have no indebtedness.

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The gross proceeds of each series offering will be used for the following:

Series 325

Uses	Amount	Approximate Percentage of Gross Proceeds
Acquisition of Artwork(1)	$3,100,000	90.09%
Expense Allocation Payment(2)	$341,000	9.91%
Total Proceeds	$3,441,000	100%

Series 334

Uses	Amount	Approximate Percentage of Gross Proceeds
Acquisition of Artwork(1)	$910,000	90.10%
Expense Allocation Payment(2)	$100,000	9.90%
Total Proceeds	$1,010,000	100%

Series 352

Uses	Amount	Approximate Percentage of Gross Proceeds
Acquisition of Artwork(1)	$1,105,000	90.06%
Expense Allocation Payment(2)	$122,000	9.94%
Total Proceeds	$1,227,000	100%

Series 355

Uses	Amount	Approximate Percentage of Gross Proceeds
Acquisition of Artwork(1)	$1,758,100	90.11%
Expense Allocation Payment(2)	$192,900	9.89%
Total Proceeds	$1,951,000	100%

Series 358

Uses	Amount	Approximate Percentage of Gross Proceeds
Acquisition of Artwork(1)	$1,152,500	90.11%
Expense Allocation Payment(2)	$126,500	9.89%
Total Proceeds	$1,279,000	100%

Series 369

Uses	Amount	Approximate Percentage of Gross Proceeds
Acquisition of Artwork(1)	$1,350,000	90.06%
Expense Allocation Payment(2)	$149,000	9.94%
Total Proceeds	$1,499,000	100%

Series 371

Uses	Amount	Approximate Percentage of Gross Proceeds
Acquisition of Artwork(1)	$900,000	90.09%
Expense Allocation Payment(2)	$99,000	9.91%
Total Proceeds	$999,000	100%

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Series 388

Uses	Amount	Approximate Percentage of Gross Proceeds
Acquisition of Artwork(1)	$900,000	90.09%
Expense Allocation Payment(2)	$99,000	9.91%
Total Proceeds	$999,000	100%

Series 414

Uses	Amount	Approximate Percentage of Gross Proceeds
Acquisition of Artwork(1)	$1,387,702	90.11%
Expense Allocation Payment(2)	$152,298	9.89%
Total Proceeds	$1,540,000	100%

Series 447

Uses	Amount	Approximate Percentage of Gross Proceeds
Acquisition of Artwork(1)	$235,000	90.04%
Expense Allocation Payment(2)	$26,000	9.96%
Total Proceeds	$261,000	100%

Series 462

Uses	Amount	Approximate Percentage of Gross Proceeds
Acquisition of Artwork(1)	$405,000	90.00%
Expense Allocation Payment(2)	$45,000	10.00%
Total Proceeds	$450,000	100%

Series 464

Uses	Amount	Approximate Percentage of Gross Proceeds
Acquisition of Artwork(1)	$2,050,000	90.07%
Expense Allocation Payment(2)	$226,000	9.93%
Total Proceeds	$2,276,000	100%

Series 466

Uses	Amount	Approximate Percentage of Gross Proceeds
Acquisition of Artwork(1)	$500,000	90.09%
Expense Allocation Payment(2)	$55,000	9.91%
Total Proceeds	$555,000	100%

Series 471

Uses	Amount	Approximate Percentage of Gross Proceeds
Acquisition of Artwork(1)	$1,209,625	90.07%
Expense Allocation Payment(2)	$133,375	9.93%
Total Proceeds	$1,343,000	100%

Series 474

Uses	Amount	Approximate Percentage of Gross Proceeds
Acquisition of Artwork(1)	$400,000	90.09%
Expense Allocation Payment(2)	$44,000	9.91%
Total Proceeds	$444,000	100%

Series 484

Uses	Amount	Approximate Percentage of Gross Proceeds
Acquisition of Artwork(1)	$1,065,456	90.06%
Expense Allocation Payment(2)	$117,544	9.94%
Total Proceeds	$1,183,000	100%

(1)	The “Acquisition of Artwork” refers to the purchase price of the Artwork plus shipping and conservation costs, if applicable.
(2)

Masterworks will receive an upfront payment, or “Expense Allocation” which is intended to be a fixed non-recurring expense allocation for (i) financing commitments, (ii) Masterworks’ sourcing the Artwork of a series, (iii) all research, data analysis, condition reports, appraisal, due diligence, travel, currency conversion and legal services to acquire the Artwork of a series and (iv) the use of the Masterworks Platform and Masterworks intellectual property. No other expenses associated with the organization of the Company, any series offering or the purchase and securitization of the Artwork will be paid, directly or indirectly, by the Company, any series or investors in any series offering.

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DESCRIPTION OF BUSINESS

The discussions contained in this offering circular relating to the artist applicable to each series, the Artwork of each series and the art industry are taken from third-party sources that the Company believes to be reliable and the Company believes that the information from such sources contained herein regarding the artist applicable to each series, the Artwork of each series and the art industry is reasonable, and that the factual information therein is fair and accurate.

Overview

We were formed as a Delaware series limited liability company on June 14, 2023, by Masterworks to facilitate investment in specific Artworks. We are a manager-managed limited liability company managed by a Board of Managers. Upon our formation, Masterworks was issued membership interests of the initial series of the Company representing 100% of our membership interests of each such series and will thereafter own 100% of the membership interests of each series prior to the initial closing of the offering conducted by such series. Masterworks adopted our amended and restated operating agreement and Masterworks will hold 1,000 Class B shares of each series that offers Class A shares. On or prior to the initial closing of the initial series offerings, we will enter into the management services agreement with our Administrator pursuant to which the Administrator will agree to maintain the Artwork of each series and manage our business. Our Administrator can withdraw for any reason from its position as our Administrator, subject to certain conditions.

Masterworks, acting as agent for the Company, is seeking to acquire a specific Artwork for each series of the Company at public auction or in a privately negotiated transaction from a private seller. No closing of any series offering will occur prior to the acquisition by such series of the relevant Artwork.

We intend to use a portion of the proceeds from the initial closing of each series offering to, indirectly through a segregated portfolio company of Masterworks Cayman, acquire the Artwork of a series, and if and to the extent such proceeds are less than the purchase price, Masterworks will advance such segregated portfolio any additional funds required to consummate the acquisition. The remaining net proceeds of a series offering, together with any unsold Class A shares in a series, if any, will be contributed to the segregated portfolio of Masterworks Cayman that will acquire the Artwork for such series and will be used to repay the Masterworks advance and pay Masterworks the Expense Allocation. The Masterworks advance will accrue interest equal to the amount of any interest earned on subscription funds, if any, prior to a closing. Following the initial closing of a series offering, title to the Artwork of a series will be held in such segregated portfolio of Masterworks Cayman. The Artwork of a series will be the only asset of a segregated portfolio and neither the series nor the segregated portfolio will have any indebtedness.

We do not expect to generate any material amount of revenues or cash flow from the Artwork of any series unless and until the Artwork of such series is sold and no profits will be realized by investors unless the Artwork of such series is sold for more than we acquire it for, plus the Expense Allocation amount and we have sufficient funds after payment of all associated costs and fees in connection with the sale of the Artwork of such series, or the investors are able sell their Class A shares of such series for a price higher than they purchased them for. We will be 100% reliant on the Administrator to maintain the Artwork of each series and manage our business.

Pursuant to a management services agreement among Masterworks, Masterworks Cayman and us to be entered into prior to the initial closing of the initial series offerings, Masterworks will manage all of our Company-specific administrative services and will maintain the Artwork of each series. In exchange for these services and paying all ordinary and necessary operating costs and expenses, Masterworks will receive SPC Preferred shares of a segregated portfolio of Masterworks Cayman, referred to as “SPC Preferred shares,” at a rate of 1.5% of the total SPC shares of such segregated portfolio of Masterworks Cayman outstanding which holds the Artwork of an applicable series, after giving effect to such issuance, per annum. Such issuances shall commence on the earliest closing date on which the offering is fully subscribed and at least 95% of the subscription proceeds for such offering have been received by the Company. There is no overall limit to the number of SPC Preferred shares that may be issued to pay these fees. SPC Preferred shares have no voting rights, but have a $20.00 per share liquidation preference over SPC Ordinary shares which are held by each series. This preference means that Masterworks management fees will be paid in priority to any payments made to Class A shareholders. Once earned, the SPC Preferred shares will be exchangeable for Class A shares of the series of which the segregated portfolio holds the Artwork at an exchange rate of 1 for 1 in the Administrator’s sole discretion. Once SPC Preferred shares are exchanged for Class A shares of a series, there will be dilution to the holders of the Class A shares of such series. For any series established before September 20, 2023, SPC Preferred shares can only be issued to, transferred to, or, held by, a Masterworks affiliate. The Administrator will also manage any extraordinary or non-routine services which may be required, from time-to-time, including, without limitation, litigation or services in connection with a sale of the Artwork of a series or any sale, merger, third-party tender offer or other similar transaction involving us. Any third-party costs incurred by the Administrator or payments made by the Administrator in connection with litigation or major transactions will be accrued as a liability of the applicable series and reimbursed upon the sale of the Artwork of a series or our Company, as applicable. Masterworks may determine to sell the Artwork of a series without engaging a third-party intermediary, in which event, Masterworks would be entitled to recoup its costs of marketing and selling the Artwork by seeking reimbursement from the applicable series or by charging the buyer a sales commission in connection with such sale. For more information regarding the management services agreement, see “Management.” We will not conduct any business activities except for activities relating to the ownership, maintenance, promotion and the eventual sale of the Artwork of a series. Our strategy will be to display and promote the Artwork of a series in a manner designed to enhance its provenance and increase its exposure and its value.

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Our Series LLC and Offering Structure

Each Artwork that we acquire will be owned by a separate series of the Company that we will establish to acquire that Artwork. Each series will indirectly hold title to the specific Artwork that it acquires through a segregated portfolio of Masterworks Cayman, SPC, a Cayman Islands segregated portfolio company. At the time of the initial closing of the offering for any particular series, the series will own 100% of the segregated portfolio that owns the Artwork, but such ownership interest will be diluted over time by Masterworks’ management fees as described under “Dilution”. We expect that the Company and each series will be regarded for income tax purposes as separate partnerships.

As a Delaware series limited liability company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series of the Company are segregated and enforceable only against the assets of such series under Delaware law. Similarly, as a Cayman Islands segregated portfolio company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing of a particular segregated portfolio of Masterworks Cayman are segregated and enforceable only against the assets of such segregated portfolio under Cayman Islands law. This means that a creditor of the Company or Masterworks Cayman would only be entitled to recover against assets attributed and credited to the specific series of the Company or segregated portfolio of Masterworks Cayman, as applicable, to which the obligation is attributed.

The number of Class A shares offered in any series offering will equal the quotient of (i) the price paid to acquire the Artwork, plus the Expense Allocation payable to Masterworks, divided by (ii) $20.00, which represents the offering price per Class A share for each series offering. There is no minimum number of Class A shares or dollar amount that needs to be sold of a series as a condition of any closing of the offering of a series. If any of the Class A shares offered by a series remain unsold as of the final closing, such unsold Class A shares shall be issued to Masterworks, in full satisfaction of its advance and the Expense Allocation as described in this Offering Circular. Subscriptions, once received, are irrevocable by investors.

The Class A shares represent an investment solely in a particular series and, thus, indirectly in the Artwork owned by that series. The Class A shares do not represent an investment in any other assets of the Company or in Masterworks. We do not anticipate that any series will own anything other than the single Artwork associated with such series. We currently anticipate that the operations of the Company, including the formation of additional series and the corresponding acquisition of additional Artworks, will benefit investors by allowing investors to build a diversified portfolio of art investments.

Our series offerings are conducted as a continuous offering pursuant to Rule 251(d)(3) of Regulation A, meaning that while the offering of a particular series is continuous, active sales of series interests may take place sporadically over the term of the offering.

There will be a separate closing, or multiple closings, with respect to each series offering. An initial closing of a series offering will take place on the earliest to occur of (i) the date subscriptions for the maximum number of series Class A shares have been accepted, (ii) a date determined by us in our sole discretion and (iii) the date that is 24 months following the qualification date of the offering statement. We reserve the right to terminate a series offering for any reason at any time prior to the initial closing of such series offering.

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Each series offering is being conducted pursuant to Regulation A of Section 3(6) of the Securities Act for Tier 2 offerings. Masterworks is not registered as a broker-dealer. The subscription funds advanced by prospective investors as part of the subscription process with respect to a particular series will be held in a segregated sub account of the Company with Goldman Sachs Bank USA, or a similar institution and will not be commingled with the account of any other series or the Company, until, if and when there is a closing with respect to that investor and that series. See “Plan of Distribution” and “Description of Shares” for additional information.

Acquisitions and Sales of Artwork

Artwork is sourced through Masterworks dedicated acquisitions team, composed of individuals with significant expertise in the art market, valuation and execution of art transactions. This team is supported by Masterworks research, analytics and an extensive art market database. Artwork we acquire for each series offering will be described in the section of this offering circular entitled “The Series Artwork.” We expect that Artwork we acquire will typically meet the below-listed general criteria, though we may offer an investment in series that hold Artwork that do not satisfy all of such criteria, including for the avoidance of doubt Artwork in other collecting categories:

●	paintings, but may also include sculptures and other artistic objects;
●	created by artists generally considered within the Post-War and Contemporary collecting category;
●	created by artists with significant secondary market traction, evidenced by sales volume in excess of a minimum of $1.0 million annually at public auction; and
●	acquisition price of between $150,000 and $30,000,000 and that we believe is at or below the fair market value of the Artwork.

The acquisition of the Artworks by segregated portfolios of Masterworks Cayman is planned to occur contemporaneously with or before the initial closing of each series offering. We intend to use a portion of the proceeds from the initial closings of the series offerings to contribute to segregated portfolios of Masterworks Cayman to acquire the Artworks, and if and to the extent such proceeds are less than the purchase price, Masterworks will advance such segregated portfolios of Masterworks Cayman any additional funds required to consummate the acquisitions. The remaining net proceeds of the series offerings, together with any unsold Class A shares of such series, if any, will be contributed to the segregated portfolios of Masterworks Cayman that will acquire the Artworks and will be used to repay the Masterworks advance and pay Masterworks the Expense Allocation. The Masterworks advance will accrue interest equal to the amount of any interest earned on subscription funds, if any, prior to a closing. Following the initial closings of each series offering, title to the Artworks will be held in such segregated portfolios of Masterworks Cayman. After completion of an offering, ownership of shares in a segregated portfolio of Masterworks Cayman will be the only material asset of a series and the relevant Artwork will be the only asset of the segregated portfolios, and neither the series nor the segregated portfolio will have any indebtedness.

We determine to sell Artwork based on a number of factors, including our perception of the fair value of the Artwork relative to its proposed selling price, our perspective on the current state and future direction of the applicable artist market and the art market more generally, the absolute net returns we can deliver to shareholders, the length of our holding period and other factors. Artwork may be sold through public auction or privately through galleries, art market intermediaries or directly to collectors. We may sell Artwork through a gallery or other intermediary from which we acquired the Artwork, particularly for Artwork by an artist that is associated with or represented by such gallery or intermediary. We may own the Artwork for an indefinite period of time and each series may sell its Artwork at any time following the final closing of the offering of such series. Although we expect our holding period will typically be in the range of between 3-10 years from the time of acquisition, we may own Artwork for a significantly shorter or significantly longer period. We, in our sole and absolute discretion, will be able to sell the Artwork of any series at any time and in any manner and distribute the proceeds of such sale. There is no guarantee that any sale of Artwork will be successful, or if successful, that the net proceeds realized by Class A shareholders from such transaction will be reflective of the most recent appraised value of the Artwork or the estimated net asset value of the Class A shares at such time.

Masterworks Experience Securitizing Artwork

In 2022, Masterworks affiliates acquired more than 96 distinct artworks at prices of between $400,000 and $11,000,000, making it one of the world’s most active participants in the Post-War and Contemporary art market. Masterworks has assembled a dedicated team of art market professionals focused on acquisitions, sales, valuation and transaction execution. These teams are staffed with individuals with diverse backgrounds and deep experience in the art market, including art investment, transactions, research and analysis. Masterworks has developed an extensive network of relationships with auction houses, galleries, art intermediaries, private collectors, conservators, logistics firms and other professionals in the United States, Europe and Asia, which it believes provides it with informational and transactional advantages in the artist markets in which it invests. This team is supported by an industry-leading art market research function and extensive database of public auction data.

Scott W. Lynn, the Founder of Masterworks and Chief Executive Officer of the Administrator has been an active collector of Post-War and Contemporary art for more than twenty years and has built an internationally-recognized collection of Abstract Expressionism that has included works by Clyfford Still, Barnett Newman, Mark Rothko, Willem de Kooning, and more.

Set forth below is a summary of Masterworks’ experience securitizing Artwork. Other than the offerings described below, Masterworks has not offered any prior Regulation A investment programs in which disclosed in the offering materials was a date and time period at which the investment program might be liquidated.

Prior Offerings by the Company

The series described in this Offering Circular are the first offerings conducted by the Company. If we offer additional series in the future, we intend to present information below in tabular form regarding prior offerings by the Company that have the status of “Closed” or “Fully Subscribed”. When an offering is “Closed”, all funds have been received by investors, all subscriptions have been accepted and all Class A shares offered have been issued. When an offering is “Fully Subscribed”, executed subscriptions for all Class A shares offered have been received, but not all funds have been received and not all Class A shares have been issued.

Offerings by Other Masterworks Issuers

Masterworks affiliated issuers have completed 356 Regulation A offerings as of the date of this Offering Circular, each representing an investment in a single artwork. Artists whose artworks are beneficially owned by these issuers include some of the most iconic Post-War and Contemporary artists, including Andy Warhol, Banksy, Ed Ruscha, Jean-Michel Basquiat and Yayoi Kusama, among many others.

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Additional offerings by Masterworks affiliated issuers have been qualified by the SEC and are currently in progress, which means that they have not yet had a final closing, though certain of these offerings have been fully subscribed. In addition, other Masterworks affiliated issuers have filed offering statements which have not been qualified by the SEC. Such offering statements contain preliminary offering circulars which are incomplete, many of which do not currently identify the artist or the subject artwork.

In addition, Masterworks sponsors offerings pursuant to exemptions from the registration requirements of the Securities Act, including Rule 506(c) of Regulation D or Regulation S, by affiliated diversified artwork investment vehicles that will invest the proceeds of such offerings in a portfolio of artwork investments, which is expected to include an investment in the Class A shares of multiple series of the Company.

Dispositions

Set forth below is a summary of the Masterworks affiliated issuers that have consummated a transaction to sell artwork or have entered into a binding agreement to sell artwork. Except as set forth below, none of the artwork held by Masterworks affiliated Regulation A issuers has been sold as of the date hereof. Masterworks sells artwork opportunistically and therefore the actual returns achieved by investors in select issuers that have sold an artwork are not indicative of the investment performance of shares offered by the majority of other Masterworks issuers that have not yet sold an artwork and past performance is not indicative of future performance.

Issuer	Artist	Date of Sale Agreement	Date of Sale Announcement	Net Annualized Return(1)
Masterworks 003, LLC	Banksy	11/16/2020	11/17/2020 (Form 1-U)	32.00%(2)
Masterworks 016, LLC	Condo	12/1/2021	12/3/2021(Form 1-U)	39.30% (Form 1-U)
Masterworks 032, LLC	Oehlen	2/22/2022	2/24/2022 (Form 1-U)	36.20% (Form 1-U)
Masterworks 002, LLC	Monet	6/23/2022	6/28/2022 (Form 1-U)	9.20% (Form 1-U)(3)
Masterworks 022, LLC	Brown	7/8/2022	7/12/2022 (Form 1-U)	27.30% (Form 1-U)
Masterworks 010, LLC	Gilliam	8/4/2022	8/9/2022 (Form 1-U)	33.10% (Form 1-U)
Masterworks 025, LLC	Condo	9/15/2022	9/16/2022 (Form 1-U)	21.50% (Form 1-U)
Masterworks 014, LLC	Mitchell	10/24/2022	10/27/2022 (Form 1-U)	17.80% (Form 1-U)
Masterworks 011, LLC	Soulages	11/18/2022	11/23/2022 (Form 1-U)	13.9% (Form 1-U)
Masterworks 070, LLC	Warhol	12/8/2022	12/12/2022 (Form 1-U)	10.4% (Form 1-U)
Masterworks 028, LLC	Brown	12/9/2022	12/12/2022 (Form 1-U)	35.0% (Form 1-U)
Masterworks 181, LLC	Leigh	3/3/2023	3/8/2023 (Form 1-U)	325.5% (Form 1-U)
Masterworks 078, LLC	Warhol	3/11/2023	3/16/2023 (Form 1-U)	4.1% (Form 1-U)
Masterworks 012, LLC	Kusama	4/6/2023	4/11/2023 (Form 1-U)	17.6% (Form 1-U)
Masterworks 038, LLC	Kusama	5/15/2023	5/18/2023 (Form 1-U)	13.4% (Form 1-U)
Masterworks 151, LLC	Brown	7/19/2023	7/21/2023 (Form 1-U)	77.3% (Form 1-U)
Masterworks 119, LLC	Brown	12/4/2023	12/4/2023 (Form 1-U)	14.6% (Form 1-U)
Masterworks 184, LLC	Wood	12/1/2023	12/13/2023 (Form 1-U)	16% (Form 1-U)
Series 373, a Series of Masterworks Vault 3, LLC	Brown	12/8/2023	12/15/2023 (Form 1-U)	788.9% (Form 1-U)
Series 322, a Series of Masterworks Vault 1, LLC	Barnes	12/21/2023	12/26/2023 (Form 1-U)	142.8% (Form 1-U)
Masterworks 210, LLC	Forg	1/29/2024	1/31/2024 (Form 1-U)	16.4% (Form 1-U)
Series 375, a Series of Masterworks Vault 3, LLC	Yiadom-Boakye	3/7/2024	3/8/2024 (Form 1-U)	47.8% (Form 1-U)
Masterworks 006, LLC	Basquiat	4/29/2024	5/2/2024 (Form 1-U)	6.3% (Form 1-U)

1.	“Net Annualized Return” refers to the annualized internal rate of return, or IRR, net of all fees and costs, to holders of Class A shares from the primary offering, calculated from the final closing date of such offering to the date the sale is consummated. A more detailed breakdown of the Net Annualized Return calculation for each issuer can be found in the respective Form 1-U linked, with the exception of Masterworks 003, LLC (See Note 2). A notation of “N/A”, if applicable, indicates that the Net Annualized Return for such issuer is not yet finalized.
2.	Net Annualized Return for Masterworks 003, LLC is based on an initial offering size of $1,039,000 and a sale price of $1,500,000, resulting in a distribution amount of $26.67 per Class A share (including 806 Class A shares issued in respect of Masterworks administrative service fees), after deduction of the Class B profit share equal to $87,996 and sale and liquidation expenses of $5,000, and a holding period of 378 days.
3.	Net Annualized Return for Masterworks 002, LLC reflects $23.28 per Class A share distributed to shareholders after the (i) forfeiture by the Administrator of unvested shares issuable to it in respect of administrative fees and (ii) redemption for nominal consideration of all of the profit sharing interests represented by Class B ordinary shares held by Masterworks Gallery, LLC. If the forfeiture and redemption referenced in clauses (i) and (ii) had not occurred, the Net Annualized Return would have been 6.30%.

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About the Art Market

Primary Sources of Publicly Available Data

There are currently a limited number of sources of publicly available data on the art market. Below are leading sources often relied upon for information:

●	Art Basel, a promoter of art fairs and a subsidiary of MCH Group, an international marketing organization & UBS, an international banking organization, publishes the Art Market Report, which we refer to as the Art Basel Report, annually in March. Until recently, the report was published by the same art economist in collaboration with TEFAF.

●	Deloitte Luxembourg, a division of a global financial services company & ArtTactic, an art market research and analytics company, jointly publish the Art and Finance Report biannually in November.

●	Artnet, an art market website operated by Artnet Worldwide Corporation, a wholly owned subsidiary of Artnet, AG, a German publicly traded company.

●	ArtPrice, an art market website operated by ArtMarket.com, a French publicly-traded company controlled by Groupe Serveur.

●	ArtTactic, an art market website operated by ArtTactic Limited, a London-based private art market research company.

●

Major auction houses, including Christie’s, Sotheby’s and Phillips, among others, regularly publish data pertaining to upcoming and past auctions sales, both online and in paper catalogues. Masterworks reviews and compiles such data to derive additional analysis in the form of art market indices and summarized statistics on artists’ markets.

Statistical data relating to the art market is difficult to obtain, incomplete, or inconsistent. It is a substantially unregulated industry. Accordingly, you should not place undue reliance on any data or general information related to the art market.

Summary

The global art market is comprised of a network of auction houses, dealers, galleries, advisors, agents, individual collectors, museums, public institutions, and various experts and service providers engaged in the purchase and sale of unique and collectible works of art. Since 2014, total estimated annual art sales have ranged from $50.1 billion to $68.2 billion.

2024 marked the second consecutive year of declining transaction volume in the art market, as global auction sales from Christie’s, Sotheby’s and Phillips realized $8.27 billion, down 26% from 2023 and 40% from 2022. The number of lots sold in 2024 also fell relative to the 2023 total, down 7.1% to 107,000. The average price per lot was $77,615 in 2024, down 20% from 2023.

While volume declined in all price segments, the drawdown was largely concentrated at the top end of the market, with turnover for works hammering at $10 million or more shrinking for the second consecutive year to $1.2 billion, down 43.7% from the 2023 total. The $10 million+ segment represented 30.2% of total sales in 2024, compared to 37.8% the year before. This reflects a shortage of high-end material on the market, as it appears consignors became increasingly hesitant to send work to public auction, negatively impacting average price per lot sold. Just three works surpassed the $50 million mark in 2024, a fraction of the more than twenty that did so in 2022.

The sustained decline in transaction volume is not limited to any one region. In 2024, sales in New York, accounting for nearly half of the total auction volume at the top three houses, fell by 27% from the year prior to $4.1 billion. London, the second-largest sales hub with a 17.7% market share, saw a 22.9% drop in sales value from 2023, as activity appeared to be shifting to Paris, where total volume remained steady, amid the added complexities of dealing art in the UK post-Brexit. Meanwhile, Hong Kong experienced a 27.5% decline in sales volume between 2023 and 2024, as ongoing economic challenges in China appear to continue to drag on art spending.

Post-War art proved the most resilient category in 2024, posting a 20% year-over-year decline to $880 million total hammer price in 2024. Warhol, Mitchell, and Kusama topped the Post-War segment rankings. Contemporary art fell by 26% from 2023 to 2024 to $1.3 billion. Basquiat and Hockney led the segment, accounting for 9 of the top 10 hammer prices achieved at auction in 2024 – Ruscha took the top spot, with ‘Standard Station, Ten-Cent Western Being Torn in Half’ hammering for $59 million at Christie’s New York in November 2024. Meanwhile, the Modern segment contracted by 32%.

The Young Contemporary market experienced the sharpest decline, with the total hammer price slashed by half compared to 2023 to $100 million in 2024. Hong Kong experienced a sharp decline in both spending and market share with $23 million in Young Contemporary works sold in Hong Kong last year, down from the $108 million spent on this segment in 2022. Despite this, the number of young contemporary artists selling at auction increased from 981 to 1051, showing a continued demand for work by young talent.

While the growth in market share for female artists remained relatively flat, representing 12.7% of turnover in 2024, down from 13.6% the previous year, female surrealists emerged as a bright spot – artists like Leonora Carrington, Remedios Varo, and Leonor Fini saw strong demand. Overlooked female Abstract Expressionist artists like Lynne Drexler saw strong demand, and Joan Mitchell reinforced her strong market standing, ranking second only to Warhol in Post-War sales. Notably, 2024 marked the first year that the majority of spending in the Young Contemporary category was directed toward women artists.

The unstable macroeconomic climate explains much of the decline; rising inflation and interest rates, geopolitical turbulence and a dynamic stock market may have combined to drag on art spending. Looking forward to 2025, the art market may continue to face challenges at the hands of economic and geopolitical uncertainty. As we move deeper into a buyer’s market, experts predict that prices may accommodate the macroeconomic conditions, allowing for more people to enter the market and sustain the rebound in transaction volume.

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Prior to the pandemic induced slowdown, the last major recession in the art market occurred in 2009 when sales fell by 36% year-over-year to $39.5 billion. The market, led by sales in the U.S. and Chinese sectors, recovered strongly and by 2011 was up 44% to $64.6 billion. Despite the geopolitical tensions and economic uncertainty that have forced restrictions on the art market in the last three years, the year-over-year decline has been notably less significant than in 2009. In contrast, the market’s recovery has not been as pronounced. Between 2009 and 2011 art sales increased by 63% in value whereas between 2020 and 2022 sales only increased by 35% in value.

In general, the global art market is influenced by the overall strength and stability of the global economy, geopolitical conditions, capital markets and world events, all of which may affect the willingness of potential buyers and sellers to purchase and sell art. While the global art market is large, its exact size is unknown and statistical data is inconsistent. Much of the uncertainty stems from differing estimates of the size of the private dealer and gallery market, which is based on survey data, but disparities also exist in reported auction sales.

Observations on the Historical Progression of Art Prices

The following are general observations based on a repeat-sales index of historical art market prices computed based on a value weighted-basis and focused on the Post-War & Contemporary Art category, as developed by Masterworks:

●	The Post-War & Contemporary Art category showed price appreciation at an estimated annualized rate of 11.2% from the year ended December 31, 1995 to December 31, 2024, versus 10.1% for the S&P 500 Index (includes dividends reinvested) for the same period.
●	Correlation factor of (0.09) between Post-War & Contemporary Art and the S&P 500 Index based on annual price performance from the year ended December 31, 1995 to December 31, 2024.
●	Resilience of art market transaction volume through periods of financial stress (e.g., 2001-2, 2008-9, 2020).
●	We believe these above characteristics present the investment case for art as a possible risk diversifier.

Art Appraisals, Valuation, and Auction Estimates

The fair market value of art and other unique collectibles is generally assessed by expert appraisers using relative valuation techniques by analyzing historical comparative transactions involving similar works, characteristics of the specific work, supply and demand factors, subjective perceptions of value, among other factors. However, there is no efficient market that determines the price of an artwork and there is no standardized art valuation methodology.

There is tremendous variability in the market value of individual artwork by any given artist. These differences are influenced by the perceived quality of the work, materials, condition, color, size, subject matter, provenance and other factors.

Auction houses generally estimate the sale price of an artwork prior to conducting a sale. Such sale estimates are intended to provide general guidance to potential bidders regarding the expected price outcome of the artwork, however estimates may not be “arm’s length” and are often negotiated with the selling party. Therefore, they cannot be used as unbiased guidelines in determining the value of an artwork.

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Private and Gallery Sales

The private art market is made up of a network of galleries, dealers, art fairs and other intermediaries that sell artwork in privately negotiated transactions, in which transactions are generally not publicly reported. Galleries and other intermediaries that sell high end art have extensive relationships with artists, critics, collectors and others in the art market and are often driven by self-interested objectives, such as enhancing the reputation and market value of artists they represent or the market value of their inventory. Accordingly, galleries can be highly selective in determining which collectors are permitted to purchase from them, preferring those who are likely to hold works for a long period of time and enhance the provenance of a piece. Most private and gallery sales are confidential. Sellers generally determine pricing in private sales in which the dealer or gallery acts as an intermediary in negotiating a transaction with a buyer.

According to the 2023 Art Basel Report, dealers and galleries generated an estimated 55% of total sales in 2022. Auction houses accounted for the remaining 45%, 2% less than in 2021. 6% of these sales were private, evidence of auction houses’ slow expansions into the private market as they broker non-auction sales transactions. The relative size of the private dealer and gallery market as compared to the auction market tends to shift based on overall market sentiment, where market optimism tends to bolster auction sales.

Auction Sales

The auction market is made of a network of global and regional auction houses that conduct regular sales of artwork and other collectibles in a public auction format, as well as provide other art-related services. In general, the auction market is more transparent and more open than the private sales market as sale prices are determined through open competition, in which any qualified individual can participate and potentially buy the offered work. Interested buyers place sequential ascending bids in a format referred to by economists as an English Auction. Works which are offered for sale by the auction house on behalf of a potential seller, also referred to as a consignor, are often referred to as lots, which may be comprised of one or more items; most artwork is sold as individual lots. Auction sales occur at a fixed time and are a matter of public record. Bidders determine the price of a piece in an auction sale, though the consignor typically sets a reserve floor price below which they would be unwilling to sell the work. A low and high estimate of the sale price is set by the auction house, with the consignor’s input, based on a variety of factors, including the prior sales history, market factors like supply considerations and the reserve price floor. If a consignor does not agree with the estimate range proposed by the auction house, they can elect not to consign the work for sale or can withdraw a consignment. Auction houses often set estimates at levels to either entice bidders to participate or potential consignors to offer their work at auction, thus estimates should not necessarily be viewed as proxies for determining market value.

The price at which an auctioneer declares an item sold at a public auction, referred to as the “hammer price,” does not reflect either the amount realized by a consignor or the price paid by a buyer. In addition to the hammer price, the successful bidder must pay the so-called “buyer’s premium,” which is effectively a commission on the sale that ranges between 14.5% and 26% of the hammer price. The economics received by a consignor in an auction can vary widely. For works of relatively low value, consignors may also be required to pay a seller’s commission to the auction house. For higher value works, consignors often pay no commissions and may be entitled to receive a portion of the buyer’s premium, if not the full amount of the purchase price.

The public nature of auction sales can pose certain risks for consignors. A work that fails to sell at auction as a result of not attracting a bid in excess of the reserve price, will often be much harder to sell in the future. The rate at which artworks fail to sell at public auction, referred to as the “buy-in rate,” is generally around 30%, according to publicly available data. The value of an artwork is highly subjective, so a failure to sell a piece at auction is damaging to the perceived value of the work, a concept referred to in the art industry as “burning” the work.

In order to attract high-value consignments, an auction house may offer a guaranteed minimum price to a consignor. In exchange, the consignor agrees, if the final sale is in excess of the guaranteed amount, to pay the auction house a certain percentage of sale proceeds above the guaranteed amount. To offset the risk of a sale below the amount guaranteed to the consignor, an auction house may also secure a minimum guaranteed bid from a potential buyer, also known as a “third-party guarantee” or “irrevocable bid”. These guarantees effectively provide certainty that a successful sale will occur. The economic terms of guarantees and irrevocable bids are not typically disclosed and can vary widely based on negotiations between the relevant parties.

Auction houses publicly report total sale prices that reflect the hammer price (i.e. the price at which the auctioneer declared the winning bid), plus the buyer’s premium, but tend to exclude applicable taxes, fees and royalties, which are typically paid by the purchaser. The buyer’s premium schedule is published by the auction house and is updated or revised periodically. The buyer’s premium for the New York salesroom of each of the major auction houses as of the date of this offering circular is as follows (percentages and USD amounts relate to the hammer price):

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Sotheby’s (as of February 1, 2024)	Christie’s (as of April 17, 2023)	Phillips (as of March 1, 2023)
20% up to and including $6,000,000	26% up to and including $1,000,000	27% up to and including $1.0 million
10% above $6.0 million	21% from $1,000,001 to $6.0 million	21% from $1.0 million to $6.0 million
	15% above $6.0 million	14.5% above $6.0 million

The amount of the published sale price a consignor receives is typically reduced by all or a portion of the buyer’s premium and, in some cases for high value items, a sales commission. The percentage of the buyer’s premium received by the consignor, if any, and the amount of any sales commission payable by the consignor, if any, are negotiated between the consignor and the auction house and vary widely depending on a number of factors, including the value and importance of the specific work, whether the work is sold as an individual piece or part of a larger collection, anticipated demand levels and other factors. For high value items auction houses often waive the sales commission and rebate a portion of the buyer’s premium to the consignor, which is commonly referred to in the industry as an “enhanced hammer.”

Auction houses do not publicly report the economic terms of transactions with consignors, so the Company cannot determine with any degree of confidence what percentage of a sale price would be received by the Company upon consummation of an auction sale. In addition, the economics receivable by a seller are less favorable if the work is subject to a pre-auction guarantee. Based on experience, we believe that it would be reasonable to expect that the net pre-tax cash proceeds receivable by the Company in an auction sale would be approximately 80% to 90% of the published sale price, however, the net result could fall outside of this range. The existence of any such guarantee arrangement would provide greater certainty of success at auction, but could reduce the sales proceeds received by the Company.

About Art as an Investment

Fine art, in the form of paintings, sculpture, drawings and all manner of unique collectibles, has been collected for centuries. Founded in 1744, Sotheby’s had been the oldest listed Company on the New York Stock Exchange until it was taken private in October 2019. While art collectors can enjoy the aesthetic and societal benefits of art ownership and patronage, works of art can equally be valuable assets that deliver financial, as well as emotional rewards to their owners. Art has often acted as a store of wealth, with price appreciation in excess of U.S. consumer price inflation over the long term. Many of those who collect art therefore do so with an eye upon its investment potential as well as its aesthetic appeal. Put simply, art can be considered an investable asset class.

In general, art as an investment bears the following characteristics:

●	Demand for artwork generally coincides with wealth creation among the global ultra-high-net-worth community.

●	Supply of artwork, particularly at the high-end of the market, is fixed or otherwise tends to be limited.

●	Art is an internationally marketable good that can be transacted in any locale or currency.

●	Art is a tangible, mobile store of value without a currency-specific denomination nor tied to a financial cash-flow.

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Historical Art Price Indices

The historical performance of prices in the art market can be estimated using different techniques and is generally derived from publicly available auction sales results. General statistical summaries of past prices, such as historical average or median prices, can provide a broad sense of price direction across the art market or for a specific artist. However, given that the supply of art transacted in any given period is not homogenous, changes in average or median prices from period-to-period may not be reflective of changes in the underlying value of the artwork, but may reflect varying quality or other characteristics that were present in the artwork sold.

Art market indices provide an alternative means to gauge market performance. A number of techniques have been developed in this regard. A repeat-sales-based index follows a methodology similar to that used to estimate home price appreciation, most notably through the S&P CoreLogic Case-Shiller Index. The best-known repeat-sales index for the art market is the Sotheby’s Mei Moses, which was originally developed in 2002 by New York University Stern School of Business Professors Jianping Mei, PhD and Michael Moses, PhD, and was later acquired by Sotheby’s in 2016. The Sotheby’s Mei Moses indices control for differing levels of quality, size, color, maker, and aesthetics of a work of art by analyzing repeat sales. Another methodology is the hedonic price index, which estimates the historical progression of prices based on analysis of all available transactions and controlling for certain “hedonic” characteristics, such as artist name, dimension, medium, art category, among others. The use of these techniques, among others, provides insight into the behavior of art as an investment.

Artwork and Artist Metrics

Masterworks compiles historical data from public auctions to produce metrics that we believe can be helpful in measuring and analyzing historical trends in artist markets and the historical price appreciation of specific artworks. We present these metrics when we believe the sample size is meaningful for a particular metric, so we may not present all metrics for every series offering. The data was sourced from publicly available auction records and other third party sources and does not include private sales, which account for a significant percentage of all sales. Any transaction conducted in a foreign currency has been converted to U.S. dollars at the prevailing exchange rate as of the applicable transaction date, except with respect to “repeat sales”, in which case the conversion of a foreign currency to U.S. dollars occurs at the time of the first sale of the repeat sale. We endeavor to include all relevant works and transactions, but no definitive object-oriented database with all auction sales is known to Masterworks, and therefore, despite our best efforts the data may be incomplete or inaccurate and we may exclude sale records that do not contain images. Unless stated otherwise for a particular series, the data only include artworks reflective of the artist’s main medium(s), as defined by Masterworks and will exclude works on paper, prints, editions, multiples or any non-unique works of art by the relevant artist. In addition, the historical data may include transactions in which affiliates of Masterworks acted as buyer and or seller.

We cannot make any determination or representation that any of the data or metrics presented for any Artwork or artist is useful in determining the present or future value of such Artwork and you are urged not to place undue reliance on such data or metrics. The Artwork and art market metrics and accompanying data are not intended to indicate past or expected performance of any security.

Metrics we present may include some or all of the following:

●	Selected Similar Sales Appreciation. Selected similar sales provide an estimate of the historical appreciation rate of the specific artwork by looking at a set of similar works by the artist that have sold at public auction. The set of similar works selected will include all works by the same artist believed to have features and characteristics that are similar to the subject artwork, which may include size, medium, color, composition elements, period of creation and other features. The Selected Similar Sale Appreciation is calculated by applying an exponential regression analysis to the natural logarithm of the all-in sale prices, from which we derive the compound annual growth rate over the applicable time period. The applicable time period for which we calculate Selected Similar Sale Appreciation is from the earliest date that an artwork by the artist was sold at public auction until the most recent date prior to the qualification of an applicable series offering that the Masterworks public sale database has been updated, as well as the ten year and five year periods preceding the Company’s most recent 1-A filing, as applicable. Although the artworks selected for inclusion in the set of similar works have similar characteristics to the subject Artwork, each individual Artwork is unique in terms of artistic content, coloring, condition, provenance and other factors. We, therefore, cannot make any determination or representation that our estimate of the historical appreciation rate of an Artwork is correct or predictive of future value.

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●	“Sharpe Ratio.” The Market-Risk Adjusted Appreciation, also referred to as the “Sharpe Ratio,” indicates how well the artist’s market has performed historically in comparison to the rate of return on a risk-free investment, such as U.S. government treasury bonds or bills, by measuring price appreciation relative to the volatility of that price appreciation over time. A relatively higher Sharpe Ratio reflects higher appreciation relative to volatility and generally signals a better risk adjusted return, and, conversely, a relatively lower Sharpe Ratio generally means there is more volatility relative to price appreciation, although historical volatility is not necessarily a proxy for investment risk. The Sharpe Ratio reflects (x) the average annualized artist market appreciation (depreciation) of all artworks by an artist that have sold at least twice at public auction (referred to as “repeat sales”), minus the risk-free rate of return. The risk-free rate of return is measured by the average daily risk-free rate over a year, across the applicable time period, divided by (y) the volatility of the returns in an artist’s market, as measured by the standard deviation of those returns. The applicable time period for which we calculate the Sharpe Ratio begins on the later of (a) the earliest purchase price date for the artist’s first repeat sale or (b) December 31, 1994, the year end of the earliest year when other financial indices were available, and ends on the last sale date that the artist had a repeat sale prior to the qualification of an applicable series offering that the Masterworks public sale database has been updated.

●	Record Price Appreciation. Record Price Appreciation reflects the annualized growth rate of an artists’ new record hammer price achieved at auction. This can be indicative of the artist’s market momentum and growth rate. The applicable time period for which we calculate Record Price Appreciation is from the earliest date that an artwork by the artist was sold (and recorded by Masterworks) at public auction until the most recent quarter end date that the Masterworks public sale database has been updated through. This statistic utilizes all mediums of an artist.

●	Median Repeat Sale Pair Appreciation. Median Repeat Sale Pair Appreciation reflects the median annualized price appreciation rate of all artworks by an artist that have sold at least twice at public auction, known as “repeat sales”, which indicates the progression of prices in a particular artist’s market over time. Analysis of repeat sales can be useful because repeat sale data reflects price changes for the same works, which reduces the heterogeneity inherent in comparing different works. The applicable time period for which we calculate Repeat Sale Pair Appreciation is from the earliest date that an artwork pair by the artist was sold at public auction until the most recent date for which a repeat sale occurred prior to the qualification of an applicable series offering that the Masterworks public sale database has been updated. However, repeat sales happen infrequently for many artists and therefore there may not be enough repeat sale data for a particular artist to derive statistically relevant conclusions.

Metrics above that incorporate “repeat sales” exclude artworks of an artist that were held for less than 1 year, meaning that an artwork was bought and sold at public auction in a span of less than 365 days, and include at least 15 repeat sale pairs.

When reviewing these metrics for any particular series, it is important to keep several factors in mind, including:

●	The number of data points used in the calculation influences the utility of the metric, since, as a general matter, the accuracy and predictive value of any metric correlates to the number of data points used to calculate the metric.

●	All of the metrics presented relate to appreciation rates of artwork, not securities. Your returns on investment in Class A shares of any series will be reduced by fees and costs described in this Offering Circular that are not reflected in the metrics.

●	Each of the metrics presented should be considered in relation to the other metrics presented and should not be analyzed in isolation.

●	Metrics only include actual sales, so the data excludes artworks that were offered and went “unsold” or were “bought-in” at auction as a result of not meeting the seller’s reserve price.

●	The metrics are limited by our reliance on publicly available auction data and do not purport to reflect the entire market for a particular artwork or artist.

●	The historical trends and appreciation rates reflected in the metrics may not be indicative of future trends.

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Artist Market Profiles

Overview

Each artist has a unique market for his or her artwork characterized by size, maturity, price points and geographic scope, among other factors. As a general premise, artists born in earlier periods with a more extensive and sustained track record of auction market activity tend to exhibit lower levels of market variability (all things being equal) as compared to artists with a less extensive and shorter track record of successful auction activity. Masterworks groups artists into four categories based on the size, consistency and trends in their individual markets to facilitate a generalized comparative assessment of a given artist’s market relative to other artists. These Artist Market Profiles include: Mature, Established, Emerging and Speculative. Masterworks defines an Artist Market Profile as the estimated relative variability of price performance among artwork sold in a given artist’s market in aggregate, as measured by certain characteristics of the overall auction market for the artist’s work. Importantly, Artist Market Profiles do not measure the expected variability in price performance for an individual artwork or account for factors that are specific to an individual artwork or transaction, including, but not limited to, price paid for a work and speed of re-sale.

On average, Mature markets tend to exhibit higher total sales volume, higher average sales prices, lower price variability and a longer tracker record at auction than Established markets. Established markets tend to exhibit higher total sales volume, higher average sales prices, lower price variability and a longer tracker record at auction than Emerging markets.

Methodology

For each artist to be scored, Masterworks assigns an Artist Market Profile based on the following criteria:

Profile Classification	Sample Artists	Criteria[1]
Mature	YAYOI KUSAMA, GERHARD RICHTER, ANDY WARHOL, PABLO PICASSO	Satisfy at least 3 of the 4 criteria below: 1. Auction History >30 years 2. Record Price >$7mm 3. Auction Volume > $90mm total over last 3 years 4. Birth Year before 1945
Established	ALBERT OEHLEN, CECILY BROWN, KEITH HARING	Satisfy at least 3 of the 4 criteria below: 1. Auction History >20 years 2. Record Price >$2.5mm 3. Auction Volume >$30mm total over last 3 years 4. Birth Year before 1970
Emerging	HERNAN BAS, SHARA HUGHES, CARMEN HERRERA, LAURA OWENS, MARK BRADFORD	Satisfy the below criteria: 1. Auction Volume >$5mm total over last 3 years
Speculative	NINA CHANEL ABNEY, JACQUELINE HUMPHRIES	Artists that cannot be classified with the above criteria

Important Limitations

Each artwork is unique and the resale performance of any given artwork may differ materially from another artwork produced by the same artist. Accordingly, an Artist’s Market Profile may not accurately assess the resale risk or performance of an individual artwork by such artist. In addition, the artist market profile classification is intended to provide a generalized comparative measure, but is not intended in any way to gauge absolute market risk and does not purport to assess general market risks to the overall art market or any segment thereof. In addition, Masterworks intends to evaluate artists on a semi-annual basis and expects that artists in a given grouping in one period may not remain in that grouping in subsequent periods. Masterworks also may alter its grouping methodology over time as it gains additional insight. Masterworks conducts this analysis internally and it may be subject to errors.

We believe that an Artist Market Profile is a relevant factor in an overall assessment of the risk of investing in artwork produced by a particular artist, but there are numerous other risks to be considered before investing in a particular artwork, including those described in “Risk Factors”. An Artist Market Profile is not intended to express an opinion, evaluation or assessment of the risk involved in investing in any particular securities offered by Masterworks.

Lastly, the data used to create the artist market profiles is historical in nature and past performance may not be indicative of future performance. Investors are cautioned not to place undue reliance on the artist market profiles set forth in this Offering Circular or other Masterworks materials.

1 Art sales price data and metrics are used for Artist Market Profiles. Each painting is unique and historical price trends of a group of selected artworks is not a direct proxy for historical price performance of any specific painting or any individual securities investment. The data is subject to change as new information becomes available and artist or art market statistics formulated without recent sale data could be misrepresentative of current market conditions. The data used in the Artist Market Profiles represents whole art and is not comparative of an investment into a series, which includes fees and expenses.

“Record Price” reflects the highest hammer price (excluding auction house buyer’s premium) ever achieved at a public auction for a particular artist.

“Auction Volume” reflects the total dollar amount of public sales of an artist’s work at public auction, excluding auction house buyer’s premium.

Artist auction history and auction volume is based on works that have been sold at auction. The data was sourced from publicly available auction records via auction houses or third party data aggregators and does not include private sales. Such data may be incomplete or inaccurate. Unless stated otherwise for a particular series, the data only includes artworks reflective of the artist’s main medium(s), as defined by Masterworks and will exclude works on paper, prints, editions, multiples or any non-unique works of art by the relevant artist. All sales prices are adjusted to include the buyer’s premium. Price data from previous years has not been adjusted for inflation. All results are logged in the currency native to the auction house where the sale took place, then converted to U.S. dollars based on the exchange rate on the day of the sale.

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Art Appraisals

General

Appraisals of the artworks managed by Masterworks are performed by employees of the Administrator quarterly (subject to certain conditions and exceptions) and are subject to an independent qualified third party review on an annual basis. Artwork appraisals are performed by Masterworks in conformity with the 2024-2025 Uniform Standards of Professional Appraisal Practice (USPAP) developed by the Appraisal Standards Board of the Appraisal Foundation using a sales comparison approach.

Appraisals are intended to estimate the “fair market value” of the relevant artwork (target object), which is defined as “the price at which the property would change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell, and both having reasonable knowledge of the relevant facts” (see, IRS Publication 561). Fair market value includes estimated transaction commissions, and for works purchased at public auction, the expected buyer’s premium.

Masterworks assesses quantitative and qualitative factors that could impact fair market value. Fair market value is measured principally on the “Sales Comparison Approach,” a relative value comparison basis to sales transactions involving similar objects (also referred to as comparable sales), which have sold within the market that is most common for each object. Comparable (similar) objects are selected based on similar characteristics to the target object, which may include, but are not limited to: artist, size, date of creation, medium, series, imagery, execution, style or technique, colors, condition, provenance and/or exhibition history, and prior sale history (if any). Comparable sales may have taken place at public auction or in private sale, if such private sale information is verifiable. Comparable characteristics for each artwork are determined on a case-by-case basis based on the appraiser’s knowledge of the respective artist’s market.

Appraised Value

The values expressed in the appraisals are based on the best judgment and opinion of the individual appraiser(s) and the Administrator. These values are not a representation or warranty that the items will realize those values if offered for sale in an appropriate market. The values expressed are based on current information as of the indicated effective date of the appraisal. No opinion is expressed as to any past value, nor, unless otherwise expressly stated, as to any future value.

Conflicts of Interest

Appraisals are performed by employees of the Administrator. The Administrator receives equity-based compensation for the administration of the artwork and its affiliates have economic interests in the Masterworks business, as well as profits interests in our Company. The compensation of employees of the Administrator is not directly contingent upon the performance of any appraisal, including reporting of a predetermined value or direction in value that favors the cause of Masterworks, the appraised fair market value, the attainment of a stipulated result, or the occurrence of a subsequent event directly related to the intended use of any appraisal. Although the Administrator has inherent conflicts of interest, the Administrator has taken steps it deems reasonable in seeking to ensure that employees and others involved in performing appraisals can act independently of Masterworks and free from bias; no assurance can be given that a truly independent appraisal would not produce a different outcome.

The Artists

The following section includes biographies of the relevant artists of the Artworks. We will add and or update artist biographies for the series offerings added to this Offering Statement, although we may not update artist biographies for series offerings that were previously qualified.

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Banksy

The famously anonymous street artist Banksy (b. 1974, Bristol, United Kingdom) has become a household name in contemporary art, rising to international fame for his subversive approach to social commentary and persisting air of mystery. Although Banksy’s concealed identity leaves much of his biography open to conjecture, over the years he has shed light on relevant aspects of his adolescence. The artist recalls being expelled from school and briefly going to prison for “petty crime” as a teen. Graffiti became his outlet for self-expression when he joined the Bristol-based graffiti group DryBreadZ crew, tagging his pseudonym “Banksy” all around the city. In the late 1980s, he developed his signature stencil style inspired by the use of stencil in revolutionary propaganda throughout history and the practical time-saving nature of the technique. By the early 1990s, he had become a fixture of the British street art scene. During this decade, he met the photographer Steve Lazarides, who became Banksy’s documentarian and later, his agent. Banksy’s artistic practice expanded to include painting, sculpture, and film, and he held his first solo exhibition of acrylic on canvas works in an apartment in Easton, Bristol, in 1998. He moved to London around the turn of the century and retreated further into anonymity, showing his eyes on a recording for the final time in 2003. In July of that same year, his exhibition held in a former warehouse, Turf War, startled London’s art world with its flagrant and dark political humor. As his anarchical reputation in the art world grew, so did the boldness of his artistic interventions. Between 2003 and 2005, he successfully installed “re-mixed” replicas of Old Master oil paintings in prestigious museums, including Tate in London, the Louvre in Paris, and the Metropolitan Museum of Art in New York, among many others. In 2010, he directed a documentary about graffiti artists titled Exit Through the Gift Shop, which received an Academy Award nomination. Banksy’s achieved mainstream success allowed him to pursue larger conceptual installation works like his apocalyptic amusement park installation Dismaland (2015) in Weston-super-Mare, England. In line with his egalitarian ethos, all of Dismaland’s building materials were recycled into shelters for homeless migrants after the show’s closure. Given the artist’s anonymity, little is known about his current whereabouts; however, Banksy remains active as an international graffiti artist and art world disruptor. His most recent intervention, a stencil of a gorilla releasing animals, appeared on the gates of the London Zoo on August 13, 2024, after nearly a week of stenciling animals around the city.

Banksy does not have any gallery representation; he is supported only by his discreet and appropriately ironic office Pest Control, which authenticates his works. Despite the artist’s refusal to cooperate with the institutional art world, his widespread popularity has also led him to be the subject of numerous blockbuster traveling exhibitions, including Banky: Genius or Vandal?, and Banksy in New York. Rather than ostracize him, Banksy’s unique and subversive position in the art world has made him especially desirable in the commercial market. He has an attractive history of appreciation with 96% of his works increasing in price when returning to auction (across 26 sales from 2007 to 2023).  His record price growth was 60% from November 2003 to June 2024, and he has sold over $208 million at auction over the last five years (2020 to 2024). The artist’s auction records are led by Love is in the Bin (2018), which sold at Sotheby’s London for $25,426,401 (£18,582,000) on October 14, 2021, followed by Game Changer (2020), which sold for $23,238,686 (£16,758,000) at Christie’s London on March 23, 2021, and Sunflowers from Petrol Station (2005), which sold to Masterworks 092, LLC, for $14,558,000 at Christie’s in New York on November 9, 2021.

Hernan Bas

Hernan Bas (b. 1978, Miami, Florida) is a contemporary artist known for his evocative figurative and landscape paintings that explore the liminal space between adolescence and adulthood for queer male figures. Bas began his art education in high school, attending the prestigious New World School of Arts in Miami. He graduated in 1996 and studied at Cooper Union in New York for a semester before pursuing his career as a full-time artist. Bas quickly gained momentum in the art world and held his first solo exhibition, Hernan’s Merit & the Nouveau Sissies, at Fredric Snitzer Gallery in 2001. In 2004, Bas became one of the youngest artists to participate in the renowned Whitney Biennial. He works in both expressionistic landscape and naturalistic figurative painting styles inspired by late nineteenth-century art and literature and contemporary men’s fashion magazines, approaching the subject matter from a homoerotic perspective. His interest in the relationship between a male figure and his environment led to his 2014 series, Memphis Living, named after the Italian post-modern design group. Bas drew inspiration from the eccentric use of primary colors and geometric shapes of the interior design trend ingrained in the artist’s pre-teenage subconscious. More recently, Bas’ 2022 portrait series, The Conceptualists, considers how strange, mundane activities are championed when performed in the name of conceptual art. His portraits are intentionally awkward to capture the defensive expressions of artists being watched while in the middle of their private practices. Bas continues to live and work between Detroit and Miami.

Hernan Bas is represented by Victoria Miro, Lehmann Maupin, and Perrotin Gallery. His work is held in numerous important collections, including the Museum of Fine Arts in Boston, the Museum of Modern Art in New York, the San Francisco Museum of Modern Art in San Francisco, the Saatchi Collection in London, the Hirshhorn Museum and Sculpture Garden in Washington D.C., and the Whitney Museum of American Art in New York, among others. He has also been the subject of solo exhibitions at the Yuz Museum in Shanghai, the Space K in Seoul, the Rubell Museum in Miami, the Centro De Arte Contemporáneo Málaga, the Colby College Art Museum in Waterville, the SCAD Museum of Art in Savannah, the Bass Museum of Art in Miami, and the Kunstverein Hannover. Hernan Bas: Choose Your Own Adventure at the Yuz Museum became a highlight of Art West Bund 2021 and made the top of Artnet’s list, “5 Institutions to Visit During Shanghai Art Week, Where Museum Shows of Western Contemporary Art Reflect Regional Demand.” The retrospective exhibition introduced the Chinese market to Bas’ oeuvre, which influenced the subsequent spike in auction prices in Hong Kong. Auction prices for Bas’ works have experienced tremendous growth, especially since 2019. An ArtTactic report listed the artist as “On-the-Rise” in the February 2022 publication shortly before an impressive auction season in which annual auction turnover for the artist eclipsed $7 million in 2022, more than doubling the artist’s previous annual auction turnover record achieved in 2021. The artist’s auction market is characterized by a low auction track-record with 12 years of transaction history and a low level of auction volume based on $2.7 million in total sales over the previous year ending on December 31, 2024, based on publicly available auction records as tracked by third-party data sources. Bas’ current auction records are led by The Dawn Of Modernity (2016), which sold for $2,686,530 (HKD 21,000,000) at Holly International Co.Ltd Hong Kong on November 27, 2022, The Bats and the Barn Bridge (2008), which sold for $1,441,058 (HKD 11,250,000) at Christie’s Hong Kong on November 30, 2022, and The Overly Prepped Boy (or The Approaching Glacier) (2010), which sold for $1,249,705 (HKD 9,810,000) at Christie’s Hong Kong on May 26, 2022.

Mark Bradford

Mark Bradford (b. November 20, 1961, Los Angeles, California) is an internationally renowned contemporary artist best known for his socially conscious approach to abstraction. Growing up, Bradford worked in his mother’s hair salon in Leimert Park. He continued to work there while he pursued an artistic practice, incorporating hairstyling tools and supplies in his work to interrogate labor and beauty standards. Despite his curious and creative disposition, Bradford did not pursue a formal art education until he was 31 years old and spent much of his twenties traveling through Europe. He received his Bachelor’s of Fine Arts in 1995 and his Master’s of Fine Arts in 1997 from the California Institute of the Arts. In 1998, he held his first solo exhibition, Floss, at the San Francisco Art Institute’s Walter & McBean Galleries. His practice engages with contemporary socio-political issues by utilizing found materials like scraps of advertisements, wave end-papers from beauty shops, comic books, rope, and caulk, to create abstract compositions. In 2001, curator Thelma Golden included Bradford in her seminal exhibition Freestyle at the Studio Museum in Harlem, which introduced the term “post-Black art” to describe a generation of Black artists who investigate identity from a more intersectional perspective in their work. In 2006, Bradford won the coveted Bucksbaum Award at the Whitney Biennial, which led to his first solo exhibition at a major museum, Neither New nor Correct, the following year. After Hurricane Katrina, the artist created the site-specific installation Help Us (2008) on the Carnegie Museum of Art’s roof. In 2010, the Wexner Center for the Arts organized the artist’s first retrospective, which traveled for two years to the Institute of Contemporary Art in Boston, the Museum of Contemporary Art in Chicago, the Dallas Museum of Art, and the San Francisco Museum of Modern Art. More recently, Bradford represented the United States at the 57th Venice Biennale in 2017 with his solo exhibition Tomorrow is Another Day. Bradford launched a six-year partnership with Rio Terà dei Pensieri titled Process Collettivo in conjunction with the exhibition, which provided training and employment to incarcerated people in and near Venice. He continues to live and work in Los Angeles.

Mark Bradford is represented by Hauser & Wirth and Mnuchin Gallery. In addition to his traveling retrospective, Bradford has been the subject of solo exhibitions at the Hammer Museum in Los Angeles, the Cincinnati Art Museum, the Baltimore Museum of Art, and the Long Museum West Bund in Shanghai, among others. He has received numerous honors and awards throughout his career, including the Nancy Graves Foundation Grant in 2002, the Louis Comfort Tiffany Foundation Award in 2003, the Bucksbaum Award in 2006, the MacArthur “Genius” Fellowship in 2009, and the US Department of State’s Medal of Arts in 2014. Bradford’s works are held in the permanent collections of the Hirshhorn Museum and Sculpture Garden in Washington D.C., the Museum of Modern Art in New York, the Walker Art Center in Minneapolis, the Broad in Los Angeles, the Solomon R. Guggenheim Museum in New York, the Tate in London, among many other prestigious institutions. The artist’s auction market is characterized by a low level of auction volume based on $1.6 million in total sales over the previous year ending on December 31, 2024, based on publicly available auction records as tracked by third-party data sources. His institutional prestige is reflected in an active market, and he ranks 68th in the top 100 best-selling artists at auction in 2023 according to Artprice. His auction records are led by his large-scale mixed media paintings: Helter Skelter I (2007), which sold for $11,979,851 (£8,671,500) at Phillips London on March 8, 2018, Helter Skelter II (2007), which sold for $8,475,250 at Phillips New York on May 16, 2019, and Boreas (2007), which sold for $7,625,000 at Christie’s New York on May 17, 2018.

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Cecily Brown

Cecily Brown (b. 1969, United Kingdom) is one of the most celebrated living British painters and is best-known for combining abstraction and figuration with frenzied and vibrant applications of paint. In 1993, Brown received her BFA from the Slade School of Art in London, during which she studied abroad at the New York Studio School. A year after graduating, she returned to New York and distanced herself from the Young British Artists, London’s dominant artistic movement focused on unconventional materials and concept driven work. In New York, Brown continued her exploration of the materiality and eroticism of oil paint, drawing inspiration from Analytic Cubism, Abstract Expressionism, and old-master paintings as well as contemporary pornography and female sexuality. Her early works incorporated cartoonish figuration into humorous and sensual expressionistic paintings; however, she predominantly abandoned figuration in the 1990s to develop her dynamic gestural brushstrokes. Brown’s abstract compositions quickly garnered the attention of acclaimed dealer Jeffrey Deitch, and in 1997, her first major solo exhibition, Spectacle, served as the inaugural exhibition of Deitch Projects. Two years later, the artist signed with global mega-dealer Gagosian Gallery, and in 2015, she changed her representation to Thomas Dane Gallery in London and Paula Cooper Gallery in New York. In 2023, the Metropolitan Museum of Art mounted the artist’s first major museum survey in New York titled Cecily Brown: Death and the Maid; she was the first living British artist in over 20 years to be given this honor. The Dallas Museum of Art and the Barnes Foundation co-organized an ongoing mid-career retrospective, Cecily Brown: Themes and Variations, which recently closed in Dallas and opens this weekend in Philadelphia. This is the largest exhibition dedicated to Brown in the United States to date and features over 30 paintings. Brown continues to live and work in New York.

Cecily Brown is represented by Paula Cooper Gallery and Thomas Dane Gallery. She has been the subject of numerous major solo exhibitions at major institutions, including the Metropolitan Museum of Art in New York, the Dallas Museum of Art, Blenheim Palace in Oxfordshire, England, the Louisiana Museum in Denmark, the Museum of Fine Arts in Boston, and the Hirshhorn Museum and Sculpture Center in Washington, D.C. Her work is also represented worldwide in the permanent collections of important cultural institutions, including the Solomon R. Guggenheim Museum, the Whitney Museum of American Art in New York, the Brooklyn Museum in New York, the Louisiana Museum in Denmark, the National Gallery of Norway in Oslo, the Tate in London, Glenstone Museum in Potomac, and the Foundation Louis Vuitton in Paris. Since 2017, Brown’s secondary market has steadily increased with added traction from her Metropolitan Museum of Art exhibition, which led her to be Artprice’s top-selling contemporary artist in 2023. Her market continues to show strength as the all-time top-selling female artist born after 1945 based on auction sales, inclusive of buyer’s premium. The artist’s auction records are led by Suddenly Last Summer (1999), which sold for $6,776,200 at Sotheby’s New York on May 16, 2018, Free Games for May (2015), which sold for $6,711,450 at Sotheby’s New York on May 16, 2023, and Spree (1999), which sold for $6,583,500 at Sotheby’s New York on November 18, 2021.

George Condo

George Condo (b. 1957, Concord, New Hampshire) is a world-renowned contemporary American artist known for his innovative portraits that blur the line between figuration and abstraction. Condo studied Art History and Music Theory at the University of Massachusetts in Lowell for two years before dropping out to play in the Boston-based punk band The Girls alongside painter Mark Dagley. In 1979, Condo moved to New York where he supported himself with a series of odd jobs; most notably, as a printer for Andy Warhol. Inspired by European art history, from Old Masters to Cubism, the artist spent a year in Los Angeles learning Old Master glazing techniques in 1983. While in Los Angeles, the artist held his first solo exhibition at Ulrike Kantor Gallery. The following year, he moved to Germany to work with the Mulheimer Freiheit, an anarchist artist group whose members include painters Jiri Georg Dokoupil and Walter Dahn. His first European solo exhibition opened that same year at Monika Sprueth Gallery and featured his famous painting, The Cloudmaker (1984). In 1985, Condo moved to Paris, where he lived and worked for a decade until he returned to New York in 1995. In addition to his critical and commercial success in the art world, Condo is recognized for his book and album cover projects, including the cover art for Book of Sketches by Jack Kerouac, and the album cover for My Beautiful Dark Twisted Fantasy by Kanye West. Condo continues to live and work in New York.

George Condo is represented by Hauser & Wirth Gallery and Sprüth Magers Gallery. In 2017, a retrospective of Condo’s works on paper, The Way I Think, traveled from The Phillips Collection in Washington D.C. to the Louisiana Museum of Modern Art in Humlebæk, Denmark. He was also the subject of the 2011 to 2012 mid-career survey, Mental States, which traveled from the New Museum in New York to the Museum Boijmans Van Beuningen in Rotterdam, the Hayward Gallery in London, and Schirn Kunsthalle in Frankfurt. The artist has also been included in numerous biennials, including the 58th Venice Biennale in 2019, 13th Biennale de Lyon in 2015, 10th Gwangju Biennale in 2014, the 48th Corcoran Biennial in Washington D.C. in 2005, and the Whitney Biennial in 2010 and 1987. Works by Condo are held in the collections of prestigious art institutions around the world, including the Museum of Modern Art, the Whitney Museum of American Art, the Solomon R. Guggenheim Museum, the Metropolitan Museum of Art, the National Gallery of Art, the Tate Modern, and the Centre Georges Pompidou, among many others. The artist’s market has been active for decades, and new records have been set at auction in recent years by works painted in the early 2010s. Condo’s auction records are led by Force Field (2010), which sold for $6,857,413 (HKD 53,150,000) at Christie’s Hong Kong on July 10, 2020, followed by Nude and Forms (2014), which sold for $6,162,500 at Christie’s New York on May 17, 2018, and Linear Connection (2010), which sold at Christie’s New York for $4,950,000 on November 9, 2021.

Lynne Mapp Drexler

Lynne Mapp Drexler (b. 1928, Newport News, Virginia, d. 1999 Monhegan, Maine) was an Abstract Expressionist painter best known for her unique, swatch-like brushstrokes and allusions to natural landscapes. In 1949, Drexler graduated from the Richmond Professional Institute with a degree in drama. She went on to take studio art classes at the College of William & Mary, where her professors encouraged her to move to New York and study with Hans Hofmann. After two formative trips abroad to England in 1950 and 1952, Drexler followed the advice of her professors and enrolled at the Hans Hofmann School of Fine Arts in 1956. When Hofmann retired in 1958, she transferred to the graduate program at Hunter College to earn her teaching certification. Here, she studied under Robert Motherwell, who encouraged her to pursue a career as an artist rather than a teacher. By 1959, Drexler had honed her precise, geometric brushstrokes and her abstract landscapes, which drew inspiration from art historical movements like Impressionism, Post-Impressionism, and Fauvism. She also became an active member of the Greenwich Village art scene alongside artists like Jackson Pollock, Franz Kline, Philip Guston, Grace Hartigan, and Willem de Kooning. In 1961, Drexler held her first solo exhibition at Tanager Gallery in New York. The following year, Drexler married the painter John Hultberg, who had a house on Monhegan Island in Maine. The couple returned to the island every summer, and it became an important source of inspiration for Drexler. In the mid-1960s, Drexler spent much of her time traveling around North America. She visited Mexico and temporarily lived in San Francisco from 1964 to 1965, where she held another well-received solo exhibition at Esther-Robles Gallery in Los Angeles. In 1967, the artist returned to New York and lived in the iconic Chelsea Hotel. During this period, she was a regular audience member at the Metropolitan Opera and brought her crayons to sketch the performances. Her passion for opera and classical music culminated in her series of paintings inspired by Richard Wagner’s Ring Cycle. Despite receiving positive reviews of her exhibitions, Drexler struggled to regularly show her work in the city as Pop Art arose. This rejection from the art world in New York devastated her. The artist chose to spend more time on Monhegan, moving there permanently in 1983. She rebuilt her community on the island and served as a lay leader of the Mohegan Community Church. She continued to paint and exhibit her work locally for the remainder of her career. Drexler died of cancer at her home on December 30, 1999, while listening to Mozart’s Don Giovanni.

The Estate of Lynne Mapp Drexler is represented in the United States by Berry Campbell Gallery and internationally by White Cube Gallery. Despite little recognition during the artist’s lifetime, interest in Drexler’s brilliant colorful compositions has grown significantly in recent years. Her work is held in the permanent collections of numerous prestigious institutions, including the Art Institute of Chicago, the Hammer Museum in Los Angeles, the Museum of Modern Art in New York, the National Gallery of Art in Washington D.C., the Portland Museum of Art in Maine, among others. In 2022, a large-scale exhibition of the first decade of her work co-organized by Mnuchin Gallery and Berry Campbell Gallery brought Drexler back into the contemporary art discourse. That same year, she ranked 144th in the top 500 best-selling artists at auction worldwide. Drexler’s auction market is characterized by a low level of auction volume based on $6.5 million in total sales over the previous year ending on December 31, 2024, based on publicly available auction records as tracked by third party data sources. The artist’s auction records are led by Airlee (1960/62), which sold for $1,560,000 at Sotheby’s New York on November 21, 2024, followed by Herbert’s Garden (1960), which sold for $1,500,000 at Christie’s New York on May 13, 2022, and Summer Blossom (1962), which sold for $1,381,000 at Christie’s New York on May 18, 2023.

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Helen Frankenthaler

Helen Frankenthaler (b. 1928, New York, NY - d. 2011, Darien, CT) was a leading twentieth-century American artist internationally recognized for her influence on Post-war American abstraction’s transition from Abstract Expressionism to Color Field painting. Born and raised in New York City, Frankenthaler began her art education under the guidance of the Mexican Surrealist painter Rufino Tamayo at the Dalton School, a prestigious prep school. In 1949, she received a bachelor of fine arts from Bennington College in Vermont, where she studied with the American painter Paul Feeley. Upon graduating, she returned to New York and briefly studied art history at Columbia University before pursuing her studio practice full-time and taking classes with the Abstract Expressionist painter Hans Hofmann. In 1951, Frankenthaler held her first solo exhibition at Tibor de Nagy Gallery in New York and was included in the famous 9th St. Exhibition of Paintings and Sculpture. The artist’s unique “soak-stain” technique of pouring thinned paint onto a raw, unprimed canvas on the floor of her studio first appeared in her influential painting Mountains and Sea (1952). The painting served as a catalyst for the Color Field school of painting, inspiring the renowned artists Morris Louis and Kenneth Noland. Her career quickly gained momentum; she placed first at the Premiere Biennale de Paris in 1959 and was featured alongside Ellsworth Kelly, Roy Lichtenstein, and Jules Olitski in the American pavilion at the Venice Biennale in 1966. In the 1960s, she began employing faster-drying acrylic paint, which led to more saturated and dense compositions. In addition to painting, Frankenthaler experimented with ceramics, sculpture, tapestry, and printmaking. She received numerous honors and awards for her contributions to twentieth-century art, including the National Medal of Arts in 2001. She also served on the National Council on the Arts of the National Endowment for the Arts from 1985 to 1992, was a member of the American Academy of Arts and Letters from 1974 to 2011 and served as its Vice-Chancellor in 1991, and was appointed an Honorary Academician of the Royal Academy of Arts, London, in 2011. Frankenthaler died on December 27, 2011, in Darien, Connecticut.

Helen Frankenthaler has been the subject of numerous exhibitions and publications. Important monographs about the artist include Frankenthaler by Barbara Rose (1972), Frankenthaler by John Elderfield (1989), and Frankenthaler: A Catalogue Raisonné, Prints 1961–1994 by Suzanne Boorsch and Pegram Harrison (1996). Retrospectives about the artist have been organized by the Jewish Museum in New York (1960), the Whitney Museum of American Art in New York (1969), and the Museum of Modern Art in New York, which traveled to the Modern Art Museum of Fort Worth, the Los Angeles County Museum of Art, and the Detroit Institute of Arts (1989). Frankenthaler’s paintings are also held in prestigious private and public collections, including the Art Institute of Chicago, the Brooklyn Museum, the Cooper-Hewitt Smithsonian Design Museum in New York, the Tate in London, the Los Angeles County Museum of Art, the National Gallery of Art in Washington D.C., the Museum of Modern Art in New York, the Whitney Museum of American Art in New York, the Hirshhorn Museum and Sculpture Garden in Washington D.C., the Metropolitan Museum of Art in New York, the Museo Tamayo in Mexico City, and the Victoria and Albert Museum in London, among many others. Frankenthaler is now among the top 100 artists at auction worldwide and her auction records are led by Royal Fireworks (1975), which sold for $7,895,300 at Sotheby’s New York on June 29, 2020, Dream Decision (1976), which sold for $5,894,100 at Sotheby’s New York on November 19, 2021, and Circe (1974), which sold for $4,769,000 at Sotheby’s New York on May 19, 2022.

Sam Gilliam

Sam Gilliam (b. 1933, Tupelo, MS - d. 2022, Washington, D.C.) was an influential American abstract artist closely aligned with the Washington Color School movement. Gilliam was born in Tupelo, Mississippi and raised in Louisville, Kentucky. He earned a Bachelor’s of Arts from the University of Louisville in 1955. He then enrolled in the university’s Master’s of Fine Arts program and graduated in 1961 after a pause from 1956 to 1958 to serve in the United States army. When Gilliam moved to Washington, D.C. in 1962, he was introduced to the work of leading artists in the Washington Color School movement, including Morris Lewis and Kenneth Noland. In the 1960s, the artist shifted his focus to abstraction and began to hang unstretched canvases draped from the ceiling or folded on the wall, which disrupted the convention of two-dimensional painting and became one of his major artistic innovations. In 1967, Gilliam began to pour paint directly onto the canvas and fold the still wet surface to create richly pigmented patterns. Many of the artist’s paintings were mounted onto custom stretchers with beveled-edges, adding a sculptural quality to his work. In 1972, Sam Gilliam became the first African American artist selected to represent the United States at the Venice Biennale and was invited to exhibit again in 2017. He also received numerous honors and awards, including the Guggenheim Fellowship, the Art Institute of Chicago’s Norman Walt Harris Prize, and honorary doctorates from the University of Louisville in 1980 and Northwestern University in 1990. In addition to his artistic practice, Gilliam taught at Carnegie Mellon University, the Maryland Institute College of Art, and the University of Maryland. Gilliam passed away in Washington, D.C on June 25, 2022.

The Estate of Sam Gilliam is represented by Pace Gallery and David Kordansky Gallery. During his lifetime, Sam Gilliam was the subject of numerous solo exhibitions at renowned institutions such as the Kennedy Center in Washington, D.C. and the Studio Museum in Harlem. A major solo show, The Music of Color, was mounted at the Kunstmuseum Basel in 2018 and showcased the artist’s groundbreaking draped canvases and beveled-edge works created between 1967 and 1973. Additionally, Sam Gilliam: Full Circle, opened at the Hirshhorn Museum and Sculpture Garden in Washington D.C. in May 2022 and ran through September 22, 2022. The artist’s work is held in over fifty prestigious public collections, including the Musée d’Art Moderne de la Ville de Paris, the Tate Modern in London, the Museum of Modern Art in New York, the Metropolitan Museum of Art in New York, and the Art Institute of Chicago. Gilliam’s auction market is characterized by a low level of auction volume based on $6.0 million in total sales over the previous year ending on December 31, 2024, based on publicly available auction records as tracked by third-party data sources. His auction records are led by Lady Day II (1971), which sold for $2,172,500 at Christie’s New York on November 15, 2018, Ray II (1970), which sold for $1,865,000 at Sotheby’s New York on November 16, 2022, and Atmosphere (1972), which sold to Masterworks 080, LLC, for $1,850,000 at Sotheby’s New York on November 18, 2021.

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Yayoi Kusama

Yayoi Kusama (b. March 22, 1929, Japan) is widely considered one of the most important living artists, admired for her immersive paintings, installations, and sculptures that explore her obsession with polka dots. Kusama grew up in an abusive household, and painting quickly became her mode of escape from an unwelcome reality at a young age. Despite her family’s disapproval, she graduated from the Kyoto City University of Arts in 1949, where she studied the traditional Japanese painting style known as nihonga. Her productive painting practice quickly garnered the attention of Japanese galleries, and she held her first solo exhibition in 1952. In 1957, she moved to New York to pursue her interest in American Abstract Expressionism. She enrolled in the Art Students League and actively participated in the avant-garde art and the feminist, anti-war counterculture scenes, organizing a series of provocative happenings. Kusama also frequently exhibited alongside Minimalist and Pop artists, including Donald Judd, Andy Warhol, and Dan Flavin. She has explored various media throughout her career, including performance, painting, sculpture, and immersive installations. Drawing from her lifelong struggle with mental illness, she imbues her work with themes of sex, food, death, and her repeating motif of the polka dot. During her two decades in New York, Kusama created some of her most significant artworks, including her Infinity Nets series, Accumulations series, and her first Infinity Mirror Room. She exhibited her installation Narcissus Garden (1966) at the 33rd Venice Biennale with the support of Lucio Fontana in 1966, and she officially represented Japan at the 45th Venice Biennale in 1993. In 1973, her mental health worsened, and she returned to Japan. In 1977, she checked herself into the psychiatric facility Seiwa Hospital. This transition did not impede her artistic practice, which has continued to reach new heights of success. Kusama has received numerous honors and awards for her contributions to art history, including the Ordre des Arts et des Lettres of France in 2003 and Japan’s Order of the Rising Sun and the Praemium Imperiale in 2006. In addition to her institutional success, Kusama has collaborated with luxury brands, including Louis Vuitton and Veuve Clicquot, further contributing to her broader recognition. Kusama continues to live in the psychiatric facility as a permanent resident, working out of a nearby studio.

Yayoi Kusama is represented by David Zwirner, OTA Fine Arts, and Victoria Miro Gallery. She has been the subject of several large-scale survey exhibitions and retrospectives, including a retrospective from 1998 to 1999, which traveled to the Los Angeles County Museum of Art, the Museum of Modern Art in New York, the Walker Arts Center in Minneapolis, and the Museum of Contemporary Art in Tokyo; a retrospective from 2011 to 2012, which traveled to the Museo Nacional Centro de Arte Reina Sofía in Madrid, the Centre Georges Pompidou in Paris, the Tate Modern in London, and the Whitney Museum of American Art in New York; a survey of Infinity Mirrors from 2017 to 2019, which traveled to the Hirshhorn Museum and Sculpture Garden in Washington, D.C., the Seattle Art Museum, The Broad in Los Angeles, the Art Gallery of Ontario in Toronto, The Cleveland Museum of Art in Ohio, and the High Museum of Art in Atlanta; and a retrospective from 2021 to 2022, which traveled to the Gropius Bau in Berlin and the Tel Aviv Museum of Art in 2022. In 2024, the National Gallery of Victoria opened the largest exhibition of Kusama’s work in Australia with nearly 200 works.  In the fall of 2025, she will open another major retrospective at Fondation Beyeler in Switzerland, which will travel to Museum Ludwig in Cologne and the Stedelijk Museum in Amsterdam. The artist’s work is also held in prestigious public collections around the world, including the Museum of Modern Art in New York, the Broad Museum in Los Angeles, the Hirshhorn Museum and Sculpture Garden in Washington, D.C., the Tate Modern in London, and the artist’s eponymous museum in Tokyo, among many others.

Yayoi Kusama’s commercial market reflects her cultural influence. She is counted among the most expensive living women artists at auction with over $1 billion in total career sales. In 2024, she ranked as the top selling woman artist in the world and 7th overall based on auction turnover, according to Artprice. Between March 1998 and June 2024, her works appreciated 94% of the time they returned to auction. The artist’s auction records are led by Untitled (Nets)  (1959), which sold for $10,496,000 at Phillips New York on May 18, 2022, followed by A Flower  (2014), which sold for $10,019,688 (HKD 78,125,000) at Christie’s Hong Kong on November 28, 2023, and Interminable Net #4  (1959), which sold for $7,953,215 (HKD 62,433,000) at Sotheby’s Hong Kong on April 1, 2019.

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Simone Leigh

Simone Leigh (b. 1967, Chicago, Illinois) is a leading figure in contemporary sculpture, captivating an international audience with her ceramic and bronze sculptures that hybridize feminine Black figures with African diasporan motifs and vessels. Born to Nazarene missionary parents from Jamaica, Leigh grew up in a strict household. Despite her parents’ disapproval, Leigh received her BFA from the liberal Quaker school Earlham College, where she majored in art and minored in philosophy. Her studies led her to the teachings of post-structuralist French Feminism and to the medium of clay. While a student, she interned at the Smithsonian National Museum of African Art, where she began her lifelong investigation of African vessels. Unsure how to make a living as an artist, Leigh moved to New York to work in a ceramics supply store with a basement studio she could access. In 1992, she briefly joined a ceramics studio in a commune of predominantly white bohemians near Charlottesville, Virginia. She realized she was neither interested in making functional pottery nor in existing outside a Black community. She returned to New York the following year, where she fell in love and married her new roommate. She spent the rest of the decade focused on being a mother in Brooklyn, temporarily abandoning her studio practice. In 2001, she found her way back to ceramics after her marriage ended. Leigh held her first solo exhibition at Rush Arts Gallery later that year. She began traveling to Africa in the summers and participating in artist residencies. In 2010, she received the renowned residency at the Studio Museum in Harlem, which put her on the radar of contemporary curators. In addition to her ceramics practice, Leigh maintains a video, installation, and community-based artistic practice. In 2014, she created the Free People’s Medical Clinic, a functioning holistic clinic with HIV testing, herbalism, yoga, and more in Weeksville, Brooklyn. Leigh followed this project with The Waiting Room in 2016 at the New Museum, which also offered free health services for Black women. That same year, she exhibited six ceramic rosette busts at the Parke Avenue Armory art fair, and it became a defining moment in her career when all six sold at the preview. She was awarded the Hugo Boss Prize in 2018 and was included in the Whitney Biennial in 2019. In 2019, Leigh also created a 16-foot bust of a Black woman titled Brick House for the High Line in New York, marking her foray into bronze sculpture. Leigh made history as the first Black woman to represent the United States at the 59th Venice Biennale in 2022, where she won the Golden Lion award for Best Participant. Leigh lives and works in Brooklyn, New York.

Simone Leigh is currently represented by Matthew Marks Gallery. Leigh has held solo exhibitions at the Kitchen in New York, the Institute of Contemporary Art in Boston, the Solomon R. Guggenheim Museum in New York, the Tate in London, the Studio Museum in Harlem, and the Hammer Museum in Los Angeles, among others. Her work is also featured in prestigious permanent collections around the world, including the Hammer Museum in Los Angeles, the Solomon R. Guggenheim Museum in New York, the Cleveland Museum of Art, and the Smithsonian American Art Museum in Washington, D.C. Leigh’s meteoric institutional success is reflected in the artist’s secondary market. Leigh’s auction market is characterized by a low auction track-record with 8 years of transaction history and a low level of auction volume based on $741K in total sales over the previous year ending on December 31, 2024, based on publicly available auction records as tracked by third-party data sources. The artist’s auction records are led by Las Meninas II (2019), which sold for $3,085,000 at Sotheby’s New York on May 18, 2023, Stick (2019), which sold for $2,712,000 at Christie’s New York on May 15, 2023, and Birmingham (2012), which sold for $2,167,500 at Sotheby’s New York on May 19, 2022.

Seo-Bo Park

Park Seo-Bo (b. 1931, Yé-Cheon, South Korea, d. 2023, Seoul, South Korea) is a contemporary Korean artist recognized internationally as a founding member of the Dansaekhwa monochrome movement, a postwar Korean art movement that draws from European and American abstraction as well as traditional Korean culture to create tactile, minimalist compositions. Born with the name Jae Hong Park, the artist studied painting at Hongik University until 1954, when the Korean War forced him to leave right before his graduation. He became a fugitive and took the name Seo-Bo in 1955 to avoid the draft. In 1961, Park spent a formative year in Paris on a UNESCO scholarship, where he learned about Art Informel’s focus on self-expression and materiality that directly informed his early 1960s series Primordialis. Upon his return, Park worked at the Federation of Artistic and Cultural Organization of Korea for a decade, eventually serving as its chairman. After he lost his reelection race, he decided to pursue art full-time. In 1967, Park began his most famous series titled Écriture, or Myobop in Korean, which reflects on drawing and writing techniques as well as the more religious connotations of the word “scripture,” specifically as it relates to ancient Buddhist scriptures in Korea. His paintings highlight the different tensions and harmonies between materials, incorporating traditional Korean materials, like hanji paper made from mulberry bark, and layers of oil paint and pencil markings onto his canvases. Park held his first solo exhibition in 1962 at the National Central Library Gallery in Seoul and has since exhibited his work extensively in museums and galleries around the world. In 2000, Park received an honorary doctoral degree from his alma mater Hongik University, where he has also taught. He has been widely celebrated for his contributions to and support of Korean art and received the Silver Crown Cultural Medal in Korea in 2011 and the Art Society Asia Game Changer Award in 2018. Park Seo-Bo died on October 14, 2023, in Seoul, South Korea.

Park Seo-Bo is represented internationally by Perrotin Gallery and White Cube. His work has been exhibited at many prestigious institutions around the world, including the Langen Foundation in Neuss (2020), Solomon R. Guggenheim Museum in New York (2019), Museum of Fine Art in Boston (2018), the Venice Biennale (1988 and 2015), Samsung Museum of Art in Seoul (2014), Portland Museum of Art (2010), Singapore Art Museum (2008), Tate Liverpool (1992), Brooklyn Museum (1981), and Expo ‘67 in Montreal (1967). His paintings are also represented in the permanent collections of the Dia Art Foundation in New York, the Museum of Modern Art in New York, the Art Institute of Chicago, and the Hirshhorn Museum and Sculpture Garden in Washington, D.C., among others. Park’s auction market is characterized by a low level of auction volume based on $4.4 million in total sales over the previous year ending on December 31, 2024, based on publicly available auction records as tracked by third party data sources. As of April 1, 2024, Park’s auction records are led by Ecriture No. 37-75-76 (1975/76), which sold for $2,528,440 at Sotheby’s Hong Kong on October 5, 2023 after having previously sold for $2,079,689 (HKD 16,320,000) at Sotheby’s Hong Kong on March 31, 2018, followed by Ecriture No. 65-75 (Writing No. 65-75) (1975), which sold for $1,212,600 (HKD 9,400,000) at Christie’s Hong Kong on November 28, 2015, and Écriture No.1~81, which sold for $1,001,000 (KRW 1,100,000,000) at Seoul Auction on September 27, 2016.

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The Series

Series 325

The Artwork held by Series 325, entitled xExcxsxtxaxtxixcx xFxixgxuxrxexsx (2010), is a single work of art by George Condo. Acting as agent for the Company, Masterworks has agreed to acquire the Artwork, which measures at 60 inches by 45 inches, in a privately negotiated transaction from a private gallery for $3,100,000 on June 16, 2023. For a biography of George Condo, see “Description of the Business — The Artists.”

●

The Artwork is created in George Condo’s Psychological Cubism style, a term he coined to describe his appropriation of Pablo Picasso’s cubist theory of perspective to illustrate multiple psychological states in a single moment.

●

The Artwork is a prime example of George Condo’s Drawing Paintings, a series he began in 2009 that is characterized by his inclusion of fragmented nudes and cartoonish butler figures drawn in charcoal and layered in pastels and acrylic paint.

●

The Artwork is a group portrait with characteristically colorful, cubist heads and more naturalistic, sketched bodies. The most prominently featured figure is a nude woman in the foreground of the right half of the canvas. She stares out as if to dare the viewer to gaze upon her bare chest. To her left, a maniacal cartoonish bow-tied butler blatantly ogles her. Behind him, another face appears to be present; however, their gender and expression are lost to the geometric abstraction of the upper half of the canvas.

●

As of January 23, 2024, recent Cubist portraits executed after 2008 which are of similar composition and period to the Artwork have recently sold at auction in excess of $3.1 million at auction, and include: Untitled (2013), which sold for $3,509,559 (£2,542,500) at Christie’s in London on June 30, 2021, Lion Man (2012), which sold for $3,408,000 at Sotheby’s in New York on November 18, 2021, and Green Head Composition (2013), which sold for $3,116,881 (£2,334,000) at Sotheby’s in London on March 2, 2022.

●	The Painting’s subject, execution, and date make it a commercial and desirable work by George Condo.

Highlights

●	Historical price appreciation for similar works to the Artwork: 18.6% CAGR implied from selected sales occurring from October 7, 2016 to November 7, 2023.(1)
●	Significant auction track-record with 39 years of transaction history and a high level of auction volume based on $41.6 million in total sales over the previous year ending on December 31, 2024.(2)

Notes:

1.	Implied annualized price appreciation based on 16 sales of works by George Condo that are similar to the Artwork and based on publicly available auction records.
2.	Based on publicly available auction records as tracked by third-party data sources.

Provenance

The Artist

Sprüth Magers, Berlin/London

Private Collection

Acquired from the above by Masterworks

History of Selected Similar Sales

The table and chart below capture the historical data for selected auctions sales transactions, which are similar to the Artwork. The selected sales data is intended to provide an estimate of the historical appreciation rate of the Artwork by looking at a set of similar works by the artist that have sold at public auction. The set of similar sales comprise paintings by George Condo with the following criteria: all Psychological Cubist Drawing Painting portraits on canvas from 2008 to present, 30 inches by 30 inches and 90 inches by 90 inches in size, excluding portraits with predominantly monochromatic palettes and portraits with more than three discernible figures.

60

The data was sourced from publicly available auction records and does not include private sales. Such data may be incomplete or inaccurate. Sale records that do not contain images may be excluded from the comparative set. Although the paintings in the described set have similar characteristics to the Artwork, each individual painting is unique in terms of artistic content, coloring, condition, provenance and other factors. We, therefore, cannot make any determination or representation that any of the data set forth below is useful in determining the value of the Artwork and you are urged not to place undue reliance on such data. The art transaction data is not intended to indicate past or expected performance of any security. Similar sales may include transactions involving Masterworks acting as a buyer or seller. For the purposes of the table below, any sale that was conducted in a foreign currency has been converted to US Dollars at the prevailing exchange rate as of the applicable sale date.

Selected Similar Sales Period	CAGR(2)	Number of Similar Sales	First Similar Sale Date	Last Similar Sale Date
Full Auction History(3)	18.6%	16	2/13/2014	11/7/2023
10 Year(4)	20.4%	15	10/7/2016	11/7/2023
5 Year(5)	6.3%	11	10/6/2020	11/7/2023

Notes

1.	Prices are shown with auction house buyer’s premium, but exclude any sales taxes, VAT, artist resale right fee or other charges assessed by the auction house. Where the price with buyer’s premium is not listed or available at the time of the analysis, it is calculated based on the auction house’s terms and conditions.
2.	The estimated CAGR implied from the selected similar sales transactions noted above during the relevant time period. The minimum number of sales required to calculate CAGR is based on the average number of selected similar sales in an artist’s full auction history. 10 Year and 5 Year periods with sales that do not meet this minimum within a margin of 20% are denoted as “N/A.”
3.	Represents selected sales occurring between the artist’s first auction sale and the artist’s most recent auction sale.
4.	Represents selected sales occurring within the ten year period preceding the filing date hereof.
5.	Represents selected sales occurring within the five year period preceding the filing date hereof.

61

Series 334

The Artwork held by Series 334 entitled xExcxrxixtxuxrxex xNxox.x x2x-x8x0x-x8x1x (1980-1981), is a single work of art by Park Seo-Bo. Acting as agent for the Company, Masterworks has agreed to acquire the Artwork, which measures at 71 inches by 89 inches, in a privately negotiated transaction from a private collector for $910,000 on August 1, 2023. For a biography of Park Seo-Bo, see “Description of the Business — The Artists.”

●

Park Seo-Bo’s Écriture series, or Myobop in Korean, is his most famous and commercially desirable series. As its title suggests, Écriture reflects on drawing and writing techniques as well as the more religious connotations of the word “scripture,” specifically as it relates to ancient Buddhist scriptures in Korea.

●

Park Seo-Bo began his Écriture series in 1967 and creates his paintings by repeatedly incising pencil lines into a freshly painted monochrome canvas. He is interested in the tensions and harmonies that arise between different materials on a canvas.

●	The Artwork features twelve horizontal rows of undulating pencil markings. The pencil tip creates a subtle groove in the off-white painted background so the natural hemp canvas peeks through.
●

Artworks from the Écriture series account for all ten of the artist’s top ten price records at auction and are led by: Ecriture No. 37-75-76 (1975/76), which sold for $2,079,689 (HKD 16,320,000) at Sotheby’s Hong Kong on March 31, 2018, Ecriture No. 65-75 (Writing No. 65-75) (1975), which sold for $1,212,600 (HKD 9,400,000) at Christie’s Hong Kong on November 28, 2015, and Écriture No.1~81, which sold for $1,001,000 (KRW 1,100,000,000) at Seoul Auction on September 27, 2016.

●

Artworks similar in size and subject have achieved auction records surpassing one million dollars, led by Écriture No. 45-75 (1975), which sold for $1,212,500 at Sotheyby’s New York on May 18, 2017, Ecriture No. 5-80 (1980), which sold for $1,162,178 at Sotheby’s Hong Kong on March 31, 2018, and Ecriture No. 222-85 (1985), which sold for $1,093, 070 at Sotheby’s Hong Kong on October 3, 2016.

●	The Artwork previously sold at Seoul Auction for $989,430 on November 29, 2015.

Highlights

●	Historical price appreciation for similar works to the Artwork: 14.9% CAGR implied from selected sales occurring from March 31, 2006 to May 22, 2024.(1)
●	Moderate auction track-record with 20 years of transaction history. (2)

Notes:

1.	Implied annualized price appreciation based on 29 sales of works by Park Seo-Bo, including one past sale of the Artwork, that are similar to the Artwork and based on publicly available auction records.
2.	Based on publicly available auction records as tracked by third-party data sources.

Provenance

The Artist

Private Collection

Seoul Auction, November 29, 2015, Lot 23

Private Collection

Acquired from the above by Masterworks

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Exhibited

Seoul, Hyundai Gallery, Park Seobo, November 1981

Seoul, National Museum of Modern and Contemporary Art Korea, Retrospective 40th Anniversary of Park Seobo’s Painting, October - November 1991

History of Selected Similar Sales

The table and chart below capture the historical data for selected auctions sales transactions, which are similar to the Artwork. The selected sales data is intended to provide an estimate of the historical appreciation rate of the Artwork by looking at a set of similar works by the artist that have sold at public auction. The set of similar sales comprise paintings by Park Seo-Bo with the following criteria: Horizontal Écriture paintings created between 1967 and 1987 that measure between 50 inches by 50 inches and 120 inches by 120 inches in size, excluding works with paper and works with horizontal pencil markings. Where the price with buyer’s premium was not listed, it was calculated based on the auction house’s terms and conditions. The data was sourced from publicly available auction records and does not include private sales. Such data may be incomplete or inaccurate. Sale records that do not contain images may be excluded from the comparative set. Although the paintings in the described set have similar characteristics to the Artwork, each individual painting is unique in terms of artistic content, coloring, condition, provenance and other factors. We, therefore, cannot make any determination or representation that any of the data set forth below is useful in determining the value of the Artwork and you are urged not to place undue reliance on such data. The art transaction data is not intended to indicate past or expected performance of any security. Similar sales may include transactions involving Masterworks acting as a buyer or seller. For the purposes of the table below, any sale that was conducted in a foreign currency has been converted to US Dollars at the prevailing exchange rate as of the applicable sale date.

Selected Similar Sales Period	CAGR(2)	Number of Similar Sales	First Similar Sale Date	Last Similar Sale Date
Full Auction History(3)	14.9%	29	3/31/2006	5/22/2024
10 Year(4)	2.2%	27	4/4/2015	5/22/2024
5 Year(5)	5.2%	10	3/25/2020	5/22/2024

Notes

1.	Prices are shown with auction house buyer’s premium, but exclude any sales taxes, VAT, artist resale right fee or other charges assessed by the auction house. Where the price with buyer’s premium is not listed or available at the time of the analysis, it is calculated based on the auction house’s terms and conditions.
2.	The estimated CAGR implied from the selected similar sales transactions noted above during the relevant time period. The minimum number of sales required to calculate CAGR is based on the average number of selected similar sales in an artist’s full auction history. 10 Year and 5 Year periods with sales that do not meet this minimum within a margin of 20% are denoted as “N/A.”
3.	Represents selected sales occurring between the artist’s first auction sale and the artist’s most recent auction sale.
4.	Represents selected sales occurring within the ten year period preceding the filing date hereof.
5.	Represents selected sales occurring within the five year period preceding the filing date hereof.

63

Series 352

The Artwork held by Series 352 entitled xUxnxtxixtxlxexdxx(1970), is a single work of art by Sam Gilliam. Acting as agent for the Company, Masterworks has agreed to acquire the Artwork, which measures at 55 inches by 110 inches, in a privately negotiated transaction from a private advisor for $1,105,000 on April 12, 2024. For a biography of Sam Gilliam, see “Description of the Business — The Artists.”

●	The Artwork is a prime example of Sam Gilliam’s Slice paintings from the late 1960s and early 1970s.
●	Sam Gilliam’s Slice paintings are stretched on a custom-made stretcher with a beveled-edge that projects outward from the wall, giving the paintings a sculptural quality.
●	Sam Gilliam’s top five auction records are all Slice paintings from the late 1960s and early 1970s, making the Artwork a commercial and desirable example.
●	Slice paintings are also held in prestigious permanent collections, including the National Gallery of Art in Washington, D.C. and the Metropolitan Museum of Art in New York.
●	The Artwork is a large-scale, horizontal canvas painting with an abstract composition created by temporarily folding and staining the canvas in warm shades of blue, green, and yellow paint and splatters of white and burgundy paint before stretching the canvas onto a wooden support with a beveled edge, which angles the composition outward.
●	Auction records for artworks similar in scale, period, and style are lead by Ray II (1970), which sold for $1,865,000 at Sotheby’s New York on November 16, 2022, and holds the artists second highest auction price record, followed by Soft Melting (1972), which sold for $1,239,976 (£1,016,000) at Sotheby’s London on October 12, 2023, and Orion (1972), which sold for $1,143,000 at Sotheby’s New York on May 19, 2023.

Highlights

●	Historical price appreciation for similar works to the Artwork: 27.4% CAGR implied from selected sales occurring from January 11, 2005, to May 17, 2024.(1)
●	Significant auction track-record with 32 years of transaction history.(2)

Notes:

1.	Implied annualized price appreciation based on 11 sales of works by Sam Gilliam that are similar to the Artwork and based on publicly available auction records.
2.	Based on publicly available auction records as tracked by third-party data sources.

Provenance

The Artist

Private Collection

Acquired from the above by the present collection

Exhibited

New York, Mnuchin Gallery, Sam Gilliam: 1967-1973, November - December 2017, illustrated in color

Charlotte, The Harvey B Gantt Centre of African American Art And Culture, A Simple Passion and a Complex Vision: the Darryl Atwell Collection, July 2017 - January 2018

History of Selected Similar Sales

The table and chart below capture the historical data for selected auctions sales transactions, which are similar to the Artwork. The selected sales data is intended to provide an estimate of the historical appreciation rate of the Artwork by looking at a set of similar works by the artist that have sold at public auction. The set of similar sales comprise paintings by Sam Gilliam with the following criteria: Works on canvas with beveled edges created between 1970 and 1972, which measure between 30 inches by 80 inches in height and between 70 inches and 140 inches in width. The data was sourced from publicly available auction records and does not include private sales. Such data may be incomplete or inaccurate. Sale records that do not contain images may be excluded from the comparative set. Although the paintings in the described set have similar characteristics to the Artwork, each individual painting is unique in terms of artistic content, coloring, condition, provenance and other factors. We, therefore, cannot make any determination or representation that any of the data set forth below is useful in determining the value of the Artwork and you are urged not to place undue reliance on such data. The art transaction data is not intended to indicate past or expected performance of any security. Similar sales may include transactions involving Masterworks acting as a buyer or seller. For the purposes of the table below, any sale that was conducted in a foreign currency has been converted to US Dollars at the prevailing exchange rate as of the applicable sale date.

Selected Similar Sales Period	CAGR(2)	Number of Similar Sales	First Similar Sale Date	Last Similar Sale Date
Full Auction History(3)	27.4%	11	1/11/2005	5/17/2024
10 Year(4)	13.9%	10	11/11/2015	5/17/2024
5 Year(5)	-29.3%	5	11/16/2022	5/17/2024

Notes

1.	Prices are shown with auction house buyer’s premium, but exclude any sales taxes, VAT, artist resale right fee or other charges assessed by the auction house. Where the price with buyer’s premium is not listed or available at the time of the analysis, it is calculated based on the auction house’s terms and conditions.
2.	The estimated CAGR implied from the selected similar sales transactions noted above during the relevant time period. The minimum number of sales required to calculate CAGR is based on the average number of selected similar sales in an artist’s full auction history. 10 Year and 5 Year periods with sales that do not meet this minimum within a margin of 20% are denoted as “N/A.”
3.	Represents selected sales occurring between the artist’s first auction sale and the artist’s most recent auction sale.
4.	Represents selected sales occurring within the ten year period preceding the filing date hereof.
5.	Represents selected sales occurring within the five year period preceding the filing date hereof.

64

Series 355

The Artwork held by Series 355 entitled xDxexgxaxsx xaxtx x4x5x (1974), is a single work of art by Helen Frankenthaler. Acting as agent for the Company, Masterworks has agreed to acquire the Artwork, which measures at 66 inches by 96 inches, at Sotheby’s Contemporary Day Sale in New York for $1,758,100 (including shipping costs) on May 14, 2024. For a biography of Helen Frankenthaler, see “Description of the Business — The Artists.”

●	The Artwork is a prime example of Helen Frankenthaler’s large-scale soak-stain paintings from the 1970s.
●	The Artwork is predominantly in Helen Frankenthaler’s popular orange color, which is shared by her top auction record, Royal Fireworks (1975).
●	The 1970s was the most significant decade of Helen Frankenthaler’s career following her 1969 retrospective at the Whitney Museum of American Art and the 1972 monograph by Barbara Rose. The desirability of her works from the 1970s is reflected in the creation dates of her top five auction records.
●	The title of the Artwork pays homage to Edgar Degas, the impressionist painter who also paid particular attention to the expressive potential of colors.
●	The Artwork is a large-scale horizontal abstract composition with soak-stains in vibrant yet subdued shades of orange, red, sage, and white, against a yellow background. Towards the bottom of the composition is a large horizontal pink brush stroke and a shorter red brushstroke to the left of it. The range in opacity of the paints creates a dynamic, inviting composition.
●	Auction records for artworks similar in scale, style, and period are led by Earliness (1972), which sold for $3,075,000 at Christie’s New York on May 12, 2023, followed by Tournament (1977), which sold for $2,551,329 (£1,910,500) at Sotheby’s London on March 2, 2022, Passage (1971), which sold for $1,834,996 (£1,439,500) at Sotheby’s London on June 27, 2023.

Highlights

●	Historical price appreciation for similar works to the Artwork: 17.6% CAGR implied from selected sales occurring from February 17, 1999, to June 27, 2023.(1)
●	Significant auction track-record with 42 years of transaction history and a moderate level of auction volume based on $20.0 million in total sales over the previous year ending on December 31, 2024.(3)

Notes:

1.	Implied annualized price appreciation based on 18 sales of works by Helen Frankenthaler that are similar to the Artwork and based on publicly available auction records.
2.	Based on publicly available auction records as tracked by third-party data sources.

Provenance

David Mirvish Gallery, Toronto

Barbara & Daniel Fendrick, Washington D.C.

Sotheby’s New York, May 14, 2024, Lot 304

Acquired from the above by the present collection

Exhibited

Toronto, David Mirvish Gallery, Helen Frankenthaler, March - April 1975

History of Selected Similar Sales

The table and chart below capture the historical data for selected auctions sales transactions, which are similar to the Artwork. The selected sales data is intended to provide an estimate of the historical appreciation rate of the Artwork by looking at a set of similar works by the artist that have sold at public auction. The set of similar sales comprise paintings by Helen Frankenthaler with the following criteria: Paintings on canvas created between 1971 and 1977 that measure between 60 inches by 60 inches and 100 inches by 100 inches, excluding examples with areas of canvas ground are prominently visible and excluding Dream Decision, Circe and Elberta for qualitative differences. Where the price with buyer’s premium was not listed, it was calculated based on the auction house’s terms and conditions. The data was sourced from publicly available auction records and does not include private sales. Such data may be incomplete or inaccurate. Sale records that do not contain images may be excluded from the comparative set. Although the paintings in the described set have similar characteristics to the Artwork, each individual painting is unique in terms of artistic content, coloring, condition, provenance and other factors. We, therefore, cannot make any determination or representation that any of the data set forth below is useful in determining the value of the Artwork and you are urged not to place undue reliance on such data. The art transaction data is not intended to indicate past or expected performance of any security. Similar sales may include transactions involving Masterworks acting as a buyer or seller. For the purposes of the table below, any sale that was conducted in a foreign currency has been converted to US Dollars at the prevailing exchange rate as of the applicable sale date.

Selected Similar Sales Period	CAGR(2)	Number of Similar Sales	First Similar Sale Date	Last Similar Sale Date
Full Auction History(3)	17.6%	18	2/17/1999	6/27/2023
10 Year(4)	23.6%	8	11/12/2015	6/27/2023
5 Year(5)	N/A	-	-	-

Notes

1.	Prices are shown with auction house buyer’s premium, but exclude any sales taxes, VAT, artist resale right fee or other charges assessed by the auction house. Where the price with buyer’s premium is not listed or available at the time of the analysis, it is calculated based on the auction house’s terms and conditions.
2.	The estimated CAGR implied from the selected similar sales transactions noted above during the relevant time period. The minimum number of sales required to calculate CAGR is based on the average number of selected similar sales in an artist’s full auction history. 10 Year and 5 Year periods with sales that do not meet this minimum within a margin of 20% are denoted as “N/A.”
3.	Represents selected sales occurring between the artist’s first auction sale and the artist’s most recent auction sale.
4.	Represents selected sales occurring within the ten year period preceding the filing date hereof.
5.	Represents selected sales occurring within the five year period preceding the filing date hereof.
6.	Historical price appreciation for all sales of works by the artist that satisfy the objective criteria stated, including the sale date, period of creation and size parameters, without filtering for subjective visual characteristics, results in a 19.3% CAGR implied from 21 sales of paintings occurring from February 17, 1999, to May 16, 2024.

65

Series 358

The Artwork held by Series 358 entitled xFxoxcxuxsxixnxgx xoxnx xSxpxaxcxex (2016), is a single work of art by George Condo. Acting as agent for the Company, Masterworks has agreed to acquire the Artwork, which measures at 77 inches by 75 inches, at Phillips Modern & Contemporary Art Evening Sale in New York for $1,152,500 (including shipping costs) on May 14, 2024. For a biography of George Condo, see “Description of the Business — The Artists.”

●	The Artwork is a dynamic, large-scale example of George Condo’s original psychological cubism style.
●	George Condo coined the term Psychological Cubism to describe his appropriation of Pablo Picasso’s cubist theory of perspective as a visual strategy to illustrate multiple psychological states in a single moment.
●	In addition to paying homage to the 20th century art movement of Cubism, George Condo appears to reference Abstract Expressionism through his improvisational brushstrokes, his thick, dimensional layers of paint, and his attention to spatial composition also highlighted in his title.
●	George Condo painted the Artwork after a difficult battle with health struggles, including a near-death experience with triple pneumonia and then cancer in his vocal cords. These physical ailments affected his mental health as well, and his paintings became an outlet for his complex psychological landscape.
●	The Artwork is a large-scale, nearly square composition in a limited, predominantly lemon yellow and white palette. Expressive facial features emerge from the gestural linear black brushstrokes and gray and blue accents.
●	The most recent auction records for artworks similar in scale, style, and period are led by Green Eyed Lady (2016), which sold for $1,726,734 (HKD 13,518,000) at Sotheby’s Hong Kong on April 5, 2024, and The Good Old Days (2015), which sold for $1,775,000 at Sotheby’s New York on November 15, 2023.

Highlights

●	Historical price appreciation for similar works to the Artwork: 8.1% CAGR implied from selected sales occurring from May 13, 2013, to June 27, 2024.(1)
●	Significant auction track-record with 39 years of transaction history and a moderate level of auction volume based on $41.6 million in total sales over the previous year ending on December 31, 2024.(2)

Notes:

1.	Implied annualized price appreciation based on 25 sales of works by George Condo that are similar to the Artwork and based on publicly available auction records.
2.	Based on publicly available auction records as tracked by third-party data sources.

Provenance

Skarstedt, London

Private Collection

Private Collection

Phillips New York, May 14, 2024, Lot 15

Acquired from the above by the present collection

66

Exhibited

London, Skarstedt, Condo, De Kooning, Kippenberger, Muñoz, Salle, Warhol, February - April 2016

History of Selected Similar Sales

The table and chart below capture the historical data for selected auctions sales transactions, which are similar to the Artwork. The selected sales data is intended to provide an estimate of the historical appreciation rate of the Artwork by looking at a set of similar works by the artist that have sold at public auction. The set of similar sales comprise paintings by George Condo with the following criteria: Paintings from 2012 to 2019 that measure between 50 inches by 50 inches and 100 inches by 100 inches, excluding elaborate multi-figure and other complex compositions and more stylistically realistic examples such as Red Screaming Woman (2019) which sold at Christie’s Hong Kong on November 28, 2023 for $1,258,536 (HKD 9,813,000). The data was sourced from publicly available auction records and does not include private sales. Such data may be incomplete or inaccurate. Sale records that do not contain images may be excluded from the comparative set. Although the paintings in the described set have similar characteristics to the Artwork, each individual painting is unique in terms of artistic content, coloring, condition, provenance and other factors. We, therefore, cannot make any determination or representation that any of the data set forth below is useful in determining the value of the Artwork and you are urged not to place undue reliance on such data. The art transaction data is not intended to indicate past or expected performance of any security. Similar sales may include transactions involving Masterworks acting as a buyer or seller. For the purposes of the table below, any sale that was conducted in a foreign currency has been converted to US Dollars at the prevailing exchange rate as of the applicable sale date.

Selected Similar Sales Period	CAGR(2)	Number of Similar Sales	First Similar Sale Date	Last Similar Sale Date
Full Auction History(3)	8.1%	25	5/13/2013	6/27/2024
10 Year(4)	6.0%	24	10/7/2016	6/27/2024
5 Year(5)	1.9%	15	7/9/2020	6/27/2024

Notes

1.	Prices are shown with auction house buyer’s premium, but exclude any sales taxes, VAT, artist resale right fee or other charges assessed by the auction house. Where the price with buyer’s premium is not listed or available at the time of the analysis, it is calculated based on the auction house’s terms and conditions.
2.	The estimated CAGR implied from the selected similar sales transactions noted above during the relevant time period. The minimum number of sales required to calculate CAGR is based on the average number of selected similar sales in an artist’s full auction history. 10 Year and 5 Year periods with sales that do not meet this minimum within a margin of 20% are denoted as “N/A.”
3.	Represents selected sales occurring between the artist’s first auction sale and the artist’s most recent auction sale.
4.	Represents selected sales occurring within the ten year period preceding the filing date hereof.
5.	Represents selected sales occurring within the five year period preceding the filing date hereof.

67

Series 369

The Artwork held by Series 369 entitled What You Need (diptych) (2006), is a single work of art by Cecily Brown. Acting as agent for the Company, Masterworks has agreed to acquire the Artwork, which measures at 17 inches by 50 inches, in a privately negotiated transaction from a private dealer for $1,350,000 on July 9, 2024.

On May 31, 2024, the Painting was appraised by Masterworks at a fair market value of $1,750,000. The fair market value appraisal, a copy of which is filed as Exhibit 99.2 to the offering statement of which this offering circular is an integral part, is relevant only as of the date it was issued and is subject to important qualifications and limitations as set forth therein. Although the Company believes the appraisal provides relevant information for investors, it should only be viewed as a statement of opinion, and undue emphasis should not be placed on the appraised amount. Valuation of unique art objects requires a high degree of subjectivity, so while the Company acknowledges that a sale at a public auction is one of the strongest indicators of value, it is not the only piece of information that should be taken into account. Unlike an auction for homogenous commodities with a deep demand base, the market for fine art is far more idiosyncratic and inefficient. The Company believes that it is typical for a buyer to overpay or underpay for an item relative to its fair market value depending on a variety of factors, where a single event can have a significant impact on supply and demand. This is the case because the art market is characterized by a limited number of potential buyers, particularly for items as valuable as the Artwork. Therefore, the singularity of each item, the timing and location of particular sales, and global economic conditions, may all significantly influence the outcome of a sale. The appraisal itself contains valuable information for potential investors, including a description of the methodology and specific attributes of the Artwork considered by Masterworks to be meaningful in the determination of fair market value. Notwithstanding the foregoing, investors should not place undue emphasis on the appraised value. For more information on Masterworks appraisal methodology, conflicts of interest and other important considerations, see “Description of Business – Art Appraisals” in this offering circular

For a biography of Cecily Brown, see “Description of the Business — The Artists.”

●	The Artwork is a prime example of Cecily Brown’s rich, gestural painting style in a diptych format.
●	Cecily Brown appears to have drawn inspiration from the narrative paintings of Flemish Old Masters, like Pieter Bruegel the Elder, by incorporating suggestive figurative imagery into a dense landscape composition.
●	The diptych format follows a longstanding tradition in oil painting introduced in the Middle Ages. Diptychs are a recurring format in the artist’s practice.
●	Cecily Brown and Gagosian Gallery, her primary gallery at the time, donated the Artwork to the Michael Clark Benefit Sale at Christie’s on October 15, 2006, which benefited the Michael Clark Dance Company. The work sold for $297,040 (£160,000), over four times its high estimate of £35,000.
●	The Artwork is a diptych with two congruent horizontal oil on canvas panels. Although predominantly abstract, the composition suggests a narrative scene with humanistic and animalistic forms emerging from a hilly, outdoor landscape. An allusion to a fence at the center of the composition implies a town or farm scene. The densely applied layers of crimson red, fleshy pink and brown, and smokey gray paint give the work an almost infernal quality.
●	Auction records for artworks similar in scale, style, and period are led by Running Scared (2010), which sold for $2,601,000 at Sotheby’s New York on March 9, 2023, followed by Untitled (2007-2008), which sold for $1,740,000 at Christie’s New York on November 18, 2022, and Beautiful Not Realistic (2008), which sold for $1,659,421 (£1,487,000) at Sotheby’s London on October 14, 2022.
●	The Artwork sold at Christie’s London on October 15, 2006, for $297,040 (£160,000).

Highlights

●	Historical price appreciation for similar works to the Artwork: 14.3% CAGR implied from selected sales occurring from October 15, 2006, to March 9, 2023.(1)
●	Moderate auction track-record with 25 years of transaction history and a moderate level of auction volume based on $23.4 million in total sales over the previous year ending on December 31, 2024.(2)

Notes:

1.	Implied annualized price appreciation based on 23 sales of works by Cecily Brown, including one past sale of the Artwork, that are similar to the Artwork and based on publicly available auction records.
2.	Based on publicly available auction records as tracked by third-party data sources.

Provenance

Gagosian Gallery, New York

Christie’s London, October 15, 2006, Lot 9

Private Collection

Private Collection

Private Collection

Acquired from the above by the present collection

Literature

Colin Gleadell, “Harlap Collection Takes Top Prices at Christie’s,” ARTnews, New York, 2006, web

68

History of Selected Similar Sales

The table and chart below capture the historical data for selected auctions sales transactions, which are similar to the Artwork. The selected sales data is intended to provide an estimate of the historical appreciation rate of the Artwork by looking at a set of similar works by the artist that have sold at public auction. The set of similar sales comprise paintings by Cecily Brown with the following criteria: Works on canvas created since 2000 that measure between 17 inches by 20 inches and 50 inches by 50 inches, excluding works that are stylistically different and works that are overtly figurative, as well as The Fox and Geese (2008-2011), Unfurl the Flag (2013) and Bend Sinister (2002) for differences in quality. The data was sourced from publicly available auction records and does not include private sales. Such data may be incomplete or inaccurate. Sale records that do not contain images may be excluded from the comparative set. Although the paintings in the described set have similar characteristics to the Artwork, each individual painting is unique in terms of artistic content, coloring, condition, provenance and other factors. We, therefore, cannot make any determination or representation that any of the data set forth below is useful in determining the value of the Artwork and you are urged not to place undue reliance on such data. The art transaction data is not intended to indicate past or expected performance of any security. Similar sales may include transactions involving Masterworks acting as a buyer or seller. For the purposes of the table below, any sale that was conducted in a foreign currency has been converted to US Dollars at the prevailing exchange rate as of the applicable sale date.

Selected Similar Sales Period	CAGR(2)	Number of Similar Sales	First Similar Sale Date	Last Similar Sale Date
Full Auction History(3)	14.3%	23	10/15/2006	3/9/2023
10 Year(4)	24.6%	12	5/11/2016	3/9/2023
5 Year(5)	27.3%	5	10/22/2020	3/9/2023

Notes

1.	Prices are shown with auction house buyer’s premium, but exclude any sales taxes, VAT, artist resale right fee or other charges assessed by the auction house. Where the price with buyer’s premium is not listed or available at the time of the analysis, it is calculated based on the auction house’s terms and conditions.
2.	The estimated CAGR implied from the selected similar sales transactions noted above during the relevant time period. The minimum number of sales required to calculate CAGR is based on the average number of selected similar sales in an artist’s full auction history. 10 Year and 5 Year periods with sales that do not meet this minimum within a margin of 20% are denoted as “N/A.”
3.	Represents selected sales occurring between the artist’s first auction sale and the artist’s most recent auction sale.
4.	Represents selected sales occurring within the ten year period preceding the filing date hereof.
5.	Represents selected sales occurring within the five year period preceding the filing date hereof.
6.	Historical price appreciation for all sales of works by the artist that satisfy the objective criteria stated, including the sale date, period of creation and size parameters, without filtering for subjective visual characteristics, results in a 15.8% CAGR implied from 27 sales of paintings, including one past sale of the Artwork, occurring from October 15, 2006 to May 17, 2024.

69

Series 371

The Artwork held by Series 371 entitled xÉxcxrxixtxuxrxex xNxox.x x2x-x7x5x (1975), is a single work of art by Park Seo-Bo. Acting as agent for the Company, Masterworks has agreed to acquire the Artwork, which measures at 51 inches by 76 inches, in a privately negotiated transaction from a private collector for $900,000 on July 26, 2023. For a biography of Park Seo-Bo, see “Description of the Business — The Artists.”

●	Park Seo-Bo’s Écriture series, or Myobop in Korean, is his most famous and commercially desirable series. As its title suggests, Écriture reflects on drawing and writing techniques as well as the more religious connotations of the word “scripture,” specifically as it relates to ancient Buddhist scriptures in Korea.
●	Park Seo-Bo began his Écriture series in 1967 and creates his paintings by repeatedly incising pencil lines into a freshly painted monochrome canvas. He is interested in the tensions and harmonies that arise between different materials on a canvas.
●	The Artwork features 11 condensed horizontal rows of vertical pencil markings that tilt slightly to the right. The medium-weight graphite pencil markings are evenly distributed across the off-white painted canvas.
●	Écriture paintings account for all ten of the artist’s top ten auction records and are led by: Ecriture No. 37-75-76 (1975/76), which sold for $2,079,689 (HKD 16,320,000) at Sotheby’s Hong Kong on March 31, 2018, Ecriture No. 65-75 (Writing No. 65-75) (1975), which sold for $1,212,600 (HKD 9,400,000) at Christie’s Hong Kong on November 28, 2015, and Écriture No.1~81, which sold for $1,001,000 (KRW 1,100,000,000) at Seoul Auction on September 27, 2016.
●	Artworks from the same series that are similar in scale have achieved auction records of led by Écriture No. 45-75 (1975), which sold for $1,212,500 at Sotheyby’s New York on May 18, 2017, Ecriture No. 5-80 (1980), which sold for $1,162,178 at Sotheby’s Hong Kong on March 31, 2018, and Ecriture No. 222-85 (1985), which sold for $1,093, 070 at Sotheby’s Hong Kong on October 3, 2016.
●	The Artwork previously sold at Christie’s London for $951,069 on October 6, 2017.

Highlights

●	Historical price appreciation for similar works to the Artwork: 14.9% CAGR implied from selected sales occurring from March 31, 2006 to May 22, 2024.(1)
●	Moderate auction track-record with 18 years of transaction history.(2)

Notes:

1.	Implied annualized price appreciation based on 24 sales of works by Park Seo-Bo, including one past sale of the Artwork, that are similar to the Artwork and based on publicly available auction records.
2.	Based on publicly available auction records as tracked by third-party data sources.

70

Provenance

Private Collection

Christie’s London, October 6, 2017, Lot 42

Private Collection

Acquired from the above by Masterworks

Exhibited

Seoul, National Museum of Contemporary Art, The 1st Ecole de Seoul, 1975

Seoul, National Museum of Contemporary Art, Park Seo-Bo’s Painting: Its Forty Years, 1991

Busan, Johyun Gallery, Park Seo-Bo Ecriture 1974-1986, September 1999

History of Selected Similar Sales

The table and chart below capture the historical data for selected auctions sales transactions, which are similar to the Artwork. The selected sales data is intended to provide an estimate of the historical appreciation rate of the Artwork by looking at a set of similar works by the artist that have sold at public auction. The set of similar sales comprise paintings by Park Seo-Bo with the following criteria: Horizontal paintings created between 1967 and 1987 that measure between 40 and 90 inches in size, excluding works with paper and works with horizontal pencil markings and including one prior sale of the artwork. Where the price with buyer’s premium was not listed, it was calculated based on the auction house’s terms and conditions. The data was sourced from publicly available auction records and does not include private sales. Such data may be incomplete or inaccurate. Sale records that do not contain images may be excluded from the comparative set. Although the paintings in the described set have similar characteristics to the Artwork, each individual painting is unique in terms of artistic content, coloring, condition, provenance and other factors. We, therefore, cannot make any determination or representation that any of the data set forth below is useful in determining the value of the Artwork and you are urged not to place undue reliance on such data. The art transaction data is not intended to indicate past or expected performance of any security. Similar sales may include transactions involving Masterworks acting as a buyer or seller. For the purposes of the table below, any sale that was conducted in a foreign currency has been converted to US Dollars at the prevailing exchange rate as of the applicable sale date.

Selected Similar Sales Period	CAGR(2)	Number of Similar Sales	First Similar Sale Date	Last Similar Sale Date
Full Auction History(3)	14.9%	24	3/31/2006	5/22/2024
10 Year(4)	1.1%	22	4/4/2015	5/22/2024
5 Year(5)	-2.4%	8	3/25/2020	5/22/2024

Notes

1.	Prices are shown with auction house buyer’s premium, but exclude any sales taxes, VAT, artist resale right fee or other charges assessed by the auction house. Where the price with buyer’s premium is not listed or available at the time of the analysis, it is calculated based on the auction house’s terms and conditions.
2.	The estimated CAGR implied from the selected similar sales transactions noted above during the relevant time period. The minimum number of sales required to calculate CAGR is based on the average number of selected similar sales in an artist’s full auction history. 10 Year and 5 Year periods with sales that do not meet this minimum within a margin of 20% are denoted as “N/A.”
3.	Represents selected sales occurring between the artist’s first auction sale and the artist’s most recent auction sale.
4.	Represents selected sales occurring within the ten year period preceding the filing date hereof.
5.	Represents selected sales occurring within the five year period preceding the filing date hereof.

71

Series 388

The Artwork held by Series 388 entitled xWxixtxhx xSxtxuxpxixdx (2011), is a single work of art by Hernan Bas. Acting as agent for the Company, Masterworks has agreed to acquire the Artwork, which measures at 108 inches by 90 inches, in a privately negotiated transaction from a private gallery for $900,000 on September 22, 2023. For a biography of Hernan Bas, see “Description of the Business — The Artists.”

●	The Artwork represents a blend of Hernan Bas’s two major painting styles: his expressionist landscapes and young, queer male figures. Inspired by cinema and history paintings, Bas creates transportative narrative paintings that explore potential–often undesirable–realities.
●	Hernan Bas uses abstract expressionist techniques to paint wild, overgrown environments with an underlying sense of unease. In an interview, Bas explains: “there’s always something off about them [my paintings], and I strive towards that off-ness whenever I’m painting. It can come from how I render the figures or skewing the scale; something just always has to be a little wrong. I don’t want to make right painting.”[1]
●	The Artwork is a large-scale canvas painting that depicts a forested lagoon with two proportionally small figures. On the left-hand side, a massive spindly tree serves as the composition’s focal point as its branches and vines stretch across the canvas and are reflected in the water. A contemplative man stands knee-deep in the lagoon while another man sits at the base of the tree and looks over at him. The warm, muted palette of the painting, featuring brown, ocre, teal, dusty rose, and olive green, adds to the painting’s uncanny, even sullen tone.
●	Auction records for artworks similar in scale, subject, and quality are led by The Overly Prepped Boy (or The Approaching Glacier) (2010), which sold for $1,249,705 (HKD 9,810,000) at Christie’s Hong Kong on May 26, 2022, followed by The hillsides must not know it (2011), which sold for $1,051,612 (HKD 8,255,000) at Phillips Hong Kong on March 30, 2023, and Night Flight or Midnight Migration, or My Merry Way (2008), which sold for $746,000 at Sotheby’s New York on November 18, 2021.

Highlights

●	Historical price appreciation for similar works to the Artwork: 19.0% CAGR implied from selected sales occurring from May 11, 2012 to March 30, 2023.(1)

Notes:

1.	Implied annualized price appreciation based on 11 sales of works by Hernan Bas, including one past sale of the Artwork, that are similar to the Artwork and based on publicly available auction records.

Provenance

Lehmann Maupin, New York

Private Collection

Sotheby’s Hong Kong, April 1, 2018, Lot 598

Private Gallery

Acquired from the above by Masterworks

Literature

Sarah Margolis-Pineo, “Centerfield | Against Nature: An Interview with Hernan Bas,” Art21 Magazine, New York, 2011, web, illustrated in color

72

History of Selected Similar Sales

The table and chart below capture the historical data for selected auctions sales transactions, which are similar to the Artwork. The selected sales data is intended to provide an estimate of the historical appreciation rate of the Artwork by looking at a set of similar works by the artist that have sold at public auction. The set of similar sales comprise paintings by Hernan Bas with the following criteria: Landscape paintings with at least one small figure that measure over 60 inches by 60 inches in size. The set excludes works on paper and diptychs. A Splinter (2010) and A Boy In Peril (2013) are excluded due to different quality of the works. The data was sourced from publicly available auction records and does not include private sales. Such data may be incomplete or inaccurate. Sale records that do not contain images may be excluded from the comparative set. Although the paintings in the described set have similar characteristics to the Artwork, each individual painting is unique in terms of artistic content, coloring, condition, provenance and other factors. We, therefore, cannot make any determination or representation that any of the data set forth below is useful in determining the value of the Artwork and you are urged not to place undue reliance on such data. The art transaction data is not intended to indicate past or expected performance of any security. Similar sales may include transactions involving Masterworks acting as a buyer or seller. For the purposes of the table below, any sale that was conducted in a foreign currency has been converted to US Dollars at the prevailing exchange rate as of the applicable sale date.

Selected Similar Sales Period	CAGR(2)	Number of Similar Sales	First Similar Sale Date	Last Similar Sale Date
Full Auction History(3)	19.6%	12	5/11/2012	10/6/2023
10 Year(4)	48.8%	7	4/1/2018	10/6/2023
5 Year(5)	54.0%	6	12/8/2020	10/6/2023

Notes

1.	Prices are shown with auction house buyer’s premium, but exclude any sales taxes, VAT, artist resale right fee or other charges assessed by the auction house. Where the price with buyer’s premium is not listed or available at the time of the analysis, it is calculated based on the auction house’s terms and conditions.
2.	The estimated CAGR implied from the selected similar sales transactions noted above during the relevant time period. The minimum number of sales required to calculate CAGR is based on the average number of selected similar sales in an artist’s full auction history. 10 Year and 5 Year periods with sales that do not meet this minimum within a margin of 20% are denoted as “N/A.”
3.	Represents selected sales occurring between the artist’s first auction sale and the artist’s most recent auction sale.
4.	Represents selected sales occurring within the ten year period preceding the filing date hereof.
5.	Represents selected sales occurring within the five year period preceding the filing date hereof.
6.	Historical price appreciation for all sales of works by the artist that satisfy the objective criteria stated, including the sale date, period of creation and size parameters, without filtering for subjective visual characteristics, results in a 19.4% CAGR implied from 14 sales of paintings, including one past sale of the Artwork, occurring from May 11, 2012 to October 6, 2023.

1 Hernan Bas, “Centerfield | Against Nature: An Interview with Hernan Bas,” interview by Sarah Marigolis-Pineo, Art21 Magazine, December 27, 2011, https://magazine.art21.org/2011/12/27/centerfield-against-nature-an-interview-with-hernan-bas/.

73

Series 414

The Artwork held by Series 414 entitled xVxaxlxuxex x8x7x (2009), is a single work of art by Mark Bradford. Acting as agent for the Company, Masterworks has agreed to acquire the Artwork, which measures at 48 inches by 60 inches, at Christie’s 20th/21st Century: London Evening Sale in London on October 13, 2023 for £1,139,500 or $1,387,702 (including shipping costs) based on the effective exchange rate provided by Christie’s. For a biography of Mark Bradford, see “Description of the Business — The Artists.”

●	The Artwork is a powerful example of Mark Bradford’s socially engaged abstract mixed media paintings. Influenced by his experience as a queer, Black man who grew up in the 1980s at the height of the AIDS crisis and crack-cocaine epidemic, Bradford engages with social issues through his materials, utilizing found commercial materials from specific, economically depressed neighborhoods for his abstract compositions.
●	Mark Bradford specifically seeks out posters and billboards that target the low end of the market in neighborhoods around Los Angeles. These signs are typically produced by Colby Printing, a notoriously cheap graphic design company. He then layers these signs along with other mixed media on his canvases and then tears, sands, and drills into them to create textured, topographic surfaces.
●	Unlike Abstract Expressionism, which seeks out the sublime and the unanswerable through abstraction, Mark Bradford’s abstract paintings are localized by their material relationship with reality. His radical departure from his predecessors’ theoretical framework makes Bradford a vanguard in American abstraction.
●	The word Value in the title of the Artwork seems to reference Mark Bradford’s formal interest in tonal value and his conceptual interest in economics.
●	Mark Bradford belongs to the generation of African American artists born after the civil rights movement whose work engages with themes beyond race, which curator Thelma Golden defined as “post-Black art.” These artists take an intersectional approach to their identity, foregrounding gender, sexuality, and class in connection with their race.
●	The Artwork was executed the same year Mark Bradford was awarded the prestigious MacArthur “Genius” Fellowship in 2009 for the way he expertly incorporates urban ephemera into his abstract, mixed media paintings.
●	The Artwork is a relatively small-scale abstract composition created from layers of billboard paper, photomechanical reproductions, acrylic gel medium, carbon paper, nylon string, and other mixed media that have been ripped, affixed, and carved into with a grinding tool. A rough removal of most layers from the bottom third of the composition exposes a white paper base. In the top two-thirds, undulating horizontal marks create textured streaks of white, coral, teal, black, and gray, with a few yellow accents. The horizontal orientation and mark makings evoke a landscape with a horizon line.
●	Auction records for works similar in scale and style are led by Mixed Signals (2009), which sold for $2,965,000 at Phillips New York on May 8, 2016, Dream Deferral (2009), which sold for $2,027,301 at Bonham’s London on June 29, 2017, and Value 35 (2010) which sold for $1,968,056 at Phillips London on October 2, 2019.

Highlights

●	Historical price appreciation for similar works to the Artwork: 11.3% CAGR implied from selected sales occurring from September 25, 2013, to May 18, 2023.(2)
●	Moderate auction track-record with 16 years of transaction history.(3)

Notes:

1.	Implied annualized price appreciation based on 13 sales of works by Mark Bradford that are similar to the Artwork and based on publicly available auction records.
2.	Based on publicly available auction records as tracked by third-party data sources.

Provenance

Sikkema Jenkins & Co

Private Collection, Texas

Christie’s London, October 13, 2023, Lot 29

Acquired from the above by Masterworks

Exhibited

Columbus, Wexner Center for the Arts; Boston, Institute of Contemporary Art; Chicago, Museum of Contemporary Art; Dallas Museum of Art; San Francisco Museum of Modern Art, Mark Bradford: You’re Nobody (Til Somebody Kills You), 2010 - 2012

74

History of Selected Similar Sales

The table and chart below capture the historical data for selected auctions sales transactions, which are similar to the Artwork. The selected sales data is intended to provide an estimate of the historical appreciation rate of the Artwork by looking at a set of similar works by the artist that have sold at public auction. The set of similar sales comprise paintings by Mark Bradford with the following criteria: Works on canvas that measure between 40 inches by 40 inches and 80 inches by 80 inches, excluding works with endpapers and monochrome red works and Starin’ Through My Rear View (2006) for quality differences. The data was sourced from publicly available auction records and does not include private sales. Such data may be incomplete or inaccurate. Sale records that do not contain images may be excluded from the comparative set. Although the paintings in the described set have similar characteristics to the Artwork, each individual painting is unique in terms of artistic content, coloring, condition, provenance and other factors. We, therefore, cannot make any determination or representation that any of the data set forth below is useful in determining the value of the Artwork and you are urged not to place undue reliance on such data. The art transaction data is not intended to indicate past or expected performance of any security. Similar sales may include transactions involving Masterworks acting as a buyer or seller. For the purposes of the table below, any sale that was conducted in a foreign currency has been converted to US Dollars at the prevailing exchange rate as of the applicable sale date.

Selected Similar Sales Period	CAGR(2)	Number of Similar Sales	First Similar Sale Date	Last Similar Sale Date
Full Auction History(3)	11.3%	13	9/25/2013	5/18/2023
10 Year(4)	N/A	-	-	-
5 Year(5)	N/A	-	-	-

Notes

1.	Prices are shown with auction house buyer’s premium, but exclude any sales taxes, VAT, artist resale right fee or other charges assessed by the auction house. Where the price with buyer’s premium is not listed or available at the time of the analysis, it is calculated based on the auction house’s terms and conditions.
2.	The estimated CAGR implied from the selected similar sales transactions noted above during the relevant time period. The minimum number of sales required to calculate CAGR is based on the average number of selected similar sales in an artist’s full auction history. 10 Year and 5 Year periods with sales that do not meet this minimum within a margin of 20% are denoted as “N/A.”
3.	Represents selected sales occurring between the artist’s first auction sale and the artist’s most recent auction sale.
4.	Represents selected sales occurring within the ten year period preceding the filing date hereof.
5.	Represents selected sales occurring within the five year period preceding the filing date hereof.
6.	Historical price appreciation for all sales of works by the artist that satisfy the objective criteria stated, including the sale date, period of creation and size parameters, without filtering for subjective visual characteristics, results in a 4.6% CAGR implied from 15 sales of paintings, including one past sale of the Artwork, occurring from September 25, 2013, to May 15, 2024.

75

Series 447

The Artwork held by Series 447 entitled Lxexmxoxn Sxqxuxaxsxh (1992), is a single work of art by Yayoi Kusama. Acting as agent for the Company, Masterworks has agreed to acquire the Artwork, which measures at 9 inches by 6 inches, in a privately negotiated transaction from a private gallery for $235,000 on September 3, 2024.

For a biography of Yayoi Kusama, see “Description of the Business — The Artists.”

●	The Artwork is a prime, small-scale example of Yayoi Kusama’s still life paintings that feature atypical subjects.
●	Yayoi Kusama painted a number of lemon squash beverages in this style with various glass shapes, sizes, and colorways in the 1990s.
●	The Artwork’s citrus-garnished glass clearly references the lemon and sugar syrup known as lemon squash. The title, however, also calls to mind the yellow summer squash known as a lemon squash, a notable double meaning given the significance of squash and pumpkins to Yayoi Kusama’s oeuvre.
●	The flat, monochrome painting technique of the Artwork recalls commercial printing processes, which gives the work a Pop sensibility. The geometric patterns that form the composition also echo the visual strategies of the Op Art movement.
●	The record price for a Lemon Squash still life by Yayoi Kusama was set by a large-scale 64 by 51 inch, black and white composition of a goblet with a lemon wedge titled Lemon Squash (1991), which sold for $1,465,790 (HKD 11,500,000) at Christie’s Hong Kong on May 26, 2018.
●	A 21 by 18 inch, black and white painting, Lemon Squash (1993), which features a similar composition to the Artwork, hammered for $605,435 (JPY 95,000,000) at SBI Art Auction Co, Ltd, Tokyo, on May 25, 2024.
●	The Artwork is a small-scale, vertically-oriented canvas painting of a tall glass on a table. The glass is half-full and is garnished with a straw and a round of lemon on the left side of the rim. The two-tone green and black color palette uses polka dot, net, and brick patterns to create the illusion of dimension and distinguish various elements of the painting.
●	Auction records for artworks similar in style and scale are led by Lemon Squash (1991), which sold for $405,962 (HKD 3,150,000) at Phillips & Poly Hong Kong on June 7, 2021, followed by Hat (A.B.) (2002), which sold for $389,223 (HKD 3,048,000) at Sotheby’s Hong Kong on October 6, 2023, and Grapes (1990), which sold for $371,881 (JPY 53,240,000) at New Art Est-Ouest Auctions Co., Tokyo, on September 24, 2022.
●	The Artwork previously hammered for $21,770 (JPY 1,750,000) at Mainichi Auction, Inc., Tokyo, on June 25, 2011, was bought-in at Seoul Auction on April 16, 2020, and sold again for $203,060 (HKD 1,593,000) at Est-Ouest Auctions Co., Ltd., Tokyo, on May 27, 2018.

Highlights

●	Historical price appreciation for similar works to the Artwork: 24.0% CAGR implied from selected sales occurring from October 21, 2004 to October 6, 2023.(1)
●	Significant auction track-record with 33 years of transaction history and a high level of auction volume based on $158.5 million in total sales over the previous year ending on December 31, 2024.(2)

Notes:

1.	Implied annualized price appreciation based on 49 sales of works by Yayoi Kusama, including two past sales of the Artwork, that are similar to the Artwork and based on publicly available auction records.
2.	Based on publicly available auction records as tracked by third-party data sources.

Provenance

Private Gallery, Tokyo

Tokyo, Mainichi Auction Inc., June 25, 2011, Lot 592

Private Collection, Japan

Est-Ouest Auctions Co., Ltd., May 27, 2018, Lot 103

Private Collection, Korea

Private Gallery, Zurich

Acquired from the above by Masterworks

76

History of Selected Similar Sales

The table and chart below capture the historical data for selected auctions sales transactions, which are similar to the Artwork. The selected sales data is intended to provide an estimate of the historical appreciation rate of the Artwork by looking at a set of similar works by the artist that have sold at public auction. The set of similar sales comprise paintings by Yayoi Kusama with the following criteria: atypical subjects with monochrome palettes on canvas that measure under 12 inches by 12 inches. The data was sourced from publicly available auction records and does not include private sales. Such data may be incomplete or inaccurate. Sale records that do not contain images may be excluded from the comparative set. Although the paintings in the described set have similar characteristics to the Artwork, each individual painting is unique in terms of artistic content, coloring, condition, provenance and other factors. We, therefore, cannot make any determination or representation that any of the data set forth below is useful in determining the value of the Artwork and you are urged not to place undue reliance on such data. The art transaction data is not intended to indicate past or expected performance of any security. Similar sales may include transactions involving Masterworks acting as a buyer or seller. For the purposes of the table below, any sale that was conducted in a foreign currency has been converted to US Dollars at the prevailing exchange rate as of the applicable sale date.

Selected Similar Auction Sales

Date of Sale	Title	Year	Dimensions	Auction House	Lot Number	Low Estimate (1)	High Estimate (1)	Realized Price (1)
10/6/2023	Hat (A.B) (帽子（A.B）)	2002	6 x 9 in	Sotheby's	833	306,475	446,943	389,223
4/6/2023	Ashtray (煙灰缸)	1981	6 x 9 in	China Guardian	36	229,300	356,689	275,160
9/24/2022	Grapes	1990	9 x 6 in	New Art Est-Ouest	27	279,400	419,100	371,881
7/16/2022	Hat	1981	6 x 9 in	SBI Art Auction Co,	244	144,360	216,540	332,028
7/9/2022	Butterfly	1995	6 x 7 in	Shinwa Auction Co,	485	146,920	220,380	236,541
6/5/2022	Ashtry	1981	6 x 9 in	Ravenel International	227	170,359	238,503	196,254
4/28/2022	Glass (杯)	1981	9 x 6 in	Sotheby's	525	229,402	356,848	289,047
3/22/2022	Butterfly	1991	6 x 9 in	Seoul Auction	32	230,076	357,896	349,761
11/29/2021	Butterfly 《蝶》	1991	6 x 9 in	Phillips & Poly	186	192,313	320,522	258,469
9/28/2021	Glass	1981	9 x 6 in	Seoul Auction	97	210,500	336,800	251,758
6/7/2021	Lemon Squash	1991	9 x 6 in	Phillips & Poly	181	193,315	322,192	405,962
10/7/2020	Glass (杯)	1981	9 x 6 in	Sotheby's	604	77,418	103,224	113,804
11/1/2019	Hat (A.B)	2002	6 x 9 in	SBI Art Auction Co,	166	138,555	230,924	175,272
3/29/2019	Coffee Cup	1991	9 x 6 in	Christie's	12	89,172	127,388	175,159
10/1/2018	Hat	1991	6 x 9 in	Sotheby's	506	102,207	204,414	239,548
5/27/2018	Lemon Squash	1992	9 x 6 in	Est-Ouest	38	89,230	152,965	203,060
12/12/2017	Hat	1992	6 x 9 in	K-Auction	135	101,200	165,600	174,570
11/26/2017	High Heel (高跟鞋)	1981	6 x 9 in	Phillips	60	102,448	153,672	256,120
10/1/2017	Hat	1981	6 x 9 in	Sotheby's	717	96,015	121,619	144,023
2/18/2017	Butterfly	1991	6 x 9 in	SBI Art Auction Co,	193	44,250	88,500	69,290

77

Selected Similar Sales Period	CAGR(2)	Number of Similar Sales	First Similar Sale Date	Last Similar Sale Date
Full Auction History(3)	24.0%	49	10/21/2004	10/6/2023
10 Year(4)	19.2%	24	2/18/2016	10/6/2023
5 Year(5)	27.3%	12	10/7/2020	10/6/2023

Notes

1.	Prices are shown with auction house buyer’s premium, but exclude any sales taxes, VAT, artist resale right fee or other charges assessed by the auction house. Where the price with buyer’s premium is not listed or available at the time of the analysis, it is calculated based on the auction house’s terms and conditions.
2.	The estimated CAGR implied from the selected similar sales transactions noted above during the relevant time period. The minimum number of sales required to calculate CAGR is based on the average number of selected similar sales in an artist’s full auction history. 10 Year and 5 Year periods with sales that do not meet this minimum within a margin of 20% are denoted as “N/A.”
3.	Represents selected sales occurring between the artist’s first auction sale and the artist’s most recent auction sale.
4.	Represents selected sales occurring within the ten year period preceding the filing date hereof.
5.	Represents selected sales occurring within the five year period preceding the filing date hereof.

78

Series 462

The Artwork held by Series 462 entitled Sunset Sea (1969), is a single work of art by Lynne Mapp Drexler. Acting as agent for the Company, Masterworks has agreed to acquire the Artwork, which measures at 58 inches by 38 inches, in a privately negotiated transaction from a private gallery for $405,000 (including conservation costs) on December 26, 2024.

For a biography of Lynne Mapp Drexler, see “Description of the Business — The Artists.”

●	The Artwork is a striking blue example of Lynne Mapp Drexler’s late 1960s paintings.
●	In the second half of the 1960s, Lynne Mapp Drexler synthesized her career-long interests in natural landscapes and art historical movements like Post-Impressionism, Pointillism, Fauvism, and Geometric Abstraction into denser, more texturally diverse compositions than her paintings from the first half of the 1960s.
●	Lynne Mapp Drexler utilizes her varying brushstroke techniques to specific sections of the canvas. This creates dynamic, mosaic-like compositions united by their shared color palette.
●	Lynne Mapp Drexler studied under the Abstract Expressionist painter Hans Hoffmann and was particularly influenced by his theory of “push-pull,” which explains how tension between colors and shapes can create the illusion of depth and movement. Here, this is visible through her contrasting accents of red in a predominantly blue composition.
●	The 1960s were the most important decade for Lynne Mapp Drexler, and this is reflected in her market. Eight of her top 10 auction records are paintings from the 1960s. The artist’s galleries also highlight the importance of this decade for her artistic production, for example, her current exhibition at White Cube, Lynne Drexler: The Sixties, on view in London until January 10, 2025.
●	The Artwork is a vertically-oriented abstract canvas painting in a predominantly blue palette. Curved, pointalist, circular, and rectangular brushstrokes in shades of blue and purple echo the movement of rippling water. A horizontal stripe composed of shades of red brushstrokes in the lower sixth of the composition serves as a sort of horizon line. In the top left corner, the blue appears to crack open, creating a passage for red brushstrokes to flow through.
●	Auction records for artworks similar in scale, style, and period are led by Feather Blue (1968), which sold for $597,400 at Bonhams New York on November 20, 2024, followed by Reddish (1970), which sold for $444,500 at Sotheby’s New York on May 19, 2023, and Spring Dance (1971), which sold for $302,400 at Christie’s New York on September 29, 2023.

Highlights

●	Historical price appreciation for similar works to the Artwork: 63.6% CAGR implied from selected sales occurring from March 19, 2022, to November 20, 2024.(1)
●	Moderate auction track-record with 22 years of transaction history. (2)

Notes:

1.	Implied annualized price appreciation based on 7 sales of works by Lynne Mapp Drexler that are similar to the Artwork and based on publicly available auction records.
2.	Based on publicly available auction records as tracked by third-party data sources.

Provenance

Estate of the Artist

Private Gallery

Acquired from the above by the present collection

Exhibited

Abilene, Texas, Jody Klotz Fine Art, Re.e.mer.gence: Women AbEx and Color Field Artists, Spring 2023

Portland, Maine, Moss Galleries, Lynne Mapp Drexler: Orchestrations in Color, December 2021 - January 2022

79

History of Selected Similar Sales

The table and chart below capture the historical data for selected auctions sales transactions, which are similar to the Artwork. The selected sales data is intended to provide an estimate of the historical appreciation rate of the Artwork by looking at a set of similar works by the artist that have sold at public auction. The set of similar sales comprise paintings by Lynne Mapp Drexler with the following criteria: Works created between 1968 and 1973 that measure between 30 inches by 30 inches and 60 inches by 60 inches; set excludes works that are stylistically different. The data was sourced from publicly available auction records and does not include private sales. Such data may be incomplete or inaccurate. Sale records that do not contain images may be excluded from the comparative set. Although the paintings in the described set have similar characteristics to the Artwork, each individual painting is unique in terms of artistic content, coloring, condition, provenance and other factors. We, therefore, cannot make any determination or representation that any of the data set forth below is useful in determining the value of the Artwork and you are urged not to place undue reliance on such data. The art transaction data is not intended to indicate past or expected performance of any security. Similar sales may include transactions involving Masterworks acting as a buyer or seller. For the purposes of the table below, any sale that was conducted in a foreign currency has been converted to US Dollars at the prevailing exchange rate as of the applicable sale date.

Selected Similar Sales Period	CAGR(2)	Number of Similar Sales	First Similar Sale Date	Last Similar Sale Date
Full Auction History(3)	63.6%	7	3/19/2022	11/20/2024
10 Year(4)	N/A	-	-	-
5 Year(5)	N/A	-	-	-

Notes

1.	Prices are shown with auction house buyer’s premium, but exclude any sales taxes, VAT, artist resale right fee or other charges assessed by the auction house. Where the price with buyer’s premium is not listed or available at the time of the analysis, it is calculated based on the auction house’s terms and conditions.
2.	The estimated CAGR implied from the selected similar sales transactions noted above during the relevant time period. The minimum number of sales required to calculate CAGR is based on the average number of selected similar sales in an artist’s full auction history. 10 Year and 5 Year periods with sales that do not meet this minimum within a margin of 20% are denoted as “N/A”.
3.	Represents selected sales occurring between the artist’s first auction sale and the artist’s most recent auction sale.
4.	Represents selected sales occurring within the ten year period preceding the filing date hereof.
5.	Represents selected sales occurring within the five year period preceding the filing date hereof.

80

Series 464

The Artwork held by Series 464 entitled xTxhxixsx xIxsx xNxoxtx xAx xPxhxoxtxox xOxpxpxoxrxtxuxnxixtxyx (2007), is a single work of art by Banksy. Acting as agent for the Company, Masterworks has agreed to acquire the Artwork, which measures at 24 inches by 28 inches, in a privately negotiated transaction from a private gallery for $2,050,000 on January 17, 2025.

 For a biography of Banksy, see “Description of the Business — The Artists.”

●	The Artwork is a prime example of Banksy’s “vandalized” oil paintings, which insert contemporary, often political, iconography or commentary onto Old Master style paintings.
●	Banksy paints over readymade paintings he often sources from local flea markets around London.
●	Banksy frames his “modified” or “vandalized” oil paintings with ornate gold-gilded frames made by his studio to highlight the classic academic style of the series.
●	Banksy’s “modified” or “vandalized” oil paintings were first exhibited in an empty store front in London at his solo exhibition Crude Oils in 2005, two years before the Artwork’s creation.
●	Banksy stencils the phrase,”This is not a photo opportunity,” onto the found pastoral landscape painting to highlight contemporary society’s impulse to photograph nature rather than actively work to preserve it. He calls out society’s selfish tendency to take the beauty of nature for granted. The work, however, was notably completed three years before Instagram was founded and the boom of our image-based social media age.
●	The phrasing of Banksy’s stencil appears to make a coy reference to Renée Magritte’s surrealist masterpiece, The Treachery of Images (1929), which reads “Ceci n’est pas une pipe” (This is not a pipe). Magritte’s text alludes to the fact that the work painting is not a pipe but rather a collection of brushstrokes that create an image of a pipe. Similarly, the landscape in Banksy’s work is not a photograph of nature but a time-intensive oil painting of it.
●	The format of overlaying text on landscapes also calls to mind the text-based paintings of Ed Ruscha.
●	The Artwork is a found horizontal autumnal landscape painting featuring a peaceful creek in a forest in a gold-gilded frame. Superimposed and centered on the canvas is white, stenciled text in a vintage, typewriter font that reads: “This is not a photo opportunity.”
●	Auction records for artworks similar in scale and style are led by Vandalised Oil (Choppers) (2006), which sold for $5,855,705 (£4,384,900) at Sotheby’s London, followed by Congestion Charge (2004), which sold for $2,123,796 (£1,681,900), and Monkey Poison (2004), which sold to Masterworks 15 LLC for $2,000,000 at Phillips online on July 2, 2020.
●	A larger example of a “vandalized” oil painting by Banksy that also features pastoral landscape and an environmental warning titled Subject to Availability (2009/2010), sold at Christie’s London on June 30, 2021, for $6,325,490 (£4,582,500). The success of this sale highlights the popularity of the Artwork’s subject.
●	The Artwork previously sold at Sotheby’s New York on February 14, 2008, for $385,000, and again on May 19, 2022, for $2,690,000.

Highlights

●	Historical price appreciation for similar works to the Artwork: 19.4% CAGR implied from selected sales occurring from November 28, 2007, to June 29, 2023.(1)
●	Moderate auction track-record with 22 years of transaction history and a moderate level of auction volume based on $20.7 million in total sales over the previous year ending on December 31, 2024.(2)

Notes:

1.	Implied annualized price appreciation based on 9 sales of works by Banksy, including two past sales of the Artwork, that are similar to the Artwork and based on publicly available auction records.
2.	Based on publicly available auction records as tracked by third-party data sources.

Provenance

The Artist

Sotheby’s New York, February 14, 2008, Lot 69 (donated by the artist)

Private Collection

Sotheby’s New York, May 19, 2022, Lot 21

Private Collection

Acquired from the above by Masterworks

81

History of Selected Similar Sales

The table and chart below capture the historical data for selected auctions sales transactions, which are similar to the Artwork. The selected sales data is intended to provide an estimate of the historical appreciation rate of the Artwork by looking at a set of similar works by the artist that have sold at public auction. The set of similar sales comprise paintings by Banksy with the following criteria: All single “modified” and “vandalized” oil paintings on canvas with landscape subjects that measure under 40 inches by 40 inches that have been partially hand-painted or modified. The set excludes fully hand-painted works by Banksy, and Glory (2005) due to its medium of spray paint on a lithographic reproduction. The data was sourced from publicly available auction records and does not include private sales. Such data may be incomplete or inaccurate. Sale records that do not contain images may be excluded from the comparative set. Although the paintings in the described set have similar characteristics to the Artwork, each individual painting is unique in terms of artistic content, coloring, condition, provenance and other factors. We, therefore, cannot make any determination or representation that any of the data set forth below is useful in determining the value of the Artwork and you are urged not to place undue reliance on such data. The art transaction data is not intended to indicate past or expected performance of any security. Similar sales may include transactions involving Masterworks acting as a buyer or seller. For the purposes of the table below, any sale that was conducted in a foreign currency has been converted to US Dollars at the prevailing exchange rate as of the applicable sale date.

Selected Similar Sales Period	CAGR(2)	Number of Similar Sales	First Similar Sale Date	Last Similar Sale Date
Full Auction History(3)	19.4%	9	11/28/2007	6/29/2023
10 Year(4)	N/A	-	-	-
5 Year(5)	4.2%	4	7/2/2020	6/29/2023

Notes

1.	Prices are shown with auction house buyer’s premium, but exclude any sales taxes, VAT, artist resale right fee or other charges assessed by the auction house. Where the price with buyer’s premium is not listed or available at the time of the analysis, it is calculated based on the auction house’s terms and conditions.
2.	The estimated CAGR implied from the selected similar sales transactions noted above during the relevant time period. The minimum number of sales required to calculate CAGR is based on the average number of selected similar sales in an artist’s full auction history. 10 Year and 5 Year periods with sales that do not meet this minimum within a margin of 20% are denoted as “N/A”.
3.	Represents selected sales occurring between the artist’s first auction sale and the artist’s most recent auction sale.
4.	Represents selected sales occurring within the ten year period preceding the filing date hereof.
5.	Represents selected sales occurring within the five year period preceding the filing date hereof.

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Series 466

The Artwork held by Series 466 entitled Untitled (2021), is a single work of art by Simone Leigh. Acting as agent for the Company, Masterworks has agreed to acquire the Artwork, which measures at 25 inches by 12 inches by 14 inches, in a privately negotiated transaction from a private advisor for $500,000 on December 26, 2024.

For a biography of Simone Leigh, see “Description of the Business — The Artists.”

●	The Artwork is a prime, small-scale example of Simone Leigh’s feminine busts.
●	Simone Leigh describes her practice as auto-ethnographic, using materials and traditions drawn from West and South Africa. Her ceramic and stoneware busts of anonymous Black women investigate the complexities of feminism and racial politics.
●	The more minimalist profile of the bust’s silhouette allows for the texture of the distinct glazing to shine with its natural, almost tree bark-like finish. This specific glazing treatment appears to be unique and is particularly complex for Simone Leigh’s practice.
●	The Artwork was included in Simone Leigh’s first major exhibition in Switzerland that was organized by Hauser & Wirth in 2021.
●	The Artwork is a small-scale stoneware sculpture of a Black woman’s head and an unnaturally elongated neck. Her features are soft and ambiguous and her short hair hugs the silhouette of her head. The natural gray-brown matte finish of the sculpture’s stoneware is coated in a glossy darker brown dripping glaze. The cracking effect of the glaze creates an organic texture on the bust.
●	Auction records for artworks similar in scale, style, and period are led by Clarendon (2015), which sold for $1,058,819 (£869,500) at Phillips London on June 30, 2022, followed by Figure (Cobalt) (2021), which sold for $825,500 at Phillips New York on May 17, 2023, to Masterworks 310 LLC, and Untitled VI (Anatomy of Architecture Series) (2016), which sold for $819,000 at Christie’s New York on November 18, 2022.

Highlights

●	Historical price appreciation for similar works to the Artwork: 20.0% CAGR implied from selected sales occurring from October 2, 2019, to November 21, 2024.(1)

Notes:

1.	Implied annualized price appreciation based on 12 sales of works by Simone Leigh that are similar to the Artwork and based on publicly available auction records.
2.	Based on publicly available auction records as tracked by third-party data sources.

Provenance

Hauser & Wirth, Zurich

Private Collection

Acquired from the above by the present collection

Exhibited

Zurich, Hauser & Wirth, Simone Leigh, September - December 2021

History of Selected Similar Sales

The table and chart below capture the historical data for selected auctions sales transactions, which are similar to the Artwork. The selected sales data is intended to provide an estimate of the historical appreciation rate of the Artwork by looking at a set of similar works by the artist that have sold at public auction. The set of similar sales comprise paintings by Simone Leigh with the following criteria: All figurative sculptures, excluding works with raffia, yellow paint (Birmingham, 2012), and steel armatures. The data was sourced from publicly available auction records and does not include private sales. Such data may be incomplete or inaccurate. Sale records that do not contain images may be excluded from the comparative set. Although the paintings in the described set have similar characteristics to the Artwork, each individual painting is unique in terms of artistic content, coloring, condition, provenance and other factors. We, therefore, cannot make any determination or representation that any of the data set forth below is useful in determining the value of the Artwork and you are urged not to place undue reliance on such data. The art transaction data is not intended to indicate past or expected performance of any security. Similar sales may include transactions involving Masterworks acting as a buyer or seller. For the purposes of the table below, any sale that was conducted in a foreign currency has been converted to US Dollars at the prevailing exchange rate as of the applicable sale date.

Selected Similar Sales Period	CAGR(2)	Number of Similar Sales	First Similar Sale Date	Last Similar Sale Date
Full Auction History(3)	20.0%	12	10/2/2019	11/21/2024
10 Year(4)	N/A	-	-	-
5 Year(5)	14.7%	10	6/30/2020	11/21/2024

Notes

1.	Prices are shown with auction house buyer’s premium, but exclude any sales taxes, VAT, artist resale right fee or other charges assessed by the auction house. Where the price with buyer’s premium is not listed or available at the time of the analysis, it is calculated based on the auction house’s terms and conditions.
2.	The estimated CAGR implied from the selected similar sales transactions noted above during the relevant time period. The minimum number of sales required to calculate CAGR is based on the average number of selected similar sales in an artist’s full auction history. 10 Year and 5 Year periods with sales that do not meet this minimum within a margin of 20% are denoted as “N/A”.
3.	Represents selected sales occurring between the artist’s first auction sale and the artist’s most recent auction sale.
4.	Represents selected sales occurring within the ten year period preceding the filing date hereof.
5.	Represents selected sales occurring within the five year period preceding the filing date hereof.

83

Series 471

The Artwork held by Series 471 entitled xSxuxbxjxexcxtx Txox xAxvxaxixlxaxbxixlxixtxyx (2011), is a single work of art by Banksy. Acting as agent for the Company, Masterworks has agreed to acquire the Artwork, which measures at 20 inches by 36 inches, at Sotheby’s “Origins” in Riyadh for $1,209,625 (including shipping costs) on February 8, 2025.

For a biography of Banksy, see “Description of the Business — The Artists.”

●	The Artwork is a prime example of Banksy’s “vandalized” oil paintings, which insert contemporary, often political, iconography or commentary onto Old Master style paintings.
●	Banksy paints over readymade paintings he often sources from local flea markets around London. Banksy frames his “vandalized” oil paintings with ornate gold-gilded frames made by his studio to highlight the classic academic style of the series.
●	Banksy’s “modified” or “vandalized” oil paintings were first exhibited in an empty store front in London at his solo exhibition Crude Oils in 2005.
●	The Hudson River School style painting celebrates the beauty of nature, and Banky’s caption, “*Subject to availability for a limited period only.” highlights the threat of urbanization and global warming to this landscape.
●	In 2011, the Artwork was featured in the seminal exhibition, Art in the Streets, at the Museum of Contemporary Art in Los Angeles. Curated by Jeffrey Deitch, this was the first major U.S. museum survey of graffiti and street art. Banksy made a special arrangement with the museum to install his work late at night without museum staff and with the security cameras turned off. Over the course of the exhibition, he re-installed his work and added new pieces, one of which was the Artwork.
●	The Artwork is a horizontal painting of a natural landscape of a rocky, mountainous scene. In the bottom left corner, in a sans serif font, Banksy stencils: “*Subject to availability for a limited period only.” The Artwork is framed in an ornate, gold gilded frame.
●	Auction records for artworks similar in scale, style, and period are led by Vandalised Oil (Choppers) (2006), which sold for $5,855,705 (£4,384,900) at Sotheby’s London on March 2, 2022, followed by This is Not a Photo Opportunity (2007), which sold for $2,690,000 at Sotheby’s New York on May 19, 2022, and Congestion Charge (2004), which sold for $2,123,796 (£1,681,900) at Bonhams London on June 29, 2023.

Highlights

●	Historical price appreciation for similar works to the Artwork: 20.0% CAGR implied from selected sales occurring from February 14, 2008, to June 29, 2023.(1)
●	Moderate auction track-record with 22 years of transaction history and a moderate level of auction volume based on $20.7 million in total sales over the previous year ending on December 31, 2024.(2)

Notes:

1.	Implied annualized price appreciation based on 8 sales of works by Banksy that are similar to the Artwork and based on publicly available auction records.
2.	Based on publicly available auction records as tracked by third-party data sources.

Provenance

Lazarides Ltd, London

Private Collection

Sotheby’s Saudi Arabia, February 8, 2025, Lot 27

Acquired from the above by the present collection

Exhibited

Los Angeles, The Museum of Contemporary Art, Art in the Streets, April - August 2011

History of Selected Similar Sales

The table and chart below capture the historical data for selected auctions sales transactions, which are similar to the Artwork. The selected sales data is intended to provide an estimate of the historical appreciation rate of the Artwork by looking at a set of similar works by the artist that have sold at public auction. The set of similar sales comprise paintings by Banksy with the following criteria: All single “modified” and “vandalized” oil paintings on canvas with landscape subjects that measure under 40 inches by 40 inches and have been partially hand-painted or modified. The set excludes fully hand-painted works by Banksy, and Glory (2005) due to its medium of spray paint on a lithographic reproduction. The data was sourced from the Masterworks public sale database based on publicly available auction records and does not include private sales. Such data may be incomplete or inaccurate. Sale records that do not contain images may be excluded from the comparative set. Although the paintings in the described set have similar characteristics to the Artwork, each individual painting is unique in terms of artistic content, coloring, condition, provenance and other factors. We, therefore, cannot make any determination or representation that any of the data set forth below is useful in determining the value of the Artwork and you are urged not to place undue reliance on such data. The art transaction data is not intended to indicate past or expected performance of any security. Similar sales may include transactions involving Masterworks acting as a buyer or seller. For the purposes of the table below, any sale that was conducted in a foreign currency has been converted to US Dollars at the prevailing exchange rate as of the applicable sale date.

84

Selected Similar Sales Period	CAGR(2)	Number of Similar Sales	First Similar Sale Date	Last Similar Sale Date
Full Auction History(3)	20.0%	8	2/14/2008	6/29/2023
10 Year(4)	N/A	-	-	-
5 Year(5)	4.0%	4	7/3/2020	6/29/2023

Notes

1.	Prices are shown with auction house buyer’s premium, but exclude any sales taxes, VAT, artist resale right fee or other charges assessed by the auction house. Where the price with buyer’s premium is not listed or available at the time of the analysis, it is calculated based on the auction house’s terms and conditions.
2.	The estimated CAGR implied from the selected similar sales transactions noted above during the relevant time period. The minimum number of sales required to calculate CAGR is based on the average number of selected similar sales in an artist’s full auction history. 10 Year and 5 Year periods with sales that do not meet this minimum within a margin of 20% are denoted as “N/A”.
3.	Represents selected sales occurring between the artist’s first auction sale and the artist’s most recent auction sale.
4.	Represents selected sales occurring within the ten year period preceding the filing date hereof.
5.	Represents selected sales occurring within the five year period preceding the filing date hereof.

Series 474

The Artwork held by Series 474 entitled xPxuxmxpxkxixnx (1995), is a single work of art by Yayoi Kusama. Acting as agent for the Company, Masterworks has agreed to acquire the Artwork, which measures at 6 inches by 9 inches, in a privately negotiated transaction from the private sales group of an auction house for $400,000 on February 28, 2025.

For a biography of Yayoi Kusama, see “Description of the Business — The Artists.”

●	The Artwork is a prime, small-scale example from Yayoi Kusama’s Pumpkins series.
●	Yayoi Kusama introduced the pumpkin motif in her work in 1946 when she exhibited Kabocha (Pumpkin) in a traveling exposition in Japan. Kusama reintroduced pumpkins into her work in the 1980s and has continued to incorporate them in paintings, drawings, prints, and large scale public installations.
●	Kusama’s interest in pumpkins can be traced back to her childhood in pre-war Japan, where her family owned a plant nursery that farmed kabocha squash. She explains her attraction to pumpkins in her autobiography, writing, “I was enchanted by their charming and winsome form. What appealed to me most was the pumpkin’s generous unpretentiousness. That and its solid spiritual balance.”[1]
●	Artworks from Yayoi Kusama’s Pumpkin series range in scale, with some examples measuring under ten inches in height and width to over fifty inches in height and width.
●	The Artwork is a small-scale, horizontal painting on canvas of a yellow and black spotted pumpkin centrally placed against a black and yellow net background.
●	Yayoi Kusama’s Pumpkins are among the most commercially desirable examples within her practice. Four of the artist’s top ten record prices for paintings achieved at auction are yellow Pumpkins.
●	Yellow is the most commercially desirable color palette for Pumpkins by Yayoi Kusama, making up seven of the top ten results for Pumpkin paintings at auction.
●	Auction records for works similar in scale and style are led by Pumpkin (1990), which sold for $728,884 (HKD 5,670,000) at Christie’s Hong Kong on December 1, 2022, followed by Pumpkin (1992), which sold for $659,115 (JPY 89,700,000) at Mainichi Auction Inc. Tokyo on April 29, 2023, and Pumpkin (1989), which sold for $651,300 at SBI Art Auction Co, Ltd. Tokyo on May 28, 2022.
●	The Artwork was offered and conditionally sold at Bonhams New York on November 20, 2024, for $470,400; however, due to non-payment by the purchaser, title reverted to the original owner.

Highlights

●	Historical price appreciation for similar works to the Artwork: 23.9% CAGR implied from selected sales occurring from April 26, 2007, to November 20, 2024.(1)
●	Significant auction track-record with 33 years of transaction history and a high level of auction volume based on $158.5 million in total sales over the previous year ending on December 31, 2024.(2)

Notes:

1.	Implied annualized price appreciation based on 74 sales of works by Yayoi Kusama, including one past sale of the Artwork, that are similar to the Artwork and based on publicly available auction records.
2.	Based on publicly available auction records as tracked by third-party data sources.

Provenance

Kantor Gallery, Beverly Hills

Private Collection

Acquired from the above by Masterworks

History of Selected Similar Sales

The table and chart below capture the historical data for selected auctions sales transactions, which are similar to the Artwork. The selected sales data is intended to provide an estimate of the historical appreciation rate of the Artwork by looking at a set of similar works by the artist that have sold at public auction. The set of similar sales comprise paintings by Yayoi Kusama with the following criteria: Yellow pumpkins with black background on canvas that measure approximately 6 inches by 9 inches, excluding works with atypical borders and works without confirmed images. The data was sourced from publicly available auction records and does not include private sales. Such data may be incomplete or inaccurate. Sale records that do not contain images may be excluded from the comparative set. Although the paintings in the described set have similar characteristics to the Artwork, each individual painting is unique in terms of artistic content, coloring, condition, provenance and other factors. We, therefore, cannot make any determination or representation that any of the data set forth below is useful in determining the value of the Artwork and you are urged not to place undue reliance on such data. The art transaction data is not intended to indicate past or expected performance of any security. Similar sales may include transactions involving Masterworks acting as a buyer or seller. For the purposes of the table below, any sale that was conducted in a foreign currency has been converted to US Dollars at the prevailing exchange rate as of the applicable sale date.

1 Yayoi Kusama, Infinity Net: The Autobiography of Yayoi Kusama (London: Tate Publishing, 2011): p. 76.

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86

Selected Similar Sales Period	CAGR(2)	Number of Similar Sales	First Similar Sale Date	Last Similar Sale Date
Full Auction History(3)	23.9%	74	4/26/2007	11/20/2024
10 Year(4)	23.0%	41	5/13/2015	11/20/2024
5 Year(5)	11.3%	19	7/9/2020	11/20/2024

Notes

1.	Prices are shown with auction house buyer’s premium, but exclude any sales taxes, VAT, artist resale right fee or other charges assessed by the auction house. Where the price with buyer’s premium is not listed or available at the time of the analysis, it is calculated based on the auction house’s terms and conditions.
2.	The estimated CAGR implied from the selected similar sales transactions noted above during the relevant time period. The minimum number of sales required to calculate CAGR is based on the average number of selected similar sales in an artist’s full auction history. 10 Year and 5 Year periods with sales that do not meet this minimum within a margin of 20% are denoted as “N/A”.
3.	Represents selected sales occurring between the artist’s first auction sale and the artist’s most recent auction sale.
4.	Represents selected sales occurring within the ten year period preceding the filing date hereof.
5.	Represents selected sales occurring within the five year period preceding the filing date hereof.

87

Series 484

The Artwork held by Series 484 entitled xTxhxixnxgxsx xCxoxuxlxdx xBxex xDxixfxfxexrxexnxtx, x xBxuxtx xTxhxexyx'xrxex xNxoxtx (2007), is a single work of art by Cecily Brown. Acting as agent for the Company, Masterworks has agreed to acquire the Artwork, which measures at 13 inches by 34 inches, at Christie’s 20th/21st Century: London Evening Sale in London on March 5, 2025, for £814,300 or $1,065,455.90 (including shipping costs) based on the effective exchange rate provided by Convera.

For a biography of Cecily Brown, see “Description of the Business — The Artists.”

●	The Artwork is a prime domestic-scale diptych in Cecily Brown’s iconic expressive, abstract painting style.
●	Cecily Brown is greatly inspired by Old Master paintings, especially the Wimmelbilder (“Busy Pictures”) of Pieter Bruegel the Elder. This is particularly visible in the Artwork’s frenzied, fleshy composition and heavy use of brown in her palette, which builds intrigue across the surface of the canvas.
●	Cecily Brown pulls the title of the Artwork from a line in the band of Montreal’s 11 minute song, “The Past is a Grotesque Animal.” The upbeat, psychedelic pop song explores themes of lust, loss, and the tragic hero character. Brown echoes the rhythm and themes of the song in her energetic, fragmented brushstrokes, which inspire deep contemplation.
●	The diptych format follows a longstanding tradition in oil painting introduced in the Middle Ages. Diptychs are a recurring format in the artist’s practice and have commercial appeal.
●	The Artwork is from an important decade in Cecily Brown’s career, when her work shifted from erotic figurative imagery to more abstract compositions with increasingly fragmented allusions to figuration.
●	The Artwork is a small-scale, horizontal diptych in a contrasting palette of black, gray, brown, blue, pink, orange. The diversity of quick yet intentional, densely applied brushstrokes builds layers of fragmented imagery, which come together in a deeply textured, abstract composition.
●	Auction records for artworks similar in scale, style, and period are led by Running Scared (2010), which sold for $2,601,000 at Sotheby’s New York on March 9, 2023, followed by Untitled (2007-2008), which sold for $1,740,000 at Christie’s New York on November 18, 2022, and Beautiful Not Realistic (2008), which sold for $1,659,421 (£1,487,000) at Sotheby’s London on October 14, 2022.
●	Cecily Brown and Gagosian Gallery donated the artwork to a benefit auction supporting the opening of the New Museum hosted by Phillips New York, where it sold for $210,000, nearly double its high estimate of $120,000, on November 15, 2007.

Highlights

●	Historical price appreciation for similar works to the Artwork: 13.7% CAGR implied from selected sales occurring from October 14, 2006, to May 17, 2024.(1)
●	Moderate auction track-record with 25 years of transaction history and a moderate level of auction volume based on $23.4 million in total sales over the previous year ending on December 31, 2024.(2)

Notes:

1.	Implied annualized price appreciation based on 18 sales of works by Cecily Brown, including one past sale of the Artwork, that are similar to the Artwork and based on publicly available auction records.
2.	Based on publicly available auction records as tracked by third-party data sources.

Provenance

The Artist and Gagosian Gallery, New York

 Phillips New York, November 15, 2007, Lot 27 (New Museum Benefit Auction)

Private Collection

Christie’s London, March 5, 2025, Lot 42

Acquired from the above by the present collection

88

History of Selected Similar Sales

The table and chart below capture the historical data for selected auctions sales transactions, which are similar to the Artwork. The selected sales data is intended to provide an estimate of the historical appreciation rate of the Artwork by looking at a set of similar works by the artist that have sold at public auction. The set of similar sales comprise paintings by Cecily Brown with the following criteria: Works on canvas created between 2000 and 2012, that measure between 10 inches and 32 inches in height and 20 inches by 50 inches in width. The set excludes Stop ignoring Me Sorrel (2010), Peasouper (2004) and Untitled (2006), for quality. The data was sourced from the Masterworks public sale database based on publicly available auction records and does not include private sales. Such data may be incomplete or inaccurate. Sale records that do not contain images may be excluded from the comparative set. Although the paintings in the described set have similar characteristics to the Artwork, each individual painting is unique in terms of artistic content, coloring, condition, provenance and other factors. We, therefore, cannot make any determination or representation that any of the data set forth below is useful in determining the value of the Artwork and you are urged not to place undue reliance on such data. The art transaction data is not intended to indicate past or expected performance of any security. Similar sales may include transactions involving Masterworks acting as a buyer or seller. For the purposes of the table below, any sale that was conducted in a foreign currency has been converted to US Dollars at the prevailing exchange rate as of the applicable sale date.

Selected Similar Sales Period	CAGR(2)	Number of Similar Sales	First Similar Sale Date	Last Similar Sale Date
Full Auction History(3)	13.7%	18	10/14/2006	5/17/2024
10 Year(4)	19.3%	11	11/16/2018	5/17/2024
5 Year(5)	21.3%	6	10/10/2021	5/17/2024

Notes

1.	Prices are shown with auction house buyer’s premium, but exclude any sales taxes, VAT, artist resale right fee or other charges assessed by the auction house. Where the price with buyer’s premium is not listed or available at the time of the analysis, it is calculated based on the auction house’s terms and conditions.
2.	The estimated CAGR implied from the selected similar sales transactions noted above during the relevant time period. The minimum number of sales required to calculate CAGR is based on the average number of selected similar sales in an artist’s full auction history. 10 Year and 5 Year periods with sales that do not meet this minimum within a margin of 20% are denoted as “N/A”.
3.	Represents selected sales occurring between the artist’s first auction sale and the artist’s most recent auction sale.
4.	Represents selected sales occurring within the ten year period preceding the filing date hereof.
5.	Represents selected sales occurring within the five year period preceding the filing date hereof.
6.	Historical price appreciation for all sales of works by the artist that satisfy the objective criteria stated, including the sale date, period of creation and size parameters, without filtering for subjective visual characteristics, results in a 16.2% CAGR implied from 21 sales of paintings, including one past sale of the Artwork, occurring from October 14, 2006, to May 17, 2024.

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Artist Metrics

“Sharpe Ratio”

Artist	Sharpe Ratio
Banksy	1.31
Hernan Bas	N/A
Mark Bradford	N/A
Cecily Brown	1.26
George Condo	0.70
Lynne Mapp Drexler	N/A
Helen Frankenthaler	1.62
Sam Gilliam	1.11
Yayoi Kusama	1.07
Simone Leigh	N/A
Park Seo-Bo	N/A

Record Price Appreciation

Artist	Compound Annual Growth Rate (“CAGR”)	First Record Price	First Record Price Date	Last Record Price	Last Record Price Date
Banksy	58.2%	$1,354	November 18, 2003	$21,936,000	December 31, 2024
Hernan Bas	19.7%	$75,000	May 11, 2006	$2,151,003	December 31, 2024
Mark Bradford	24.5%	$270,000	May 15, 2008	$10,353,110	December 31, 2024
Cecily Brown	19.7%	$75,000	November 13, 2000	$5,800,000	December 31, 2024
George Condo	22.2%	$2,500	May 6, 1986	$5,805,900	December 31, 2024
Lynne Mapp Drexler	36.3%	$150	October 26, 1995	$1,258,333	December 31, 2024
Helen Frankenthaler	12.3%	$60,000	May 9, 1984	$6,700,000	December 31, 2024
Sam Gilliam	22.2%	$3,100	March 20, 1993	$1,800,000	December 31, 2024
Yayoi Kusama	23.4%	$10,000	October 9, 1992	$8,800,000	December 31, 2024
Simone Leigh	82.0%	$35,000	November 17, 2017	$2,500,000	December 31, 2024
Park Seo-Bo	35.6%	$7,000	March 28, 2006	$2,141,091	December 31, 2024

Median Repeat Sale Pair Appreciation

Artist	Median Repeat Sale Pair Appreciation Rate	Number of Repeat Sales	First Repeat Sale Pair Date	Last Repeat Sale Pair Date
Banksy	14.4%	30	February 7, 2007	October 10, 2024
Hernan Bas	N/A	N/A	N/A	N/A
Mark Bradford	N/A	N/A	N/A	N/A
Cecily Brown	18.0%	36	November 14, 2000	October 9, 2024
George Condo	15.2%	97	May 8, 1996	September 27, 2024
Lynne Mapp Drexler	N/A	N/A	N/A	N/A
Helen Frankenthaler	15.0%	27	November 21, 1996	May 17, 2024
Sam Gilliam	19.2%	16	September 21, 2003	March 7, 2024
Yayoi Kusama	20.7%	186	March 11, 1998	November 26, 2024
Simone Leigh	N/A	N/A	N/A	N/A
Park Seo-Bo	N/A	N/A	N/A	N/A

Artist Market Profiles

Artist	Artist Market Profiles
Banksy	Established
Hernan Bas	Emerging
Mark Bradford	Emerging
Cecily Brown	Established
George Condo	Established
Lynne Mapp Drexler	Emerging
Helen Frankenthaler	Established
Sam Gilliam	Emerging
Yayoi Kusama	Mature
Simone Leigh	Emerging
Park Seo-Bo	Emerging

90

While the data above reflects, in part, historical price appreciation in the value of selected works by artists of each relevant series, investors in these series will only receive net proceeds from the sale of the Artwork, if any, after the sale of the Artwork and only after reduction of fees and expenses payable by the company are paid. In addition, the past performance of the relevant artists’ artworks is not necessarily indicative of future performance. Accordingly, investors should not place undue reliance on the historical trends reflected in this data.

INDICES ARE UNMANAGED. AN INVESTOR CANNOT INVEST DIRECTLY IN AN INDEX. INDICES ARE USED FOR COMPARATIVE MODELING PURPOSES ONLY. THE TIMING OF TRANSACTIONS RELATING TO AN ASSET OR PORTFOLIO, ADVISORY, AND TRANSACTION FEES, AND OTHER MANAGEMENT ACTIVITIES CAN CREATE SIGNIFICANT DIFFERENCES BETWEEN THE PERFORMANCE OF AN INDEX AND AN INVESTMENT SEEKING SIMILAR OR SUPERIOR RELATIVE PERFORMANCE RESULTS.

The above disclosures in this section represent auction sales only and do not purport to include data regarding the total number of the relevant artists’ artworks currently in existence. The Company has been unable to find a reliable source of information regarding the total number of the relevant artists’ artworks currently in existence and therefore is unable to provide such information at this time.

Management Services

There are various services required to manage our business and maintain the Artwork of each series. Pursuant to a management services agreement that will be entered into prior to the initial closing of the initial series offerings among us, Masterworks Cayman and the Administrator, the Administrator will manage all entity-level and asset management services relating to our business, each series and the Artwork of each series. Masterworks Cayman will issue its SPC Preferred shares to the Administrator at a rate of 1.5% of the total SPC shares of such segregated portfolio of Masterworks Cayman outstanding which holds the Artwork of an applicable series, after giving effect to such issuance, per annum, commencing on the earliest closing date on which the applicable series offering is fully subscribed and at least 95% of the subscription proceeds for such offering have been received by the Company. These SPC Preferred shares have no voting rights, but have a $20.00 per share liquidation preference over SPC Ordinary shares which are held by each series. This preference means that Masterworks management fees will be paid in priority to any payments made to Class A shareholders. There is no overall limit to the number of SPC Preferred shares that may be issued to pay these fees. Once earned, the SPC Preferred shares will be exchangeable for Class A shares of the series of which the segregated portfolio holds the Artwork at an exchange rate of 1 for 1 in the Administrator’s sole discretion. The management services fee may commence before the final closing date of such series offering in the limited circumstances described above because occasionally Masterworks issuers experience delays in receipt of investor subscription funds which delays the final closing of each series, however, the provision of management services commences when the Artwork of each series is acquired by the Company which occurs on the date of the initial closing of a series offering. The Administrator may also reduce unearned management fees in its sole discretion.

Any extraordinary costs or non-routine services, if any, will be managed and paid for by the Administrator, but such extraordinary costs will be reimbursed upon the sale of the Artwork of a series or a sale of our Company, as applicable. Masterworks may determine to sell the Artwork of a series without engaging a third-party intermediary, in which event, Masterworks would be entitled to recoup its costs of marketing and selling the Artwork by seeking reimbursement from the applicable series or by charging the buyer a sales commission in connection with such sale.

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Ordinary and necessary entity-level administrative and maintenance costs include:

●	Organizational costs
●	Costs associated with SEC filings and compliance with applicable laws;
●	Transfer agent fees, if any;
●	Costs associated with listing shares for secondary sales on an alternative trading system, trading fees, brokerage account fees, and compliance with state securities laws;
●	Governance, including compensation of our officers and independent manager(s);
●	Advisory services related to investments in Masterworks financial products;
●	Art market research;
●	Investor relations services;
●	Distribution and other fees associated with each series offering; and
●	Accounting, audit and tax preparation and reporting.

Ordinary and necessary Artwork-level administrative and maintenance costs include:

●	Storage costs;
●	Insurance costs;
●	Display or gallery costs;
●	Valuation and appraisal services;
●	Inspection costs; and
●	Crating and shipping costs related to traveling exhibitions.

Extraordinary or non-routine costs for which the Administrator shall be entitled to seek reimbursement from us, as applicable, include:

●	Payments associated with litigation, judicial proceedings or arbitration (regardless of whether or not we are a named defendant or party to such litigation), including, without limitation, attorneys’ fees, settlements or judgments;
●	Costs associated with any material transactions, such as any third-party costs and expenses incurred in connection with any merger, third-party tender offer or other similar transaction;
●	Costs and taxes, if any, associated with selling the Artwork of a series; and
●	Conservation, restoration, reframing and other expenditures that increase the value of the Artwork of a series.

Sale of the Artwork of a series without a third-party intermediary:

●	Masterworks may determine to sell the Artwork of each series without engaging a third-party intermediary, in which event, Masterworks would be entitled to recoup its costs of marketing and selling the Artwork by seeking reimbursement from the applicable series or by charging the buyer a sales commission in connection with such sale.

Our agreements with our affiliated entities raise various conflicts of interests in which the best interest of our Administrator and our affiliates may differ from the best interest of holders of the Class A shares of a series.

Conflicts of Interest include but are not limited to the following:

●	Masterworks may at some point in the future seek to register to become a broker-dealer and a member of FINRA to enable it to earn transactional fees for trading the Class A shares of a series or it may seek to earn administrative or other fees or recoup its costs associated with making a trading market available. The operation of a trading market in the Class A shares of a series by Masterworks or the receipt of trading or administrative fees would create conflicts of interest. If such activities generate profits, our affiliates will be incentivized not to sell the Artwork of a series, even in situations in which a sale of the Artwork of a series is in the best interest of holders of the Class A shares of such series. Masterworks does not earn any fees from operation of the ATS and currently bears all of the costs associated with such operation as part of its management services.

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●	In exchange for management and custodial services and paying all ordinary and necessary operating costs and expenses, Masterworks will receive SPC Preferred shares of Masterworks Cayman. Because the SPC Preferred shares carry a $20.00 per share liquidation preference over SPC Ordinary shares held by the applicable series, Masterworks management fees are paid in priority to any payments to shareholders. Once earned, the SPC Preferred shares will be exchangeable for Class A shares of the series of which the segregated portfolio holds the Artwork at an exchange rate of 1 for 1 in the Administrator’s sole discretion. If SPC Preferred shares are exchanged for Class A shares of a series, there will be dilution to the holders of the Class A shares of such series.

●	Neither the Board of Managers, the Administrator, or its members, will be required to manage or administer our operations, as applicable, as their sole and exclusive function and they will have other business interests and will engage in other activities in addition to those relating to us. We depend on the Administrator to successfully operate us. Their other business interests and activities could divert time and attention from operating our business.

●	Our operating agreement contains provisions that limit remedies available to our investors against the Board of Managers, and the management services agreement contains certain provisions that limit the remedies available to our investors against the Administrator and its affiliates and us for actions that might otherwise constitute a breach of duty. Our operating agreement contains provisions limiting the liability of the Board of Managers and the management services agreement contains certain provisions limiting the liability of the Administrator and its affiliates which also reduces remedies available to investors for certain acts by such person or entity.

●	Scott Lynn, the Chief Executive Officer of Masterworks, is an art collector and is able to control the activities of all Masterworks entities. Mr. Lynn is also the Chief Executive Officer of our Administrator. Despite our policies that prohibit art transactions with our affiliates, Mr. Lynn could have conflicts between business with his personal art collection and business with the Masterworks entities.

●

Masterworks earns management fees for the duration of ownership of an Artwork, so it may have financial incentives to hold Artwork for a longer period of time than would otherwise be the case. Conversely, although there are scenarios in which Masterworks could monetize its profit share and management fees prior to a sale, it typically only receives cash in respect of these interests when an Artwork is sold, which may create incentives to hold Artwork for a shorter time period than would otherwise be the case.

●

Masterworks and members of our board of managers manage other investment vehicles, including vehicles that invest in Class A shares of one or more series of the Company, and such vehicles may require liquidity in the future to fund redemptions or distributions to their investors, which could create conflicts of interest between the duties owed to investors in such vehicles and duties owed to our other Class A shareholders

●	Certain investment adviser representatives of Masterworks Advisers are exclusively dedicated to providing advisory services with respect to Masterworks financial products. Masterworks Advisers is a wholly owned subsidiary of Masterworks, and Masterworks, directly or indirectly, pays the compensation of these individuals. As a result, these individuals have conflicts of interest and lack the independence of other investment professionals who provide more generalized investment advice.

●

Masterworks performs certain valuation services to provide shareholders with an indication of changes in the fair market value of Artwork over time. Although Masterworks does not earn fees or other compensation based on the estimated fair market value of Artwork, favorable investment performance is helpful for Masterworks to solicit future investment and accordingly it has an inherent conflict of interest. Accordingly, there can be no assurance that Masterworks appraisals would reflect the same values that would be reported by a disinterested third-party appraisal firm.

●	Masterworks may determine to sell the Artwork of a series without engaging a third-party intermediary, in which event, it would be entitled to recoup its costs of marketing and selling the Artwork by seeking reimbursement from the applicable series or by charging the buyer a sales commission in connection with such sale.

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Therefore, the interests of the Administrator and the other Masterworks affiliates may differ significantly from those of investors in a series offering and subsequent holders of the Class A shares of a series. Although we have implemented policies and procedures designed to mitigate or otherwise address these conflicts, we cannot assure investors that we will execute a discretionary sale of the Artwork of a series at a time that is in the best interests of holders of the Class A shares of a series.

Selling the Artwork

Our intention is for each series to own the Artwork for an indefinite period, although we may elect to hold the Artwork of a series for a longer period or sell the Artwork of a series at any time due to certain circumstances. We, in our sole and absolute discretion, will have the ability to sell the Artwork of a series at any time and in any manner.

The Administrator will continuously offer the Artwork of a series for sale and if any person offers to purchase the Artwork of a series at any point in time, the Board of Managers will determine whether, and the terms upon which, the Artwork of a series will be sold.

Each series will own the Artwork for an indefinite period and may sell its Artwork at any time following the final closing of the offering of such series. There is no guarantee that any such sale of the Artwork of a series will be successful, or if successful, that the net proceeds realized by shareholders of a series from such a transaction will be reflective of the estimated fair market value of the shares of the series at such time.

Following a sale of the Artwork of a series, Masterworks will be reimbursed for any expenses for which it is responsible, including applicable sales commissions, income taxes, if any, and other transactional, extraordinary and non-routine expenses and other expenditures to enhance the value of the Artwork of such series. Masterworks may determine to sell the Artwork of a series without engaging a third-party intermediary, in which event, Masterworks would be entitled to recoup its costs of marketing and selling the Artwork by seeking reimbursement from the applicable series or by charging the buyer a sales commission in connection with such sale. Following the payment of all of such expenses, we will distribute the remaining proceeds for such series, if any, in accordance with our operating agreement.

Competition

At the time we attempt to sell the Artwork of a series, we may face substantial competition from other entities and individuals who are selling or seeking to sell similar artwork. These other parties may be better funded and may be able to sell their artworks at a lower price than us. Further, we will face significant risks from other competitive factors, such as the available supply of similar artworks for sale.

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Government Regulation

Art Market Regulation

Art as tangible personal property is subject to regulation under different city, state and federal statutory schemes. Generally, domestic art transactions that are conducted within the United States are subject to state Uniform Commercial Code statutes, which govern the sale of goods. Some states have additionally enacted art specific legislation, such as New York’s Arts and Cultural Affairs Law and California’s Resale Royalty Act. In addition, federal statutes such as the Holocaust Expropriated Art Recovery Act and the National Stolen Property Act can apply to title disputes in the art market context. International art transactions involving the import and export of art into and out of the United States will subject us to the rules and regulations established by the United States Customs and Border Protection. Further, we and Masterworks will be subject to the requirements of the federal Cultural Property Implementation Act which is the United States’ accession legislation for the 1970 United Nations Educational, Scientific, and Cultural Organization (UNESCO) Convention which protects countries’ cultural property, including artwork. New York City, as a major art auction center, has enacted legislation governing the activities of auctioneers in the New York City Administrative Code and Masterworks may be subject to these regulations through its transactions and financing arrangements with auctioneers.

Patriot Act

The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Patriot Act) is intended to strengthen the ability of U.S. law enforcement agencies and intelligence communities to work together to combat terrorism on a variety of fronts. The Patriot Act, to which we are subject, has significant implications for depository institutions, brokers, dealers and other businesses involved in the transfer of money. The Patriot Act required us to implement policies and procedures relating to anti-money laundering, compliance, suspicious activities, and currency transaction reporting and due diligence on customers. The Patriot Act also requires federal banking regulators to evaluate the effectiveness of an applicant in combating money laundering in determining whether to approve a proposed bank acquisition.

ORGANIZATION

We were formed as a Delaware series limited liability company on June 14, 2023 by Masterworks Foundry in order to facilitate investment in specific Artworks. We are a manager-managed limited liability company managed by a Board of Managers. The Class A shares of a series to be sold in a series offering when issued, together will represent 80% of interests in such series and have very limited approval and voting rights in connection with the sale of the Artwork of a series and on certain amendments to our operating agreement, management services agreement and other certain rights pursuant to our operating agreement, as further described in this offering circular.

The Board of Managers will have sole voting power over all matters, including: mergers, consolidations, acquisitions, winding up and dissolution; except, the Board of Managers shall not have the authority to amend, waive or fail to comply with any material provision of our operating agreement that disproportionately and adversely affects the Class A shareholders as a whole or an affected series except as provided therein, without the prior written consent of the holders of a majority of the voting shares of the Company or such series, as applicable.

EMPLOYEES

As of March 18, 2025 , we had no full-time employees and no part-time employees, other than our Officers, all of whom are compensated by Masterworks. All of our day-to-day operations are managed by our Administrator.

LEGAL PROCEEDINGS

There are no legal proceedings currently pending against us (including any series) which would have a material effect on our business, financial position or results of operations and, to the best of our knowledge, there are no such legal proceedings contemplated or threatened. It is possible that we will find ourselves involved in litigation, in which case we will be wholly reliant on the Administrator to address such litigation as necessary. If the Administrator settles a case or receives an adverse judgment, the Administrator would then be reimbursed upon a sale of the Artwork of a series pursuant to the terms of the management services agreement.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We were formed as a Delaware series limited liability company on June 14, 2023 by Masterworks to facilitate investment in specific Artworks. We will not conduct any business activities except for activities relating to the ownership, maintenance, promotion and the eventual sale of the Artwork of each series.

Our strategy will be to display and promote the Artwork of each series in a manner designed to enhance its provenance and increase its exposure and its value. We are not aware of any trends, uncertainties, demands, commitments or events that will materially affect our operations or the liquidity or capital resources of the Administrator.

Financial Statements

We have described below certain critical accounting policies that we intend to adopt following our acquisition of the Artwork of a series. We have engaged AGD Legal, S. C. to audit our financial statements as required by Regulation A (Tier 2). The Company’s financial statements included in the Offering Circular as well as in its annual and semiannual reports, consist of balance sheets, statements of operations, statements of members’ equity and statements of cash flows, and include a single column or multiple columns for (i) the Company as a whole presented on a consolidated basis and (ii) each relevant series on a consolidated basis, and the related audit reports, as applicable, will cover the Company as a whole and each relevant series.

Critical Accounting Policies and Estimates

The preparation of our financial statements in accordance with generally accepted accounting principles will be based on the selection and application of accounting policies that require us to make significant estimates and assumptions about the effects of matters that are inherently uncertain. We consider the accounting policies discussed below to be critical to the understanding of our post-offering financial statements. Actual results could differ from our estimates and assumptions, and any such differences could be material to our financial statements.

Investment in Artwork

Investment in artwork will consist of the Artwork of each series. Upon acquisition, the Artwork of a series will be recorded at the original cost basis plus Expense Allocation. The Artwork of a series will be held in segregated portfolios of Masterworks Cayman. In accordance with ASC 810-10, the Company intends to consolidate the Masterworks Cayman segregated portfolios it owns as if it were a separate legal entity and not consolidate any other segregated portfolios of Masterworks Cayman.

Artwork is determined to have an indefinite life. The Company will review the artwork of each series for impairment in accordance with the requirements of ASC 360-10, Impairment and Disposal of Long-Lived Assets (“ASC 360”). Those requirements will require the Company to perform an impairment analysis whenever events or changes in circumstances indicate that the carrying amount of the artwork might not be recoverable, i.e., information indicates that an impairment might exist. In accordance with ASC 360, the Company will:

●	Consider whether indicators of impairment are present; Indicators or triggers of impairment management considers are: deteriorating physical condition of the artwork, trends in the art market, reputation of the artist, recent sales of other artworks by the artist and other events, circumstances or conditions that indicate impairment might exist;
●	If indicators are present, perform a recoverability test by comparing the estimated amount realizable upon sale of the Artwork of a series, to its carrying value; and
●	If the amount realizable upon sale of the Artwork of a series is deemed to be less than its carrying value, we would measure an impairment charge.

If it is determined that measurement of an impairment loss is necessary, the impairment loss would be calculated based on the difference between the carrying amount of the Artwork of a series and its estimated fair value. An impairment loss would be reported as a component of income from continuing operations before income taxes in the financial statements.

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Use of Estimates

In preparing our financial statements, management will be required to make estimates and assumptions that affect the reported amounts, particularly with respect to investments, at the date of the financial statements. Actual amounts may differ materially from these estimates.

Expense Allocation

Each series will pay Masterworks an expense allocation payment equal to 11% of the purchase price of the Artwork of such series, which is intended to be a fixed non-recurring expense allocation for (i) financing commitments, (ii) Masterworks’ sourcing the Artwork of a series, (iii) all research, data analysis, condition reports, appraisal, due diligence, travel, currency conversion and legal services to acquire the Artwork of a series and (iv) the use of the Masterworks Platform and Masterworks intellectual property. No other expenses associated with the organization of the Company, any series offering, or the purchase and securitization of the Artwork will be paid, directly or indirectly, by the Company, any series or investors in any series offering.

Contingencies

We may be subject to lawsuits, investigations and claims (some of which may involve substantial dollar amounts) that can arise out of our normal business operations. We would continually assess the likelihood of any adverse judgments or outcomes to our contingencies, as well as potential amounts or ranges of probable losses, and recognize a liability, if any, for these contingencies based on a thorough analysis of each matter with the assistance of outside legal counsel and, if applicable, other experts. Because most contingencies are resolved over long periods of time, liabilities may change in the future due to new developments (including new discovery of facts, changes in legislation and outcomes of similar cases through the judicial system), changes in assumptions or changes in our settlement strategy.

Income Taxes

We expect that each series will be treated as a partnership for U.S. federal income tax purposes and not as an association or publicly traded partnership subject to tax as a corporation. As a partnership, we generally will not be subject to U.S. federal income tax. Instead, each shareholder that is subject to U.S. tax will be required to take into account its distributive share, whether or not distributed, of each item of our income, gain, loss, deduction or credit. See “Material U.S. Federal Tax Considerations”. The Administrator will have the authority to act on our behalf with respect to tax audits and certain other tax matters and to make such elections under the Internal Revenue Code and other relevant tax laws as the Administrator deems necessary or appropriate.

Liquidity and Capital Resources of the Administrator

Masterworks pays all costs associated with the development and operation of the Masterworks Platform, costs associated with the acquisition of the Artwork of a series and all costs of our organization and the series offerings. Masterworks will also be responsible for all ordinary and necessary costs for ongoing management expenses relating to our Company, Masterworks Cayman and the Artwork of each series. In exchange for management and custodial services and paying all ordinary and necessary operating costs and expenses, Masterworks will receive SPC Preferred shares of a segregated portfolio of Masterworks Cayman, at a rate of 1.5% of the total SPC shares of such segregated portfolio of Masterworks Cayman outstanding which holds the Artwork of an applicable series, after giving effect to such issuance, per annum, commencing on the earliest closing date on which the applicable series offering is fully subscribed and at least 95% of the subscription proceeds for such offering have been received by the Company. Once earned, the SPC Preferred shares will be exchangeable for Class A shares of the series of which the segregated portfolio holds the Artwork at an exchange rate of 1 for 1. These SPC Preferred shares will have no voting rights, but have a $20.00 per share liquidation preference over SPC Ordinary shares which are held by the series. This preference means that Masterworks management fees and expense reimbursement will be paid in priority to any payments made to Class A shareholders. There is no overall limit to the number of SPC Preferred shares that may be issued to pay these fees. SPC Preferred shares will be dilutive to the holders of the Class A shares.

We do not anticipate that we will maintain any material liquid assets and, accordingly, we will rely upon the Administrator to pay for the maintenance of the Artwork of each series and the management of our business in accordance with the management services agreement.

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The Administrator has covenanted to provide us with selected unaudited balance sheet information on a semi-annual basis and we expect to continue to include such information in ongoing reports we file with the SEC. The table below summarizes selected unaudited balance sheet information of the Administrator as of December 31, 2024 and as of December 31, 2023, respectively:

	December 31,
	2024	2023
Assets
Cash, cash equivalents and restricted cash	$17,190,905	$21,679,692
Investments in securities from affiliates	26,047,704	482,941
Property and equipment, net	251,043	124,298
Other assets	1,456,405	1,785,523
Total assets	$44,946,057	$24,072,455

Liabilities
Current liabilities	$11,384,165	$3,309,941
Long-term liabilities	-	110,689
Total liabilities	11,384,165	3,420,630

Member’s Equity	33,561,892	20,651,825
Total Member’s Equity	$33,561,892	$20,651,825

As of the final closing of each series offering, each series of the Company will have no liabilities, commitments or obligations, other than obligations pursuant to the management services agreement as of such dates. We believe the Administrator has sufficient sources of current and future liquidity to satisfy its obligations under the management services agreement for the foreseeable future. We do not believe the Company will need to raise any additional funds through the issuance and sale of securities for any series that has completed an offering in the foreseeable future, excluding management fee shares, and we are not permitted to do so under our operating agreement without first obtaining the prior approval of the Class A shareholders of such series.

Masterworks, including the Administrator, has experienced considerable growth since inception in 2017, which has been funded through borrowings from Scott W. Lynn, the Founder of Masterworks, equity contributions of approximately $110 million from private investors in October 2021 and borrowings under a $25 million senior secured revolving credit facility entered into in April 2024. Masterworks earns the vast majority of its management fees and obtains profits interests in the form of equity interests in issuers sponsored on the Masterworks Platform and periodically sells these equity interests for cash consideration. Masterworks has generated operating losses and negative cash flows from operations since 2022.

The Administrator has covenanted in the management services agreement that for so long as such agreement remains in effect, the Administrator will maintain on hand cash reserves sufficient to pay at least one year of estimated expenses to satisfy its obligations under the management services agreement to fund the Company’s and each series’ operations until the sale of the Artwork of each series. The costs incurred by the Administrator to satisfy its obligations under the management services agreement and similar agreements for other issuers are expected to be less than its cash revenues, though such cash revenues may be insufficient to fund the Administrator’s operations and growth initiatives. Masterworks intends to fund its ongoing operations and future growth through the sale of management fee shares, together with other revenues generated by Masterworks, and may seek additional sources of third-party financing.

Masterworks’ revolving credit facility is secured by substantially all assets of Masterworks, including a pledge of equity interests in the Company beneficially owned by Masterworks. Other than these rights to acquire equity interests from Masterworks in the event of a default under the loan facility, Masterworks creditors have no rights, claims or interest in the assets of the Company. As of February 1, 2025, Masterworks has no outstanding borrowings under the credit facility.

We intend to own the Artwork of each series for an indefinite period, although the Artwork of each series will be perpetually available for sale following the offering conducted by the series and we will evaluate any reasonable third party offers to acquire the Artwork of a series.

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Commitments from Affiliates to Fund Operations

We have a written commitment from the Administrator to fund our operations until we sell the Artwork of each series which is contained in the management services agreement. In respect of such commitment and for management services, Masterworks Cayman will issue its SPC Preferred shares to the Administrator at a rate of 1.5% of the total SPC shares of such segregated portfolio of Masterworks Cayman outstanding which holds the Artwork of an applicable series, after giving effect to such issuance, per annum, commencing on the earliest closing date on which the applicable series offering is fully subscribed and at least 95% of the subscription proceeds for such offering have been received by the Company.

Commitments from Affiliates to Fund Class A shares, Offering Costs and Expenses

The costs associated with the series offerings shall be paid by the Administrator rather than from the net proceeds of the series offerings. None of these fees, costs or expenses will be reimbursable by the Company to Administrator, although each series will pay Masterworks a fixed, non-recurring expense allocation (“Expense Allocation”) for (i) financing commitments to purchase the Artwork of a series for up to 12 months before raising capital, (ii) sourcing the Artwork from collectors directly and through intermediaries, (iii) all research, data analysis, condition reports, appraisal, due diligence, travel, currency conversion and legal services to acquire the Artworks and (iv) the use of the Masterworks Platform and Masterworks intellectual property. No other expense is directly or indirectly paid by the Company, any series or investors in connection with the organization of the Company, the purchase and securitization of the Artwork or the offering conducted by each series and we buy and store art in Delaware which has no sales or use tax.

MANAGEMENT

Our Administrator

Our day-to-day operations are managed by the Administrator. The Administrator performs its duties and responsibilities pursuant to our operating agreement and management services agreement. Masterworks appointed the Administrator and the management services agreement will terminate upon the first to occur of (i) the dissolution of the Company or (ii) the termination of the management services agreement on the terms set forth therein. The Administrator and its affiliates have the exclusive right and power to manage and operate our Company, subject to the powers of our Board of Managers and other than limited voting rights reserved under our operating agreement for the holders of the Class A shares of each series.

Prior to giving effect to each series offering, 100% of the membership interests of each series of the Company are held by Masterworks. Our operating agreement created three classes of membership interests for each series of the Company in the form of Class A shares of each series which are offered hereby, Class B shares of each series which are owned by Masterworks, as well as the Class C share of each series which is also owned by Masterworks.

Summary of Management Services Agreement

We have entered into an amended and restated management services agreement (as amended, the “managed services agreement”) with the Administrator and Masterworks Cayman. The following summarizes some of the key provisions of the management services agreement. This summary is qualified in its entirety by the management services agreement itself, which is included as Exhibit 6.3 to the offering statement of which this offering circular forms an integral part.

Services to be Provided

Pursuant to the management services agreement, the Administrator agreed to provide the Company, each series and Masterworks Cayman, itself directly or through its affiliates, with Artwork-level services for each series and provide entity-level services on the terms and conditions set forth in the management services agreement.

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The services to be provided by the Administrator under the management services agreement include the following:

(i)	Artwork-level services with respect to the Artwork for each series, including:

(A)	Custodial and storage services for the Artwork;
(B)	Maintaining asset-level insurance requirements for the Artwork;
(C)	Managing transport for the Artwork of each series in the ordinary course of business, including the display and exhibition thereof;
(D)	Research services;
(E)	Appraisal and valuation services;
(F)	Inspection costs; and
(G)	Other services deemed necessary or appropriate by the Administrator at its discretion to maintain the Artwork.

(ii)	Entity-level services, including:

(A)	Oversight and management of banking activities;
(B)	Management of preparation and filing of SEC and other corporate filings;
(C)	Financial, accounting and bookkeeping services, including retention of an auditor for auditing services;
(D)	Record keeping, shareholder registrar, investor relations and regulatory compliance;
(E)	Listing services;
(F)	Tax reporting services;
(G)	Bill payment services;
(H)	Selecting and negotiating insurance coverage, including operational errors and omissions coverage and directors’ and officers’ coverage;
(I)	Share ledger, registrar, transfer agency and paying agency services;
(J)	Organizational costs;
(K)	Costs associated with listing shares for secondary sales on an alternative trading system, trading fees, brokerage account fees, and compliance with state securities laws (although trading and or brokerage fees may be passed on to investors in certain foreign jurisdictions or to all investors in the future);
(L)	Governance, including compensation of our officers and independent manager(s);
(M)	Advisory services related to investments in Masterworks financial products;
(N)	Art market research;
(O)	Investor relations services;
(P)	Distribution and other fees associated with each series offering; and
(Q)	Software services.

(iii)	Non-routine services, including:

(A)	Legal and professional transactional services for each series;
(B)	Negotiation of terms of potential sales and the execution thereof;
(C)	Obtaining appraisals and statements of condition in connection with a sale transaction relating to the Artwork of each series;
(D)	Other transaction-related services and expenditures relating to the Artwork of each series;
(E)	Administrative services in connection with liquidation or winding up of the Company and Masterworks Cayman;
(F)	Managing litigation, judicial proceedings or arbitration, including the defense and or settlement of any claims (regardless of whether or not we are named as a defendant or party in any such claim);
(G)	Conservation, restoration (as deemed necessary by the Administrator), reframing and other expenditures that increase the value of the Artwork; and
(H)	Other non-routine or extraordinary services.

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Third Parties and Exclusivity

Pursuant to the management services agreement, the Administrator may, to the extent it determines that it would be advisable, arrange for and coordinate the services of other professionals, experts and consultants to provide any or all of the services under the management services agreement in which case, the costs and expenses of such third parties for providing such services shall be borne by the Administrator with it being understood that the Administrator shall not charge any fees in addition thereto with respect to such outsourced services.

The obligations of the Administrator to us are not exclusive. The Administrator may, in its discretion, render the same or similar services as rendered to us to any person or persons whose business may be in direct or indirect competition with us.

Rights of the Administrator

Pursuant to the management services agreement, the Administrator and its affiliates shall have the right to engage in the following activities, and will be responsible for all incremental costs associated with such activities (including taxes):

(a)	Rights to commercialize the Artwork;
(b)	Display rights for the Artwork;
(c)	The right to lend the Artwork to museums, galleries, private entities or individuals, and the like; and
(d)	The right to lease the Artwork of each series to companies, private entities and individuals.

For such rights, the Administrator will pay each series a royalty of $10.00 per annum. The Administrator will display or exhibit the Artwork for each series if and when the Administrator reasonably believes that such display or exhibition would increase the exposure, profile and appeal of the Artwork for such series. In the event that any revenues are generated from such activities, the Administrator may choose to retain all or a portion of such revenues.

Compensation of the Administrator and Reimbursement

The Administrator will receive fees and expense reimbursement for its services in the form of SPC Preferred shares at a rate of 1.5% of the total SPC shares of such segregated portfolio of Masterworks Cayman outstanding which holds the Artwork of an applicable series, after giving effect to such issuance, per annum, commencing on the earliest closing date on which the applicable series offering is fully subscribed and at least 95% of the subscription proceeds for such offering have been received by the Company. There is no overall limit to the number of SPC Preferred shares that may be issued to pay these fees. Once earned, the SPC Preferred shares will be exchangeable for Class A shares of the series of which the segregated portfolio holds the Artwork at an exchange rate of 1 for 1. Any extraordinary or non-routine services, if any, will be managed and paid for by the Administrator, but such extraordinary costs will be reimbursed upon the sale of the Artwork of a series or a sale of our Company, as applicable. For more information, see “Management — Summary of Administrator Compensation and Expense Reimbursement”.

Sale of the Artwork of a series without a third-party intermediary:

Masterworks may determine to sell the Artwork of a series without engaging a third-party intermediary, in which event, Masterworks would be entitled to recoup its costs of marketing and selling the Artwork by seeking reimbursement from the applicable series or by charging the buyer a sales commission in connection with such sale.

Ordinary and necessary management and maintenance costs and expenses include:

●	Storage costs;
●	Insurance costs;
●	Display or gallery costs;
●	Crating and shipping costs related to traveling exhibitions;

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●	Transfer agent fees;
●	Other fees associated with a series offering; and
●	Accounting.

Extraordinary or non-routine costs for which the Administrator shall be entitled to seek reimbursement include:

●	Payments associated with litigation, judicial proceedings or arbitration (regardless of whether the Company is named as a defendant or party), including, without limitation, attorneys’ fees, settlements or judgments;
●	Costs associated with any material transactions, such as any third-party costs and expenses incurred in connection with any merger, third-party tender offer or other similar transaction;
●	Costs and taxes, if any, associated with selling the Artwork of a series; and
●	Conservation, restoration, reframing and other expenditures that increase the value of the Artwork of a series.

Provision of Financial Information

The Administrator will report to the Company on a semi-annual basis its current and total assets, current and total liabilities, and total equity and the Company intends to include such amounts in its SEC reports.

Termination

The term of the management services agreement will terminate upon the first to occur of (i) the dissolution of the Company; or (ii) our termination of the management services agreement on the terms set forth in the agreement.

Under the management services agreement, we may terminate the agreement at any time upon a vote of all voting Class A shares outstanding of all series together as a single class pursuant to our operating agreement following any of the following:

(i) The commission by the Administrator or any of its executive officers of fraud, gross negligence or willful misconduct;

(ii) The conviction of the Administrator of a felony;

(iii) A material breach by the Administrator of the terms of the management services agreement which breach is not cured within 30 days after receipt by the Administrator of a notice of such breach from any member of our Company (provided that if such breach is not capable of cure within 30 days, and the Administrator is diligently taking steps to cure the breach, then no such event shall be deemed to have occurred unless and until the Administrator fails to cure such breach within 60 days after receiving notice thereof);

(iv) A material violation by the Administrator or any of its executive officers of any applicable law that has a material adverse effect on our business; or

(v) The bankruptcy or insolvency of the Administrator.

On the date of termination, or if we do not have the available funds on such date, then as soon as practicable after we do have the available funds, we will pay any accrued but unpaid costs subject to reimbursement owed to the Administrator through to such date.

Indemnification

Under the management services agreement we agreed to indemnify, hold harmless, protect and defend the Administrator, its affiliates, any officer, member of the Board of Managers, employee or any direct or indirect partner, member or shareholder of the Administrator, any person who serves at the request of the Administrator on behalf of us (referred to herein as the “Indemnified Persons”) against any losses, claims, damages or liabilities, including legal fees, costs and expenses incurred in investigating or defending against any such losses, claims, damages or liabilities or in enforcing the Indemnified Persons’ rights to indemnification under the management services agreement. The indemnification under the management services agreement shall not apply to any actions, suits or proceedings in which one or more officers, member of the Board of Managers, partners, members or employees of the Administrator are making claims against the Administrator or one or more other officers, member of the Board of Managers, partners, members or employees of the Administrator.

Amendment of Management Services Agreement

Amendments to the management services agreement may be proposed only by or with the consent of the Administrator and may be approved by the Board of Managers, provided that any amendment that would be adverse or detrimental to the interests of members of the Company as a whole or an affected series must be approved by holders of a majority of voting shares of all the series of our Company or of the affected series, as applicable.

Prohibited transactions under our operating agreement

The Board of Managers will have sole voting power over all matters, including: mergers, consolidations, acquisitions, winding up and dissolution; except, the Board of Managers shall not have the authority to amend, waive or fail to comply with any material provision of our operating agreement that disproportionately and adversely affects the Class A shareholders as a whole or an affected series except as provided therein, without the prior written consent of the holders of a majority of the voting shares of the Company or such series, as applicable.

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Sale of Artwork

Each series will own its respective Artwork for an indefinite period and we may elect to hold the Artwork of a series for a longer period or sell the Artwork of a series at any time due to certain circumstances. We, in our sole and absolute discretion, will have the ability to sell the Artwork of a series at any time and in any manner. There is no guarantee that any such sale of the Artwork of a series will be successful, or if successful, that the net proceeds realized by shareholders of such series from such sale will be reflective of the estimated fair market value of the shares of such series at such time.

Following a sale of the Artwork of a series, the applicable series and or applicable segregated portfolio will pay or reimburse Masterworks for any expenses for which it is responsible, including applicable third-party sales commissions, income taxes, if any, and other transactional, extraordinary and non-routine expenses and other expenditures to enhance the value of the Artwork of such series. Masterworks may determine to sell the Artwork of a series without engaging a third-party intermediary, in which event, it would be entitled to recoup its costs of marketing and selling the Artwork by seeking reimbursement from the applicable series or by charging the buyer a sales commission in connection with such sale. Following the payment of all of such taxes and expenses, we will distribute the remaining proceeds to the shareholders of such series in accordance with our operating agreement.

Summary of Administrator Compensation and Expense Reimbursement

The Administrator will receive fees and expense reimbursement for its ordinary and necessary services in the form of SPC Preferred shares at a rate of 1.5% of the total SPC shares of such segregated portfolio of Masterworks Cayman outstanding which holds the Artwork of an applicable series, after giving effect to such issuance, per annum, commencing on the earliest closing date on which the applicable series offering is fully subscribed and at least 95% of the subscription proceeds for such offering have been received by the Company. There is no overall limit to the number of SPC Preferred shares that may be issued to pay these fees. Once earned, the SPC Preferred shares will be exchangeable for Class A shares of a series of which the segregated portfolio holds the Artwork at an exchange rate of 1 for 1. No other ordinary or routine costs or expenses associated with the maintenance of the Artwork or the Company (such as insurance, storage, appraisals, compliance, audit, tax preparation, investor relations, filings, etc.) will be paid, directly or indirectly, by the Company or investors in any series offering. Extraordinary or non-routine costs for which the Administrator shall be entitled to seek reimbursement, if any, shall be reimbursed by the applicable segregated portfolio of Masterworks Cayman or the series, as determined by Masterworks.

Example of management fee and expense calculation

The table below illustrates the number of SPC Preferred shares that would be earned by the Administrator in respect of management fees per annum over a hold period of an Artwork of a series of up to 10 years and the corresponding aggregate value of the liquidation preference and ownership percentage of the total SPC shares outstanding, assuming a hypothetical offering size of $1,665,000, or 83,250 Class A shares. Since the Company does not maintain liquid capital resources, Masterworks pays all routine and ordinary operating costs and expenses of the Company and related to maintaining the Artwork. The structure of the SPC Preferred shares is intended to ensure that upon any disposition of the Artwork that results in a net loss (i.e. holders of Class A shares in a series on a fully-diluted basis would receive a liquidating distribution of less than $20 per Class A share), Masterworks would receive management fees and would recoup such costs and expenses in an amount equal to up to $20 per SPC Preferred share before any distribution is made to Class A shareholders, as reflected in the table below in the column labeled “Aggregate Liquidation Preference”. Any funds remaining after any payment to Masterworks of the Aggregate Liquidation Preference would be distributed to the Company and distributed to Class A shareholders. If the sale of the Artwork would result in a net profit (i.e. holders of Class A shares in a series on a fully-diluted basis would receive a liquidating distribution of more than $20 per Class A share), Masterworks would convert its earned SPC Preferred shares to Class A shares prior to any distribution of the proceeds of such sale from the segregated portfolio and Masterworks would receive the same distribution per Class A share as all other Class A shareholders. Following any distribution to Masterworks in respect of SPC Preferred shares associated with a sale of Artwork, if any, such SPC Preferred shares would be immediately retired and canceled by the issuing segregated portfolio and under no scenario would Masterworks be entitled to receive any additional payment with respect to the Class A shares into which such SPC Preferred shares are convertible.

The following table assumes that the issuance of the SPC Preferred shares to the Administrator commences on the first day of the fiscal year. While the amounts reflected in the table below in respect of the number of SPC Preferred shares to be issued and the dollar amount of the aggregate liquidation preference (i.e. columns (2), (3) and (4)) will vary in direct proportion with the size of the offering by any given series, the percentages set forth in column (5) entitled “Aggregate Ownership Percentage of Total SPC Shares,” which effectively reflects the dilutive effect on Class A shareholders of the issuance of the SPC Preferred shares, will be the same for every offering irrespective of the offering size.

Year Following Completion of the Series Offering (1)	SPC Preferred Shares Issued in Such Year (2)	Aggregate SPC Preferred Shares Issued (3)	Aggregate Liquidation Preference (4)	Aggregate Ownership Percentage of Total SPC Shares (5)
1	1,249	1,249	$24,975	1.48%
2	1,267	2,516	$50,325	2.93%
3	1,286	3,803	$76,054	4.37%
4	1,306	5,109	$102,170	5.78%
5	1,325	6,434	$128,678	7.17%
6	1,345	7,779	$155,583	8.55%
7	1,365	9,145	$182,892	9.90%
8	1,386	10,531	$210,610	11.23%
9	1,407	11,937	$238,744	12.54%
10	1,428	13,365	$267,300	13.83%

The actual number of SPC Preferred shares earned by Masterworks in respect of each series will be disclosed on a semi-annual basis on the Company’s filings with the SEC on Form 1-K and 1-SA, respectively.

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Executive Officers and Members of the Board of Managers of the Company

As of the date of this offering circular, the following sets forth the executive officers and members of the Board of Managers of the Company and their positions and offices are as follows:

Name	Age	Position

Nigel S. Glenday	42	Chief Executive Officer, Chief Financial Officer; Member of the Board of Managers

Joshua B. Goldstein	57	General Counsel and Secretary; Member of the Board of Managers

Eli D. Broverman	46	Member of the Board of Managers; Independent Manager

Nigel S. Glenday. Mr. Glenday has served as Chief Executive Officer since June 14, 2023 and as Chief Financial Officer and member of the Board of Managers of the Company since June 14, 2023 and has served as Chief Financial Officer of our affiliate Masterworks, LLC since April 2019 and the Chief Executive Officer of Masterworks Investor Services, LLC since August 2021. From March 2015 through April 2019, Mr. Glenday was a Managing Director for Athena Art Finance Corp., a leading independent art-secured finance company. From July 2012 to March 2015, Mr. Glenday was a Vice President at StormHarbour Securities, LLP, a global markets and financial advisory firm. From 2009 to 2012, Mr. Glenday was an Associate at Morgan Stanley in the Financial Institutions Group, Investment Banking Division, and from 2005 through 2009, Mr. Glenday was an Analyst and Associate Director in the Financial Institutions Group at UBS Investment Bank. Mr. Glenday holds a B.A. in Economics and History from the University of Virginia, where he graduated as a member of Phi Beta Kappa Honor Society.

Joshua B. Goldstein. Mr. Goldstein has served as a Board Member, the General Counsel and Secretary of the Company since June 14, 2023 and has served in such capacities with our affiliate Masterworks, LLC since February 1, 2018. From September 2016 through December 2017, Mr. Goldstein was a shareholder in the Denver office of Greenspoon Marder, P.A. From April 2015 through August 2016, Mr. Goldstein was self-employed as a corporate attorney. From September 2012 through March 2015, Mr. Goldstein was Executive Vice President, Chief General Counsel and Corporate Secretary of Intrawest Resorts Holdings, Inc. (aka Alterra Mountain Company), a NYSE-listed resort and adventure company. Prior to joining Intrawest, Mr. Goldstein was a Counsel in the New York office of Skadden, Arps, Slate, Meagher & Flom, LLP from June 2007 to August 2012 and he was an Associate at Skadden from September 1996 until August 2005, where he concentrated on corporate finance, corporate securities and mergers and acquisitions. Mr. Goldstein was also previously a Partner in the New York office of Torys, LLP. Mr. Goldstein holds a B.A. in business administration from the University of Wisconsin-Madison and a J.D. from Fordham University School of Law and is a Certified Public Accountant (inactive).

Eli D. Broverman. Mr. Broverman has served as a Board Member and the Independent Manager of the Company since June 14, 2023 and has served as member of the Board of Managers of Masterworks, LLC since April 29, 2020. Mr. Broverman co-founded Betterment in 2007 and served as its President and COO from 2007 to 2017. An expert in securities and financial institutions law, Mr. Broverman has designed a wide range of structuring and compliance initiatives for broker-dealers and investment advisors. From 2005 to 2007, Mr. Broverman practiced law at the international law firm Proskauer Rose LLP, where he advised Fortune 500 companies and their senior management on securities, tax, and compensation matters. Mr. Broverman serves as an adviser and or Board Member of several privately held financial technology companies, including Betterment, Carver Edison, Covered by Sage, Bloom Credit, and Good Money.

The foregoing individuals have also served in the capacity as executive officers and members of the board of managers of our affiliated entities of Masterworks.

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Key Employee of Masterworks

Scott W. Lynn. Mr. Lynn, who is the Founder of Masterworks, has served as the Chief Executive Officer of our affiliate Masterworks, LLC since February 1, 2018, and as the Chief Executive Officer of the Administrator since November 28, 2018. Mr. Lynn has been an active collector of contemporary art for more than fifteen years and has built an internationally-recognized collection of Abstract Expressionism that has included works by Clyfford Still, Barnett Newman, Mark Rothko, Willem de Kooning, and more. Mr. Lynn’s collection has been exhibited at museums such as the Royal Academy in London, the Denver Art Museum, the Palm Beach Museum, National Gallery, the Guggenheim (New York), and the Museum of Modern Art. Mr. Lynn is an Internet entrepreneur and has founded, acquired, or acted as a majority-investor in over a dozen advertising technology, content, and fintech companies. Mr. Lynn serves as a board member of the International Foundation for Art Research (a non-profit; publisher of the IFAR journal, which topically focuses on art authenticity and stolen art research, as well as additional research projects related to artwork authenticity).

Limited Liability and Indemnification of the Board of Managers, the Administrator and Others

Our operating agreement limits the liability of the Board of Managers, any members of our Company, any person who is an officer of our Company and any person who serves at the request of the Board of Managers on behalf of us as an officer, member of the Board of Managers, partner, member, shareholder or employee of such person and the management services agreement limits the liability of the Administrator and its affiliates. None of the foregoing persons shall be liable to us or the Administrator or any other of our members for any action taken or omitted to be taken by it or by other person with respect to us, including any negligent act or failure to act, except in the case of a liability resulting from any of the foregoing person’s own actual fraud, gross negligence, willful misconduct, bad faith, breach of fiduciary duty, reckless disregard of duty or any intentional and material breach of our operating agreement or conduct that is subject of a criminal proceeding (where such person has reasonable cause to believe that such conduct was unlawful). With the prior consent of the Board of Managers, any of the foregoing persons may consult with legal counsel and accountants with respect to our affairs (including interpretations of the Masterworks Vault 3, LLC operating agreement) and shall be fully protected and justified in any action or inaction which is taken or omitted in good faith, in reliance upon and in accordance with the opinion or advice of such counsel or accountants. In determining whether any of the foregoing persons acted with the requisite degree of care, such person shall be entitled to rely on written or oral reports, opinions, certificates and other statements of members of the Board of Managers, officers, employees, consultants, attorneys, accountants and professional advisors of our Company selected with reasonable care; provided, that no such person may rely upon such statements if it believed that such statements were materially false. The foregoing limitations on liability reduce the remedies available to the holders of the Class A shares of a series for actions taken which may negatively affect us.

Insofar as the foregoing provisions permit indemnification of members of the Board of Managers, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Term, Withdrawal and Removal of Members of the Board of Managers

Our operating agreement provides that each member of our Board of Managers will serve as a Manager, for an indefinite term, but a Manager may be removed or replaced for any reason by a majority of the Board of Managers or by the holder of the Class C share of a series, if any.

Our members may only remove a member of the Board of Managers for “Cause,” following the affirmative vote of two-thirds (2/3) of the issued and outstanding voting shares of all series collectively voting as a single class. The term “Cause” is defined as:

●	The commission by a member of the Board of Managers of fraud, gross negligence or willful misconduct;
●	The conviction of a member of the Board of Managers of a felony;
●	A material violation by a member of the Board of Managers of any applicable law that has a material adverse effect on our business; or
●	The bankruptcy or insolvency of a member of the Board of Managers.

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Masterworks Shares

Prior to giving effect to a series offering, 100% of the membership interests of such series are held by Masterworks in the form of Class B shares of such series. Our operating agreement created three classes of membership interests of the Company for each series in the form of Class A shares of a series, Class B shares of a series, as well as the Class C share of a series. Class B shares of each series, which are owned by Masterworks, represent a 20% “profits interest” in the fully diluted equity of each series. The Class B shares will entitle Masterworks to 20% of the profit on sale of the Artwork of a series or the ability to convert such shares into Class A shares of a series with a value at the time of conversion equal to 20% of the increase in value of the issued and outstanding shares of a series. Masterworks has also agreed to lock-up provisions in our operating agreement that will prohibit it from selling any Class B shares of a series prior to the one-year anniversary of the offering of such series. Masterworks will have no restrictions on the disposition of any of its Class B shares of a series after the one-year anniversary of the offering of such series, other than restrictions in our operating agreement, management services agreement and restrictions imposed by applicable securities laws. The Class C share of a series represents a special class of membership interests of a series, which has no economic rights or obligations and has no voting rights, but has the right to remove and or replace all or any members of the Board of Managers and reconstitute the Board without “cause” for any reason. The Class C share of a series will only be issued to, or subsequently transferred to, a Masterworks affiliate and there can only be one holder of Class C shares of all series of the Company at any point in time.

Securities Being Offered

Investors will acquire Class A shares in a series of the Company, each of which is intended to be a separate series of the Company for purposes of accounting for assets and liabilities. It is intended that owners of Class A shares in a series will only have an interest in the assets, liabilities, profits and losses pertaining to the specific series. For example, an owner of interests in Series 1 will only have an interest in the assets, liabilities, profits and losses pertaining to Series 1 and its related operations. See the “Description of Shares” section for further details. The maximum investment amount per investor in any series is $100,000 (5,000 Class A shares) and the minimum investment amount per investor in any series is $15,000 (750 Class A shares) for investors that have not previously invested in offerings via the Masterworks Platform and $500 (25 Class A shares) for investors that have previously invested in other offerings on the Masterworks Platform. We reserve the right to reject any subscription, waive or increase the maximum purchase restriction or waive or decrease the minimum purchase restriction in our sole and absolute discretion and we routinely grant such waivers, increases or reductions for categories of investors or on a case-by-case basis. Accordingly, investors should not assume that the stated minimum investment restriction will be applied uniformly to all investors.

Further, pursuant to the terms of the Company’s operating agreement, an investor, other than an affiliate of Masterworks, generally cannot own, or be deemed to beneficially own, as “beneficial ownership” is determined pursuant to Section 13(d) and 13(g) of the Securities Act, more than 24.99% of the total number of Class A shares of a series outstanding, provided that we may waive such limit on a case-by-case basis in our sole discretion.

Masterworks Platform

Overview

We will conduct the offering of each series on the Masterworks Platform, which will host the offering of each series in connection with the distribution of the Class A shares of each series offered pursuant to this offering circular. The Masterworks Platform is owned by Masterworks, LLC, and is operated by the principals of Masterworks (including Masterworks Administrative Services, LLC). Through the Masterworks Platform, investors can:

●	Browse and screen potential art investment offerings and obtain information about offerings, including current and future SEC filings;
●	Provide us with information, including information required to determine whether they are qualified to invest in an offering, and sufficient to satisfy our compliance obligations under applicable laws;
●	Indicate interest in participating in offerings and, with respect to offerings that have been qualified by the SEC, transact entirely online, including review and execution of legal documentation, funds transfer and ownership recordation;
●	Execute trades in shares issued by Masterworks issuers via the ATS; and
●	Manage and track investments easily through an online portfolio management tool.

We intend to distribute the Class A shares of each series exclusively through the Masterworks Platform. Neither Masterworks, LLC nor any other affiliated entity involved in the offer and sale of the Class A shares of a series is currently a member firm of the Financial Industry Regulatory Authority, Inc., or FINRA, and no person associated with us will be deemed to be a broker solely by reason of his or her participation in the sale of the Class A shares of a series.

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ATS

An electronic alternative trading system, operated by NCPS, an SEC-registered broker-dealer and member of FINRA and SIPC in accordance with SEC Regulation ATS (the “ATS”), is expected to facilitate trading of Class A shares of a series, commencing on or after the three-month anniversary of the date such series offering is fully subscribed. The ATS will enable a holder of Class A shares of a series to post live bids and offers 24 hours per day seven days per week, provided that trades will actually occur only during regular trading hours that substantially mirror the trading hours on national securities exchanges.

In order to execute a transaction on the ATS, a buyer or seller of Class A shares of a series will be required to create a cash brokerage account with NCPS. To buy securities on the ATS, investors must also fund the brokerage account in an amount sufficient to pay the full purchase price. Owners of Class A shares of a series may submit bids and ask quotes to purchase or sell Class A shares of a series, and any such transactions will be executed by a broker-dealer authorized to settle trades (the “Executing Broker”), if applicable, and matched through the ATS.

Masterworks will directly notify owners of the Class A shares of a series when they are available for posting on the ATS and will file a notification of such availability on Form 1-U at such time. For so long as the Company exists and the shares of any series are available for posting on the ATS, the Company will continue to file reports under Rule 257 of Regulation A.

Masterworks currently expects to pay all costs and expenses associated with listing the Class A shares of a series on the ATS, establishment of brokerage accounts, as applicable, and trading and executing transfers of the Class A shares of a series on the ATS via the Executing Broker. Certain trading and or brokerage fees currently paid by Masterworks may be passed on to investors in certain foreign jurisdictions or to all investors in the future. In addition, Masterworks may at some point in the future seek to register to become a broker-dealer and a member of FINRA to enable it to earn transactional fees for trading the Class A shares or it may seek to earn administrative or other fees or recoup its costs associated with making a trading market available.

Secondary trades of Class A shares matched on the ATS are intended to comply with Blue Sky laws either through a Manual exemption in states where available, through a direct filing with the state securities regulators where required, or as isolated non-issuer transactions.

Due to regulatory compliance restrictions, the ATS or certain features of the ATS will not be available to residents of certain foreign countries. For a list of countries that are enabled on the ATS, see the trading section of the Masterworks Platform. In addition, Class A shares of a series held by affiliates of the Company are “control” securities under U.S. federal securities laws and are subject to restrictions on transfer. If you hold more than 10% of the Class A voting shares of a series, you may be deemed an affiliate of such series and may be unable to participate on the ATS or otherwise freely transfer your shares. The Company or its transfer agent may require you to provide a legal opinion and or other information to determine your affiliate status.

There can be no assurance that the ATS will provide an effective means of selling your Class A shares. In light of a variety of factors, including, without limitation, the relatively small market capitalization of each series, we cannot guarantee that the ATS will provide a reliable or effective means of price discovery. Accordingly, any posted offer prices or historical transaction information reflected on the ATS should not be construed as being representative of the fair value of the Class A shares of a series or of the artwork owned by such series.

License Agreement

In consideration of the payment of the Expense Allocation, we will enter into a license agreement with Masterworks, effective upon the commencement of the initial series offerings, pursuant to which Masterworks will grant us a non-exclusive license to use the name “Masterworks” and utilize systems, software and technology owned or licensed by Masterworks, including the Masterworks Platform, for certain activities relating to the series offerings and ongoing investor relations, for the term of the management services agreement. Other than with respect to this license, we will have no legal right to use the “Masterworks” name or Masterworks Platform. In the event that the Administrator ceases to manage our operations pursuant to the management services agreement, we would be required to change our name to eliminate the use of “Masterworks”.

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Involvement in Certain Legal Proceedings

No executive officer, member of the Board of Managers, or significant employee or control person of our Company or the Administrator has been involved in any legal proceeding listed in Item 401(f) of Regulation S-K in the past 10 years.

MANAGEMENT COMPENSATION

The Administrator, and its affiliates will receive certain fees and expense reimbursements for services relating to the offering of each series and the acquisition, maintenance and sale of the Artwork of each series. The items of compensation are summarized below. Neither the Administrator nor their affiliates will receive any selling commissions or dealer manager fees in connection with the offer and sale of the Class A shares of a series. In addition, Masterworks will own 1,000 Class B shares of each series that offers Class A shares, representing a 20% “profits interest” in the fully diluted equity of each series following the final closing of the offering of such series.

The following table sets forth the form of compensation and the recipient of such compensation together with the determination of the amount and the estimated amount.

Form of Compensation and Expense Reimbursement	Determination of Amount	Estimated Amount
Expense Allocation	Masterworks will receive an Expense Allocation for all art-related issuers, including each series, which is intended to be a fixed, non-recurring expense payment for (i) financing commitments, (ii) Masterworks’ sourcing the Artwork of a series, (iii) all research, data analysis, condition reports, appraisal, due diligence, travel, currency conversion and legal services to acquire the Artwork of a series and (iv) the use of the Masterworks Platform and Masterworks intellectual property.

Approximately 11% of the cost of the Artwork of a series, or approximately 10% of the maximum aggregate offering amount.

Please refer to the “Use of Proceeds” section for the actual Expense Allocation paid with respect to each series offering.

Management Fee	In respect of ordinary management of our Company and the Artwork of a series including entity management and art management, Masterworks Cayman will issue its SPC Preferred shares to the Administrator.

1.5% of the total SPC shares of a segregated portfolio of Masterworks Cayman outstanding which holds the Artwork of an applicable series, after giving effect to such issuance, per annum, commencing on the earliest closing date on which the applicable series offering is fully subscribed and at least 95% of the subscription proceeds for such offering have been received by the Company. Once earned, the SPC Preferred shares will be exchangeable for Class A shares of the series of which the segregated portfolio holds the Artwork at an exchange rate of 1 for 1.

Please refer to the “Summary of Administrator Compensation and Expense Reimbursement” section for an illustrative example of the number of SPC Preferred shares that would be issued to the Administrator per annum over a hold period of an Artwork of a series of up to 10 years and the corresponding aggregate value of the liquidation preference and ownership percentage of the total SPC shares outstanding. The actual number of SPC Preferred shares issued and outstanding for each segregated portfolio as of December 31 and June 30 of each fiscal year will be disclosed in the Company’s annual report on Form 1-K and semi-annual report on Form 1-SA, respectively.

Profits Interest	Masterworks will own 1,000 Class B shares of each series, representing a 20% “profits interest” in the fully diluted equity of such series following the final closing of the offering of such series.	These amounts, if any, cannot presently be determined, but will be disclosed in a Current Report on Form 1-U if and when determined for any particular series.

Reimbursement for Extraordinary and Non-Routine Costs	Extraordinary or non-routine costs, payments and expenses, if any, relating to our Company or the Artwork of a series, will be paid for by the Administrator, but such extraordinary or non-routine costs and payments will be reimbursed in cash upon the sale of the Artwork of a series or a sale of our Company, as applicable.	These amounts, if any, cannot presently be determined, but will be disclosed in a Current Report on Form 1-U if and when determined for any particular series.

Disposition of the Artwork without a third-party intermediary	Masterworks may determine to sell the Artwork of a series without engaging a third-party intermediary, in which event, it would be entitled to recoup its costs of marketing and selling the Artwork by seeking reimbursement from the applicable series or by charging the buyer a sales commission in connection with such sale.	These amounts, if any, cannot presently be determined, but will be disclosed in a Current Report on Form 1-U if and when determined.

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Compensation of Executive Officers

We do not currently have any employees, nor do we currently intend to hire any employees who will be compensated directly by us. Each of our executive officers receive compensation for his or her services, including services performed for us, from Masterworks. Although we will indirectly bear some of the costs of the compensation paid to these individuals, through fees paid to the Administrator, we do not intend to pay any compensation directly to these individuals.

Compensation of the Board of Managers

Members of the Board of Managers who are also officers of Masterworks and the Company receive no compensation in respect of their service on the Board of Managers. The Independent Manager receives compensation from Masterworks for serving in such capacity on multiple issuer entities. Although we will indirectly bear some of the costs of the compensation paid to the Independent Manager through fees paid to the Administrator, we do not intend to pay any compensation directly to this individual.

SECURITY OWNERSHIP OF
MANAGEMENT AND CERTAIN SECURITY HOLDERS

The following table sets forth information about the current beneficial ownership of the Company at March 18, 2025 , and the estimated beneficial ownership of the Class A shares of each series after the offering for:

●	Each person known to us to be the beneficial owner of more than 10% of the Class A shares of any series entitled to vote;

●	Each named executive officer;

●	Each member of the Board of Managers; and

●	All of the executive officers and members of the Board of Managers as a group.

Prior to giving effect to each series offering, 100% of the membership interests of each series of the Company are held by Masterworks in the form of 1,000 Class B shares of each series. Following the closing of each offering, Class A shares of a series may be issued to Masterworks to repay the advance and the Expense Allocation, or upon conversion of the Class B shares of a series or upon exchange of the SPC Preferred shares of the applicable segregated portfolio of Masterworks Cayman.

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Unless otherwise noted below, the address for each beneficial owner listed on the table is in care of our Company, 1 World Trade Center, 57th Floor, New York, New York 10007. We have determined beneficial ownership in accordance with the rules of the SEC. We believe, based on the information furnished to us, that the persons and entities named in the tables below have sole voting and investment power with respect to all Class B shares of each series that they beneficially own, subject to applicable community property laws.

We have presented the beneficial ownership of the Class A shares of each series based on the assumption that all Class A shares of each series offered in the series offering will be sold to third party investors. A member that beneficially owns 5% or more of the Class A shares of a series (excluding shares beneficially owned by Masterworks) may irrevocably limit or eliminate its voting rights by providing an irrevocable certification to the Company in substantially the form of Exhibit B to the operating agreement. In subsequent reports we file pursuant to Regulation A that require beneficial ownership information, we will disclose the number and percentage of Class A shares of a series that are eligible to vote as well as the number and percentage of Class A shares of a series that are not eligible to vote as of such filing date. In addition, any member that irrevocably eliminates its voting rights or limits its voting rights to not more than 10% of the total voting power of the Class A shares of a series, shall not be named or have its address or ownership reported in the beneficial ownership table included in the Company’s future SEC reports, unless such person is otherwise deemed to be an “affiliate” of the Company as defined in Rule 405 of the Securities Act.

In computing the number of Class A shares of a series beneficially owned by a person and the percentage ownership of that person after a series offering, we deemed outstanding Class A shares of a series subject to any securities held by that person that are currently exercisable or convertible or exercisable or convertible within 60 days of March 18, 2025 , into Class A shares of a series. In computing the number of Class A shares of a series owned after a series offering, we have assumed that the Class A share value of a series at such time would be $30.00. Please see the Hypothetical Class A share of a series value chart below which sets for the number of Class A shares of a series issuable upon conversion of the Class B shares of such series based on various hypothetical values of the Class A shares of a series for additional information. Unless otherwise indicated, ownership amounts and percentages reflect all issued and outstanding securities of all series.

	Membership Interests Beneficially Owned Prior to the Series Offerings		Class A Shares Beneficially Owned After the Series Offerings(5)
Name of Beneficial Owner	Number	Percent	Number	Percent
Named Executive Officers and Board of Managers:

Nigel S. Glenday, Chief Executive Officer; Chief Financial Officer(1)	-	*	0	*

Joshua B. Goldstein, General Counsel and Secretary(1)	-	*	0	*

Eli D. Broverman, Independent Representative (1)	-	*	0	*

All named executive officers and Members of the Board of Managers as a group (3 persons)	N/A	*	0	*

10% holders:
Masterworks Foundry, LLC(2)(3)(4)	N/A	100%	227,454	7.69%

*	Less than 1.0%

(1)	All named individuals are also members of the Board of Managers of the Company.

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(2)	The Lynn Family Trust 001 (the “Trust”) owns approximately 80% of the membership interests of Masterworks, LLC. Mr. Lynn is the Chief Executive Officer of Masterworks, LLC and Masterworks Administrative Services, LLC. By contract, Mr. Lynn has the power to vote 100% of the membership interests beneficially owned by the Trust and controls Masterworks. No other person beneficially owns 10% or more of the voting membership interests of Masterworks, LLC or any of its subsidiaries.

(3)	Masterworks, LLC owns 100% of the membership interests of Masterworks Foundry, LLC and Masterworks Administrative Services, LLC, which will be entitled to receive SPC Preferred shares at a rate of 1.5% of the total shares of such segregated portfolio of Masterworks Cayman outstanding which holds the Artwork of an applicable series, after giving effect to such issuance, per annum, commencing on the earliest closing date on which the applicable series offering is fully subscribed and at least 95% of the subscription proceeds for such offering have been received by the Company. There is no overall limit to the number of SPC Preferred shares that may be issued to pay these fees. Once earned, the SPC Preferred shares will be exchangeable for Class A shares of the series of which the segregated portfolio holds the Artwork at an exchange rate of 1 for 1.

(4)	The Class B shares retained by Masterworks will entitle Masterworks to 20% of the profit on sale of the Artwork of a series or the ability to convert such shares into Class A shares of a series with a value at the time of conversion equal to 20% of the increase in value of the issued and outstanding Class A and B shares of each series. The following table indicates how many Class A shares of a series would be issuable to Masterworks upon conversion of the Class B shares of a series based on hypothetical changes in the value of the Class A shares of a series, assuming that 83,250 Class A shares are sold in such series offering:

Hypothetical value of Class A share of a series	$20.00	$30.00	$40.00	$50.00	$60.00

No. of Class A shares of a series Masterworks would receive upon conversion of 100% of its Class B shares of such series	0	6,938	10,406	12,488	13,875
Percentage of total outstanding Class A shares of a series Masterworks would receive upon conversion of 100% of its Class B shares of such series	0%	7.69%	11.11%	13.04%	14.29%

INTEREST OF MANAGEMENT AND
OTHERS IN CERTAIN TRANSACTIONS

We are subject to various conflicts of interest arising out of our relationship with Masterworks. These conflicts are discussed below, and this section is concluded with a discussion of the corporate governance measures we have adopted to mitigate some of the risks posed by these conflicts. References throughout this offering circular to the Masterworks Vault 3, LLC “operating agreement” refer to the Masterworks Vault 3, LLC amended and restated operating agreement.

In addition to the compensation arrangements discussed in the section titled “Management Compensation,” the following is a description of each transaction since June 14, 2023 (our inception) and each currently proposed transaction in which:

●	We have been or will be a participant;

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●	The amount involved exceeds the lessor of one percent of our total assets and $120,000; and

●	In which any member of the Board of Managers or executive officer, of the Company or the related Masterworks entities or their applicable beneficial owners, or beneficial owners of more than 5% of the Class A shares of a series or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.

Scott W. Lynn is the Chief Executive Officer of Masterworks and is also able to control the activities of all of the Masterworks entities as well as our Company. Mr. Lynn is also the Chief Executive Officer of the Administrator.

Management Services Agreement and Fees Paid to Affiliates

Pursuant to a management services agreement between us, Masterworks Cayman and the Administrator to be entered into prior to the initial closing of the initial series offerings, the Administrator will manage all of our administrative services and will maintain the Artwork of each series. For the foregoing services, the Administrator will be entitled to receive a management fee from in the form of SPC Preferred shares at a rate of 1.5% of the total SPC shares of such segregated portfolio of Masterworks Cayman outstanding which holds the Artwork of an applicable series, after giving effect to such issuance, per annum, commencing on the earliest closing date on which the applicable series offering is fully subscribed and at least 95% of the subscription proceeds for such offering have been received by the Company. There is no overall limit to the number of SPC Preferred shares that may be issued to pay these fees. Once earned, the SPC Preferred shares will be exchangeable for Class A shares of the series of which the segregated portfolio holds the Artwork at an exchange rate of 1 for 1. Following the initial closing of the initial series offerings, Masterworks will also manage any extraordinary or non-routine services which may be required, from time-to-time, including, without limitation, litigation or services in connection with a sale of the Artwork of a series or any sale, merger, third-party tender offer or other similar transaction involving us. Masterworks may determine to sell the Artwork of a series without engaging a third-party intermediary, in which event, it would be entitled to recoup its costs of marketing and selling the Artwork by seeking reimbursement from the applicable series or by charging the buyer a sales commission in connection with such sale. Any third-party costs incurred by the Administrator in connection with litigation or major transactions, together with any fees, will be reimbursed or paid upon the sale of the Artwork of a series or our Company, as applicable.

Beneficial Owner of Affiliated Entities

The Lynn Family Trust 001 is the majority beneficial owner of all of the Masterworks affiliated entities. Scott W. Lynn, the Chief Executive Officer of Masterworks, LLC and Masterworks Administrative Services, LLC, may also be deemed the beneficial owner of the Masterworks entities given his power to exercise voting control through an agreement with the Trust. Mr. Lynn is the Chief Executive Officer of Masterworks and is an art collector and is also able to control the activities of all of the Masterworks entities as well as our Company. Mr. Lynn could have conflicts with his personal art collection and the collection of Masterworks.

Qualification Rights

Masterworks will have the right to request that we qualify on Form 1-A, or a comparable form, the resale of any Class A shares of a series beneficially owned by Masterworks or any entity administered by Masterworks. There are no limitations or restrictions on the size or frequency of such qualification requests, other than pursuant to applicable law, provided that all costs associated with any such qualification shall be the responsibility of Masterworks. If Masterworks exercises its qualification rights and offers Class A shares of a series in a secondary offering pursuant to Regulation A, it may be more difficult to sell your Class A shares of such series and could adversely affect the price at which you can sell your Class A shares of such series on the ATS. The qualification rights are set forth in the Company’s operating agreement.

Our Affiliates’ Interests in Other Masterworks Entities

General

The officers and members of the Board of Managers who perform services for us are also officers, members of the Board of Managers, managers, and/or key professionals of Masterworks and other Masterworks entities. These persons have legal obligations with respect to those entities that are similar to their obligations to us. In the future, these persons and other affiliates of Masterworks may organize other art-related programs and acquire for their own account art-related assets. In addition, Masterworks has granted non-voting equity interests in Masterworks, LLC to certain management personnel performing services, including our executive officers.

Allocation of Our Affiliates’ Time

We rely on Masterworks and its key professionals who act on our behalf and on behalf of the Administrator, including Scott W. Lynn, Nigel S. Glenday and Joshua B. Goldstein for the day-to-day operations of our business and the Administrator’s business. Messrs. Lynn, Glenday and Goldstein are also, respectively, the Chief Executive Officer, Chief Financial Officer and General Counsel/Secretary of the Administrator and are officers of the other Masterworks entities. As a result of their interests in other Masterworks entities, their obligations to other investors and the fact that they engage in and will continue to engage in other business activities on behalf of themselves and others, they will face conflicts of interest in allocating their time among us, the Administrator and other Masterworks entities and other business activities in which they are involved. However, we believe that the Administrator and its affiliates have sufficient professionals to fully discharge their responsibilities to the Masterworks entities for which they work. The Administrator also serves as the Administrator for other entities and the services to be provided to these entities are substantially similar to those to be provided to the Company.

Duties Owed by Some of Our Affiliates to the Administrator and the Administrator’s Affiliates

Our officers and members of our Board of Managers and the key professionals performing services for us are also officers, members of the Board of Managers, managers and/or key professionals of:

●	Masterworks, LLC, the owner of the Masterworks Platform;

●	Masterworks Administrative Services, LLC, our Administrator;

●	Masterworks Gallery LLC, an affiliate of Masterworks, which seeks to acquire the Artwork of each series as agent for the Company; and

●	Other Masterworks entities.

As a result, they owe duties to each of these entities, their equity holders, members and limited partners. These duties may from time-to-time conflict with the duties that they owe to us.

No Independent Underwriter

As we are conducting the series offering without the aid of an independent underwriter, you will not have the benefit of an independent due diligence review and investigation of the type normally performed by an independent underwriter in connection with the offering of securities. See “Plan of Distribution.”

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Certain Conflict Resolution Measures

Independent Manager

The Board of Managers is made up of Nigel S. Glenday, Joshua B. Goldstein and Eli D. Broverman. One of the members of the Board of Managers, Eli D. Broverman, serves as the Independent Manager on the Board of Managers (the “Independent Manager”). The Independent Manager serves to protect the interests of the holders of the Class A shares of each series and is tasked with reviewing and approving all related party transactions of our Company with our affiliates and addressing all conflicts of interest that may arise between us and the holders of the Class A shares of each series and our affiliates. The Independent Manager’s role is solely related to governance and he has no involvement in the operations of the Company or Masterworks and does not participate in any offering activities. The Independent Manager and any replacement Independent Manager if the Independent Manager resigns or is removed from such position on the Board of Managers at any time, shall meet the standards of an “independent director” pursuant to the standards set forth in NASDAQ Marketplace Rule 4200(a)(15).

Other Operating Agreement Provisions Relating to Conflicts of Interest

Our operating agreement contains other restrictions relating to conflicts of interest including the following:

Lock-Up Agreement. Masterworks will own 1,000 Class B shares of each series that offers Class A shares, representing a 20% “profits interest” in the fully diluted equity of such series following the final closing of the offering of such series. The Class B shares of each series retained by Masterworks will entitle Masterworks to 20% of the profit on sale of the Artwork of a series or the ability to convert such shares into Class A shares of the same series with a value at the time of conversion equal to 20% of the increase in value of the issued and outstanding Class A and Class B shares of each series. Masterworks will also own Class A shares of a series if and to the extent the offering of such series is undersubscribed. Masterworks has also agreed to lock-up provisions in our operating agreement that will prohibit it from selling or transferring any Class B shares of a series prior to the one-year anniversary of the offering of such series, though it is permitted to pledge all of its shares to unaffiliated third-party lenders and such lenders shall not be subject to the lock-up if they obtain ownership of the shares in connection with a default by Masterworks on its indebtedness. Masterworks will have no restrictions on the disposition of any of its Class B shares of a series after the one-year anniversary of the offering of such series, other than restrictions imposed by the management services agreement and applicable securities laws.

Term of each Manager. Our operating agreement provides that each member of the Board of Managers will serve for an indefinite term, but that each member of the Board of Managers may be removed by a majority of the Board of Managers for any reason, or may choose to withdraw as a member of the Board of Managers under certain circumstances. Our operating agreement also provides that each member of the Board of Managers may be removed and or replaced and our Board of Managers can be reconstituted for any reason by the holder of the Class C share of a series, if any. The Class C share of a series will be issued or transferred only to a Masterworks affiliate, if any. The Class C share of a series, once issued, may be redeemed or cancelled by mutual agreement between the holder of the Class C share of a series and the Company.

Holders of two-thirds (2/3) of all voting Class A shares outstanding of all series together as a single class may affirmatively vote to remove any members of the Board of Managers for “cause” only.

DESCRIPTION OF SHARES

Prior to giving effect to each series offering, 100% of the issued and outstanding membership interests of each series are held by Masterworks in the form of 1,000 Class B shares of each series. The Company has three classes of membership interests for each series: Class A ordinary membership interests of a series (referred to herein as the “Class A shares”), Class B membership interests of a series (referred to herein as the “Class B shares”), as well as the Class C share of a series. References throughout this offering circular to “shares” refer generically to the Class A shares and Class B shares of a series. We are offering Class A shares of each applicable series, at a price of $20.00 per Class A share pursuant to this offering circular. The number of Class A shares offered in any series offering will equal the quotient of (i) the price paid to acquire the Artwork, plus the Expense Allocation payable to Masterworks, divided by (ii) $20.00, which represents the offering price per Class A share for each series offering.

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The Class C share of a series represents a special class of membership interests, which has no economic rights or obligations and has no voting rights, but has the right to remove and or replace all or any members of the Board of Managers and reconstitute the Board without “cause” for any reason. The Class C shares can only be issued to, transferred to, or, held by, a Masterworks affiliate and there can only be one holder of Class C shares of all series of the Company at any point in time. The following description of the Shares is based upon our certificate of formation, our operating agreement, and applicable provisions of law, in each case as in effect prior to the qualification of this offering circular. This discussion does not purport to be complete and is qualified in its entirety by reference to the certificate of formation and the operating agreement, copies of which are filed with the SEC as exhibits to the offering statement of which this offering circular forms an integral part.

Prior to giving effect to each series offering, Masterworks Foundry is the sole holder of record of 100% of the membership interests of each series represented by 1,000 Class B shares of each series conducting a series offering representing a 20% profits interest of such series.

Description of the Securities Being Offered

Investors will acquire Class A shares in a series of the Company, each of which is intended to be a separate series of the Company for purposes of accounting for assets and liabilities. It is intended that owners of Class A shares in a series will only have an interest in the assets, liabilities, profits and losses pertaining to the specific Artwork owned by that series. For example, an owner of interests in Series 1 will only have an interest in the assets, liabilities, profits and losses pertaining to Series 1 and its related operations. See the “Description of Shares” section for further details. The maximum investment amount per investor in any series is $100,000 (5,000 Class A shares) and the minimum investment amount per investor in any series is $15,000 (750 Class A shares) for investors that have not previously invested in offerings via the Masterworks Platform and $500 (25 Class A shares) for investors that have previously invested in other offerings on the Masterworks Platform. We reserve the right to reject any subscription, waive or increase the maximum purchase restriction or waive or decrease the minimum purchase restriction in our sole and absolute discretion and we routinely grant such waivers, increases or reductions for categories of investors or on a case-by-case basis. Accordingly, investors should not assume that the stated minimum investment restriction will be applied uniformly to all investors.

Further, pursuant to the terms of the Company’s operating agreement, an investor, other than an affiliate of Masterworks, generally cannot own, or be deemed to beneficially own, as “beneficial ownership” is determined pursuant to Section 13(d) and 13(g) of the Securities Act, more than 24.99% of the total number of Class A shares of a series outstanding, provided that we may waive such limit on a case-by-case basis in our sole discretion.

Membership Interests

We were formed as a Delaware series limited liability company on June 14, 2023 by Masterworks Foundry, our founder, in order to facilitate investment in specific Artwork. We are a manager-managed limited liability company. Upon our formation, Masterworks Foundry was issued 100% of our membership interests in the form of Class B shares of each initial series and will be issued 1,000 Class B shares upon the formation of any additional series in the future.

Pursuant to our operating agreement, we may not issue any additional Class A shares of a series after the consummation of the offering of such series, other than as described in this offering circular, including the Class A shares of a series that may be issued to Masterworks to repay the advance and the Expense Allocation, and those that may be issued upon conversion of the Class B shares of a series or upon the exchange of SPC Preferred shares. Masterworks Foundry, our sole member as of the date of this Offering Circular, adopted our operating agreement.

Summary of Operating Agreement

We are governed by an agreement titled the “Second Amended and Restated Limited Liability Company Operating Agreement” of Masterworks Vault 3, LLC. Prior to giving effect to each series offering, all of the membership interests of each series of the Company are held by Masterworks in the form of 1,000 Class B shares of each series. References throughout this offering circular to “shares” or “Shares” refer generically to the Class A shares of a series and Class B shares of a series and references throughout this offering circular to the Masterworks Vault 3, LLC “operating agreement” and the “amended and restated operating agreement” of Masterworks Vault 3, LLC, refer to the Masterworks Vault 3, LLC Second Amended and Restated Limited Liability Company Operating Agreement, the form of which is filed as Exhibit 2.3 to the offering statement of which this offering circular forms an integral part. The following summarizes some of the key provisions of the Masterworks Vault 3, LLC operating agreement. This summary is qualified in its entirety by our operating agreement itself, the form of which is included as Exhibit 2.3 to the offering statement of which this offering circular forms an integral part.

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Organization and Duration

We were formed on June 14, 2023, as a Delaware protected series limited liability company as set forth in Section 18-215 of the Delaware Limited Liability Company Act. We will remain in existence until liquidated in accordance with the Masterworks Vault 3, LLC operating agreement.

Purpose and Powers

Under the Masterworks Vault 3, LLC operating agreement, we are permitted to engage in such activities as determined by the Board of Managers that lawfully may be conducted by a limited liability company organized under Delaware law and, in connection therewith, to exercise all of the rights and powers conferred upon us and the Board of Managers pursuant to the agreement relating to such business activity, provided that we are prohibited from engaging in certain activities referred to as “Prohibited Acts” without obtaining the approval of the holders of a majority of the voting shares. “Prohibited Acts” consist of amending, waiving or failing to comply with any material provision of our operating agreement that disproportionately and adversely affects the Class A shareholders of a series, except as otherwise provided therein.

Board of Managers and its Powers

We are a manager-managed series limited liability company as set forth in Section 401 and Section 101 of the Delaware Limited Liability Company Act. Our operating agreement appoints the Board of Managers of the Company.

We plan to enter into a management services agreement with our Administrator and Masterworks Cayman, prior to the initial closing of the initial series offerings which is further described in the “Summary of Management Services Agreement” section of this document. Pursuant to our operating agreement and the management services agreement, the Administrator will have complete and exclusive discretion in the management and control of our affairs and business, subject to the requirement to obtain consent for Prohibited Acts, and shall possess all powers necessary, convenient or appropriate to carrying out the purposes and business of our Company, including doing all things and taking all actions necessary to carry out the terms and provisions of each of the foregoing agreements.

Pursuant to the Masterworks Vault 3, LLC operating agreement, the Board of Managers shall have full authority in their discretion to exercise, on our behalf and in our name of the Company, all rights and powers of a “manager” of a limited liability company under the Delaware Limited Liability Company Act necessary or convenient to carry out our purposes. Any person not a party to our operating agreement dealing with us will be entitled to rely conclusively upon the power and authority of the Board of Managers to us in all respects, and to authorize the execution of any and all agreements, instruments and other writings on behalf of us and in our name.

The Board of Managers will have sole voting power over all matters, including: mergers, consolidations, acquisitions, winding up and dissolution; except, the Board of Managers shall not have the authority to amend, waive or fail to comply with any material provision of our operating agreement that disproportionately and adversely affects the Class A shareholders as a whole or an affected series except as provided therein, without the prior written consent of the holders of a majority of the voting shares of the Company or such series, as applicable.

Any member of the Board of Managers may be removed and replaced by a majority of the Board of Managers or the holder of the Class C share of a series, if any, with or without “Cause.” In addition, any member of the Board of Managers may be removed or replaced by the affirmative vote of members holding two-thirds (2/3) of the voting shares of all of the series then existing as a single class for “Cause” only. The term “Cause” is defined as follows:

(a) the commission by a member of the Board of Managers of fraud, gross negligence or willful misconduct;

(b) the conviction of a member of the Board of Managers of a felony;

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(c) a material violation by a member of the Board of Managers of any applicable law that has a material adverse effect on our business;

(d) the bankruptcy or insolvency of a member of the Board of Managers

Classes of Ownership

Prior to giving effect to each series offering, 100% of the membership interests of each series are owned by Masterworks in the form of 1,000 Class B shares of such series. We have three classes of membership interests for each series:

Class A shares. The Class A shares of each series being offered in each series offering will represent in the aggregate 100% of our members’ capital accounts of each such series and an 80% interest in the profits we recognize upon any sale of the Artwork of such series. The number of Class A shares of each series outstanding upon the final closing of the offering of the series is as noted in the “Series Offering Table”, and the number of additional Class A shares of a series that may be issued by our Company following the offering of the series (subject to issuances pursuant to stock-splits, recapitalizations or similar transactions) is limited to shares issuable upon conversion of the Class B shares of such series and exchange of the SPC Preferred shares of the applicable segregated portfolio of Masterworks Cayman.

Class B shares. The Class B shares of each series held by Masterworks Foundry will represent 0% of our members’ capital accounts in such series and a 20% interest in the profits we recognize upon any sale of the Artwork of such series. There are currently 1,000 Class B shares of each series outstanding and there will be 1,000 Class B shares of each series outstanding upon the final closing of each offering of a series. Upon mutual agreement of the holder of the Class B shares of each series and the Company, the Class B shares of each series may be redeemed by the Company for a nominal amount.

Class C Share. The Class C share of each series represents a special class of membership interests, which has no economic rights or obligations and has no voting rights, but has the right to remove and or replace all or any members of the Board of Managers and reconstitute the Board without “cause” for any reason. The Class C shares can only be issued to, transferred to, or, held by, a Masterworks affiliate and there can only be one holder of Class C shares of all series of the Company at any point in time.

Voting Rights

We refer to Class A shares of a series, excluding Class A shares of a series beneficially owned by Masterworks and Class A shares held by a Vote Limited Member above such shareholder’s voting limit, as our “voting shares.” On each matter where the members have a right to vote, each voting share shall be entitled to and shall constitute one (1) vote, and all voting shares shall vote together as a single class of a series or as a single class with holders of all voting Class A shares outstanding of all series together, as applicable, except as otherwise set forth in our operating agreement, or otherwise required by the Delaware Act. In determining any action or other matter to be undertaken by or on behalf of us, each member shall be entitled to cast a number of votes equal to the number of voting shares that such member holds, with the power to vote, at the time of such vote. Unless otherwise set forth in our operating agreement, or otherwise required by the Delaware Act, the taking of any action by us which requires a vote of the members as set forth above shall require the receipt of votes from members holding a majority of the voting shares to constitute a quorum, provided, that in the case of a proposed removal of the Administrator for any reason or a member of the Board of Managers for “Cause”, an affirmative vote of holders of two-thirds (2/3) of the voting Class A shares outstanding of all series together voting as a single class shall be required to authorize and approve such action. In determining the outcome of any vote at a meeting, shareholders that abstain or do not vote will effectively be counted as votes against such action. Each member of the Board of Managers may be removed and or replaced and our Board can be reconstituted for any reason by the holder of the Class C share of a series, if any. The Masterworks affiliate that holds a Class C share of a series, if any, shall have no voting rights with respect to Class A shares of a series it beneficially owns.

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A member that beneficially owns 5% or more of the Class A shares of a series (excluding shares beneficially owned by Masterworks) may irrevocably limit or eliminate its voting rights by providing an irrevocable certification to the Company in substantially the form of Exhibit B to the operating agreement. In the event a member irrevocably limits or eliminates its voting rights (a so-called “Vote Limited Member”), all of the Class A shares of a series beneficially owned by such Vote Limited Member in excess of the voting limit applicable to such member shall no longer have any voting rights for so long as such shares are beneficially owned by such member or such member’s affiliates. Any Vote Limited Member that limits its voting rights such that under no circumstances would such shareholder, together with its affiliates, have the right to cast more than 10% of the total votes in any matter put to a vote of the Class A shareholders of a series, shall not be named or have its address or ownership reported in the Company’s ongoing SEC filings, including the beneficial ownership table in the Company’s Annual Report on Form 1-K, unless such person is otherwise deemed to be an “affiliate” of the Company as defined in Rule 405 of the Securities Act. The determination of affiliate status for such purposes shall be made by the Board of Managers in its sole and absolute discretion and the Company or its transfer agent may require any shareholder that owns more than 10% of the Class A shares of a series to provide a legal opinion and or other information it deems necessary or appropriate to determine such person’s affiliate status. If any such 10% or more shareholder is deemed to be an “affiliate”, notwithstanding the limit on voting, such person’s name, address and ownership will be reported in the Company’s SEC filings, including the beneficial ownership table in the Company’s Annual Report on Form 1-K.

Subject to the Delaware Act, the Board of Managers will have sole voting power over all matters, including: mergers, consolidations, acquisitions, winding up and dissolution; except, the Board of Managers shall not have the authority to amend, waive or fail to comply with any material provision of our operating agreement that disproportionately and adversely affects the Class A shareholders as a whole or an affected series except as provided therein, without the prior written consent of the holders of a majority of the voting shares of the Company or such series, as applicable.

Conversion of Class B shares

Class B shares of a series will be convertible into Class A shares of such series, in whole or in part, at any time prior to the consummation of a sale of the Artwork by such series for no additional consideration pursuant to the following conversion formula:

Class A shares of a series issuable upon conversion	=	(A) Value Increase, multiplied by
(B) Conversion Percentage, multiplied by
(C) 20%, divided by
(D) Class A share Value of a series.

Definitions for conversion calculation:

“Value Increase”	means, the aggregate value of Class A shares of the applicable series outstanding at such time on a fully diluted basis (including any shares issuable upon exchange of SPC Preferred shares (“Exchange Shares”)), minus the product of (i) the number of Class A shares of such series outstanding at such time on a fully diluted basis (including Exchange Shares) and (ii) $20.00, if such difference is positive.

“Conversion Percentage”	means, (A) the number of Class B shares of a series being converted, divided by (B) the number of Class B shares of a series outstanding.

“Class A share Value”	means, as of the close of business on the day preceding the conversion date, the volume weighted average trading price (“VWAP”) of the Class A shares of a series on all trading platforms or trading systems on which the Class A shares of a series are being traded over the forty-five (45) trading days then ended, provided, that if the total aggregate trading volume over such 45-trading-day period is less than 5% of the public float, such period shall be extended to the ninety (90) trading days then ended, provided, further, if the total aggregate trading volume over such 90-trading-day period is less than 5% of the public float, the holder of the Class B shares of a series shall request that the Administrator obtain an appraisal of the Class A share Value of a series from one or more independent nationally-recognized third party appraisal companies and such appraisal shall constitute the Class A share Value of a series.*

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* The hypothetical Class A share values of a series represent the assumed VWAP, or in the absence of a trading market, the appraised fair value of the Class A shares of a series, which, in either case, is assumed to be the amount that a Class A share of a series would receive upon sale of the Artwork by such series (i.e. the appraised value of the Artwork of such series divided by the fully diluted number of Class A shares of such series outstanding).

Examples of conversion calculation

The following table illustrates the number and percentage of Class A shares of a series that would be issued to Masterworks upon conversion of all of its Class B shares of a series based on hypothetical changes in the trading price or value of the Class A shares of a series:

Hypothetical Class A share Value of a series	$20.00	$30.00	$40.00	$50.00	$60.00
No. of Class A shares of a series Masterworks would receive upon conversion of 100% of its Class B shares of a series	0	6,938	10,406	12,488	13,875
Percentage of total outstanding Class A shares of a series Masterworks would receive upon conversion of 100% of its Class B shares of a series	0%	7.69%	11.11%	13.04%	14.29%

Powers of the Board of Managers

The Board of Managers will have sole voting power over all matters, including: mergers, consolidations, acquisitions, winding up and dissolution; except, the Board of Managers shall not have the authority to amend, waive or fail to comply with any material provision of our operating agreement that disproportionately and adversely affects the Class A shareholders as a whole or an affected series except as provided therein, without the prior written consent of the holders of a majority of the voting shares of the Company or such series, as applicable.

Shares beneficially owned by Masterworks shall have no voting rights, except one or more Class C shares held by a Masterworks affiliate will enable it to remove and or replace all or any members of the Board of Managers and reconstitute the Board without “cause” for any reason.

Agreement to be Bound by the Operating Agreement

By purchasing a Class A share of a series, you will be admitted as a member of our Company and will be bound by the provisions of, and deemed to be a party to the Masterworks Vault 3, LLC operating agreement. Pursuant to the Masterworks Vault 3, LLC operating agreement, each holder of Class A shares of a series and each person who acquires a Class A share of a series from a holder must agree to be bound by the terms and conditions of the Masterworks Vault 3, LLC operating agreement.

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Shareholder Voting

Class A shares of each series have one vote per share and we refer to the Class A shares of each series, excluding shares beneficially owned by Masterworks, or shares owned by a member that has irrevocably limited or eliminated such member’s voting rights in excess of such member’s voting limit, as “voting shares.” The Class B shares of each series shall have no voting rights other than as may be required pursuant to applicable law. The term “other than as may be required pursuant to applicable law,” takes into account the following considerations (i) pursuant to Section 18-806 of the Delaware Limited Liability Company Act (the “Act”), in the event that a limited liability company is dissolved by the occurrence of an event that causes the last remaining member to cease to be a member, the personal representative of the last remaining member of the limited liability company or the assignee of all of the limited liability company interests in the limited liability company may vote to revoke the dissolution, subject to the approval of any other persons whose approval is required under the limited liability company agreement to revoke a dissolution, such a vote could result in holders of the Class B shares of a series (or more accurately the personal representative of such persons) potentially be deemed to have a “right to vote” and (ii) the Act may be amended in the future to mandate voting rights for all interests in a Delaware limited liability company in certain situations, and if this occurs, without the provision “other than as may be required by law,” the Company could be in a position where its operating agreement would be in violation of the Act.

A member that beneficially owns 5% or more of the Class A shares of a series (excluding shares beneficially owned by Masterworks) may irrevocably limit or eliminate its voting rights by providing an irrevocable vote limit certificate to the Company in substantially the form of Exhibit B to the operating agreement. In the event a member irrevocably limits or eliminates its voting rights, all of the Class A shares of a series beneficially owned by such member in excess of the voting limit applicable to such member shall no longer have any voting rights for so long as such shares are beneficially owned by such member or such member’s affiliates. Any member that irrevocably eliminates its voting rights or limits its voting rights such that under no circumstances would such shareholder, together with its affiliates, have the right to cast more than 10% of the total votes in an election of Managers or on any other matter put to a vote of the Class A shareholders of a series, shall not be named or have its address or ownership reported in the Company’s ongoing SEC filings, including the beneficial ownership table in the Company’s Annual Report on Form 1-K, unless such person is otherwise deemed to be an “affiliate” of the Company as defined in Rule 405 of the Securities Act. The determination of affiliate status for such purposes shall be made by the Board of Managers in its sole and absolute discretion and the Company or its transfer agent may require any shareholder that owns more than 10% of the Class A shares of a series to provide a legal opinion and or other information it deems necessary or appropriate to determine such person’s affiliate status. If any such 10% or more shareholder is deemed to be an “affiliate”, notwithstanding the limit on voting, such person’s name, address and ownership will be reported in the Company’s SEC filings, including the beneficial ownership table in the Company’s Annual Report on Form 1-K.

Whenever holders of Class A shares of a series are required or entitled to vote on any matter, except as otherwise provided, that vote may be taken at a meeting or may be taken via a written consent in lieu of a meeting.

The Company shall provide holders of voting shares with not less than five (5) nor more than sixty (60) days prior notice of any meeting or any action subject to a vote of holders of voting shares at a meeting shall require a quorum, in the form of votes actually cast (whether in person or by proxy), from at least a majority of the voting shares eligible to vote on such matter or such higher percentage of voting shares as may be required for such action. At any meeting or on any matter that is to be voted on or consented to by holders of voting shares, the then holders of our voting shares, may vote in person or by proxy, and such vote may be made, and a proxy may be granted in writing, by means of electronic transmission or as otherwise permitted by applicable law. Shares beneficially owned by Masterworks shall have no voting rights.

We have elected to be governed by paragraphs (b), (c), (d) and (e) of Section 212 of the Delaware General Corporation Law (the “DGCL”) and other applicable provisions of the DGCL, as though we were a Delaware corporation and as though holders of our voting shares were shareholders of a Delaware corporation. Such sections generally regulate proxies for any voting purposes. In the event that we become subject to Regulation 14A under the Exchange Act, pursuant to and subject to the provisions of Rule 14a-16 under the Exchange Act, we may, but are not required to, utilize a Notice of Internet Availability of Proxy Materials, as described in that rule, in conjunction with proxy material posted to an Internet site, in order to furnish any proxy or related material to holders of voting shares pursuant to Regulation 14A under the Exchange Act. We currently intend to utilize the Masterworks platform to the extent possible for meetings of, and votes of our shareholders.

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Shareholder Distributions.

The Company does not expect to pay any distributions, other than a distribution following a sale of the Artwork of a series. There can be no assurance as to the timing of a distribution or that we will pay a distribution at all. There are no contractual restrictions on our ability to declare or pay dividends and if any are to be paid in the future, such decision will be at the discretion of our Board of Managers and will depend on our then current financial condition and other factors deemed relevant by the Board of Managers.

When Artwork is sold and the segregated portfolio of Masterworks Cayman receives the proceeds of such sale, the proceeds will be distributed as follows:

FIRST, payment will made to Masterworks (as a reimbursement) and or third parties in respect of any costs or expenses for which either the segregated portfolio or the series is responsible, if any;

SECOND, to the extent any funds remain undistributed, if the SPC Preferred shares have not been exchanged for Class A shares, such remaining funds will be distributed to the holder of the SPC Preferred shares for up to (but not exceeding) $20 per SPC Preferred share;

THIRD, to the extent any funds remain undistributed, such remaining funds will be distributed to the series and the series will, in turn, distribute such funds to the Class A shareholders on a pro rata basis up to (but not exceeding) $20 per Class A share;

FOURTH, to the extent any funds remain undistributed, 80% of such remaining funds will be distributed to the Class A shareholders pro rata and 20% of such remaining funds will be distributed to the Class B shareholders.

If the sale of the Artwork of a series were to result in a distribution to the holders of Class A shares of a series of equal to or greater than $20.00 per share (i.e. a “profitable sale”), Masterworks will exchange its SPC Preferred shares for Class A shares prior to a distribution to shareholders and receive proceeds as a holder of Class A shares of the series consistent with the mechanics set forth above.

If the sale of the Artwork of a series were to result in a distribution to the holders of Class A shares of a series of less than $20.00 per share (i.e. a “loss sale”), Masterworks shall receive up to $20.00 per SPC Preferred share, after which any remaining proceeds will be distributed to holders of Class A Shares of the series.

For the avoidance of doubt, if Masterworks exchanges its SPC Preferred shares for Class A shares of a series, Masterworks shall participate in a distribution or liquidation solely as a holder of Class A shares. In addition, the holder of the Class C share has no economic rights. Our Board of Managers may also determine at any time to declare a distribution to the Class B member of any series in the amount of the initial capital contribution to such series.

After all of such distributions are made, the applicable segregated portfolio and series will be dissolved. Further, following a sale of an Artwork, but prior to a distribution to shareholders, the Company may elect to redeem Class A shares of a series outstanding from Class A members of such series other than Masterworks for an amount per Class A share equal to the liquidation amount per Class A share as determined in accordance with our operating agreement, subject to certain conditions set forth in the operating agreement.

Limited Liability

The liability of each member of our Company shall be limited as provided in the Delaware Limited Liability Company Act and as set forth in the Masterworks Vault 3, LLC operating agreement. No member of our Company shall be obligated to restore by way of capital contribution or otherwise any deficits in its capital account (if such deficits occur).

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The Delaware Limited Liability Company Act provides that a member of a Delaware limited liability company who receives a distribution from such company and knew at the time of the distribution that the distribution was in violation of the Delaware Limited Liability Company Act shall be liable to the Company for the distribution for three years. Under the Delaware Limited Liability Company Act, a limited liability company may not make a distribution to a member if, after the distribution, all liabilities of the Company, other than liabilities to members on account of their Class A shares of a series and liabilities for which the recourse of creditors is limited to specific property of the company, would exceed the fair value of the assets of the Company. The fair value of property subject to liability for which recourse of creditors is limited shall be included in the assets of the Company only to the extent that the fair value of that property exceeds the nonrecourse liability. Under the Delaware Limited Liability Company Act, an assignee who becomes a substituted member of a company is liable for the obligations of his assignor to make contributions to the Company, except the assignee is not obligated for liabilities unknown to him at the time the assignee became a member and that could not be ascertained from the Masterworks Vault 3, LLC operating agreement.

Exculpation and Indemnification of the Board of Managers and Others

Subject to certain limitations, our operating agreement limits the liability of each member of the Board of Managers and its affiliates, any of our members, any person who is our officer and any person who serves at the request of the Board of Managers on behalf of us as an officer, member of the Board of Managers, managers of the Administrator, independent representative, partner, member, stockholder or employee of such person (referred to together as the “Protected Persons” or in the singular as the “Protected Person”).

Exculpation

No Protected Person shall be liable to us or the Administrator or any other member of our Company for any action taken or omitted to be taken by it or by other person with respect to us, including any negligent act or failure to act, except in the case of a liability resulting from such Protected Person’s own actual fraud, gross negligence, willful misconduct, bad faith, breach of fiduciary duty, reckless disregard of duty or any intentional and material breach of our operating agreement or conduct that is subject of a criminal proceeding (where such Protected Person has reasonable cause to believe that such conduct was unlawful). With the prior consent of the Board of Managers, any Protected Person may consult with legal counsel and accountants with respect to our affairs (including interpretations of our operating agreement) and shall be fully protected and justified in any action or inaction which is taken or omitted in good faith, in reliance upon and in accordance with the opinion or advice of such counsel or accountants. In determining whether a Protected Person acted with the requisite degree of care, such Protected Person shall be entitled to rely on written or oral reports, opinions, certificates and other statements of the members of the Board of Managers, officers, employees, consultants, attorneys, accountants and professional advisors of our Company selected with reasonable care; provided, that no such Protected Person may rely upon such statements if it believed that such statements were materially false.

Indemnification

To the fullest extent permitted by law, we will indemnify, hold harmless, protect and defend each Protected Person against any losses, claims, damages or liabilities, including reasonable legal fees, costs and expenses incurred in investigating or defending against any such losses, claims, damages or liabilities or in enforcing a Protected Person’s right to indemnification under the Masterworks Vault 3, LLC operating agreement, and any amounts expended in respect of settlements of any claims approved by the Board of Managers (collectively referred to herein as the “Liabilities”), to which any Protected Person may become subject:

(i)	by reason of any act or omission or alleged act or omission (even if negligent) arising out of or in connection with the activities of our Company;

(ii)	by reason of the fact that it is or was acting in connection with the activities of our Company in any capacity or that it is or was serving at the request of our Company as a partner, shareholder, member, members of the Board of Managers, managers of the Company or the Administrator, the independent representative, officer, employee, or agent of any Person;

unless, such Liability results from such Protected Person’s own actual fraud, gross negligence, willful misconduct, bad faith, breach of fiduciary duty, reckless disregard of duty or intentional and material breach of our operating agreement or conduct that is subject of a criminal proceeding (where such Protected Person has reasonable cause to believe that such conduct was unlawful).

Any indemnification provided under our operating agreement is limited thereunder to the extent of our assets only. Further, insofar as the foregoing provisions permit indemnification of members of the Board of Managers, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Reimbursement of Expenses

We will reimburse (and/or advance to the extent reasonably required) each Protected Person for reasonable legal or other costs and expenses (as incurred) of such Protected Person in connection with investigating, preparing to defend or defending any claim, lawsuit or other proceeding relating to any Liabilities for which the Protected Person may be indemnified pursuant to our operating agreement and for all costs and expenses, including fees, expenses and disbursements of attorneys, reasonably incurred by such Protected Person in enforcing the indemnification provisions of our operating agreement; provided, that such Protected Person executes a written undertaking to repay us for such reimbursed or advanced costs and expenses if it is finally judicially determined that such Protected Person is not entitled to the indemnification provided by our operating agreement.

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Sale of the Artwork

Each series will own the Artwork for an indefinite period, but we may sell the Artwork of such series at any time following the final closing of the offering of such series. There is no guarantee that any such sale of the Artwork of a series will be successful, or if successful, that the net proceeds realized by shareholders of such series from such transaction will be reflective of the estimated fair market value of the shares of such series at such time. Masterworks may determine to sell the Artwork of a series without engaging a third-party intermediary, in which event, Masterworks would be entitled to recoup its costs of marketing and selling the Artwork by seeking reimbursement from the applicable series or by charging the buyer a sales commission in connection with such sale.

Amendment of Our Operating Agreement

Amendments to our operating agreement may be proposed only by or with the consent of the Board of Managers and must be approved by a majority vote of holders of the voting shares of all of the series voting as a single class, unless such amendment affects one or series disproportionately and adversely in relation to other series, in which case, the consent of holders of voting shares of such series adversely and disproportionately affected voting as a separate class shall be required for such amendment. However, the Board of Managers does not need consent of holders of voting shares to amend the Masterworks Vault 3, LLC, operating agreement in the following instances: (i) to evidence the joinder of a new member of the Company; (ii) in connection with the transfer of shares by members; (iii) as otherwise required to reflect capital contributions, distributions and similar actions (iv) to reflect the naming of new managers, officers or replacement of officers of the Company; or (v) as required to cause the Company to be treated as an association or as a publicly traded partnership taxable as a corporation for U.S. federal (and applicable state and local) income tax purposes, (vi) in connection with the exchange or conversion of SPC Preferred shares of a segregated portfolio in which equity interests are owned by a series or Class B shares of a series, respectively, into Class A shares of such series, (vii) to create a new series and or issue shares of such new series, (viii) any change necessary to give effect to a merger or business combination that does not, in the determination of the Board of Managers, disproportionately or adversely affect the holders of Class A shares of any series, or (ix) any change the Board of Managers deems necessary or appropriate to enable trading of membership interests.

Termination and Dissolution

We will continue as a series limited liability company until terminated under the Masterworks Vault 3, LLC operating agreement. We will commence winding up upon the first to occur of the following (the “Dissolution Event”):

(1) Upon the determination of the members with the approval of the Board of Managers;

(2) Our insolvency or bankruptcy;

(3) The sale of all or substantially all of our assets; or

(4) The entry of a decree of judicial dissolution under Section 18 802 of the Delaware Limited Liability Company Act

The Dissolution Event shall be effective on the day on which such event occurs and immediately thereafter we will commence its winding up during which our affairs shall be wound up in accordance with the terms of the Masterworks Vault 3, LLC operating agreement.

Books and Reports

We are required to keep appropriate books of our business at our principal offices. The books will be maintained for both tax and financial reporting purposes on a basis that permits the preparation of financial statements in accordance with Generally Accepted Accounting Principles in the U.S. (“GAAP”). For financial reporting purposes and federal income tax purposes, our fiscal year and its tax year are the calendar year.

Term and Removal of Members of the Board of Managers

Our operating agreement provides that each member of our Board of Managers will serve as a Manager for an indefinite term, but that any Manager may be removed by a majority of the Board of Managers for any reason, or may choose to withdraw as a Manager, under certain circumstances.

Our operating agreement also provides that each member of the Board of Managers may be removed and or replaced and our Board can be reconstituted for any reason by the holder of the Class C share of a series, if any. The Class C share of a series will be issued to a Masterworks affiliate, if any. The Class C share of a series, once issued, can be transferred between Masterworks affiliated entities, including from one Masterworks affiliate to another. The Class C share of a series, once issued, may be redeemed or cancelled by mutual agreement between the holder of the Class C share of a series and the Company.

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In addition, our members may remove a member of the Board of Managers for “cause” only, following the affirmative vote of two-thirds (2/3) of the issued and outstanding voting shares of all the series then existing as a single class excluding those beneficially owned by Masterworks. The term “Cause” is defined as:

●	The commission by the applicable member of the Board of Managers of fraud, gross negligence or willful misconduct;
●	The conviction of the applicable member of the Board of Managers of a felony;
●	A material violation by the applicable member of the Board of Managers of any applicable law that has a material adverse effect on our business; and
●	The bankruptcy or insolvency of the applicable member of the Board of Managers.

Anti-Takeover Effects under Delaware Law

We are a series limited liability company organized under Delaware law. Some provisions of Delaware law may delay or prevent a transaction that would cause a change in our control. Section 203 of the Delaware General Corporation Law, which restricts certain business combinations with interested shareholders in certain situations, does not apply to limited liability companies unless they elect to utilize it. Our operating agreement does not currently elect to have Section 203 of the Delaware General Corporation Law apply to us. In general, this statute prohibits a publicly held Delaware corporation from engaging in a business combination with an interested shareholder for a period of three years after the date of the transaction by which that person became an interested shareholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a business combination includes a merger, asset sale or other transaction resulting in a financial benefit to the interested shareholder, and an interested shareholder is a person who, together with affiliates and associates, owns, or within three years prior did own, 15% or more of voting Class A shares of a series. The Board of Managers may elect to amend the Masterworks Vault 3, LLC operating agreement, subject to majority approval by the members holding the Class A shares of a series, at any time to have Section 203 apply to the Company.

Valuation of Artworks

Masterworks conducts a quarterly appraisal of the fair market value of each Artwork in accordance with Masterworks’ valuation policies and procedures. The estimated net asset value per Class A share of a series will be disclosed on the Masterworks website.

Binding Arbitration under Our Subscription Agreement

By purchasing Class A shares of a series in an offering of a series, investors agree to be bound by the arbitration provisions contained in our subscription agreement which provide that arbitration is the exclusive means for resolving disputes relating to or arising out of the subscription agreement, the shares, the Masterworks Platform, and/or the activities or relationships that involve, lead to, or result from any of the foregoing. Please note that this arbitration provision does not apply to claims made under the federal securities laws or any dispute you may have with Masterworks Advisers, which can be settled through the arbitration rules of JAMS. Purchasers of shares in a secondary transaction would also be subject to the same arbitration provisions that are currently in our subscription agreement. Such arbitration provision limits the ability of investors to bring class action lawsuits or similarly seek remedies on a class basis for claims subject to the provision. If invoked, the arbitration is required to be conducted in New York, NY in accordance with New York law. The subscription agreement allows for either the Company or an investor to elect to enter into binding arbitration in the event of any covered claim in which the Company and the investor are adverse parties. While not mandatory, in the event that the Company were to invoke the arbitration clause, the rights of the adverse shareholder to seek redress in court would be severely limited. These restrictions on the ability to bring a class action lawsuit may result in increased costs and/or reduced remedies, to individual investors who wish to pursue claims against the Company.

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Waiver of Jury Trial under our Subscription Agreement

By purchasing Class A shares of a series in the offering of a series, by executing the subscription agreement investors agree to waive their rights to a jury trial in claims against the Company or Masterworks. However, this waiver of rights to a jury trial does not apply to claims made under the federal securities laws. Purchasers of shares in a secondary transaction would also be required to waive rights to a jury trial, except in connection with claims under the federal securities laws.

Exclusive Jurisdiction

Our operating agreement provides that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, as amended, subject to and contingent upon a final adjudication in the State of Delaware of the enforceability of such exclusive forum provision. By purchasing Class A shares of a series in the offering of a series and by executing the subscription agreement, investors acknowledge that any complaint asserting a cause of action under the Securities Act is to be litigated in the federal district courts of the United States of America.

Qualification Rights

Masterworks will have the right to request that we qualify on Form 1-A, or a comparable form, the resale of any Class A shares of a series beneficially owned by Masterworks or any entity administered by Masterworks. There are no limitations or restrictions on the size or frequency of such qualification requests, other than pursuant to applicable law, provided that all costs associated with any such qualification shall be the responsibility of Masterworks. If Masterworks exercises its qualification rights and offers Class A shares of a series in a secondary offering pursuant to Regulation A, it may be more difficult to sell your Class A shares of such series and could adversely affect the price at which you can sell your Class A shares of such series on the ATS. The qualification rights are set forth in the Company’s operating agreement.

Transfer Agent

The transfer agent and registrar for the Class A shares of each series is Equity Stock Transfer, LLC. The transfer agent’s address is 237 West 37th Street, Suite 602, New York, New York 10018. The transfer agent’s telephone number is 212-575-5757.

SHARES ELIGIBLE FOR FUTURE SALE

Shares Eligible for Future Sale

There is currently no public trading market for the Class A shares of any series, and an active market, whether public or private, for these Class A shares may not develop or be sustained. We cannot predict the effect, if any, that market sales of the Class A shares of a series or the availability of Class A shares of a series for sale will have on the market price of the Class A shares of a series prevailing from time to time.

Upon the final closing of a series offering, the maximum number of Class A shares of such series offered will be outstanding, and 1,000 Class B shares of such series will be outstanding and will be owned by Masterworks. Such Class B shares may be converted into Class A shares of the same series based on the relative fair market values of the Class B shares and Class A shares at such time. In addition, Masterworks will earn SPC Preferred shares of each segregated portfolio of Masterworks Cayman that will be exchangeable for Class A shares of the series that owns equity interests in such segregated portfolio at an exchange ratio of 1 for 1. All of the Class A shares of a series sold in the offering of the series will be freely tradable under federal securities laws unless issued to our “affiliates” as such term is defined in Rule 405 of the Securities Act of 1933, as amended. Class A shares of a series held by affiliates of the Company are “control” securities under U.S. federal securities laws and are subject to restrictions on transfer. If you hold more than 10% of the Class A shares of a series, you may be deemed an affiliate of the Company and may be unable to participate on the ATS or otherwise freely transfer your shares. The Company or its transfer agent may require you to provide a legal opinion and or other information to determine your affiliate status.

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Masterworks intends to sponsor offerings by entities formed to invest, directly or indirectly, in multiple works of art and any such entity, which would be deemed an “affiliate” of our Company, may invest in one or more series offerings. In the event any such affiliate invests in a series offering, the Class A shares of such series acquired by such entity would be “restricted” securities within the meaning of Rule 144 under the Securities Act of 1933, as amended, and such Class A shares of such series, together with any shares sold by Masterworks in private transactions that are exempt from the registration or qualification requirements of the Securities Act will bear a restrictive legend and will be subject to further transfer restrictions for one year from the time such shares are acquired from Masterworks or such affiliate by a non-affiliate. Masterworks has rights to require us to qualify the resale of any such Class A shares of a series, provided that they shall be responsible for all of the costs and expenses of any such qualification and or secondary offering.

Masterworks has agreed not to transfer any Class B shares of a series that it owns prior to the one-year anniversary of the final closing of the applicable series offering (other than transfers to affiliates), though Masterworks is permitted to pledge all of its Shares to unaffiliated third-party lenders and such lenders shall not be subject to the lock-up if they obtain ownership of the Shares in connection with a default by Masterworks on its indebtedness. After the one-year anniversary in the case of Class B shares of a series, Masterworks will have no restrictions on the disposition of any of its Shares, other than restrictions in our operating agreement, management services agreement and those imposed by applicable securities laws.

Rule 144

In general, under Rule 144 as currently in effect, Masterworks will be entitled to sell, within any three-month period, a number of Class A shares of a series that does not exceed the greater of:

●	1% of the then-outstanding Class A shares of a series; and

●	The average weekly trading volume during the four calendar weeks preceding the sale, subject to the filing of a Form 144 with respect to the sale.

Sales under Rule 144 by our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us. If Masterworks sells its shares in private transactions that are exempt from the registration requirements of the Securities Act to a non-affiliate other than pursuant to Rule 144, such non-affiliate will be able to sell such shares pursuant to Rule 144 after one year has elapsed from the time such shares were acquired from Masterworks and such sales shall not be subject to the volume restrictions set forth above.

We are unable to estimate the number of Class A shares of a series that will be sold under Rule 144 or pursuant to one or more future qualified offerings or the timing of such sales, since this will depend on the market price for the Class A shares of a series, the personal circumstances of the sellers and other factors. There is currently no public trading market for the Class A shares of any series, and an active market for these Class A shares may not develop or be sustained. Any future sale of substantial amounts of the Class A shares of a series in the open market may adversely affect the market price of the Class A shares of such series offered by this offering circular.

MATERIAL U.S. FEDERAL TAX CONSIDERATIONS

The following is a discussion of material U.S. federal income tax considerations relating to the purchase, ownership and disposition of the Class A shares of a series by Holders (as defined below) as of the date hereof. For purposes of this section, under the heading “Material U.S. Federal Tax Considerations,” references to the “Company,” “we,” “our,” and “us” refer only to Masterworks Vault 3, LLC and or each series, and not to Masterworks Cayman which is a Cayman Islands segregated portfolio company. In this discussion of material U.S. federal income tax considerations, the term “segregated portfolio” refers to the segregated portfolio of Masterworks Cayman that will hold title to the Artwork of a specific series. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury Regulations promulgated or proposed thereunder, and all administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect, or to different interpretation.

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The U.S. federal income taxation of partnerships and partners is extremely complex, involving, among other things, significant issues as to the character, timing of realization and sourcing of gains and losses. This discussion does not address all of the U.S. federal income tax considerations that may be relevant to specific Holders in light of their particular circumstances or to Holders subject to special treatment under U.S. federal income tax law (such as banks, insurance companies, dealers in securities or other Holders that generally mark their securities to market for U.S. federal income tax purposes, tax-exempt entities, retirement plans, regulated investment companies, real estate investment trusts, certain former citizens or residents of the United States or Holders that hold the Class A shares of a series as part of a straddle, hedge, conversion or other integrated transaction) or U.S. Holders that have a “functional currency” other than the U.S. dollar. This discussion does not address any U.S. state or local or non-U.S. tax considerations or any U.S. federal estate (except as discussed below for Non-U.S. Holders), gift or alternative minimum tax considerations. Prospective investors are urged to consult their own tax advisors regarding the purchase, ownership and disposition of the Class A shares of a series with respect to their particular tax situations, including, in the case of prospective Holders subject to special treatment under U.S. federal income tax laws, with reference to any special issues that the purchase, ownership and disposition of the Class A shares of a series may raise for such persons. The activities of a Holder unrelated to such Holder’s status as a member of the Company may affect the tax consequences to such Holder of an investment in the Company.

The enactment of U.S. federal tax legislation in 2017 and the promulgation of final and proposed Treasury Regulations and other guidance thereunder has resulted in significant and complicated changes to the Code, and there remain significant uncertainties regarding the interpretation and application of these rules. As further discussed below, resolution of certain of these uncertainties could have implications for the tax treatment of the Company’s structure and investments. All investors should consult with their advisors regarding the effect of these laws on their investment in the Company.

As used in this discussion, the term “U.S. Holder” means a beneficial owner of a Class A share of a series that, for U.S. federal income tax purposes, is (i) an individual who is a citizen or resident of the United States, (ii) a corporation created or organized under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate, the income of which is subject to U.S. federal income tax regardless of its source, or (iv) a trust (x) with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions or (y) that has in effect a valid election under applicable U.S. Treasury Regulations to be treated as a U.S. person. As used in this discussion, the term “Non-U.S. Holder” means a beneficial owner of a Class A share of a series that is neither a U.S. Holder nor a partnership for U.S. federal income tax purposes, and the term “Holder” means a U.S. Holder or a Non-U.S. Holder.

If an entity treated as a partnership for U.S. federal income tax purposes invests in the Class A shares of a series, the U.S. federal income tax considerations relating to such investment will depend in part upon the status and activities of such entity and the particular partner. Any such entity should consult its own tax advisor regarding the U.S. federal income tax considerations applicable to it and its partners relating to the purchase, ownership and disposition of the Class A shares of a series.

PERSONS CONSIDERING AN INVESTMENT IN THE CLASS A SHARES OF A SERIES SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. INCOME, ESTATE AND OTHER TAX CONSIDERATIONS RELATING TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CLASS A SHARES OF A SERIES IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.

Taxation of Our Company

Taxation of Masterworks Vault 3, LLC and each series thereof. The U.S. Internal Revenue Service (“IRS”) issued Proposed Series LLC Regulations in September 2010 (Reg-119921-09) to settle treatment of Series LLCs and their series for income tax purposes and concluded that each series of a Series LLC is to be treated as a separate entity for federal income tax purposes. We expect that the Company and each series will be regarded for income tax purposes as separate entities. At present, we do not expect to seek a ruling from the IRS with respect to our treatment as separate entities for U.S. federal income tax purposes and no assurance can be given on the finalization of the proposed regulations or that the IRS will not at a later point in time take a contrary position. We expect that we will be treated as partnerships for U.S. federal income tax purposes and not as associations or publicly traded partnerships subject to tax as a corporation. As a partnership, we generally will not be subject to U.S. federal income tax. Instead, each Holder that is subject to U.S. tax will be required to take into account its distributive share, whether or not distributed, of each item of our income, gain, loss, deduction or credit. See “—Taxation of U.S. Holders of Shares.”

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An entity that would otherwise be classified as a partnership for U.S. federal income tax purposes may nonetheless be taxable as a corporation if it is a “publicly traded partnership”, unless an exception applies. An entity that would otherwise be classified as a partnership is a publicly traded partnership if (i) interests in the partnership are traded on an established securities market or (ii) interests in the partnership are readily tradable on an alternative trading system or the substantial equivalent thereof. We expect that we will be publicly traded for purposes of these rules.

A publicly traded partnership will, however, be treated as a partnership, and not as a corporation, for U.S. federal income tax purposes, if (x) 90% or more of such partnership’s gross income during each taxable year consists of “qualifying income” and (y) such partnership is not required to register as an investment company under the Investment Company Act of 1940, as amended (the “1940 Act”). We refer to this exception as the “qualifying income exception.” Qualifying income generally includes certain interest income, dividends, real property rents, gains from the sale or other disposition of real property, gains from the sale or other disposition of capital assets or other property held for the production of income that otherwise constitutes qualifying income and certain other forms of investment income.

We intend to operate such that we will meet the qualifying income exception in each taxable year. We do not expect that the Company or any series will earn any income in any taxable year other than qualifying income including (x) interest income with respect to certain short-term debt investments held by the Company and (y) an income inclusion followed by a distribution from a segregated portfolio of Masterworks Cayman in the year in which the Artwork of a series is sold. At present, we do not expect to seek a ruling from the IRS with respect to our treatment as a partnership for U.S. federal income tax purposes and no assurance can be given that the IRS will not take a contrary position. In the event that such a ruling is sought, and such ruling treats a sale of the Artwork of a series as qualifying income, we may structure each segregated portfolio as an entity disregarded from us for U.S. federal income tax purposes, in which case the tax consequences described herein could be materially different, as described below.

If we fail to meet the qualifying income exception (other than a failure that is determined by the IRS to be inadvertent and that is cured within a reasonable time after discovery) or if we are required to register under the 1940 Act, we will be treated as if, on the first day in which we fail to meet the qualifying income exception or are required to register under the 1940 Act, we had transferred all of our assets, subject to our liabilities, to a newly formed corporation in exchange for stock of such corporation, and then distributed the stock to the Holders in liquidation of their interests in us. This deemed contribution and liquidation should generally be tax-free to the Holders so long as we do not have liabilities in excess of the tax basis of our assets at such time. Thereafter, we would be treated as a corporation for U.S. federal income tax purposes.

If we were treated as a corporation in any taxable year, our items of income, gain, loss, deduction and credit would be reflected in our tax return, rather than the returns of our Holders subject to U.S. tax, and we would be subject to U.S. corporate income tax on our taxable income. Distributions of cash or other property to a Holder with respect to the Class A shares of a series generally would be treated as a dividend to the extent such distribution was paid from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), or in the absence of earnings and profits, as a tax-free return of capital to the extent of such Holder’s adjusted tax basis in such Class A share of a series, and then as capital gain. Accordingly, treatment as a corporation could materially reduce a Holder’s after-tax return and thus could result in a substantial reduction of the value of the Class A shares of a series.

The remainder of this discussion assumes that we will be treated as a partnership for U.S. federal income tax purposes.

Taxation of Masterworks Cayman. Masterworks Cayman, which is a Cayman Islands segregated portfolio company, is referred to in this taxation section as “Masterworks Cayman,” and the specific portfolio that will hold title to the Artwork of a series is referred to as a “segregated portfolio.” Each segregated portfolio intends to be classified as an association taxable as a corporation and not as a partnership or disregarded entity for U.S. federal income tax purposes. Each series, as the holder of each respective segregated portfolio’s shares, will not be taxed directly on the earnings of such segregated portfolio. We intend to treat each segregated portfolio as a separate non-U.S. corporation for U.S. federal income tax purposes, although this treatment is not free from doubt. The remainder of this discussion assumes that each segregated portfolio is so treated.

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However, Holders may be required to report directly income earned by a segregated portfolio in certain circumstances. See “— Controlled Foreign Corporations” and “Passive Foreign Investment Companies”.

Subject to the discussion below under “Controlled Foreign Corporations” and “Passive Foreign Investment Companies”, distributions of cash or other property to us from a segregated portfolio (other than certain distributions of a segregated portfolio, shares or rights to acquire its shares) generally will be treated as a dividend for U.S. federal income tax purposes (without reduction for any non-U.S. tax withheld from such distribution) to the extent of a segregated portfolio, current or accumulated earnings and profits (as determined for U.S. federal income tax purposes). To the extent the amount of such distribution exceeds such current and accumulated earnings and profits, it generally will be treated first as a non-taxable return of capital to the extent of our adjusted tax basis in such segregated portfolio’s shares and then as capital gain.

If, following receipt of a ruling from the IRS, we elected to treat a segregated portfolio as an entity disregarded as separate from us, we would directly report any income, gain, loss or deduction of such segregated portfolio, and any distributions from such segregated portfolio would be disregarded for U.S. federal income tax purposes.

Taxation of U.S. Holders of Shares

Below is a discussion of material U.S. federal income tax considerations applicable to U.S. Holders of the Class A shares of a series.

Taxation of Holders of Shares on Our Profits and Losses. As a partnership for U.S. federal income tax purposes, we generally will not be subject to U.S. federal income tax. Instead, each Holder that is subject to U.S. tax will be required to take into account its distributive share, whether or not distributed, of each item of our income, gain, loss, deduction or credit. It is possible that in any year, a Holder’s tax liability arising from the Company could exceed the distributions made by the Company to such Holder. The Company will file a U.S. federal partnership information return reporting its operations for each year and provide a U.S. Internal Revenue Service Schedule K-1 and Schedule K-3 to each Holder. However, Holders may not receive such Schedule prior to when their tax return reporting obligations become due and may need to file for extensions or file based on estimates.

In addition to regular U.S. federal income tax, certain U.S. Holders that are individuals, estates or trusts are subject to a 3.8% tax on all or a portion of their “net investment income,” which may include all or a portion of any interest income we earn that is allocable to such U.S. Holder.

Allocation of Profits and Losses. For each of our fiscal years, each Holder’s allocable share of our items of income, gain, loss, deduction or credit will be determined by Masterwork Vault 3, LLC’s amended and restated operating agreement (the “operating agreement”), provided such allocations either have “substantial economic effect” or are determined to be in accordance with such Holder’s interest in the Company. We believe that for U.S. federal income tax purposes, such allocations will be given effect as being in accordance with such Holder’s interest in the Company and we intend to prepare tax returns based on such allocations. If the allocations provided by our operating agreement were successfully challenged by the IRS, the resulting allocations to a particular Holder for U.S. federal income tax purposes may be less favorable than the allocations set forth in our operating agreement.

Section 706 of the Code provides that items of partnership income and deductions must be allocated between transferors and transferees of shares. We will apply certain assumptions and conventions in an attempt to comply with applicable rules and to report income, gain, loss, deduction and credit to Holders in a manner that reflects such Holders’ beneficial shares of our items. These conventions are designed to more closely align the receipt of cash and the allocation of income between Holders of Class A shares of a series, but these assumptions and conventions may not conform with all aspects of existing Treasury Regulations. If the IRS successfully challenges our conventions, our items of income, gain, loss, deduction or credit may be reallocated among the Holders of Class A shares of a series to the possible detriment of certain Holders. The Board of Managers is authorized to revise our method of allocation between transferors and transferees (as well as among Holders whose interests otherwise could vary during a taxable period).

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Adjusted Tax Basis of Class A shares of a series. A Holder’s initial tax basis in its Class A shares of a series will generally equal the amount such Holder paid for the Class A shares of a series plus such Holder’s allocable share of our liabilities, if any. A Holder’s adjusted tax basis will be increased by such Holder’s share of items of our income and gain and any increase in such Holder’s share of our liabilities. A Holder’s adjusted tax basis will be decreased, but not below zero, by distributions from us, such Holder’s allocable share of items of our deductions and losses and by any decrease in such Holder’s allocable share of our liabilities.

Holders who purchase the Class A shares of a series in separate transactions must combine the basis of those Class A shares of a series and maintain a single adjusted tax basis for all of those Class A shares of a series. Upon a sale or other disposition of less than all of the Class A shares of a series held by such Holder, a portion of that tax basis must be allocated to the Class A shares of a series sold.

Restrictions on Deductibility of Expenses and Other Losses. A Holder may deduct its allocable share of our losses (if any) for U.S. federal income tax purposes only to the extent of such Holder’s adjusted tax basis in the Class A shares of a series it is treated as holding at the end of the taxable year in which the losses occur. If the recognition of a Holder’s allocable share of our losses would reduce its adjusted tax basis for its Class A shares of a series below zero, the recognition of such losses by such Holder would be deferred to subsequent taxable years and will be allowed if and when such Holder has sufficient tax basis so that such losses would not reduce such Holder’s adjusted tax basis below zero. In addition, the “at-risk” rules and the limitation on “excess business losses” could limit the deductibility of losses allocable to a Holder. We do not expect to generate income or losses from “passive activities” for purposes of Section 469 of the Code. Therefore, income allocated by us to a Holder may not be offset by the Section 469 passive losses of such Holder and losses allocated to a Holder generally may not be used to offset Section 469 passive income of such Holder.

In general, neither we nor any Holder may deduct organizational expenses. We may elect to amortize any organizational expenses ratably over fifteen years, or we may elect to capitalize such expenses. No deduction is allowed for offering expenses, including placement fees.

Treatment of Distributions. For U.S. federal income tax purposes, distributions of cash by us generally will not be taxable to a U.S. Holder to the extent of such U.S. Holder’s adjusted tax basis in its Class A shares of a series. Any cash distributions in excess of a U.S. Holder’s adjusted tax basis generally will be considered to be gain from the sale or exchange of the Class A shares of a series. Under current law, such gain generally will be capital gain and will be long-term capital gain if such U.S. Holder has held such Class A share of a series for more than one year at the time of such distribution, subject to certain exceptions.

Disposition of Class Shares. A U.S. Holder generally will recognize gain or loss for U.S. federal income tax purposes upon the sale, exchange or other disposition of the Class A shares of a series in an amount equal to the difference, if any, between the amount realized on the sale, exchange or other disposition and such U.S. Holder’s adjusted tax basis in such Class A share of a series. A U.S. Holder’s adjusted tax basis will be adjusted for this purpose by its allocable share of our income or loss for the year of such sale or other disposition. Any gain or loss so recognized generally will be capital gain or loss and will be long-term capital gain or loss if such Holder has held such Class A share of a series for more than one year at the time of such sale, exchange or other disposition. Certain gain attributable to our investment in a segregated portfolio will generally be characterized as ordinary income rather than capital gain. See “—Controlled Foreign Corporations”. Net long-term capital gain of certain non-corporate U.S. Holders generally is subject to preferential rates of tax. The deductibility of capital losses is subject to limitations.

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Holders who purchase the Class A shares of a series at different times and intend to sell all or a portion of the Class A shares of a series within a year of their most recent purchase are urged to consult their tax advisors regarding the application of certain “split holding period” rules to them and the treatment of any gain or loss as long-term or short-term capital gain or loss. For example, a selling Holder may use the actual holding period of the portion of its transferred Class A shares of a series, provided such Class A shares of a series are divided into identifiable Class A shares of a series with ascertainable holding periods, the selling Holder can identify the portion of the Class A shares of a series transferred, and the selling Holder elects to use the identification method for all sales or exchanges of the Class A shares of a series.

Controlled Foreign Corporations. In general, a corporation organized outside the United States is treated as a controlled foreign corporation (“CFC”) for U.S. federal income tax purposes in any taxable year in which more than 50% of (i) the total combined voting power of all classes of stock of such non-U.S. corporation entitled to vote or (ii) the total value of the stock of such non-U.S. corporation is owned (or is considered as owned) by “U.S. Shareholders” on any day during the taxable year of such non-U.S. corporation. A “U.S. Shareholder” with respect to a non-U.S. corporation is any U.S. person that owns (or is treated as owning) 10% or more of the total combined voting power of all classes of stock of the non-U.S. corporation entitled to vote or 10% or more of the total value of such non-U.S. corporation’s stock. The Company and each of its series are expected to be treated as U.S. Shareholders of their respective segregated portfolios under current law. Accordingly, the remainder of this disclosure assumes that each segregated portfolio will be considered a CFC, and that each series will be considered a U.S. Shareholder of its subsidiary segregated portfolio.

U.S. Shareholders may have current inclusions of undistributed “Subpart F” income of each segregated portfolio or other income of any segregated portfolio that exceeds certain thresholds (“global intangible low-taxed income” or “GILTI”). Subpart F income generally includes passive income such as dividends, interest, net gain from the sale or disposition of securities and non-actively managed rents. The Subpart F income of a CFC is limited to the CFC’s earnings and profits for the taxable year. GILTI consists of a U.S. Shareholder’s pro rata share of a CFC’s earnings, other than Subpart F income and certain other excluded types of income, that exceeds a 10% return on such U.S. Shareholder’s pro rata share of the CFC’s tangible assets that were used to generate such income. U.S. Shareholders that are U.S. corporations may take a 50% deduction against GILTI, and a 37.5% deduction after 2025. These inclusions are treated as ordinary income (whether or not such inclusions are attributable to net capital gains). Thus, a U.S. Shareholder may be required to report as ordinary income its allocable share of a segregated portfolio’s Subpart F or GILTI income without corresponding receipts of cash and may not benefit from capital gain treatment with respect to the portion of the earnings (if any) attributable to net capital gains of a segregated portfolio. A U.S. Shareholder’s tax basis in its Class A shares will be increased to reflect any required Subpart F or GILTI income inclusions. Such income generally will constitute income from sources within the United States for U.S. foreign tax credit purposes. Amounts included as such income would generally not be taxable again when actually distributed. It is not expected that any segregated portfolio will earn any income in any taxable year other than gain from the sale of Artwork in the year in which the Artwork is sold (other than the applicable segregated portfolio of Masterworks Cayman to the extent either earns any royalty or other income). Therefore, the Company does not expect that there will be any material Subpart F or GILTI income of any segregated portfolio to be reported by U.S. Shareholders prior to a sale of the Artwork. However, the Company expects that gain from the sale of the Artwork would be treated as Subpart F income.

Because the Company expects each series to be treated as a U.S. Shareholder in a CFC for certain purposes other than for determining current inclusions, regardless of whether a segregated portfolio has Subpart F or GILTI income, any gain allocated to a U.S. Holder resulting from a segregated portfolio’s sale of Artwork, followed by the segregated portfolio’s liquidation (whether or not such U.S. Holder is a U.S. Shareholder) will be treated as ordinary income to the extent of such U.S. Holder’s allocable share of the current and/or accumulated earnings and profits of such segregated portfolio. In this regard, earnings should not include any amounts previously taxed to a U.S. Holder pursuant to the CFC rules, if any, or pursuant to rules governing the taxation of U.S. Shareholders of PFICs, further described below. Thus, if earnings on the sale of the Artwork that are attributable to Non-U.S. Shareholders are treated as first taxed under the PFIC rules, then such earnings may be treated as previously taxed under these rules.

If, following receipt of a ruling from the IRS, we elected to treat each segregated portfolio as an entity disregarded as separate from us, the CFC rules discussed above would not apply. Instead, we would directly report any income, gain, loss or deduction of the segregated portfolio, and any distributions from the segregated portfolio would be disregarded for U.S. federal income tax purposes.

Passive Foreign Investment Companies. In general, a corporation organized outside the United States is treated as a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes in any taxable year in which either (i) at least 75% of its gross income is “passive income” or (ii) on average at least 50% of the value of its assets is attributable to assets that produce passive income or are held for the production of passive income. Passive income for this purpose generally includes, among other things, dividends, interest, royalties, rents and gains from commodities transactions and from the sale or exchange of property that gives rise to passive income. In determining whether a non-U.S. corporation is a PFIC, a pro rata portion of the income and assets of each corporation in which it owns, directly or indirectly, at least a 25% interest (by value) generally is taken into account.

If a segregated portfolio is determined to be a PFIC, the PFIC rules are expected to apply to the U.S. Holders who are not otherwise a U.S. Shareholder of a CFC (“Non-10% U.S. Owner”), with respect to such segregated portfolios, based on proposed regulations issued by the IRS earlier this year. The PFIC rules are not expected to apply to U.S. Shareholders who are subject to current inclusions of Subpart F income with respect to any particular Segregated Portfolio.

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Under the PFIC rules, if a segregated portfolio is a PFIC and a proper election (a “Pedigreed QEF Election”) has not been made to include the segregated portfolio’s income in the U.S. Holders’ income currently, gain on a disposition by a series of shares in such segregated portfolio or gain on the disposition of Class A shares by a U.S. Holder at a time when such series owned, directly or indirectly, shares of such segregated portfolio, as well as certain other defined “excess distributions,” would be treated as if the gain or excess distribution were ordinary income earned ratably over the shorter of the period during which the U.S. Holder held its Class A shares or the period during which the series, directly or indirectly, held shares in such segregated portfolio and would be subject to an interest charge. Under current law, each series would be the appropriate party to make Pedigreed QEF Elections in respect of the segregated portfolios, although the IRS has issued proposed regulations which, if finalized in their current form, would place this obligation on the U.S. Holders with respect to elections to be made following the date on which the regulations are finalized and take effect. Under the proposed regulations, Pedigreed QEF Elections made by a series under current law would remain in effect after the effective date of the final regulations.

Each series of the Company is expected to make a Pedigreed QEF Election on behalf of its Non-10% U.S. Owners in respect of its respective segregated portfolio to the extent that it is able to do so under applicable law. If a Pedigreed QEF Election is made with respect to a segregated portfolio, and if the PFIC rules take precedence over the CFC rules, Non-10% U.S. Owners would include the gain allocated to them from such segregated portfolio’s disposition of Artwork as capital gain, which, if the segregated portfolio’s holding period in such Artwork was more than one year, would be treated as long-term capital gains and, in the case of non-corporate Non-10% U.S. Owners, subject to the long-term capital gain rates applicable to collectibles.

If, following receipt of a ruling from the IRS, we elected to treat each segregated portfolio as an entity disregarded as separate from us, neither the CFC nor the PFIC rules would apply to each segregated portfolio.

Segregated portfolios as Disregarded Entities. If, following receipt of a ruling from the IRS, a series elected to treat a segregated portfolio as an entity disregarded as separate from such series, the CFC and PFIC rules discussed above would not apply. Instead, such series, as applicable, would directly report any income, gain, loss or deduction of such segregated portfolio, and its distributions from the segregated portfolio would be disregarded for U.S. federal income tax purposes. To the extent that a segregated portfolio were disregarded, the disposition by such segregated portfolio of Artwork with a holding period of more than one year would be treated as long-term capital gains to U.S. Holders, taxable to non-corporate U.S. Holders at the higher long-term capital gain rates applicable to collectibles.

Taxation of Non-U.S. Holders of Class A shares of a series

Below is a discussion of material U.S. federal income tax considerations applicable to Non-U.S. Holders of the Class A shares of a series and does not purport to address all of the U.S. federal income tax consequences that may be applicable to any particular Non-U.S. Holder. This discussion does not address the tax consequences of purchasing, holding or disposing of the Class A shares of a series to Non-U.S. Holders subject to special rules under U.S. federal income tax laws, such as non-U.S. governments and their controlled entities, non-U.S. pension plans, trusts, former U.S. citizens or residents and individual Non-U.S. Holders that have a “tax home” in the United States. The discussion assumes that a Non-U.S. Holder is not and will not be engaged in a trade or business within the United States, has and will have no U.S. source income apart from its investment in the Class A shares of a series, and, in the case of a Non-U.S. Holder that is an individual, has not been (and will not be) present in the United States for 183 days or more in any taxable year.

Interest, Dividends, Etc. A Non-U.S. Holder is subject to U.S. federal withholding tax at the rate of 30% (or at a lower rate if provided by an applicable tax treaty and the Non-U.S. Holder provides the documentation (generally, IRS Form W-8BEN or W-8BEN-E) required to claim benefits under such tax treaty to the applicable withholding agent) on its distributive share of any U.S. source interest (subject to certain exemptions), U.S. source dividends (including, in certain cases, dividend equivalent amounts) and certain other income received by us. We expect that distributions from a segregated portfolio of Masterworks Cayman will not be treated as U.S. source dividends for withholding purposes.

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Effectively Connected Income. In general, a non-U.S. person that invests in an entity taxable as a partnership for U.S. federal income tax purposes that is (directly or through entities treated as disregarded from their owners or as partnerships for U.S. federal income tax purposes) “engaged in trade or business within the United States” is itself considered to be engaged in trade or business within the United States and is subject to U.S. federal income tax (including, possibly, in the case of a non-U.S. corporation, the “branch profits” tax), withholding and income tax return filing requirements with respect to its income effectively connected (or treated as effectively connected) with the U.S. trade or business (“ECI”). A non-U.S. person that fails to file a timely U.S. federal income tax return in respect of its ECI may subsequently be precluded from claiming deductions related to the ECI and may be subject to interest and penalties. We believe that our activities as currently contemplated generally will not involve being engaged in a trade or business within the United States, and as a result we expect that neither Masterworks Cayman nor any Non-U.S. Holder will be treated as deriving ECI as a result of our activities.

U.S. Federal Estate Taxes for Non-U.S. Persons. Individual Non-U.S. Holders will be subject to U.S. federal estate tax on the value of U.S.-situs property owned at the time of their death. The Class A shares of a series that are owned or treated as owned by an individual Non-U.S. Holder at the time of such Non-U.S. Holder’s death may be considered U.S.-situs property for U.S. federal estate tax purposes and may be subject to U.S. federal estate tax unless an applicable estate tax treaty provides otherwise. Prospective individual holders who are non-U.S. persons are urged to consult their tax advisors concerning the potential U.S. federal estate tax consequences with regard to the Class A shares of a series.

Administrative Matters

Tax Elections. The Board of Managers will have the authority to act on our behalf with respect to tax audits and certain other tax matters and to make such elections under the Code and other relevant tax laws as the Board of Managers deems necessary or appropriate. Accordingly, our Board of Managers can change our tax election to have the Company and each series taxed as a corporation in its sole and absolute discretion.

Nominee Reporting. Persons who hold the Class A shares of a series as nominees for another person are required to furnish to us (i) the name, address and taxpayer identification number of the beneficial owner and the nominee; (ii) whether the beneficial owner is (1) a person that is not a U.S. person, (2) a foreign government, an international organization or any wholly owned agency or instrumentality of either of the foregoing, or (3) a tax exempt entity; (iii) the amount and description of Class A shares of a series held, acquired or transferred for the beneficial owner; and (iv) specific information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition costs for purchases, as well as the amount of net proceeds from sales. Brokers and financial institutions are required to furnish additional information, including whether they are U.S. persons and specific information on Class A shares of a series they acquire, hold or transfer for their own account. A penalty is imposed by the Code for failure to report that information to us. The nominee is required to supply the beneficial owner of the Class A shares of a series with the information furnished to us.

Taxable Year. We currently intend to use the calendar year as our taxable year for U.S. federal income tax purposes. Under certain circumstances which we currently believe are unlikely to apply, a taxable year other than the calendar year may be required for such purposes.

Partnership Audit Rules. We or the Holders may have potential tax liability in the event of an adjustment imposed as a result of a tax audit by the IRS. An audit resulting in an adjustment to any item of our income, gain, loss, deduction or credit (or adjustment of the allocation of any such items among the Holders), and any tax (including interest and penalties) attributable to such adjustment, may be determined and collected at the Company level in the year of such adjustment. In the event of any adjustment at the Company level, under the operating agreement, the Board of Managers will allocate such tax among the Holders as equitably determined by the Board of Managers, and each Holder may be required to contribute to the Company the amount of such tax allocated to it. As a result, a Holder may bear liability for the adjustment in an amount that exceeds the taxes that the Holder (or its predecessor in interest) would have paid if the adjustment had been applied at the Holder level. Alternatively, the Board of Managers may elect to send an adjusted Schedule K-1 to each person who was a Holder in the taxable year reviewed on audit (the “Push-Out Election”). In that event, each such person (whether a current or former Holder) may elect to pay any resulting tax (including interest and penalties) or, in the case of a person that is itself treated as a partnership or other flow-through vehicle for U.S. federal income tax purposes, such person may further push out the adjustment to the next tier of partners. Non-U.S. Holders may be required to file U.S. tax returns as a result of a Push-Out Election. There is some uncertainty regarding the interpretation and implementation of these partnership audit procedures.

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Treatment of Withholding Taxes. We will withhold and pay over any U.S. withholding taxes required to be withheld with respect to any Holder and will treat such withholding as a payment to such Holder. Such payment will be treated as a distribution to the extent that the Holder is then entitled to receive a cash distribution. To the extent that such payment exceeds the amount of any cash distribution to which such Holder is then entitled, such Holder shall be required to make prompt payment to us. Similar provisions would apply in the case of taxes withheld from a distribution to us.

Information Reporting and Backup Withholding. If we are required to withhold any U.S. tax on distributions made to any Holder of Class A shares of a series, we will pay such withheld amount to the IRS. Amounts withheld generally will be reported annually to the IRS and to the Holders by the applicable withholding agent. Distributions made to a U.S. Holder may be subject to backup withholding, unless such U.S. Holder provides the appropriate documentation certifying that, among other things, its taxpayer identification number (“TIN”) is correct, or otherwise establishes an exemption. Such U.S. Holder should use an IRS Form W-9 for this purpose. If such U.S. Holder does not provide its correct TIN and other required information or an adequate basis for exemption, payments made to such U.S. Holder will be subject to backup withholding (currently, at a rate of 24%) and such U.S. Holder may be subject to a penalty imposed by the IRS. Exempt U.S. Holders (including, among others, all corporations) are not subject to these information reporting and backup withholding requirements, provided that, if required, they properly demonstrate their eligibility for exemption. In order for a Non-U.S. Holder to avoid backup withholding, such Non-U.S. Holder should submit the appropriate version of IRS Form W-8, attesting to such Non-U.S. Holder’s foreign status. The failure of such a Non-U.S. Holder to provide the appropriate IRS Form W-8 may result in backup withholding on some or all of the payments made to such Non-U.S. Holder. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a Holder’s U.S. federal income tax liability if the required information is furnished by such Holder on a timely basis to the IRS.

If you do not timely provide us with IRS Form W-8 or IRS Form W-9, as applicable, or such form is not properly completed, we may become subject to U.S. backup withholding taxes in excess of what would have been imposed had we received certifications from all Holders. Such excess U.S. backup withholding taxes may be treated by us as an expense that will be borne by all Holders on a pro rata basis (where we are or may be unable to cost efficiently allocate any such excess withholding tax cost specifically to the Holders that failed to timely provide the proper U.S. tax certifications).

The proper application to us of rules for withholding under Section 1441 of the Code (applicable to certain dividends, interest and similar items) is unclear. Because the documentation we receive may not properly reflect the identities of Holders at any particular time (in light of possible sales of Class A shares of a series), we may over-withhold or under-withhold with respect to a particular Holder. For example, we may impose withholding, remit that amount to the IRS and thus reduce the amount of a distribution paid to a Non-U.S. Holder. It may be determined, however, that the corresponding amount of our income was not properly allocable to such Non-U.S. Holder, and the withholding should have been less than the actual withholding. Such Non-U.S. Holder would be entitled to a credit against such Non-U.S. Holder’s U.S. tax liability for all withholding, including any such excess withholding, but if the withholding exceeded the Non-U.S. Holder’s U.S. tax liability, the Non-U.S. Holder would be required to apply for a refund to obtain the benefit of the excess withholding. Similarly, we may fail to withhold on a distribution, and it may be determined that the corresponding income was properly allocable to a Non-U.S. Holder and withholding should have been imposed. In that event, we may determine to pay the under-withheld amount to the IRS, and we may treat such under-withholding as an expense that will be borne by all partners on a pro rata basis (since we may be unable to allocate any such excess withholding tax cost to the relevant Non-U.S. Holder).

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Reportable Transactions

If the U.S. federal tax rules relating to “reportable transactions” are applicable to us (or any of the transactions undertaken by us), Holders that are required to file U.S. federal income tax returns (and, in some cases, certain direct and indirect interest holders of certain Holders) would be required to disclose to the IRS information relating to the Company and our transactions, and to retain certain documents and other records related thereto. Although we do not believe that the purchase of the Class A shares of a series is a reportable transaction, there can be no assurance that the IRS will not take a contrary position. In addition, an interest in the Company could become a reportable transaction for Holders in the future, for example if we generate certain types of losses that exceed prescribed thresholds or if certain other events occur. It is also possible that a transaction undertaken by us will be a reportable transaction for Holders. Substantial penalties may be imposed on taxpayers who fail to comply with these laws.

In addition, other tax laws impose substantial excise taxes and additional reporting requirements and penalties on certain tax-exempt investors (and, in some cases, the managers of tax-exempt investors) that are, directly or in some cases indirectly, parties to certain types of reportable transactions.

Certain Reporting Requirements

Certain U.S. Holders of the Class A shares of a series who either (i) invest (together with any person treated as related under certain U.S. tax rules) more than $100,000 in the Company during a 12-month period or (ii) hold, directly, indirectly or through certain attribution rules under the Code, at least 10% of the total voting power or total value of the Company or of any series, may be required to file Form 926, Return by a U.S. Transferor of Property to a Foreign Corporation, reporting certain transfers of cash or other property to foreign corporations. U.S. Holders that fail to comply with these reporting requirements may be subject to substantial penalties.

FATCA

Under the Foreign Account Tax Compliance Act provisions of the Code and related U.S. Treasury guidance (“FATCA”), a withholding tax of 30% will be imposed in certain circumstances on (i) payments of certain U.S. source income (including interest and dividends) and gross proceeds from the sale or other disposition after December 31, 2018, of property that can produce U.S. source interest or dividends (“withholdable payments”) and (ii) payments made after December 31, 2018 (or, if later, the date on which the final U.S. Treasury regulations that define “foreign passthru payments” are published) by certain foreign financial institutions (such as banks, brokers, investment funds or certain holding companies) (“FFIs”) that are “attributable” to withholdable payments (“foreign passthru payments”). It is uncertain at present when payments will be treated as “attributable” to withholdable payments.

FATCA may also apply to certain non-U.S. entities held by or affiliated with us, including Masterworks Cayman.

Although the application of FATCA to a sale or other disposition of an interest in an entity treated as a partnership for U.S. federal income tax purposes is unclear, it is possible that the gross proceeds from the sale or other disposition of an interest in the Company may be subject to tax under FATCA.

Each Holder should consult its own tax advisor regarding the application of FATCA to an investment in the Company.

Certain State, Local and Non-U.S. Tax Considerations

The foregoing discussion does not address the U.S. state and local or non-U.S. tax consequences of the purchase, ownership and disposition of the Class A shares of a series. Holders may be subject to certain U.S. state and local and non-U.S. taxation, and tax return filing requirements, in the jurisdictions of our activities or investments. Holders may not receive the relevant tax information prior to when their tax return reporting obligations become due and may need to file for extensions. Prospective Holders are urged to consult their own tax advisors regarding U.S. state and local and non-U.S. tax matters.

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ADDITIONAL REQUIREMENTS AND RESTRICTIONS

State Securities – Blue Sky Laws

There is currently no public trading market for the Class A shares of any series, and an active market for these Class A shares may not develop or be sustained. Transfer of the Class A shares of any series may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws. Absent compliance with such individual state laws, the Class A shares of a series may not be traded in such jurisdictions. Secondary trades of Class A shares matched on the ATS are intended to comply with Blue Sky laws either through a manual exemption in states where available, through a direct filing with the state securities regulators where required, or as isolated non-issuer transactions.

Restrictions Imposed by the USA PATRIOT Act and Related Acts

In accordance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, or the USA PATRIOT Act, the securities offered hereby may not be offered, sold, transferred or delivered, directly or indirectly, to any “unacceptable investor,” which means anyone who is:

●	A “designated national,” “specially designated national,” “specially designated terrorist,” “specially designated global terrorist,” “foreign terrorist organization,” or “blocked person” within the definitions set forth in the Foreign Assets Control Regulations of the United States, or U.S., Treasury Department;

●	Acting on behalf of, or an entity owned or controlled by, any government against whom the U.S. maintains economic sanctions or embargoes under the Regulations of the U.S. Treasury Department;

●	Within the scope of Executive Order 13224 — Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit, or Support Terrorism, effective September 24, 2001;

●	A person or entity subject to additional restrictions imposed by any of the following statutes or regulations and executive orders issued thereunder: the Trading with the Enemy Act, the National Emergencies Act, the Antiterrorism and Effective Death Penalty Act of 1996, the International Emergency Economic Powers Act, the United Nations Participation Act, the International Security and Development Cooperation Act, the Nuclear Proliferation Prevention Act of 1994, the Foreign Narcotics Kingpin Designation Act, the Iran and Libya Sanctions Act of 1996, the Cuban Democracy Act, the Cuban Liberty and Democratic Solidarity Act and the Foreign Operations, Export Financing and Related Programs Appropriations Act or any other law of similar import as to any non-U.S. country, as each such act or law has been or may be amended, adjusted, modified or reviewed from time to time; or

●	Designated or blocked, associated or involved in terrorism, or subject to restrictions under laws, regulations, or executive orders as may apply in the future similar to those set forth above.

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LEGAL MATTERS

The validity of the securities offered by this offering circular will be passed upon for us by Joshua B. Goldstein, General Counsel of Masterworks, LLC, 1 World Trade Center, 57th Floor, New York, New York 10007.

EXPERTS

Our consolidated financial statements for the period June 14, 2023 (inception) through December 31, 2023 included in this offering circular have been audited by AGD Legal, S. C., an independent public accounting firm, as indicated in their report with respect thereto, and have been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

The fair market value appraisal report included in this offering circular has been prepared by a USPAP-compliant appraiser of Masterworks Administrative Services, LLC, and approved by the valuations committee of Masterworks Administrative Services, LLC, as indicated in the report with respect thereto, and has been so included in reliance upon such persons expertise in artwork appraisals.

WHERE YOU CAN FIND MORE INFORMATION

We have filed an offering statement on Form 1-A with the SEC under Regulation A of the Securities Act with respect to the Class A shares of each series offered by this offering circular. This offering circular, which constitutes a part of the offering statement, does not contain all of the information set forth in the offering statement or the exhibits and schedules filed therewith. Statements contained in this offering circular regarding the contents of any contract or any other document that is filed as an exhibit to the offering statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the offering statement. The offering statement, including its exhibits and schedules, may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and copies of all or any part of the offering statement may be obtained from such offices upon the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

The Administrator will answer inquiries from potential investors in series offerings concerning any of the series, the Company, the Administrator and other matters relating to the offer and sale of the Class A shares under this Offering Circular. The Company will afford the potential investors in the Class A shares the opportunity to obtain any additional information to the extent the Company possesses such information or can acquire such information without unreasonable effort or expense that is necessary to verify the information in this Offering Circular.

Any statement contained herein or in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Offering Circular to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of the Offering Circular, except as so modified or superseded.

Masterwork also maintains a website at the website address of Masterworks located at www.masterworks.com. You may access these materials at our website free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on the Masterworks website is not a part of this offering circular and the inclusion of our website address in this offering circular is an inactive textual reference only.

After the completion of this Tier II, Regulation A offering, we intend to become subject to the information and periodic reporting requirements of the Exchange Act. If we become subject to the reporting requirements of the Exchange Act, we will file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information will be available for inspection and copying at the public reference room and on the SEC’s website referred to above. Until we become or never become subject to the reporting requirements of the Exchange Act, we will furnish the following reports, statements, and tax information to each holder of Class A shares of a series:

1.	Reporting Requirements under Tier II of Regulation A. Following this Tier II, Regulation A offering, we will be required to comply with certain ongoing disclosure requirements under Rule 257 of Regulation A. We will be required to file: an annual report with the SEC on Form 1-K; a semi-annual report with the SEC on Form 1-SA; current reports with the SEC on Form 1-U; and a notice under cover of Form 1-Z. The necessity to file current reports will be triggered by certain corporate events, similar to the ongoing reporting obligation faced by issuers under the Exchange Act, however the requirement to file a Form 1-U is expected to be triggered by significantly fewer corporate events than that of the Form 8-K. Such reports and other information will be available for inspection and copying at the public reference room and on the SEC’s website referred to above. Parts I & II of Form 1-Z will be filed by us if and when we decide to and are no longer obligated to file and provide annual reports pursuant to the requirements of Regulation A.

2.	Annual Reports. As soon as practicable, but in no event later than one hundred twenty (120) days after the close of our fiscal year, ending on the last Sunday of a calendar year, the Administrator will cause to be mailed or made available, by any reasonable means, to each holder of Class A shares of a series as of a date selected by the Administrator, an annual report containing our financial statements for such fiscal year, presented in accordance with GAAP, including a balance sheet and statements of operations, company equity and cash flows, with such statements having been audited by an accountant selected by the Company. The Company shall be deemed to have made a report available to each holder of Class A shares of a series as required if it has either (i) filed such report with the SEC via its Electronic Data Gathering, Analysis and Retrieval, or EDGAR, system and such report is publicly available on such system or (ii) made such report available on any website maintained by us and our affiliate and available for viewing by holder of Class A shares of a series.

3.	Tax Information. As soon as practicable following the end of our fiscal year, which is currently January 1st through December 31st, we will send to each holder of Class A shares of a series such tax information as shall be reasonably required for federal and state income tax reporting purposes.

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MASTERWORKS VAULT 3, LLC

Offering of Series Class A Ordinary Shares

Representing Series Class A Limited Liability Company Interests

OFFERING CIRCULAR

PART III – EXHIBITS

Index to Exhibits

Exhibit
No.	Exhibit Description

2.1	Certificate of Formation of Masterworks Vault 3, LLC filed with Delaware Secretary of State on June 14, 2023.*

2.2	Form of Second Amended and Restated Operating Agreement of Masterworks Vault 3, LLC.*

3.1	Form of Series Designation (included in Exhibit 2.2).*

4.1	Form of Subscription Agreement for Regulation A Offering.*

6.1	Amended and Restated Memorandum and Articles of Association of Masterworks Cayman, SPC.*

6.2	Form of Designation of SPC Ordinary Shares and SPC Preferred Shares.*

6.3	Form of Amended and Restated Management Services Agreement.*

6.4	Form of Amended and Restated Financing, License and Sourcing Agreement.*

6.5	Form of Art Purchase Agreement of Terms and Conditions of Sale for Series 325.*#

6.6	Form of Art Purchase Agreement of Terms and Conditions of Sale for Series 327.*#

6.7	Form of Art Purchase Agreement of Terms and Conditions of Sale for Series 330.*#

6.8	Form of Art Purchase Agreement of Terms and Conditions of Sale for Series 332.*#

6.9	Form of Art Purchase Agreement of Terms and Conditions of Sale for Series 337.*#

6.10	Form of Art Purchase Agreement of Terms and Conditions of Sale for Series 334.*#

6.11	Form of Art Purchase Agreement of Terms and Conditions of Sale for Series 349.*#

6.12	Form of Art Purchase Agreement of Terms and Conditions of Sale for Series 371.*#

6.13	Form of Art Purchase Agreement of Terms and Conditions of Sale for Series 373.*#

6.14	Form of Art Purchase Agreement of Terms and Conditions of Sale for Series 375.*#

6.15	Form of Art Purchase Agreement of Terms and Conditions of Sale for Series 384.*#

6.16	Form of Art Purchase Agreement of Terms and Conditions of Sale for Series 388.*#

6.17	Form of Art Purchase Agreement of Terms and Conditions of Sale for Series 390.*#

6.18	Form of Art Purchase Agreement of Terms and Conditions of Sale for Series 398.*#

6.19	Form of Art Purchase Agreement of Terms and Conditions of Sale for Series 400.*#

6.20	Form of Art Purchase Agreement of Terms and Conditions of Sale for Series 413.*#

6.21	Form of Art Purchase Agreement of Terms and Conditions of Sale for Series 414.*#

6.22	Form of Art Purchase Agreement of Terms and Conditions of Sale for Series 431.*#

6.23	Form of Art Purchase Agreement of Terms and Conditions of Sale for Series 432.*#

6.24	Form of Art Purchase Agreement of Terms and Conditions of Sale for Series 436.*#

6.25	Form of Art Purchase Agreement of Terms and Conditions of Sale for Series 352.*#

6.26	Form of Art Purchase Agreement of Terms and Conditions of Sale for Series 355.*#

6.27	Form of Art Purchase Agreement of Terms and Conditions of Sale for Series 358.*#

6.28	Form of Art Purchase Agreement of Terms and Conditions of Sale for Series 369.*#

6.29	Form of Art Purchase Agreement of Terms and Conditions of Sale for Series 447.*#

6.30	Form of Art Purchase Agreement of Terms and Conditions of Sale for Series 462.*#

6.31	Form of Art Purchase Agreement of Terms and Conditions of Sale for Series 466.*#

6.32	Form of Art Purchase Agreement of Terms and Conditions of Sale for Series 464.*#

6.33	Form of Art Purchase Agreement of Terms and Conditions of Sale for Series 471.*#

6.34	Form of Art Purchase Agreement of Terms and Conditions of Sale for Series 474.*#

6.35	Form of Art Purchase Agreement of Terms and Conditions of Sale for Series 484.**#

10.1	Power of Attorney (included on signature page).*

11.1	Consent of AGD Legal, S. C.**

11.2	Consent of Joshua B. Goldstein, Esq., General Counsel of Masterworks, LLC (included in Exhibit 12.1).**

11.3	Consent of Masterworks Administrative Services, LLC.*

12.1	Opinion of Joshua B. Goldstein, Esq., General Counsel of Masterworks, LLC.**

13.1	Testing the Waters Materials.*

13.2	Testing the Waters Materials.*

99.1	Form of Investment Advisory Agreement.*

99.2	Fair Market Value Appraisal Report for Series 369.*

* Previously filed

** Filed herewith

# Certain confidential portions (indicated by brackets and asterisks) of this exhibit have been omitted from this exhibit

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SIGNATURES

Pursuant to the requirements of Regulation A, the registrant has duly caused this Post-Qualification Amendment No. 18 to Form 1-A to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 18, 2025 .

MASTERWORKS VAULT 3, LLC

By:	/s/ Joshua B. Goldstein
Joshua B. Goldstein
General Counsel and Secretary

Pursuant to the requirements of Regulation A, this Post-Qualification Amendment No. 18 to Form 1-A has been signed by the following persons in the capacities indicated on March 18, 2025 .

Name	Title

*	Chief Executive Officer of Masterworks Vault 3, LLC
Nigel S. Glenday	(Principal Executive Officer)

*	Chief Financial Officer and Member of the Board of Managers of Masterworks Vault 3, LLC
Nigel S. Glenday	(Principal Financial Officer and Principal Accounting Officer)

/s/ Joshua B. Goldstein	General Counsel,
Joshua B. Goldstein	Secretary and Member of the Board of Managers of Masterworks Vault 3, LLC

*	Member of Board of Managers;
Eli D. Broverman	Independent Manager of Masterworks Vault 3, LLC

*By:	/s/ Joshua B. Goldstein
Joshua B. Goldstein
Attorney-in-fact

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